                                                                  EXHIBIT 17(b)

                               TABLE OF CONTENTS

                            NEW ENGLAND ZENITH FUND


         Economic Review.....................................      A-1

         State Street Research Money Market Series...........   NEZF-3

         Salomon Brothers Strategic Bond Opportunities Series   NEZF-9

         Salomon Brothers U.S. Government Series.............  NEZF-20

         State Street Research Bond Income Series............  NEZF-26

         Balanced Series.....................................  NEZF-36

         MFS Total Return Series.............................  NEZF-49

         Alger Equity Growth Series..........................  NEZF-59

         Capital Growth Series...............................  NEZF-65

         Davis Venture Value Series..........................  NEZF-70

         Harris Oakmark Mid Cap Value Series.................  NEZF-76

         Loomis Sayles Small Cap Series......................  NEZF-81

         MFS Investors Trust Series..........................  NEZF-89

         MFS Research Managers Series........................  NEZF-97

         Westpeak Growth and Income Series................... NEZF-104

         Notes to Financial Statements....................... NEZF-110

         Footnotes to Portfolio Managers Commentary.......... NEZF-121

                                  IMPORTANT:

   Some funds appearing in this report may not be available under your variable life or variable annuity product.

                                                                 FEBRUARY, 2002

TO OUR POLICYHOLDERS/CONTRACT OWNERS:


We are pleased to provide you with the 2001 Annual Report for the variable life insurance and variable annuity products*. This report includes performance histories, present investments, and financial reports as of December 31, 2001, as well as the outlook and strategy of each fund. It is intended to help you make an informed decision regarding the investment of the contract value of your variable product.

New England Financial and its affiliates offer many variable life and variable annuity products to help you meet your financial objectives. We are committed to meeting your expectations by producing quality products with strong performance potential and excellent personal service. As an added service, New England Financial now offers electronic access to your policy's documents as an alternative to receiving them in the mail. If you're interested in going "paperless'', see the front cover of this report for enrollment instructions.

Please feel free to contact your Registered Representative with any questions you may have regarding your financial objectives. Thank you for choosing a New England Financial Variable product.

Sincerely,
/s/ Mary Ann Brown

Mary Ann Brown
President, New England Financial Products & Services

* Variable products are offered through New England Securities Corporation.

New England Financial is the service mark for New England Life Insurance Company, Boston, MA and related companies.

NEW ENGLAND ZENITH FUND

 STATE STREET RESEARCH MONEY MARKET SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE THE HIGHEST POSSIBLE LEVEL OF CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL.

 INCEPTION DATE  8/26/83

 ASSET CLASS
 MONEY MARKET

 NET ASSETS
 $293 MILLION

 PORTFOLIO MANAGER
 KEVIN LEMA


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the State Street Research Money Market Series Class A shares returned 4.0%. The total non-annualized return of the Class B shares from their May 1, 2001 inception date through December 31, 2001 was 2.0%. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Money Market Funds/5/ category, was 3.8% for the year. The Series' performance can be attributed primarily to declining short-term interest rates, which brought yields down on money market instruments throughout the year.

PORTFOLIO ACTIVITY
State Street Research & Management Company assumed portfolio management responsibility for this Series on July 1, 2001. Prior to that date, Back Bay Advisors, L.P. served as the Series' Subadviser. The Series' return dropped from one year ago in response to the Federal Reserve Board's cutting short-term interest rates throughout the year. Weak business spending, a slowdown in consumer spending, a declining stock market, and a fall-off in manufacturing led the Federal Reserve Board to cut short-term interest rates 11 times, beginning in January. The Fed Funds Rate, which member banks pay to borrow from the central bank, declined from 6.50% to 1.75%, its lowest point in 40 years. Although these actions brought yields on money market funds down, they came down more slowly than yields on individual money market instruments, and investors took advantage of the lag. In 2001, taxable institutional money market fund assets rose above $1 trillion for the first time.
PORTFOLIO OUTLOOK/11/
The potential for further interest rate cuts to revive U.S. economic growth and continuing concerns about the quality of corporate debt instruments could keep money market yields low and demand high in the year ahead. The Series continues to invest only in high quality first-tier money market instruments issued by corporations and domestic banks, as well as by Canadian banks and provinces. The Series will continue to seek the highest possible current income consistent with preservation of capital and maintenance of liquidity.


The State Street Research Money Market Series is neither insured nor guaranteed by the U.S. Government. The Series seeks but cannot assure a stable share price of $100.00.
Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower. This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less that the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-3

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH MONEY MARKET SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 INVESTMENTS--99.8% OF TOTAL NET ASSETS


   FACE                                   INTEREST MATURITY     VALUE
  AMOUNT    ISSUE                           RATE     DATE     (NOTE 1A)
            CERTIFICATE OF DEPOSIT--1.3%
$ 4,000,000 Merrill Lynch & Co., Inc. (b)  2.88%   1/11/2002 $  4,000,511
                                                             ------------
            Total Certificate of Deposit
             (Cost $4,000,511)....................              4,000,511
                                                             ------------

            COMMERCIAL PAPER--98.5%

            AEROSPACE & DEFENSE--4.3%
  6,550,000 United Technologies Corp.....  2.95%   1/18/2002    6,540,876
  6,000,000 United Technologies Corp.....  2.90%   1/18/2002    5,991,783
                                                             ------------
                                                               12,532,659
                                                             ------------

            ASSET BACKED--17.4%
  5,000,000 Windmill Funding Corp........  2.00%    1/2/2002    4,999,722
  2,185,000 Delaware Funding Corp........  1.84%    1/7/2002    2,184,330
  5,000,000 Windmill Funding Corp........  1.95%    1/8/2002    4,998,104
  5,000,000 CXC, Inc.....................  2.32%   1/11/2002    4,996,778
  4,000,000 CXC, Inc.....................  2.28%   1/17/2002    3,995,947
  4,754,000 Kittyhawk Funding Corp.......  1.90%   1/17/2002    4,749,985
  7,221,000 Delaware Funding Corp........  2.32%   1/22/2002    7,211,228
 10,000,000 Edison Asset Security........  1.85%    2/8/2002    9,980,472
  5,000,000 Preferred Receivables
             Funding Corp................  1.80%   2/28/2002    4,985,500
  2,875,000 Kittyhawk Funding Corp.......  1.83%    3/8/2002    2,865,317
                                                             ------------
                                                               50,967,383
                                                             ------------

            BANKS--6.8%
  6,000,000 Wells Fargo & Co.............  2.10%   1/28/2002    5,990,550
  6,000,000 Royal Bank of Canada.........  3.76%    3/4/2002    5,961,147
  6,000,000 Wells Fargo & Co.............  1.82%   3/26/2002    5,974,520
  2,000,000 Wells Fargo & Co.............  2.05%    4/5/2002    1,989,294
                                                             ------------
                                                               19,915,511
                                                             ------------

            COMMUNICATION SERVICES--2.0%
  6,000,000 SBC Communications, Inc......  2.00%    3/1/2002    5,980,333
                                                             ------------

            COSMETICS & TOILETRIES--3.6%
  5,000,000 Proctor & Gamble Co..........  1.77%   2/26/2002    4,986,233
  5,500,000 Proctor & Gamble Co..........  2.01%   3/14/2002    5,477,890
                                                             ------------
                                                               10,464,123
                                                             ------------

            DRUGS & HEALTH CARE--1.6%
    600,000 Merck & Co., Inc.............  1.80%   3/28/2002      597,420
  4,000,000 Merck & Co., Inc.............  2.00%   4/29/2002    3,973,778
                                                             ------------
                                                                4,571,198
                                                             ------------

            FEDERAL AGENCIES--6.8%
 10,000,000 Federal Home Loan
             Mortgage....................  1.80%   3/15/2002    9,963,500

   FACE                                    INTEREST MATURITY     VALUE
  AMOUNT    ISSUE                            RATE     DATE     (NOTE 1A)
            FEDERAL AGENCIES--(CONTINUED)
$10,000,000 Federal National Mortgage
             Association..................  1.80%   6/13/2002 $  9,918,500
                                                              ------------
                                                                19,882,000
                                                              ------------

            FINANCE & BANKING--16.6%
    888,000 American Express Credit
             Corp.........................  1.70%    1/2/2002      887,958
  4,000,000 General Electric Capital
             Corp.........................  2.30%    1/3/2002    3,999,489
  7,000,000 Sheffield Receivables Corp....  1.95%    1/4/2002    6,998,863
  6,000,000 Sheffield Receivables Corp....  2.08%   1/22/2002    5,992,720
  8,000,000 J.P. Morgan Chase & Co........  1.86%    2/8/2002    7,984,293
 10,000,000 Toronto Dominion Holdings.....  1.94%   2/14/2002    9,976,289
  4,000,000 J.P. Morgan Chase & Co........  1.77%   3/15/2002    3,985,643
  9,000,000 General Electric Capital
             Corp.........................  1.85%   5/17/2002    8,937,100
                                                              ------------
                                                                48,762,355
                                                              ------------

            FINANCIAL SERVICES--14.3%
 11,000,000 Verizon Network Fund..........  2.34%    1/7/2002   10,995,710
  2,000,000 Caterpillar Financial Services
             N.V..........................  2.34%   1/14/2002    1,998,310
  5,000,000 Household Finance Corp........  2.35%   1/24/2002    4,992,493
  8,000,000 Caterpillar Financial Services
             N.V..........................  2.24%    2/5/2002    7,982,578
  3,000,000 Verizon Network Fund..........  1.85%    2/5/2002    2,994,604
  2,000,000 Caterpillar Financial Services
             N.V..........................  2.20%   2/12/2002    1,994,867
  2,000,000 Caterpillar Financial Services
             N.V..........................  2.21%   2/13/2002    1,994,720
  5,000,000 Household Finance Corp........  1.91%    3/8/2002    4,982,492
  4,000,000 Household Finance Corp........  1.77%   4/16/2002    3,979,350
                                                              ------------
                                                                41,915,124
                                                              ------------

            FOOD & BEVERAGES--4.1%
  8,000,000 Coca Cola Co..................  2.24%    2/1/2002    7,984,569
  4,000,000 Coca Cola Co..................  1.72%   2/25/2002    3,989,489
                                                              ------------
                                                                11,974,058
                                                              ------------

            GOVERNMENT--1.7%
  5,000,000 Province of Quebec............  2.06%   3/28/2002    4,975,395
                                                              ------------

            INSURANCE--2.7%
  8,000,000 American General Corp.........  2.12%   1/25/2002    7,988,693
                                                              ------------

            INVESTMENT BROKERAGE--8.9%
 12,000,000 Morgan Stanley Dean Witter
             & Co.........................  2.35%   1/11/2002   11,992,167
  6,000,000 Goldman Sachs Group, L.P......  3.35%   1/15/2002    5,992,183
  2,000,000 Goldman Sachs Group, L.P......  2.50%   1/25/2002    1,996,667

                See accompanying notes to financial statements.

                                    NEZF-4

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH MONEY MARKET SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 INVESTMENTS--(CONTINUED)


   FACE                              INTEREST MATURITY     VALUE
  AMOUNT   ISSUE                       RATE     DATE     (NOTE 1A)

           INVESTMENT BROKERAGE--(CONTINUED)
$6,000,000 Goldman Sachs Group, L.P.  1.72%   3/15/2002 $ 5,979,073
                                                        -----------
                                                         25,960,090
                                                        -----------

           LEISURE--2.9%
 6,000,000 Park Avenue Recreation
            Corp....................  2.32%   1/16/2002   5,994,200
 2,500,000 Park Avenue Recreation
            Corp....................  2.10%   1/29/2002   2,495,917
                                                        -----------
                                                          8,490,117
                                                        -----------

           PUBLISHING--4.8%
 6,000,000 McGraw-Hill, Inc.........  2.07%   1/29/2002   5,990,340
 4,000,000 McGraw-Hill, Inc.........  1.85%   3/22/2002   3,983,555

   FACE                               INTEREST MATURITY     VALUE
  AMOUNT   ISSUE                        RATE     DATE     (NOTE 1A)

           PUBLISHING--(CONTINUED)
$4,000,000    McGraw-Hill, Inc.......  1.81%   5/29/2002 $  3,970,236
                                                         ------------
                                                           13,944,131
                                                         ------------
           Total Commercial Paper
            (Cost $288,323,170)...............            288,323,170
                                                         ------------
           Total Investments--99.8%
            (Cost $292,323,681) (a)...........            292,323,681
           Other assets less liabilities--0.2%                464,106
                                                         ------------
           TOTAL NET ASSETS--100.0%...........           $292,787,787
                                                         ============

(a)The aggregate cost for federal income tax purposess was $292,323,681.
(b)Variable Rate Security. Rate disclosed was as of December 31, 2001.


                See accompanying notes to financial statements.

                                    NEZF-5

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH MONEY MARKET SERIES


 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

        ASSETS
          Investments at value..................            $292,323,681
          Cash..................................                  86,309
          Receivable for:
           Fund shares sold.....................               1,940,796
           Accrued interest.....................                  26,251
          Other assets..........................                   2,792
                                                            ------------
            Total Assets........................             294,379,829
        LIABILITIES
          Payable for:
           Fund shares redeemed................. $1,364,119
          Accrued expenses:
           Management fees......................     86,376
           Service and distribution fees........      2,689
           Deferred trustees fees...............    131,359
           Other expenses.......................      7,499
                                                 ----------
            Total Liabilities...................               1,592,042
                                                            ------------
        NET ASSETS..............................            $292,787,787
                                                            ============
          Net assets consist of:
           Capital paid in......................            $292,787,787
                                                            ------------
        NET ASSETS..............................            $292,787,787
                                                            ============
        Computation of offering price:
        CLASS A
        Net asset value and redemption price per
         share ($277,381,113 divided by
         2,773,811 shares of beneficial
         interest)..............................            $     100.00
                                                            ============
        CLASS B
        Net asset value and redemption price per
         share ($15,406,674 divided by
         154,067 shares of beneficial interest).            $     100.00
                                                            ============
        Cost of investments.....................            $292,323,681
                                                            ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

         INVESTMENT INCOME
           Interest...............................          $10,902,737
                                                            -----------
         EXPENSES
           Management fees........................ $907,448
           Service and distribution fees--Class B.    7,183
           Trustees fees and expenses.............   22,732
           Custodian..............................   74,637
           Audit and tax services.................   18,429
           Legal..................................    9,782
           Printing...............................   40,060
           Insurance..............................    4,592
           Miscellaneous..........................    4,058
                                                   --------
           Total expenses.........................            1,088,921
                                                            -----------
         NET INVESTMENT INCOME....................            9,813,816
                                                            -----------
         NET INCREASE (DECREASE) IN NET ASSETS
          FROM OPERATIONS.........................          $ 9,813,816
                                                            ===========

                See accompanying notes to financial statements.

                                    NEZF-6

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH MONEY MARKET SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  9,813,816  $ 13,349,766
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................    9,813,816    13,349,766
                                                                     ------------  ------------
  FROM DISTRIBUTIONS TO SHAREHOLDERS
   Net investment income
    Class A.........................................................   (9,752,955)  (13,349,766)
    Class B.........................................................      (60,861)            0
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................   (9,813,816)  (13,349,766)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   50,442,021   (65,366,690)
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   50,442,021   (65,366,690)

NET ASSETS
  Beginning of the year.............................................  242,345,766   307,712,456
                                                                     ------------  ------------
  End of the year................................................... $292,787,787  $242,345,766
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class B. Transactions in capital shares were as follows:

                                                                       YEAR ENDED                 YEAR ENDED
                                                                   DECEMBER 31, 2001          DECEMBER 31, 2000
                                                               -------------------------  -------------------------
                                                                 SHARES          $          SHARES          $
                                                               ----------  -------------  ----------  -------------
CLASS A
  Sales.......................................................  4,709,036  $ 470,903,584   5,340,452  $ 534,045,909
  Reinvestments...............................................     97,530      9,752,955     133,900     13,389,986
  Redemptions................................................. (4,456,212)  (445,621,192) (6,128,019)  (612,802,585)
                                                               ----------  -------------  ----------  -------------
  Net increase (decrease).....................................    350,354  $  35,035,347    (653,667) $ (65,366,690)
                                                               ==========  =============  ==========  =============
CLASS B
  Sales.......................................................    192,437  $  19,243,686           0  $           0
  Reinvestments...............................................        609         60,861           0              0
  Redemptions.................................................    (38,979)    (3,897,873)          0              0
                                                               ----------  -------------  ----------  -------------
  Net increase (decrease).....................................    154,067  $  15,406,674           0  $           0
                                                               ==========  =============  ==========  =============
  Increase (decrease) derived from capital share transactions.    504,421  $  50,442,021    (653,667) $ (65,366,690)
                                                               ==========  =============  ==========  =============

                See accompanying notes to financial statements.

                                    NEZF-7

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH MONEY MARKET SERIES

 FINANCIAL HIGHLIGHTS


                                                                                           CLASS A
                                                                      ------------------------------------------------

                                                                                   YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------------
                                                                        2001      2000      1999      1998      1997
                                                                      --------  --------  --------  --------  --------
NET ASSET VALUE, BEGINNING OF PERIOD................................. $ 100.00  $ 100.00  $ 100.00  $ 100.00  $ 100.00
                                                                      --------  --------  --------  --------  --------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................     3.88      6.05      4.85      5.13      5.08
                                                                      --------  --------  --------  --------  --------
  Total from investment operations...................................     3.88      6.05      4.85      5.13      5.08
                                                                      --------  --------  --------  --------  --------
LESS DISTRIBUTIONS
  Distributions from net investment income...........................    (3.88)    (6.05)    (4.85)    (5.13)    (5.08)
                                                                      --------  --------  --------  --------  --------
  Total distributions................................................    (3.88)    (6.05)    (4.85)    (5.13)    (5.08)
                                                                      --------  --------  --------  --------  --------
NET ASSET VALUE, END OF PERIOD....................................... $ 100.00  $ 100.00  $ 100.00  $ 100.00  $ 100.00
                                                                      ========  ========  ========  ========  ========
TOTAL RETURN (%).....................................................      4.0       6.2       5.0       5.3       5.3
Ratio of Operating Expenses to Average Net Assets (%)................     0.42      0.41      0.40      0.45      0.45
Ratio of Net Investment Income to Average Net Assets (%).............     3.80      6.04      4.89      5.15      5.21
Net Assets, End of Period (000)...................................... $277,381  $242,346  $307,712  $203,597  $111,009
The Ratios of operating expenses to average net assets without giving
 effect to the voluntary expense agreement would have been (%).......       --        --        --        --      0.50

                                                                         CLASS B
                                                                      --------------
                                                                      MAY 1, 2001(A)
                                                                         THROUGH
                                                                       DECEMBER 31,
                                                                           2001
                                                                      --------------
NET ASSET VALUE, BEGINNING OF PERIOD.................................    $100.00
                                                                         -------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................       1.95
                                                                         -------
  Total from investment operations...................................       1.95
                                                                         -------
LESS DISTRIBUTIONS
  Distributions from net investment income...........................      (1.95)
                                                                         -------
  Total distributions................................................      (1.95)
                                                                         -------
NET ASSET VALUE, END OF PERIOD.......................................    $100.00
                                                                         =======
TOTAL RETURN (%).....................................................        2.0 (b)
Ratio of Operating Expenses to Average Net Assets (%)................       0.67 (c)
Ratio of Net Investment Income to Average Net Assets (%).............       1.65 (c)
Net Assets, End of Period (000)......................................    $15,407
The Ratios of operating expenses to average net assets without giving
 effect to the voluntary expense agreement would have been (%).......         --

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.

                See accompanying notes to financial statements.

                                    NEZF-8

NEW ENGLAND ZENITH FUND

 SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE A HIGH LEVEL OF TOTAL RETURN CONSISTENT WITH PRESERVATION OF
 CAPITAL.

 INCEPTION DATE  10/31/94

 ASSET CLASS
 BONDS

 NET ASSETS
 $112 MILLION

 PORTFOLIO MANAGERS
 ROGER LAVAN
 PETER WILBY
 DAVID SCOTT


PERFORMANCE AT-A-GLANCE
For year ended December 31, 2001, the Salomon Brothers Strategic Bond Opportunities Series Class A shares returned 6.8% compared to the Lehman Brothers Aggregate Bond Index/1/ return of 8.4% and the Lipper Variable Insurance Company Product General Bond Fund/5/ average return of 5.8%. While the Series trailed the index because of its exposure to the weak performing sectors of high yield, emerging market debt and foreign government bonds (which are not part of the index), it bettered its Lipper peers because it was more defensively positioned in those very same categories than other funds in its Lipper category.

PORTFOLIO ACTIVITY
The performance of the U.S. investment-grade fixed income market over the past year has been quite healthy. For most of the year, bond prices rose as investors moved assets into fixed income from the troubled equity market. Generally speaking, prices on long-term U.S. Treasury securities were relatively unchanged for the entire year. In contrast, the largest moves occurred at the front end of the yield curve. Short-term Treasuries, that area of the market that is most sensitive to Federal Reserve Board policy, outperformed throughout the year as a result of the Fed's aggressive activity.

The U.S. high yield market struggled early in the period due to negative earnings projections and weak economic data. However, in July and August 2001, the U.S. high yield market rallied, spurred by corporate takeover speculation, as well as by debt buybacks by distressed telecommunications companies. The tragic events of September 11th dramatically reversed this rally. Heightened volatility adversely impacted the valuations of bonds in industries with more cyclical exposure, or with exposure to the tourism and airline sectors. In spite of continued economic weakness and the uncertainty surrounding the events of September 11th, the U.S. high yield market rebounded again in October 2001. This market rally resulted from strong gains in U.S. Treasuries, an increase in buying activity as bargain hunters searched for oversold securities, and an increase in mutual fund inflows. We believe valuations for U.S. high-yield securities still appear attractive. However, we remain cautious, as we believe that the longer-term positive effects of Fed interest-rate cuts will be offset by several short term factors: heightened concerns about defaults, disappointing corporate profitability, intensified concerns over the U.S. and global economies, reduced secondary-market liquidity, and continued equity market volatility.
Internationally, the emerging markets generally performed poorly amid volatility in the financial markets and Argentina's continued fiscal and political turmoil. We believe credit risk remains uncertain for most emerging market countries, as worldwide political turmoil unfolds.

During the year, we maintained a defensive asset allocation for the Series, with roughly 50% of assets in U.S. investment grade bonds, 20% or less in high yield, 20% or less in emerging markets and 10% or less in cash
PORTFOLIO OUTLOOK/11/
Looking forward, we continue to pursue a more conservative investment strategy. We believe that the Series should have some exposure to a diversified portfolio of emerging-market debt securities. That said, we have reduced our exposure to both credit risk and market risk over the past few months. We plan to increase our allocation to high yield bonds and emerging debt as the economy recovers, which we anticipate will happen in mid 2002

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                      % OF TOTAL
                SECURITY                              NET ASSETS
                ------------------------------------------------
                FEDERAL NATIONAL MORTGAGE ASSOCIATION   14.7%
                UNITED STATES TREASURY NOTES.........    9.5%
                UNITED STATES TREASURY BONDS.........    7.1%
                UNITED MEXICAN STATES................    3.7%
                RUSSIAN FEDERATION...................    3.7%
                FEDERAL REPUBLIC OF BRAZIL...........    3.6%
                PNC MORTGAGE SECURITIES CORP.........    2.2%
                COMMERCIAL MORTGAGE ASSET TRUST......    1.7%
                GREEN TREE FINANCIAL CORP............    1.4%
                REPUBLIC OF VENEZUELA................    1.3%

                  A $10,000 INVESTMENT COMPARED TO THE LEHMAN
                         BROTHERS AGGREGATE BOND INDEX

                                    [CHART]

                  Salomon Brothers Strategic          Lehman Brothers Aggregate
                  Bond Opportunities Series                 Bond Index
10/94                       $10,000                          $10,000
12/94                         9,860                           10,047
12/95                        11,771                           11,903
12/96                        13,461                           12,335
12/97                        14,953                           13,526
12/98                        15,259                           14,701
12/99                        15,482                           14,580
12/00                        16,598                           16,275
12/01                        17,731                           17,649

--------------------------------------------------------------------------------

                                                          LIPPER
                                                         VARIABLE
                                  STRATEGIC    LEHMAN    GENERAL
               AVERAGE ANNUAL       BOND      AGGREGATE BOND FUNDS
               RETURNS          OPPORTUNITIES   BOND     AVERAGE
               1 Year                6.8%        8.4%      5.8%
               3 Years               5.1         6.3       3.5
               5 Years               5.7         7.4       5.3
               Since Inception       8.3         8.3        --

--------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was 3.9%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                                    NEZF-9

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--92.1% OF TOTAL NET ASSETS



   FACE                                                 VALUE
  AMOUNT                                              (NOTE 1A)
           ADVERTISING--0.1%
$  125,000 Lamar Media Corp. 9.625%, 12/01/06........ $  130,781
                                                      ----------

           AEROSPACE & DEFENSE--0.7%
   125,000 Sequa Corp. 9.000%, 08/01/09..............    118,125
   250,000 Stellex Technologies, Inc.
            9.500%, 11/01/07 (f).....................      7,500
   594,644 U.S. Airways 2000-3G
            7.890%, 03/01/19.........................    603,540
                                                      ----------
                                                         729,165
                                                      ----------

           APPAREL & TEXTILES--0.2%
   250,000 Collins & Aikman Floorcovering Corp.
            10.000%, 01/15/07........................    251,650
   125,000 Polymer Group, Inc. 9.000%, 07/01/07......     36,250
                                                      ----------
                                                         287,900
                                                      ----------

           ASSET BACKED--1.0%
   246,925 Airplane Pass Through Trust
            10.875%, 03/15/19........................     99,506
 1,000,000 Bayview Financial Acquisition Trust (144A)
            3.180%, 08/25/36 (d).....................    990,000
                                                      ----------
                                                       1,089,506
                                                      ----------

           AUTO PARTS--0.8%
   275,000 Collins & Aikman Products Co.
            10.750%, 12/31/11........................    275,688
   100,000 Dura Operating Corp.
            9.000%, 05/01/09.........................     94,000
   500,000 Goodyear Tire & Rubber Co.
            8.125%, 03/15/03.........................    509,333
                                                      ----------
                                                         879,021
                                                      ----------

           AUTOMOBILES--0.1%
   250,000 Breed Technologies, Inc.
            9.250%, 04/15/08 (f).....................         25
    85,000 Foamex, L.P. 9.875%, 06/15/07.............     64,175
   250,000 Key Plastics, Inc.
            10.250%, 03/15/07 (f)....................      1,850
                                                      ----------
                                                          66,050
                                                      ----------

           BROADCASTING--0.8%
   220,000 Charter Communications Holdings
            0/9.920%, 04/01/11 (c)...................    158,400
   100,000 Nextmedia Operating, Inc. (144A)
            10.750%, 07/01/11........................    103,250
   535,000 United International Holdings, Inc.
            0/10.750%, 02/15/15 (c)..................    131,075

   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)

            BROADCASTING--(CONTINUED)
$   350,000 Viacom, Inc. 6.625%, 05/15/11............... $  355,809
    125,000 Young Broadcasting, Inc. (144A)
             8.500%, 12/15/08...........................    125,625
                                                         ----------
                                                            874,159
                                                         ----------

            BUILDING & CONSTRUCTION--0.1%
    250,000 Jordan Industries, Inc.
             0/11.750%, 04/01/09 (c)....................     33,750
     75,000 Motors & Gears, Inc.
              10.750%, 11/15/06.........................     65,250
                                                         ----------
                                                             99,000
                                                         ----------

            BUSINESS SERVICES--1.0%
    650,000 Cendant Corp. 7.750%, 12/01/03..............    660,641
    250,000 Iron Mountain, Inc. 8.625%, 04/01/13........    260,000
    125,000 Mail Well I Corp. 8.750%, 12/15/08..........     97,500
    125,000 R.H. Donnelley, Inc. 9.125%, 06/01/08.......    129,531
    250,000 Safety-Kleen Services, Inc.
             9.250%, 06/01/08 (f).......................         25
                                                         ----------
                                                          1,147,697
                                                         ----------

            CHEMICALS--0.8%
    200,000 Acetex Corp. (144A)
              10.875%, 08/01/09.........................    200,000
    140,000 Borden Chemicals & Plastics, L.P.
             9.500%, 05/01/05 (f).......................     19,600
    225,000 ISP Chemco, Inc. (144A)
             10.250%, 07/01/11..........................    235,125
    150,000 Millennium America, Inc.
             9.250%, 06/15/08...........................    153,000
    250,000 OM Group, Inc. (144A)
              9.250%, 12/15/11..........................    255,000
                                                         ----------
                                                            862,725
                                                         ----------

            COAL--0.2%
    200,000 P&L Coal Holdings Corp.
             9.625%, 05/15/08...........................    215,500
                                                         ----------

            COLLATERALIZED MORTGAGE OBLIGATIONS--7.8%
  1,800,000 Commercial Mortgage Asset Trust
             7.350%, 08/17/13...........................  1,869,334
    900,000 ContiMortgage Home Equity Loan (144A)
             7.000%, 12/25/29 (d).......................    784,450
    751,907 Countrywide Mortgage Backed Securities, Inc.
             7.750%, 06/25/24...........................    778,896
  9,205,096 DLJ Commercial Mortgage Corp.
             0.698%, 05/10/23 (d).......................    316,574
  8,575,146 DLJ Commercial Mortgage Corp.
             0.830%, 11/12/31 (d).......................    373,617

                See accompanying notes to financial statements.

                                    NEZF-10

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                VALUE
  AMOUNT                                             (NOTE 1A)

            COLLATERALIZED MORTGAGE OBLIGATIONS--(CONTINUED)
$24,600,000 DLJ Commercial Mortgage Corp. (144A)
             1.364%, 11/15/04 (d)................... $  865,684
  1,250,000 LB Commercial Conduit Mortgage Trust
             6.780%, 06/15/31.......................  1,308,741
    336,119 PNC Mortgage Securities Corp.
             6.750%, 05/25/28.......................    321,703
    454,122 PNC Mortgage Securities Corp.
             6.840%, 05/25/28 (d)...................    439,690
    425,973 PNC Mortgage Securities Corp.
             6.730%, 07/25/28.......................    407,358
    727,791 PNC Mortgage Securities Corp.
             6.770%, 03/25/29 (d)...................    716,110
    621,577 PNC Mortgage Securities Corp.
             6.910%, 04/25/29 (d)...................    564,510
                                                     ----------
                                                      8,746,667
                                                     ----------

            COMMUNICATION SERVICES--1.3%
    145,000 American Cellular Corp. 9.500%, 10/15/09    140,650
    325,000 American Tower Corp. 9.375%, 02/01/09...    261,625
    200,000 CSC Holdings, Inc. 10.500%, 05/15/16....    218,000
     25,000 Crown Castle International Corp.
             9.375%, 08/01/11.......................     22,938
    225,000 Crown Castle International Corp.
             10.750%, 08/01/11......................    219,937
    225,000 EchoStar DBS Corp. (144A)
             9.125%, 01/15/09.......................    225,562
     50,000 Lin Television Corp. 8.000%, 01/15/08...     50,375
     50,000 Mediacom Broadband, L.L.C.
             11.000%, 07/15/13......................     54,875
    175,000 Mediacom, L.L.C. 9.500%, 01/15/13.......    181,563
     75,000 Radio One, Inc. 8.875%, 07/01/11........     77,250
                                                     ----------
                                                      1,452,775
                                                     ----------

            COMMUNICATIONS--1.9%
    150,000 Adelphia Communications Corp.
             10.250%, 11/01/06......................    151,500
    235,000 Adelphia Communications Corp.
             10.875%, 10/01/10......................    239,994
    500,000 Avalon Cable, L.L.C.
             0/11.125%, 12/01/08 (c)................    410,000
    250,000 Century Communications Corp.
             Zero Coupon, 01/15/08..................    121,562
     50,000 Dobson Communications Corp.
             10.875%, 07/01/10......................     52,500
    125,000 Leap Wireless International, Inc. (144A)
             12.500%, 04/15/10......................     95,000
    575,000 Nextel Communications, Inc.
             0/9.950%, 02/15/08 (c).................    396,750

  FACE                                              VALUE
 AMOUNT                                           (NOTE 1A)

         COMMUNICATIONS--(CONTINUED)
$300,000 Nextlink Communications, Inc.
          10.750%, 06/01/09...................... $   37,500
 125,000 Nextel Communications, Inc.
          9.375%, 11/15/09.......................     98,750
 225,000 Price Communications Wireless Corp.
          11.750%, 07/15/07......................    245,250
 200,000 SBA Communications Corp.
          10.250%, 02/01/09......................    171,000
  60,000 SpectraSite Holdings, Inc.
          0/12.000%, 12/01/08 (c)................     22,200
  50,000 SpectraSite Holdings, Inc.
          0/12.875%, 03/15/10 (c)................     11,500
  75,000 SpectraSite Holdings, Inc.
          10.750%, 03/15/10......................     36,750
                                                  ----------
                                                   2,090,256
                                                  ----------

         COMPUTERS & BUSINESS EQUIPMENT--0.2%
 175,000 Unisys Corp. 8.125%, 06/01/06...........    174,125
  75,000 Unisys Corp. 7.875%, 04/01/08...........     73,125
                                                  ----------
                                                     247,250
                                                  ----------

         CONTAINERS & GLASS--0.2%
 125,000 Radnor Holdings Corp.
          10.000%, 12/01/03......................     90,625
 175,000 Riverwood International Corp.
          10.625%, 08/01/07......................    183,750
                                                  ----------
                                                     274,375
                                                  ----------

         COSMETICS & TOILETRIES--0.4%
  50,000 Elizabeth Arden, Inc. 11.750%, 02/01/11.     51,250
 275,000 Playtex Products, Inc. 9.375%, 06/01/11.    291,500
 125,000 Revlon Consumer Products Corp.
          8.125%, 02/01/06.......................     85,000
  50,000 Revlon Consumer Products Corp.
          9.000%, 11/01/06.......................     34,375
                                                  ----------
                                                     462,125
                                                  ----------

         DOMESTIC OIL--0.9%
 250,000 Continental Resources, Inc.
          10.250%, 08/01/08......................    213,750
 100,000 Forest Oil Corp. 8.000%, 06/15/08.......    100,500
 116,000 Key Energy Services, Inc. (Series B)
          14.000%, 01/15/09......................    133,980
 150,000 Plains Resources, Inc. 10.250%, 03/15/06    151,500
 275,000 Stone Energy Corp. (144A)
          8.250%, 12/15/11.......................    275,687
 250,000 United Refining Co. 10.750%, 06/15/07...    188,750
                                                  ----------
                                                   1,064,167
                                                  ----------

                See accompanying notes to financial statements.

                                    NEZF-11

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                 VALUE
  AMOUNT                                              (NOTE 1A)

           DRUGS & HEALTH CARE--1.4%
$  200,000 AdvancePCS 8.500%, 04/01/08............... $  208,000
   125,000 Beverly Enterprises, Inc. 9.625%, 04/15/09    131,250
   125,000 CONMED Corp. 9.000%, 03/15/08.............    127,500
   250,000 Davita, Inc. 9.250%, 04/15/11.............    263,125
   275,000 HCA Healthcare Co. 8.750%, 09/01/10.......    297,000
   250,000 Iasis Healthcare Corp. 13.000%, 10/15/09..    270,000
    50,000 Tenet Healthcare Corp. 8.125%, 12/01/08...     53,594
   200,000 Triad Hospitals, Inc. 8.750%, 05/01/09....    208,500
                                                      ----------
                                                       1,558,969
                                                      ----------

           ELECTRIC UTILITIES--0.7%
    40,000 AES Corp. 9.375%, 09/15/10................     36,200
   200,000 Azurix Corp. 10.375%, 02/15/07............    140,000
   150,000 Azurix Corp. 10.750%, 02/15/10............    105,000
   200,000 CMS Energy Corp. 9.875%, 10/15/07.........    212,157
   225,000 Calpine Corp. 8.750%, 07/15/07............    203,625
    50,000 Calpine Corp. 8.500%, 02/15/11............     45,499
                                                      ----------
                                                         742,481
                                                      ----------

           ELECTRICAL EQUIPMENT--0.1%
   100,000 Fedders North America, Inc.
            9.375%, 08/15/07.........................     73,250
                                                      ----------

           ELECTRONICS--0.6%
   650,000 Dominion Fiber Ventures, L.L.C. (144A)
            7.050%, 03/15/05.........................    668,050
                                                      ----------

           FEDERAL AGENCIES--14.7%
    56,485 Federal Home Loan Mortgage Corp.
            10.000%, 05/15/20........................     60,404
       857 Federal Home Loan Mortgage Corp.
            1,156.500%, 06/15/21 (e).................     12,659
 2,676,484 Federal National Mortgage Association
            1.000%, 01/17/13.........................  2,848,246
     7,296 Federal National Mortgage Association
            13.000%, 11/01/15........................      8,668
    26,908 Federal National Mortgage Association
            10.400%, 04/25/19........................     29,608
   525,879 Federal National Mortgage Association
            6.500%, 03/01/26.........................    527,520
    61,793 Federal National Mortgage Association
            7.000%, 05/01/26.........................     63,067
   127,296 Federal National Mortgage Association
            7.500%, 12/01/29.........................    131,393
   236,693 Federal National Mortgage Association
            7.500%, 06/01/30.........................    244,236
   351,343 Federal National Mortgage Association
            7.500%, 08/01/30.........................    362,540
 2,132,167 Federal National Mortgage Association
            7.500%, 11/01/30.........................  2,200,120

   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)

           FEDERAL AGENCIES--(CONTINUED)
$  813,373 Federal National Mortgage Association
            7.500%, 01/01/31........................... $   839,296
    82,308 Federal National Mortgage Association
            7.500%, 02/01/31...........................      84,931
   336,927 Federal National Mortgage Association
            7.500%, 03/01/31...........................     347,665
 4,192,837 Federal National Mortgage Association
            1.590%, 02/25/35 (d).......................     169,786
 9,109,066 Federal National Mortgage Association
            0.985%, 06/25/38 (d).......................     358,092
 6,000,000 Federal National Mortgage Association
            7.000%, 12/01/99 TBA.......................   6,112,500
 2,000,000 Federal National Mortgage Association
            8.000%, 12/01/99 TBA.......................   2,096,260
                                                        -----------
                                                         16,496,991
                                                        -----------

           FINANCE & BANKING--5.5%
   650,000 Bank America Corp. 7.400%, 01/15/11.........     697,216
   700,000 Capital One Financial Corp.
            7.250%, 05/01/06...........................     667,846
   600,000 General Electric Capital Corp.
            6.125%, 02/22/11...........................     609,756
   650,000 General Motors Acceptance Corp.
            6.875%, 09/15/11...........................     636,713
 1,485,703 Green Tree Financial Corp.
            7.070%, 01/15/29 (d).......................   1,547,449
   500,000 Household Finance Corp.
            8.000%, 07/15/10...........................     542,965
    75,000 Sovereign Bancorp, Inc.
            10.500%, 11/15/06..........................      81,000
   700,000 Standard Chartered Bank, Inc. (144A)
            8.000%, 05/30/31...........................     711,976
   700,000 Washington Mutual Finance Corp.
            6.875%, 05/15/11...........................     719,308
                                                        -----------
                                                          6,214,229
                                                        -----------

           FINANCIAL SERVICES--4.1%
   605,804 Delta Funding NIM Trust (144A)
            12.500%, 10/26/30..........................     608,833
   875,000 Devon Financing Corp. (144A)
            6.875%, 09/30/11...........................     852,793
   235,243 First Union Residential Securitization Trust
            7.000%, 08/25/28...........................     229,313
   963,926 GE Capital Mortgage Services, Inc.
            6.750% 11/25/28............................     948,850
 1,172,801 Mid State Trust VI 7.340%, 07/01/35.........   1,237,305
   700,000 Qwest Capital Funding, Inc. (144A)
            7.000%, 08/03/09...........................     672,630
                                                        -----------
                                                          4,549,724
                                                        -----------

                See accompanying notes to financial statements.

                                    NEZF-12

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


  FACE                                               VALUE
 AMOUNT                                            (NOTE 1A)

         FOOD & BEVERAGES--0.0%
$350,000 NEBCO Evans Holdings Co.
          0/12.375%, 07/15/07 (c)................. $      0
 100,000 Vlasic Foods International, Inc.
          10.250%, 07/01/09 (f)...................   22,000
                                                   --------
                                                     22,000
                                                   --------

         GAS & PIPELINE UTILITIES--0.7%
 125,000 Ocean Energy, Inc. 8.875%, 07/15/07......  130,625
 650,000 Williams Companies, Inc.
          6.750%, 01/15/06 (d)....................  657,309
                                                   --------
                                                    787,934
                                                   --------

         GAS EXPLORATION--0.1%
  25,000 Ocean Energy, Inc. 8.375%, 07/01/08......   26,125
 100,000 Westport Resources Corp. (144A)
          8.250%, 11/01/11........................  101,500
                                                   --------
                                                    127,625
                                                   --------

         HOTELS & RESTAURANTS--0.8%
 250,000 Capstar Hotel Co. 8.750%, 08/15/07.......  209,375
 150,000 Felcore Lodging, L.P. 9.500%, 09/15/08...  150,375
 275,000 HMH Properties, Inc. 7.875%, 08/01/08....  255,062
 225,000 Park Place Entertainment Corp.
          9.375%, 02/15/07........................  235,687
  50,000 Park Place Entertainment Corp.
          8.875%, 09/15/08........................   50,938
                                                   --------
                                                    901,437
                                                   --------

         HOUSEHOLD PRODUCTS--0.6%
 250,000 Indesco International, Inc.
          9.750%, 04/15/08 (b)....................   18,750
 250,000 North Atlantic Trading, Inc.
          11.000%, 06/15/04.......................  225,000
 300,000 United Industries Corp. 9.875%, 04/01/09.  283,500
 125,000 Windmere-Durable Holdings, Inc.
          10.000%, 07/31/08.......................  121,875
                                                   --------
                                                    649,125
                                                   --------

         INDUSTRIALS--0.1%
 208,923 RG Receivablesco, Ltd. 9.600%, 02/10/05..  139,977
                                                   --------

         LEISURE--1.1%
 175,000 Argosy Gaming Co. 10.750%, 06/01/09......  192,281
 200,000 Harrah's Operating, Inc. 7.875%, 12/15/05  208,000
 250,000 Horseshoe Gaming, L.L.C. 9.375%, 06/15/07  260,000
 235,000 MGM Grand, Inc. 9.750%, 06/01/07.........  246,163
 150,000 Mohegan Tribal Gaming Authority
          8.750%, 01/01/09........................  156,000

  FACE                                                   VALUE
 AMOUNT                                                (NOTE 1A)

         LEISURE--(CONTINUED)
$125,000 Station Casinos, Inc. 8.375%, 02/15/08....... $  126,875
                                                       ----------
                                                        1,189,319
                                                       ----------

         MINING--0.2%
 175,000 Compass Minerals Group, Inc. (144A)
          10.000%, 08/15/11...........................    181,563
                                                       ----------

         NEWSPAPERS--0.1%
 135,000 Hollinger International, Inc.
          9.250%, 02/01/06............................    132,975
                                                       ----------

         OFFICE FURNISHINGS & SUPPLIES--0.2%
 250,000 Xerox Capital Europe, Plc.
          5.750%, 05/15/02............................    246,875
                                                       ----------

         PETROLEUM SERVICES--0.5%
 275,000 Appleton Papers, Inc. (144A)
          12.500%,12/15/08............................    264,000
 125,000 Grey Wolf, Inc. 8.875%, 07/01/07.............    121,875
 200,000 Pride Petroleum Services, Inc.
          9.375%, 05/01/07............................    208,750
                                                       ----------
                                                          594,625
                                                       ----------

         POLLUTION CONTROL--0.3%
  75,000 Allied Waste North America, Inc.
          8.875%, 04/01/08............................     77,250
 225,000 Allied Waste North America, Inc.
          10.000%, 08/01/09...........................    230,625
                                                       ----------
                                                          307,875
                                                       ----------

         PUBLISHING--0.1%
 125,000 World Color Press, Inc. 8.375%, 11/15/08.....    125,636
                                                       ----------

         RETAIL--1.8%
 175,000 Advance Stores, Inc. (144A) 10.250%, 04/15/08    177,625
 100,000 Cole National Group, Inc. 9.875%, 12/31/06...     98,000
  50,000 Cole National Group, Inc. 8.625%, 08/15/07...     46,500
 150,000 Finlay Fine Jewelry Corp. 8.375%, 05/01/08...    138,000
 200,000 Fleming Cos., Inc. 10.625%, 07/31/07.........    191,000
 321,000 Guitar Center Management Co., Inc.
          11.000%, 07/01/06...........................    319,395
 125,000 Petco Animal Supplies, Inc. (144A)
          10.750%, 11/01/11...........................    127,500
  59,000 Pueblo Xtra International, Inc.
          9.500%, 08/01/03............................     10,915
 350,000 Safeway, Inc. 7.250%, 02/01/31...............    367,934
 150,000 Saks, Inc. (144A) 9.875%, 10/01/11...........    140,250
 323,000 Wal-Mart Stores, Inc. 7.550%, 02/15/30.......    372,916
                                                       ----------
                                                        1,990,035
                                                       ----------

                See accompanying notes to financial statements.

                                    NEZF-13

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                              VALUE
  AMOUNT                                           (NOTE 1A)

           TECHNOLOGY--0.1%
$   75,000 Applied Extrusion Technologies, Inc.
            10.750%, 07/01/11................... $      79,313
                                                 -------------

           TELEPHONE--2.2%
   200,000 AT&T Wireless Services, Inc.
            7.875%, 03/01/11....................       213,180
   700,000 Cox Communications, Inc.
            7.750%, 11/01/10....................       747,476
   250,000 EchoStar Communications Corp.
            9.375%, 02/01/09....................       256,250
   650,000 France Telecom S.A. (144A)
            7.200%, 03/01/06....................       690,230
   260,000 Global Crossing Holdings, Ltd.
            8.700%, 08/01/07....................        23,400
   250,000 Insight Midwest, L.P.
            10.500%, 11/01/10...................       271,250
    40,000 NTL Communications Corp.
            11.500%, 10/01/08...................        14,000
    20,000 NTL, Inc. 0/12.750%, 04/15/05 (c)....         7,000
   180,000 NTL, Inc. 0/11.500%, 02/01/06 (c)....        63,900
   200,000 NTL, Inc. 10.000%, 02/15/07..........        68,000
    50,000 Triton PCS, Inc. 11.000%,
            05/01/08 (d)........................        45,250
   125,000 Triton PCS, Inc. (144A)
            8.750%, 11/15/11....................       125,000
                                                 -------------
                                                     2,524,936
                                                 -------------

           TRANSPORTATION--1.0%
   650,000 CSX Corp. 7.950%, 05/01/27...........       720,187
   150,000 Enterprises Shipholding Corp.
            8.875%, 05/01/08....................        72,000
   200,000 Holt Group, Inc. 9.750%, 01/15/06 (b)         7,000
   275,000 Teekay Shipping Corp. (144A)
            8.875%, 07/15/11....................       281,875
                                                 -------------
                                                     1,081,062
                                                 -------------

           U.S. TREASURY--16.5%
   200,000 United States Treasury Bonds
            6.125%, 11/15/27....................       210,445
   910,000 United States Treasury Bonds
            5.500%, 08/15/28....................       881,954
 2,000,000 United States Treasury Bonds
            5.250%, 11/15/28....................     1,873,908
 1,000,000 United States Treasury Bonds
            6.125%, 08/15/29....................     1,058,440
 3,000,000 United States Treasury Bonds
            6.250%, 05/15/30....................     3,246,570
   650,000 United States Treasury Bonds
            5.375%, 02/15/31....................       640,556

   FACE                                             VALUE
  AMOUNT                                          (NOTE 1A)

           U.S. TREASURY--(CONTINUED)
$1,500,000 United States Treasury Notes
            5.125%, 12/31/02................... $   1,545,240
   700,000 United States Treasury Notes
            5.875%, 11/15/04...................       740,908
 5,000,000 United States Treasury Notes
            5.750%, 11/15/05...................     5,280,450
 3,000,000 United States Treasury Notes
            4.625%, 05/15/06...................     3,040,770
                                                -------------
                                                   18,519,241
                                                -------------

           YANKEE--20.1%
    46,030 AQFTC III (144A) 8.500%, 07/15/30...        45,914
   559,139 Algeria Tranche 4.313%, 03/04/10 (d)       492,042
   150,000 Diamond Cable Communications, Plc.
            0/11.750%, 12/15/05 (c)............        39,750
   125,000 Diamond Cable Communications, Plc.
            10.750%, 02/15/07 (d)..............        30,000
 5,365,000 Federal Republic of Brazil
            11.000%, 08/17/40 (d)..............     4,083,570
   110,000 Global Crossings Holdings, Ltd.
            9.625%, 05/15/08...................        12,650
    90,000 Government of Jamaica (144A)
            12.750%, 09/01/07..................        98,550
   325,000 Ivory Coast, Inc. 2.000%,
            03/29/18 (f).......................        47,938
   120,800 Kingdom of Morocco
            2.781%, 03/15/07...................       107,210
   885,809 Morocco Loan Tranche
            2.780%, 01/01/09...................       795,014
   217,800 National Republic of Bulgaria
            4.563%, 07/28/11 (d)...............       189,486
 1,100,000 National Republic of Bulgaria
            4.563%, 07/28/12 (d)...............       991,375
    85,000 Republic of Argentina
            7.000%, 12/19/08 (d)...............        25,500
   575,000 Republic of Columbia
            11.750%, 02/25/20..................       575,000
    85,000 Republic of Columbia
            8.375%, 02/15/27...................        60,931
 2,000,000 Republic of Ecuador
            5.000%, 02/15/07 (d)...............       945,620
     4,000 Republic of Ecuador (144A)
            12.000%, 11/15/2012................         2,940
   842,591 Republic of Panama
            4.750%, 07/17/14 (d)...............       746,587
   350,000 Republic of Peru
            4.000%, 03/07/17 (d)...............       245,000
   575,000 Republic of Peru
            4.500%, 03/07/17 (d)...............       441,312

                See accompanying notes to financial statements.

                                    NEZF-14

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                             VALUE
  AMOUNT                                          (NOTE 1A)

           YANKEE--(CONTINUED)
$  530,000 Republic of Philippines
            9.875%, 01/15/19.................... $    501,645
   574,200 Republic of Poland
            6.000%, 10/27/14 (d)................      569,893
   600,000 Republic of Turkey
            11.875%, 01/15/30...................      580,500
   261,900 Republic of Venezuela
            3.438%, 03/31/07 (d)................      192,497
   999,987 Republic of Venezuela
            2.875%, 12/18/07....................      721,290
    35,000 Republic of Venezuela
            13.625%, 08/15/18...................       30,363
   750,000 Republic of Venezuela
            6.750%, 03/31/20....................      536,527
   100,000 Rogers Cantel, Inc.
            8.800%, 10/01/07....................       97,000
   250,000 Rogers Communications, Inc.
            8.875%, 7/15/2007...................      254,375
 1,300,000 Russian Federation 8.250%, 03/31/10..    1,138,345
 5,220,000 Russian Federation
            5.000%, 03/31/30 (d)................    2,983,230
     4,134 Russian Federation (144A)
            8.250%, 03/31/10....................        3,572
   125,000 Stena AB
            8.750%, 06/15/07....................      113,750
   315,000 Telewest, Plc.
            0/11.000%, 10/01/07 (c).............      228,375
   125,000 Tembec Industries, Inc.
            8.625%, 06/30/09....................      129,062
 3,225,000 United Mexican States
            8.375%, 01/14/11....................    3,329,812
   250,000 United Mexican States
            11.375%, 09/15/16...................      307,563
   600,000 United Mexican States
            6.250%, 12/31/19....................      560,151
    85,000 United Pan Europe Communications N.V.
            0/13.750%, 02/01/10 (c).............        6,800
    45,000 United Pan Europe Communications N.V.
            11.250%, 11/01/09...................        5,850
   225,000 Yell Finance B. V. 10.750%, 08/01/11.      240,750
                                                 ------------
                                                   22,507,739
                                                 ------------
           Total Bonds & Notes
            (Identified Cost $106,359,106)......  103,132,105
                                                 ------------

PREFERRED STOCKS - 0.3%
                                                    VALUE
SHARES                                            (NOTE 1A)
  3,000 CSC Holdings, Inc....................... $    316,500
    840 TCR Holdings (Class B) (b)..............            1
    462 TCR Holdings (Class C) (b)..............            0
  1,219 TCR Holdings (Class D) (b)..............            1
  2,521 TCR Holdings (Class E) (b)..............            3
                                                 ------------
                                                      316,505
                                                 ------------
        Total Preferred Stocks
         (Identified Cost $320,800).............      316,505

                                                 ------------
 COMMON STOCKS--0.1%

        FOOD & BEVERAGES--0.1%
  7,311 Imperial Sugar Co.......................       56,660
                                                 ------------
        Total Common Stocks
         (Identified Cost $251,563).............       56,660

                                                 ------------
 UNIT TRUST--0.0%

        UNITS--0.0%
218,207 ContiFinancial Corp.
         (Liquidating Trust Unit) (f)...........       31,640
                                                 ------------
        Total Units
         (Identified Cost $0)...................       31,640

                                                 ------------
 WARRANTS--0.0%

        COMMUNICATIONS--0.0%
    200 In-Flight Phone Corp. (b)...............            0
    125 Leap Wireless International, Inc. (144A)        5,000
                                                 ------------
                                                        5,000
                                                 ------------

        YANKEE--0.0%
  3,750 Republic of Venezuela (b)...............            0
                                                 ------------
        Total Warrants
         (Identified Cost $40,147)..............        5,000
                                                 ------------

                See accompanying notes to financial statements.

                                    NEZF-15

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 SHORT TERM INVESTMENTS--13.1%


   FACE                                                                             VALUE
  AMOUNT                                                                          (NOTE 1A)

           COMMERCIAL PAPER--9.8%
$5,250,000 Ford Motor Credit Co. 2.550%, 01/14/02............................... $ 5,245,165
   500,000 Grand Funding Corp. 2.450%, 01/14/02.................................     499,558
 5,250,000 Mermaid Funding Corp. 2.450%, 01/14/02...............................   5,245,355
                                                                                 -----------
                                                                                  10,990,078
                                                                                 -----------

   FACE                                                                           VALUE
  AMOUNT                                                                        (NOTE 1A)

           REPURCHASE AGREEMENT--3.3%
$3,623,000 State Street Corp. Repurchase Agreement dated 12/31/01 at 1.620% to be repurchased at $3,623,326 on 01/02/02, collaterized by
            $2,740,000 U.S. Treasury Bonds 8.875% due 8/15/17 with a total value of $3,697,715............................................... $  3,623,000
                                                                               ------------
           Total Short Term Investments (Identified Cost $14,613,078).........   14,613,078
                                                                               ------------
           Total Investments--105.6% (Identified Cost $121,584,694) (a).......  118,154,988
           Other assets less liabilities......................................   (6,231,435)
                                                                               ------------
           TOTAL NET ASSETS--100%............................................. $111,923,553
                                                                               ============

 FORWARD CONTRACTS OUTSTANDING AT DECEMBER 31, 2001

                                                                     LOCAL    AGGREGATE            UNREALIZED
                                                          DELIVERY  CURRENCY    FACE     TOTAL   APPRECIATION/
FORWARD CURRENCY CONTRACT                                   DATE     AMOUNT     VALUE    VALUE   (DEPRECIATION)
-------------------------                                 --------- --------- --------- -------- --------------
Euro Currency (bought)................................... 1/31/2002   546,073 $485,514  $485,470    $    (44)
Euro Currency (bought)................................... 1/31/2002   198,641  179,621   176,596      (3,025)
Euro Currency (sold)..................................... 1/31/2002   730,636  654,650   649,550       5,100
Euro Currency (sold)..................................... 1/31/2002    15,000   13,415    13,335          80
Danish Krone (bought).................................... 1/31/2002   103,500   12,450    12,373         (77)
Danish Krone (sold)...................................... 1/31/2002   103,500   12,355    12,373         (18)
Polish Zloty (Bought).................................... 1/31/2002 1,515,400  370,241   378,717       8,476
Polish Zloty (Sold)...................................... 1/31/2002   755,400  179,090   188,784      (9,694)
Polish Zloty (Sold)...................................... 1/31/2002   760,000  179,621   189,934     (10,313)
                                                                                                    --------
Net Unrealized Depreciation on Forward Currency Contracts                                           $ (9,515)
                                                                                                    ========

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized depreciation on investments based on cost of $121,805,305 for federal income tax purposes was as follows:

Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost $ 2,305,293
Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value  (5,907,557)
                                                                                                               -----------
Net unrealized depreciation................................................................................... $(3,602,264)
                                                                                                               ===========

(b)Non-Income producing security.
(c)Step Bond: Coupon rate is set for an initial period and then increased to a higher coupon rate at a specified date.
(d)Variable or floating rate security. Rate disclosed is as of December 31, 2001.
(e)Interest only certificate. This security receives monthly interest payments but is not entitled to principal payments.
(f)Non-Income producing; issuer filed under Chapter 11 of the Federal Bankruptcy Code.
Key to Abbreviations:
144A--Securities exempt from registration under Rule 144A of securities act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $10,787,880 or 9.6% of net assets.
TBA--A contract for the purchase or sale of a Mortgage Backed Security to be delivered at a future date but does not include a specified pool or precise amount to be delivered.
Liquidating Unit Trust--An undivided beneficial interest in the Liquidating
                        Trust represented by a certificate


                See accompanying notes to financial statements.

                                    NEZF-16

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES


 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

       ASSETS
         Investments at value..................            $118,154,988
         Cash..................................                   1,618
         Receivable for:
          Securities sold......................                 445,544
          Fund shares sold.....................                 335,295
          Dividends and interest...............               1,807,034
                                                           ------------
           Total Assets........................             120,744,479
       LIABILITIES
         Payable for:
          Fund shares redeemed................. $  470,498
          Securities purchased.................  8,217,194
          Open forward currency contracts--
           net.................................      9,515
          Due to Sub-Custodian Bank............     35,739
         Accrued expenses:
          Management fees......................     61,139
          Service and distribution fees........        250
          Deferred trustees fees...............      9,796
          Other expenses.......................     16,795
                                                ----------
           Total Liabilities...................               8,820,926
                                                           ------------
       NET ASSETS..............................            $111,923,553
                                                           ============
         Net assets consist of:
          Capital paid in......................            $116,593,994
          Undistributed net investment
           income..............................               4,225,801
          Accumulated net realized gains
           (losses)............................              (5,457,045)
          Unrealized appreciation
           (depreciation) on investments and
           foreign currency....................              (3,439,197)
                                                           ------------
       NET ASSETS..............................            $111,923,553
                                                           ============
       Computation of offering price:
       CLASS A
       Net asset value and redemption price per
        share ($109,447,627 divided by
        9,770,920 shares of beneficial
        interest)..............................            $      11.20
                                                           ============
       CLASS E
       Net asset value and redemption price per
        share ($2,475,926 divided by 220,984
        shares of beneficial interest).........            $      11.20
                                                           ============
       Identified cost of investments..........            $121,584,694
                                                           ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

      INVESTMENT INCOME
        Dividends...............................            $   20,125(a)
        Interest................................             7,466,321
                                                            ----------
                                                             7,486,446
      EXPENSES
        Management fees......................... $ 668,142
        Service and distribution fees--Class E..       618
        Trustees fees and expenses..............    16,558
        Custodian...............................    99,171
        Audit and tax services..................    20,429
        Legal...................................     4,651
        Printing................................    52,582
        Insurance...............................     2,164
        Miscellaneous...........................     3,647
                                                 ---------
        Total expenses..........................               867,962
                                                            ----------
      NET INVESTMENT INCOME.....................             6,618,484
                                                            ----------
      REALIZED AND UNREALIZED GAIN (LOSS)
      Realized gain (loss) on:
        Investments--net........................   265,768
        Foreign currency transactions--net......  (538,475)   (272,707)
                                                 ---------
      Unrealized appreciation (depreciation) on:
        Investments--net........................    53,990
        Foreign currency transactions--net......   242,358     296,348
                                                 ---------  ----------
      Net gain (loss)...........................                23,641
                                                            ----------
      NET INCREASE (DECREASE) IN NET ASSETS
       FROM OPERATIONS..........................            $6,642,125
                                                            ==========

(a)Net of foreign taxes of $404

                See accompanying notes to financial statements.

                                    NEZF-17

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

 STATEMENT OF CHANGES IN NET ASSETS



                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  6,618,484  $ 6,404,789
  Net realized gain (loss)..........................................     (272,707)     547,358
  Unrealized appreciation (depreciation)............................      296,348     (588,196)
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................    6,642,125    6,363,951
                                                                     ------------  -----------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (8,091,690)           0
   Class E..........................................................            0            0
                                                                     ------------  -----------
  TOTAL DISTRIBUTIONS...............................................   (8,091,690)           0
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   17,938,839   (5,840,032)
                                                                     ------------  -----------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   16,537,327      523,919

NET ASSETS
  Beginning of the year.............................................   95,434,279   94,910,360
                                                                     ------------  -----------
  End of the year................................................... $111,923,553  $95,434,279
                                                                     ============  ===========
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  4,225,801  $ 6,258,927
                                                                     ============  ===========

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                      YEAR ENDED                YEAR ENDED
                                                                   DECEMBER 31, 2001         DECEMBER 31, 2000
                                                               ------------------------  ------------------------
                                                                 SHARES         $          SHARES         $
                                                               ----------  ------------  ----------  ------------
CLASS A
  Sales.......................................................  2,937,423  $ 32,911,721   2,222,092  $ 24,233,641
  Reinvestments...............................................    749,925     8,091,690           0             0
  Redemptions................................................. (2,271,712)  (25,522,186) (2,764,244)  (30,073,673)
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................  1,415,636  $ 15,481,225    (542,152) $ (5,840,032)
                                                               ==========  ============  ==========  ============
CLASS E
  Sales.......................................................    230,231  $  2,560,666           0  $          0
  Reinvestments...............................................          0             0           0             0
  Redemptions.................................................     (9,247)     (103,052)          0             0
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................    220,984  $  2,457,614           0  $          0
                                                               ==========  ============  ==========  ============
  Increase (decrease) derived from capital share transactions.  1,636,620  $ 17,938,839    (542,152) $ (5,840,032)
                                                               ==========  ============  ==========  ============


                See accompanying notes to financial statements.

                                    NEZF-18

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES FUND

 FINANCIAL HIGHLIGHTS


                                                                                                CLASS A
                                                                             --------------------------------------------

                                                                                        YEAR ENDED DECEMBER 31,
                                                                             --------------------------------------------
                                                                               2001     2000     1999     1998     1997
                                                                             --------  -------  -------  -------  -------
NET ASSET VALUE, BEGINNING OF PERIOD........................................ $  11.42  $ 10.67  $ 11.43  $ 12.01  $ 11.62
                                                                             --------  -------  -------  -------  -------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.....................................................     0.70     0.77     0.95     0.80     0.75
  Net realized and unrealized gain (loss) on investments....................     0.04    (0.02)   (0.78)   (0.56)    0.54
                                                                             --------  -------  -------  -------  -------
  Total from investment operations..........................................     0.74     0.75     0.17     0.24     1.29
                                                                             --------  -------  -------  -------  -------
LESS DISTRIBUTIONS
  Distributions from net investment income..................................    (0.96)    0.00    (0.93)   (0.79)   (0.76)
  Distributions from net realized capital gains.............................     0.00     0.00     0.00    (0.02)   (0.14)
  Distributions in excess of net realized capital gains.....................     0.00     0.00     0.00    (0.01)    0.00
                                                                             --------  -------  -------  -------  -------
  Total distributions.......................................................    (0.96)    0.00    (0.93)   (0.82)   (0.90)
                                                                             --------  -------  -------  -------  -------
NET ASSET VALUE, END OF PERIOD.............................................. $  11.20  $ 11.42  $ 10.67  $ 11.43  $ 12.01
                                                                             ========  =======  =======  =======  =======
TOTAL RETURN (%)............................................................      6.6      7.0      1.4      2.0     11.1
Ratio of operating expenses to average net assets (%).......................     0.84     0.78     0.81     0.85     0.85
Ratio of net investment income to average net assets (%)....................     6.44     6.90     8.15     7.20     7.32
Portfolio turnover rate (%).................................................      248      360      224      283      258
Net assets, end of period (000)............................................. $109,448  $95,434  $94,910  $95,450  $71,202
The Ratios of operating expenses to average net assets without giving effect
 to the voluntary expense agreement would have been (%).....................       --       --       --       --     0.87

                                                                                CLASS E
                                                                             --------------
                                                                             MAY 1, 2001(A)
                                                                                THROUGH
                                                                              DECEMBER 31,
                                                                                  2001
                                                                             --------------
NET ASSET VALUE, BEGINNING OF PERIOD........................................     $10.80
                                                                                 ------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.....................................................       0.10
  Net realized and unrealized gain (loss) on investments....................       0.30
                                                                                 ------
  Total from investment operations..........................................       0.40
                                                                                 ------
LESS DISTRIBUTIONS
  Distributions from net investment income..................................       0.00
  Distributions from net realized capital gains.............................       0.00
  Distributions in excess of net realized capital gains.....................       0.00
                                                                                 ------
  Total distributions.......................................................       0.00
                                                                                 ------
NET ASSET VALUE, END OF PERIOD..............................................     $11.20
                                                                                 ======
TOTAL RETURN (%)............................................................       3.7  (b)
Ratio of operating expenses to average net assets (%).......................       0.99 (c)
Ratio of net investment income to average net assets (%)....................       5.50 (c)
Portfolio turnover rate (%).................................................        248
Net assets, end of period (000).............................................     $2,476
The Ratios of operating expenses to average net assets without giving effect
 to the voluntary expense agreement would have been (%).....................         --

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.

                See accompanying notes to financial statements.

                                    NEZF-19

NEW ENGLAND ZENITH FUND

 SALOMON BROTHERS U. S. GOVERNMENT SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS

 INVESTMENT OBJECTIVE
 TO ACHIEVE A HIGH LEVEL OF CURRENT INCOME CONSISTENT WITH PRESERVATION OF CAPITAL AND MAINTENANCE OF LIQUIDITY

 INCEPTION DATE 10/31/94

 ASSET CLASS
 U.S. GOVERNMENT BONDS

 NET ASSETS
 $108 MILLION

 PORTFOLIO MANAGER
 ROGER LAVAN

PERFORMANCE AT-A-GLANCE
For year ended December 31, 2001, the Salomon Brothers U.S. Government Series Class A shares returned 6.7%, compared to the Lehman Brothers Intermediate Government Bond Index/3/ return of 8.4% and the Lipper Variable Insurance Company Product GNMA / US Mortgage Fund Average/5/ return of 7.4%. The main factor affecting the performance of the Series was its long-duration and intermediate-duration strategy. In addition, the Series' allocation to mortgages also proved beneficial.

PORTFOLIO ACTIVITY
The U.S. bond market enjoyed a productive year in 2001 and the Series was well positioned to participate in the market's solid performance. We entered the year with a somewhat pessimistic outlook on economic growth. We expected the U.S. Federal Reserve Board (the "Fed") would be quite active throughout 2001 and would take aggressive action to stem a recession. Therefore, with expectations that interest rates would decline and the yield curve would steepen in response to the Fed's anticipated rate reductions, we implemented a long- and intermediate-duration strategy. Shortly thereafter, in late winter and early spring of 2001, market observers began to predict that the U.S. economy and the stock market would respond quickly to the Fed's early rate reduction action and that a recession would be avoided. As the capital markets embraced such optimism in late March, the stock market rallied and bond prices declined. Although the Series' performance slipped temporarily, we did not alter our strategy. By the third quarter of 2001, it was apparent that the U.S. economy was not recovering as quickly as some had anticipated. Bond prices rallied, and the Series' performance improved significantly throughout the summer.

After the tragic events of September 11th and the economic slowdown that followed, the Fed continued to forge ahead with its aggressive campaign to boost consumer confidence and prop up falling equity prices by cutting interest rates. The Fed reduced its federal funds rate four times during the remaining four months of the year (including a 50 basis point cut on September 17th before the equity markets re-opened after the attacks, another 50 basis point cut on October 2nd and another 50 basis point cut on November 6th). The Fed implemented its final reduction of the year on December 11 with a cut of 25 basis points. As a result of the Fed's proactive approach, bond prices rallied even further than they had earlier in the year, particularly bonds with maturities of five years and under.

In November 2001, the economy changed direction again. The Taliban was toppled in Afghanistan, consumer confidence improved, and the U.S. economy stabilized. As a result of the new economic optimism that followed, bond prices reversed course.

PORTFOLIO OUTLOOK/11/
Looking forward, we believe the stage is set for a possible economic rebound in 2002. However, we don't anticipate seeing any tangible signs of recovery until later in the year, when we believe the effects of the Fed's aggressive rate cuts throughout 2001 and a possible economic stimulus package that may be approved by Congress in 2002 will start to work their way into the U.S. economy. We anticipate modest growth early in the year and believe that it will gain momentum throughout the middle and later portions of 2002. We don't anticipate that rates will trend significantly higher in the short-term.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                      % OF TOTAL
                SECURITY                              NET ASSETS
                ------------------------------------------------
                FEDERAL NATIONAL MORTGAGE ASSOCIATION   29.1%
                UNITED STATES TREASURY NOTES.........   26.1%
                FEDERAL HOME LOAN....................    3.9%
                GOVERNMENT NATIONAL MORTGAGE.........    3.7%
                FEDERAL HOME LOAN MORTGAGE CORP......    2.7%
                UNITED STATE TREASURY BONDS..........    1.0%
                FEDERAL HOME LOAN BANKS..............    0.9%


 A $10,000 INVESTMENT COMPARED TO THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT
                                  BOND INDEX


                                    [CHART]

              Salomon Brothers U.S.  Lehman Brothers Intermediate
                Government Series       Governement Bond Index
   10/94            10,000                      10,000
   12/94            10,060                       9,988
   12/95            11,571                      11,427
   12/96            11,954                      11,891
   12/97            12,967                      12,810
   12/98            13,954                      13,897
   12/99            13,978                      13,964
   12/00            15,439                      15,427
   12/01            16,477                      16,726





--------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
--------------------------------------------------------------------------------

                                         LEHMAN     LIPPER VARIABLE
                                      INTERMEDIATE U.S. MORTGAGE AND
                              U.S.     GOVERNMENT     GNMA FUNDS
                           GOVERNMENT     BOND          AVERAGE
           1 Year             6.7%        8.4%            7.4%
           3 Years            5.7         6.4             6.1
           5 Years            6.6         7.1             6.9
           Since Inception    7.2         7.4              --

--------------------------------------------------------------------------------

 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was 4.5%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-20

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS U.S. GOVERNMENT SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--67.6% OF TOTAL NET ASSETS



   FACE                                            VALUE
  AMOUNT                                         (NOTE 1A)
           FEDERAL AGENCIES--40.4%
$1,000,000 Federal Home Loan Banks
            5.800%, 09/02/08.................... $1,028,926
    84,381 Federal Home Loan Mortgage Corp.
            7.500%, 05/01/07....................     88,656
     6,725 Federal Home Loan Mortgage Corp.
            6.000%, 10/01/10....................      6,845
   109,447 Federal Home Loan Mortgage Corp.
            7.000%, 07/01/11....................    114,098
    30,190 Federal Home Loan Mortgage Corp.
            11.750%, 01/01/12...................     31,936
   280,813 Federal Home Loan Mortgage Corp.
            6.500%, 08/01/13....................    287,042
    46,932 Federal Home Loan Mortgage Corp.
            8.250%, 04/01/17....................     50,268
    61,626 Federal Home Loan Mortgage Corp.
            9.000%, 10/01/17....................     66,402
   108,037 Federal Home Loan Mortgage Corp.
            8.000%, 12/01/19....................    115,093
   130,352 Federal Home Loan Mortgage Corp.
            10.500%, 06/01/20...................    147,623
   319,667 Federal Home Loan Mortgage Corp.
            8.000%, 07/01/20....................    336,389
   292,961 Federal Home Loan Mortgage Corp.
            10.000%, 09/01/20...................    329,007
   122,568 Federal Home Loan Mortgage Corp.
            6.500%, 03/01/26....................    123,717
    27,309 Federal Home Loan Mortgage Corp.
            6.500%, 05/01/26....................     27,565
    42,323 Federal Home Loan Mortgage Corp.
            6.500%, 06/01/26....................     42,720
   553,158 Federal Home Loan Mortgage Corp.
            6.500%, 07/01/26....................    558,343
 1,024,161 Federal Home Loan Mortgage Corp.
            6.000%, 10/01/28....................  1,005,921
   894,666 Federal Home Loan Mortgage Corp.
            6.000%, 11/01/28....................    878,732
 2,900,000 Federal Home Loan Mortgage Corp.
            6.000%, TBA.........................  2,839,274
    72,393 Federal Home Loan Mortgage Corp.
            7.000%, 04/15/21....................     73,592
 5,000,000 Federal National Mortgage Association
            5.500%, TBA.........................  4,915,650
 5,000,000 Federal National Mortgage Association
            6.000%, TBA.........................  5,012,500
 6,000,000 Federal National Mortgage Association
            6.500%, TBA.........................  6,000,000
 2,000,000 Federal National Mortgage Association
            8.000%, TBA.........................  2,096,260
   698,082 Federal National Mortgage Association
            6.740%, 01/03/02 (b)................    723,864
    90,232 Federal National Mortgage Association
            6.500%, 06/01/08....................     92,883
    37,176 Federal National Mortgage Association
            6.500%, 12/01/10....................     38,174
   892,161 Federal National Mortgage Association
            7.370%, 01/17/13....................    949,415

  FACE                                             VALUE
 AMOUNT                                          (NOTE 1A)
          FEDERAL AGENCIES--(CONTINUED)
$ 575,783 Federal National Mortgage Association
           6.500%, 04/01/13.................... $   589,814
  387,792 Federal National Mortgage Association
           6.500%, 07/01/13....................     397,243
  459,100 Federal National Mortgage Association
           7.000%, 12/01/14....................     474,879
   76,601 Federal National Mortgage Association
           7.000%, 07/01/15....................      79,234
  377,225 Federal National Mortgage Association
           7.000%, 08/01/15....................     390,190
   23,711 Federal National Mortgage Association
           12.500%, 09/01/15...................      27,919
  219,819 Federal National Mortgage Association
           12.000%, 10/01/15...................     255,265
   23,971 Federal National Mortgage Association
           13.000%, 11/01/15...................      28,480
   14,416 Federal National Mortgage Association
           12.000%, 01/01/16...................      16,741
  124,250 Federal National Mortgage Association
           12.500%, 01/01/16...................     146,305
    6,895 Federal National Mortgage Association
           11.500%, 09/01/19...................       7,934
  105,032 Federal National Mortgage Association
           7.000%, 11/01/23....................     107,527
  188,136 Federal National Mortgage Association
           6.500%, 03/01/26....................     188,723
  106,258 Federal National Mortgage Association
           7.000%, 07/01/26....................     108,449
  410,437 Federal National Mortgage Association
           7.000%, 02/01/28....................     418,646
  456,447 Federal National Mortgage Association
           7.000%, 10/01/28....................     465,289
  305,250 Federal National Mortgage Association
           7.000%, 11/01/28....................     311,163
  513,308 Federal National Mortgage Association
           7.000%, 02/01/29....................     523,536
1,135,701 Federal National Mortgage Association
           6.500%, 04/01/29....................   1,137,825
   76,315 Federal National Mortgage Association
           8.000%, 11/01/29....................      79,988
  935,874 Federal National Mortgage Association
           7.500%, 12/01/29....................     965,991
  632,499 Federal National Mortgage Association
           7.000%, 01/01/30....................     644,358
1,255,000 Federal National Mortgage Association
           6.527%, 05/25/30 (b)................   1,268,186
  519,873 Federal National Mortgage Association
           8.000%, 08/01/30....................     544,889
  429,211 Federal National Mortgage Association
           8.000%, 10/01/30....................     449,865
1,599,126 Federal National Mortgage Association
           7.500%, 11/01/30....................   1,650,090
  360,519 Federal National Mortgage Association
           7.500%, 01/01/31....................     372,009
   13,523 Federal National Mortgage Association
           8.000%, 02/01/31....................      14,173

                See accompanying notes to financial statements.

                                    NEZF-21

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS U.S. GOVERNMENT SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


  FACE                                                VALUE
 AMOUNT                                             (NOTE 1A)
          FEDERAL AGENCIES--(CONTINUED)
$  70,526 Federal National Mortgage Association
           8.000%, 03/01/31....................... $    73,920
  125,081 Government National Mortgage Association
           9.000%, 12/15/16.......................     135,250
  639,566 Government National Mortgage Association
           9.000%, 12/20/19.......................     696,784
  303,535 Government National Mortgage Association
           7.500%, 01/15/29.......................     314,347
  294,368 Government National Mortgage Association
           7.500%, 09/15/29.......................     304,672
  320,952 Government National Mortgage Association
           7.500%, 01/15/30.......................     332,185
  444,312 Government National Mortgage Association
           7.500%, 02/15/30.......................     459,750
   28,409 Government National Mortgage Association
           7.500%, 03/15/30.......................      29,385
  273,929 Government National Mortgage Association
           7.500%, 04/15/30.......................     283,344
  400,068 Government National Mortgage Association
           7.500%, 05/15/30.......................     414,111
  355,005 Government National Mortgage Association
           7.500%, 06/15/30.......................     367,206
  692,117 Government National Mortgage Association
           7.500%, 09/15/30.......................     715,905
                                                   -----------
                                                    43,772,465
                                                   -----------

          U.S. TREASURY--27.2%
  100,000 United States Treasury Bonds
           6.375%, 08/15/27.......................     107,953
1,000,000 United States Treasury Bonds
           5.375%, 02/15/31.......................     985,470
3,000,000 United States Treasury Notes
           2.750%, 09/30/03.......................   2,995,770
1,500,000 United States Treasury Notes
           5.250%, 05/15/04.......................   1,563,990
2,000,000 United States Treasury Notes
           6.750%, 05/15/05.......................   2,174,380
5,000,000 United States Treasury Notes
           5.750%, 11/15/05.......................   5,280,450
4,000,000 United States Treasury Notes
           4.625%, 05/15/06.......................   4,054,360
3,000,000 United States Treasury Notes
           6.500%, 02/15/10.......................   3,292,980
9,000,000 United States Treasury Notes
           5.000%, 02/15/11.......................   8,972,577
                                                   -----------
                                                    29,427,930
                                                   -----------
          Total Bonds & Notes
           (Identified Cost $71,625,606)..........  73,200,395

                                                   -----------

SHORT-TERM INVESTMENTS--51.2%

   FACE                                                VALUE
  AMOUNT                                             (NOTE 1A)

            COMMERCIAL PAPER--24.9%
$ 4,500,000 DaimlerChrysler North America Holding
             Corp. 2.580%, 01/14/02................ $  4,495,808
  4,500,000 Ford Motor Credit Co. 2.550%, 01/14/02.    4,495,856
  4,500,000 General Mills, Inc. 2.520%, 01/11/02...    4,496,850
  4,500,000 Grand Funding Corp. 2.450%, 01/14/02...    4,496,019
  4,500,000 Kinder Morgan, Inc. 2.550%, 01/14/02...    4,495,856
  4,500,000 Mermaid Funding Corp.
             2.450%, 01/14/02......................    4,496,019
                                                    ------------
                                                      26,976,408
                                                    ------------

            REPURCHASE AGREEMENT--26.3%
  4,478,000 J.P. Morgan Chase & Co. Repurchase
             Agreement dated 12/31/01at 1.500% to
             be repurchased at $4,478,373 on
             01/02/02, collaterized by $3,365,000
             U.S. Treasury Bonds 9.000% due
             11/15/18 with a value of $4,572,194...    4,478,000
 24,000,000 State Street Corp. Repurchase Agreement
             dated 12/31/01at 1.620% to be
             repurchased at $24,002,160 on
             01/02/02, collaterized by
             $20,140,000 U.S. Treasury Bonds
             12.375% due 05/15/04 with a
             value of $24,481,540..................   24,000,000
                                                    ------------
                                                      28,478,000
                                                    ------------
            Total Short Term Investments
             (Identified Cost $55,454,408).........   55,454,408
                                                    ------------
            Total Investments--118.8%
             (Identified Cost $127,080,014) (a)....  128,654,803
            Other assets less liabilities..........  (20,300,469)
                                                    ------------
            TOTAL NET ASSETS--100%................. $108,354,334
                                                    ============

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $127,764,641 for federal income tax purposes was as follows:

          Aggregate gross unrealized appreciation for all
           investments in which there is an excess of
           value over tax cost........................... $1,051,988
          Aggregate gross unrealized depreciation for all
           investments in which there is an excess of tax
           cost over value...............................   (161,826)
                                                          ----------
          Net unrealized appreciation.................... $  890,162
                                                          ==========

(b)Variable or floating rate security. Rate disclosed is as of December 31, 2001.

TBA--A contract for the purchase or sale of a Mortgage Backed Security to be delivered at a future date but does not include a specified pool or precise amount to be delivered.

                See accompanying notes to financial statements.

                                    NEZF-22

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS U.S. GOVERNMENT SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

         ASSETS
           Investments at value..............             $128,654,803
           Cash..............................                      233
           Receivable for:
            Fund shares sold.................                  655,428
            Accrued interest.................                  601,265
                                                          ------------
             Total Assets....................              129,911,729
         LIABILITIES
           Payable for:
            Fund shares redeemed............. $   592,580
            Securities purchased.............  20,894,138
           Accrued expenses:
            Management fees..................      49,468
            Service and distribution fees....         679
            Deferred trustees fees...........       8,981
            Other expenses...................      11,549
                                              -----------
             Total Liabilities...............               21,557,395
                                                          ------------
         NET ASSETS..........................             $108,354,334
                                                          ============
           Net assets consist of:
            Capital paid in..................             $105,167,973
            Undistributed net investment
             income..........................                2,452,392
            Accumulated net realized gains
             (losses)........................                 (240,220)
            Unrealized appreciation
             (depreciation) on investments...                  974,189
                                                          ------------
         NET ASSETS..........................             $108,354,334
                                                          ============
         Computation of offering price:
         CLASS A
         Net asset value and redemption price
          per share ($102,065,605 divided by
          8,530,074 shares of beneficial
          interest)..........................             $      11.97
                                                          ============
         CLASS E
         Net asset value and redemption price
          per share ($6,288,729 divided by
          525,750 shares of beneficial
          interest)..........................             $      11.96
                                                          ============
         Identified cost of investments......             $127,080,014
                                                          ============

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001

        INVESTMENT INCOME
          Interest................................           $4,030,899
                                                             ----------
        EXPENSES
          Management fees......................... $428,527
          Service and distribution fees--Class E..    1,595
          Trustees fees and expenses..............   15,733
          Custodian...............................   53,417
          Audit and tax services..................   20,429
          Legal...................................    3,362
          Printing................................   38,015
          Insurance...............................    1,343
          Miscellaneous...........................    3,692
                                                   --------
          Total expenses before reductions........  566,113
          Less expenses assumed by the investment
           adviser................................  (19,128)    546,985
                                                   --------  ----------
        NET INVESTMENT INCOME.....................            3,483,914
                                                             ----------
        REALIZED AND UNREALIZED GAIN (LOSS)
        Realized gain (loss) on:
          Investments--net........................              720,653
        Unrealized appreciation (depreciation) on:
          Investments--net........................              437,225
                                                             ----------
        Net gain (loss)...........................            1,157,878
                                                             ----------
        NET INCREASE (DECREASE) IN NET ASSETS
         FROM OPERATIONS..........................           $4,641,792
                                                             ==========

                See accompanying notes to financial statements.

                                    NEZF-23

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS U.S. GOVERNMENT SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  3,483,914  $ 3,214,350
  Net realized gain (loss)..........................................      720,653      180,192
  Unrealized appreciation (depreciation)............................      437,225    1,783,309
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................    4,641,792    5,177,851
                                                                     ------------  -----------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (4,229,836)           0
   Class E..........................................................            0            0
                                                                     ------------  -----------
  TOTAL DISTRIBUTIONS...............................................   (4,229,836)           0
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   50,769,337    1,027,703
                                                                     ------------  -----------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   51,181,293    6,205,554

NET ASSETS
  Beginning of the year.............................................   57,173,041   50,967,487
                                                                     ------------  -----------
  End of the year................................................... $108,354,334  $57,173,041
                                                                     ============  ===========
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  2,452,392  $ 3,206,848
                                                                     ============  ===========

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                      YEAR ENDED                YEAR ENDED
                                                                   DECEMBER 31, 2001         DECEMBER 31, 2000
                                                               ------------------------  ------------------------
                                                                 SHARES         $          SHARES         $
                                                               ----------  ------------  ----------  ------------
CLASS A
  Sales.......................................................  5,602,038  $ 66,679,482   1,743,895  $ 19,636,844
  Reinvestments...............................................    369,096     4,229,836           0             0
  Redemptions................................................. (2,228,636)  (26,430,367) (1,672,895)  (18,609,141)
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................  3,742,498  $ 44,478,951      71,000  $  1,027,703
                                                               ==========  ============  ==========  ============
CLASS E
  Sales.......................................................    542,635  $  6,492,396           0  $          0
  Reinvestments...............................................          0             0           0             0
  Redemptions.................................................    (16,885)     (202,010)          0             0
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................    525,750  $  6,290,386           0  $          0
                                                               ==========  ============  ==========  ============
  Increase (decrease) derived from capital share transactions.  4,268,248  $ 50,769,337      71,000  $  1,027,703
                                                               ==========  ============  ==========  ============

                See accompanying notes to financial statements.

                                    NEZF-24

NEW ENGLAND ZENITH FUND
SALOMON BROTHERS U.S. GOVERNMENT SERIES

 FINANCIAL HIGHLIGHTS



                                                                                               CLASS A
                                                                             -------------------------------------------

                                                                                       YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------------
                                                                               2001     2000    1999     1998     1997
                                                                             --------  ------- -------  -------  -------
NET ASSET VALUE, BEGINNING OF PERIOD........................................ $  11.94  $ 10.81 $ 11.47  $ 11.14  $ 10.83
                                                                             --------  ------- -------  -------  -------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.....................................................     0.37     0.67    0.65     0.47     0.53
  Net realized and unrealized gain (loss) on investments....................     0.41     0.46   (0.62)    0.37     0.40
                                                                             --------  ------- -------  -------  -------
  Total from investment operations..........................................     0.78     1.13    0.03     0.84     0.93
                                                                             --------  ------- -------  -------  -------
LESS DISTRIBUTIONS
  Distributions from net investment income..................................    (0.75)    0.00   (0.66)   (0.45)   (0.53)
  Distributions from net realized capital gains.............................     0.00     0.00   (0.03)   (0.06)   (0.05)
  Distributions in excess of net realized capital gains.....................     0.00     0.00    0.00     0.00    (0.04)
                                                                             --------  ------- -------  -------  -------
  Total Distributions.......................................................    (0.75)    0.00   (0.69)   (0.51)   (0.62)
                                                                             --------  ------- -------  -------  -------
NET ASSET VALUE, END OF PERIOD.............................................. $  11.97  $ 11.94 $ 10.81  $ 11.47  $ 11.14
                                                                             ========  ======= =======  =======  =======
TOTAL RETURN (%)............................................................      6.7     10.5     0.2      7.5      8.6
Ratio of operating expenses to average net assets (%).......................     0.70     0.70    0.70     0.70     0.70
Ratio of net investment income to average net assets (%)....................     4.49     6.29    5.89     5.70     6.42
Portfolio turnover rate (%).................................................      362      583     530      496      572
Net assets, end of period (000)............................................. $102,066  $57,173 $50,967  $45,807  $22,143
The Ratios of operating expenses to average net assets without giving effect
 to the voluntary expense agreement would have been (%).....................     0.73     0.71    0.72     0.77     0.98

                                                                                CLASS E
                                                                             --------------
                                                                             MAY 1, 2001(A)
                                                                                THROUGH
                                                                              DECEMBER 31,
                                                                                  2001
                                                                             --------------
NET ASSET VALUE, BEGINNING OF PERIOD........................................     $11.45
                                                                                 ------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.....................................................       0.07
  Net realized and unrealized gain (loss) on investments....................       0.44
                                                                                 ------
  Total from investment operations..........................................       0.51
                                                                                 ------
LESS DISTRIBUTIONS
  Distributions from net investment income..................................       0.00
  Distributions from net realized capital gains.............................       0.00
  Distributions in excess of net realized capital gains.....................       0.00
                                                                                 ------
  Total Distributions.......................................................       0.00
                                                                                 ------
NET ASSET VALUE, END OF PERIOD..............................................     $11.96
                                                                                 ======
TOTAL RETURN (%)............................................................       4.5 (b)
Ratio of operating expenses to average net assets (%).......................       0.85(c)
Ratio of net investment income to average net assets (%)....................       3.39(c)
Portfolio turnover rate (%).................................................        362
Net assets, end of period (000).............................................     $6,289
The Ratios of operating expenses to average net assets without giving effect
 to the voluntary expense agreement would have been (%).....................       0.88(c)

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.

                See accompanying notes to financial statements.

                                    NEZF-25

NEW ENGLAND ZENITH FUND

 STATE STREET RESEARCH BOND INCOME SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE A COMPETITIVE TOTAL RETURN PRIMARILY FROM INVESTING IN FIXED-INCOME SECURITIES.

 INCEPTION DATE  8/26/83

 ASSET CLASS
 U.S. BONDS

 NET ASSETS
 $357 MILLION

 PORTFOLIO MANAGER
 DANIEL R. STRELOW

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the State Street Research Bond Income Series Class A Shares returned 8.8% compared to its benchmark, The Lehman Brothers Aggregate Bond Index/1/, which returned 8.4% for the same period. The Lehman Brothers Intermediate Government Credit Index/4/ returned 9.0%. The average return of the Series' peer group, the Lipper Variable Products Intermediate Investment Grade Debt Funds/5/ category, was 8.2% for the year. The Series' performance can be attributed primarily to declining interest rates and a generally favorable environment for bonds.

PORTFOLIO ACTIVITY
State Street Research & Management Company assumed portfolio management responsibility for this Series on July 1, 2001. Prior to that date, Back Bay Advisors, L.P. served as the portfolio manager. In the six months that followed, the Fed cut rates 5 times, the administration/congress passed a $1.3 trillion dollar tax cut, the terrorist attacks changed the national security landscape, and Enron and Argentina share the mantle as the largest corporate bankruptcy and sovereign default in recorded history.

The positive contributors to the Series' performance in the third quarter were its duration and yield curve positioning. We were well positioned for lower rates and a steeper yield curve as the Fed aggressively cut short term interest rates in an attempt to arrest the domestic growth contraction, and to supply ample liquidity to the markets in the wake of the terrorist attacks in New York and Washington DC. Spreads on credit sensitive sectors widened considerably in September, and our positions in domestic corporate bonds, high yield, and emerging markets were a net drag on performance.
The fourth quarter may have been a mirror image of the third. As the capital markets priced an eventual return to a more normal economic rate of growth, interest rates came off the cycle low and the yield spreads between what are considered safe assets (i.e., treasury securities) and risky assets (i.e., corporate bonds, especially high yield bonds) have narrowed considerably. Fourth quarter performance was dominated by outperformance in corporate bonds (high grade and high yield) and emerging markets. Importantly, security/sector selection was critical. The portfolio was positioned defensively in these sectors and we avoided the poor performing Utilities and Sovereigns (Enron and Argentina) sectors.
PORTFOLIO OUTLOOK/11/
We expect the bond market to maintain these relative low interest rates for the next three months. In addition, the yield curve is currently quite "steep" and we expect it to remain that way, again for the next 3 months. Credit spreads have contracted substantially. We expect the spread contraction to moderate based on current valuations.

We do not expect inflation to be a problem for now. Our forecast has core inflation bottoming out at 2% in the first and second quarters, then rising moderately as economic growth improves more markedly.

Our outlook has changed over the past six months, although mostly through the passage of time. Three months ago, we were expecting aggressive easing into year-end and stable Fed policy thereafter. Now we are in the "stable thereafter" period. As time continues to pass and signs of recovery are reported in the economic releases, ultimate recovery and higher rates will be priced into the market. We expect a "saucer shaped" recovery, where growth recovers to trend in the second half of 2002. However, we do not expect the brisk rate of growth to be sustainable.
                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                                      % OF TOTAL
SECURITY                                                              NET ASSETS
--------------------------------------------------------------------------------
FEDERAL NATIONAL MORTGAGE ASSOCIATION................................   28.1%
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION.............................   10.0%
UNITED STATES TREASURY BONDS.........................................    4.6%
 J.P. MORGAN CHASE & CO..............................................    2.8%
HOUSEHOLD FINANCE CORP...............................................    2.0%
REPUBLIC OF GREECE...................................................    1.4%
DLJ COMMERCIAL MORTGAGE CORP.........................................    1.2%
CONNECTICUT RRB SPECIAL PURPOSE TRUST................................    1.1%
MORGAN STANLEY DEAN WITTER CAPITAL, INC..............................    0.9%
FIRST UNION LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II.............    0.9%

                       A $10,000 INVESTMENT COMPARED TO
    THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT INDEX SINCE 12/31/91

                                    [CHART]

        State Street   Lehman Brothers     Lehman Brothers
        Research bond  Intermediate Gov/   Intermediate Aggregate
        income Series  Credit Index        Bond Index

Dec-91       10,000       10,000             10,000
Dec-92       10,818       10,717             10,740
Dec-93       12,181       11,659             11,787
Dec-94       11,772       11,434             11,443
Dec-95       14,267       13,187             13,558
Dec-96       14,923       13,721             14,050
Dec-97       16,547       14,801             15,406
Dec-98       18,044       16,050             16,745
Dec-99       17,961       16,111             16,607
Dec-00       19,426       17,741             18,538
Dec-01       21,139       19,332             20,103



--------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
--------------------------------------------------------------------------------

                                                                 LIPPER VARIABLE
                                                       LEHMAN     INTERMEDIATE
                                                    INTERMEDIATE   INVESTMENT     LEHMAN
                                                    GOVERNMENT/    GRADE DEBT.   AGGREGATE
                                        BOND INCOME    CREDIT     FUNDS AVERAGE    BOND*
1 Year                                      8.8%        9.0%           8.2%         8.4%
3 Years                                     5.4         6.4            5.6          6.3
5 Years                                     7.2         7.1            6.6          7.4
10 Years                                    7.8         6.8            6.8          7.2
------------------------------------------------------------------------------------------

 The total non-annualized return of the Class B shares from their May 1, 2001 inception date through December 31, 2001 was 5.2%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.
 We changed the benchmark from Lehman Brothers Intermediate Government/Credit Index to the broader Lehman Brothers Aggregate Bond Index because we feel it better reflects the universe from which the manager selects securities.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-26

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--98.2% OF TOTAL NET ASSETS



   FACE                                                             VALUE
  AMOUNT                                                          (NOTE 1A)
           AEROSPACE & DEFENSE--0.9%
$  345,000 Lockheed Martin Corp. 8.200%, 12/01/09................ $  388,778
   890,000 Lockheed Martin Corp. 8.500%, 12/01/29................  1,065,697
 1,625,000 United Technologies Corp. 7.500%, 09/15/29............  1,788,069
                                                                  ----------
                                                                   3,242,544
                                                                  ----------

           ASSET BACKED--2.2%
   390,000 Citibank Credit Card Issuance Trust 7.450%, 09/15/07..    413,292
 1,825,000 Citibank Credit Card Issuance Trust 2.500%, 12/10/08
            (b)..................................................  1,825,000
 3,800,000 Connecticut RRB Special Purpose Trust 5.360%, 03/30/07
            (b)..................................................  3,914,775
 1,775,000 Distribution Financial Services Trust 5.670%, 01/17/17  1,778,007
                                                                  ----------
                                                                   7,931,074
                                                                  ----------

           AUTO PARTS--0.8%
 1,550,000 Dana Corp. (144A) 9.000%, 08/15/11....................  1,441,161
 1,500,000 Lear Corp. 7.960%, 05/15/05...........................  1,521,186
                                                                  ----------
                                                                   2,962,347
                                                                  ----------

           AUTOMOBILES--0.5%
   225,000 Autonation, Inc. (144A) 9.000%, 08/01/08..............    228,938
   500,000 DaimlerChrysler North America Holding Corp. 8.500%,
            01/18/31.............................................    535,440
 1,025,000 Ford Motor Co. 7.450%, 07/16/31.......................    940,468
                                                                  ----------
                                                                   1,704,846
                                                                  ----------

           BROADCASTING--0.5%
   925,000 News America Holdings, Inc. 8.625%, 02/01/03..........    968,956
   825,000 News America Holdings, Inc. 7.125%, 04/08/28..........    752,565
                                                                  ----------
                                                                   1,721,521
                                                                  ----------

           BUSINESS SERVICES--0.3%
 1,125,000 Electronic Data Systems Corp. 7.125%, 10/15/09........  1,186,194
                                                                  ----------

           CHEMICALS--0.7%
   825,000 Airgas, Inc. 9.125%, 10/01/11.........................    874,500
 1,775,000 Lyondell Chemical Co. 9.625%, 05/01/07................  1,792,750
                                                                  ----------
                                                                   2,667,250
                                                                  ----------

           COAL--0.1%
   350,000 Luscar Coal, Ltd. (144A) 9.750%, 10/15/11.............    371,185
                                                                  ----------

   FACE                                                              VALUE
  AMOUNT                                                           (NOTE 1A)

           COLLATERALIZED MORTGAGE OBLIGATIONS--8.8%
$1,264,952 Chase Commercial Mortgage Securities Corp. 6.025%,
            11/18/30............................................. $ 1,301,921
 1,500,000 Commercial Mortgage Acceptance Corp. (144A) 6.230%,
            03/15/13.............................................   1,124,908
 2,150,000 DLJ Commercial Mortgage Corp. 7.150%, 01/10/13 (b)....   1,725,375
 2,489,622 DLJ Commercial Mortgage Corp. 5.880%, 11/12/31........   2,547,654
 3,000,000 First Union Lehman Brothers Bank of America Commercial
            Mortgage Trust 6.560%, 11/18/35......................   3,122,842
 3,100,000 First Union Lehman Brothers Commercial Mortgage Trust
            II 6.600%, 11/18/29..................................   3,246,277
 3,110,000 J.P. Morgan Commercial Mortgage Finance Corp. 6.507%,
            10/15/35.............................................   3,207,265
 1,582,420 Lehman Brothers-UBS Commercial Mortgage Trust (144A)
            6.155%, 07/14/16.....................................   1,570,077
 3,175,000 Morgan Stanley Dean Witter Capital, Inc. 6.460%,
            02/15/33.............................................   3,278,614
 1,325,000 Nationslink Funding Corp. 6.795%, 07/20/08............   1,365,545
 2,282,474 PNC Mortgage Acceptance Corp. 7.050%, 10/12/33........   2,414,261
 2,625,000 Reliant Energy Transition Bond Co., L.L.C. 4.760%,
            09/15/09.............................................   2,570,056
 2,400,000 Salomon Brothers Commercial Mortgage Trust 6.226%,
            12/18/35.............................................   2,445,202
 1,600,000 Salomon Brothers Mortgage Securities VII, Inc. 6.134%,
            02/18/34.............................................   1,618,400
                                                                  -----------
                                                                   31,538,397
                                                                  -----------

           COMMUNICATION SERVICES--1.1%
 1,470,000 AOL Time Warner, Inc. 6.750%, 04/15/11................   1,508,964
 2,000,000 CSC Holdings, Inc. 7.625%, 04/01/11...................   2,004,420
   575,000 Crown Castle International Corp. 10.750%, 08/01/11....     562,062
                                                                  -----------
                                                                    4,075,446
                                                                  -----------

           COMMUNICATIONS--1.2%
   825,000 Charter Communications Holdings, L.L.C. 10.750%,
            10/01/09.............................................     870,375
 1,675,000 Clear Channel Communications 7.250%, 09/15/03.........   1,740,761
 1,700,000 Comcast Cable Communications 6.750%, 01/30/11.........   1,710,261
                                                                  -----------
                                                                    4,321,397
                                                                  -----------

                See accompanying notes to financial statements.

                                    NEZF-27

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                               VALUE
  AMOUNT                                            (NOTE 1A)

            COMPUTERS & BUSINESS EQUIPMENT--0.5%
$ 1,675,000 International Business Machines Corp.
             4.875%, 10/01/06..................... $ 1,669,858
                                                   -----------

            CONGLOMERATES--0.4%
  1,225,000 Tyco International Group S.A.
             6.375%, 02/15/06.....................   1,248,875
                                                   -----------

            CONTAINERS & GLASS--0.4%
  1,400,000 Packaging Corp. 9.625%, 04/01/09......   1,533,000
                                                   -----------

            DOMESTIC OIL--0.2%
    605,000 Pioneer Natural Resources Co.
             9.625%, 04/01/10.....................     663,570
                                                   -----------

            DRUGS & HEALTH CARE--0.5%
  1,700,000 HealthSouth Corp. (144A)
             8.375%, 10/01/11.....................   1,751,000
                                                   -----------

            ELECTRIC UTILITIES--1.6%
    650,000 AEP Resources, Inc. (144A)
             6.500%, 12/01/03.....................     669,797
  1,730,000 AES Corp. 8.875%, 02/15/11............   1,531,050
    920,000 AES Eastern Energy, L.P.
             9.670%, 01/02/29.....................     942,255
    475,000 Calpine Corp. 8.500%, 02/15/11........     432,235
    440,000 Exelon Corp. 6.750%, 05/01/11.........     446,711
  1,460,000 Progress Energy, Inc. 7.100%, 03/01/11   1,519,928
                                                   -----------
                                                     5,541,976
                                                   -----------

            ELECTRICAL EQUIPMENT--0.2%
    775,000 Ametek, Inc. 7.200%, 07/15/08.........     753,270
                                                   -----------

            FEDERAL AGENCIES--38.1%
 18,150,000 Federal National Mortgage Association
             6.000%, TBA..........................  17,747,251
  3,000,000 Federal National Mortgage Association
             6.000%, TBA..........................   3,007,500
 12,625,000 Federal National Mortgage Association
             6.500%, TBA..........................  12,625,000
  2,925,000 Federal National Mortgage Association
             7.000%, TBA..........................   2,979,844
 10,000,000 Federal National Mortgage Association
             7.000%, TBA..........................  10,343,800
  2,010,979 Federal National Mortgage Association
             6.500%, 07/01/14.....................   2,063,526
  6,024,087 Federal National Mortgage Association
             6.000%, 07/01/16.....................   6,039,147
  5,062,852 Federal National Mortgage Association
             6.500%, 09/01/16.....................   5,160,919
  2,549,677 Federal National Mortgage Association
             6.500%, 11/01/27.....................   2,558,473

   FACE                                                 VALUE
  AMOUNT                                              (NOTE 1A)

            FEDERAL AGENCIES--(CONTINUED)
$ 5,775,000 Federal National Mortgage Association
             7.250%, 05/15/30....................... $ 6,505,884
 12,995,378 Federal National Mortgage Association
             6.500%, 06/01/31.......................  13,011,882
  6,126,302 Federal National Mortgage Association
             6.500%, 08/01/31.......................   6,126,302
  3,275,000 Federal National Mortgage Association
             6.500%, 09/01/31.......................   3,275,000
  3,175,000 Federal National Mortgage Association
             7.000%, 10/01/31.......................   3,234,531
  5,550,000 Federal National Mortgage Association
             7.000%, 12/01/31.......................   5,654,062
     51,641 Government National Mortgage Association
             9.000%, 10/15/16.......................      56,388
     39,960 Government National Mortgage Association
             8.500%, 01/15/17.......................      43,234
     25,681 Government National Mortgage Association
             8.500%, 02/15/17.......................      27,785
     52,996 Government National Mortgage Association
             8.500%, 03/15/17.......................      57,337
     76,370 Government National Mortgage Association
             8.500%, 05/15/17.......................      82,626
      7,568 Government National Mortgage Association
             8.500%, 07/15/17.......................       8,188
      4,885 Government National Mortgage Association
             8.500%, 11/15/17.......................       5,285
     24,764 Government National Mortgage Association
             8.500%, 06/15/20.......................      26,676
     57,841 Government National Mortgage Association
             8.500%, 03/15/21.......................      62,218
     16,457 Government National Mortgage Association
             8.500%, 10/15/21.......................      17,703
     41,494 Government National Mortgage Association
             8.500%, 11/15/21.......................      44,634
     35,948 Government National Mortgage Association
             8.500%, 05/15/22.......................      38,578
     98,614 Government National Mortgage Association
             8.500%, 10/15/22.......................     105,829
  2,069,827 Government National Mortgage Association
             7.000%, 02/15/24.......................   2,131,901
  1,420,065 Government National Mortgage Association
             6.500%, 11/15/28.......................   1,428,301
  2,340,778 Government National Mortgage Association
             6.000%, 01/15/29.......................   2,303,466
  3,069,502 Government National Mortgage Association
             6.500%, 05/15/29.......................   3,087,305
    885,448 Government National Mortgage Association
             8.000%, 11/15/29.......................     928,038
  2,912,400 Government National Mortgage Association
             7.000%, 04/15/31.......................   2,980,638
  1,392,008 Government National Mortgage Association
             6.500%, 07/15/31.......................   1,396,782

                See accompanying notes to financial statements.

                                    NEZF-28

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


    FACE                                                             VALUE
   AMOUNT                                                          (NOTE 1A)

             FEDERAL AGENCIES--(CONTINUED)
 $ 7,537,269 Government National Mortgage Association 7.500%,
              07/15/31........................................... $  7,796,343
  12,860,129 Government National Mortgage Association 7.000%,
              10/15/31...........................................   13,133,407
                                                                  ------------
                                                                   136,095,783
                                                                  ------------

             FINANCE & BANKING--10.1%
     775,000 Bank America Corp. 7.400%, 01/15/11.................      830,969
   1,500,000 Bombardier Capital, Inc. (144A) 7.300%, 12/15/02....    1,557,870
     760,000 Citigroup, Inc. 6.750%, 12/01/05....................      808,720
   2,285,000 Citigroup, Inc. 6.500%, 01/18/11....................    2,354,749
   1,750,000 Conoco Funding Co. 5.450%, 10/15/06.................    1,754,690
   1,625,000 Countrywide Funding Corp. 7.260%, 05/10/04..........    1,731,015
     800,000 Credit Suisse USA, Inc. 5.875%, 08/01/06............      813,814
   2,325,000 Detroit Edison Securitization Funding, L.L.C.
              5.510%, 03/01/07...................................    2,412,158
   1,575,000 EOP Operating, L.P. 6.500%, 06/15/04................    1,636,713
   2,675,000 Ford Motor Credit Co. 6.875%, 02/01/06..............    2,674,064
   1,850,000 General Electric Capital Corp. 6.800%, 11/01/05.....    1,983,526
   1,350,000 General Motors Acceptance Corp. 8.000%, 11/01/31....    1,365,781
     575,000 J.P. Morgan Chase & Co. 6.750%, 02/01/11............      588,614
   1,575,000 John Hancock Global Funding (144A) 7.900%, 07/02/10.    1,739,839
   1,775,000 MBNA Credit Card Master Note Trust 3.340%, 06/15/09
              (b)................................................    1,775,000
   1,125,000 MBNA Master Credit Card Trust II 7.000%, 02/15/12...    1,210,479
   1,725,000 Morgan Stanley Group, Inc. 6.100%, 04/15/06.........    1,777,940
   1,625,000 Qwest Capital Funding, Inc. 7.750%, 08/15/06........    1,660,457
   1,600,000 Simon Debartolo Group, L.P. 6.875%, 11/15/06........    1,641,696
   1,775,000 Sprint Capital Corp. 6.000%, 01/15/07...............    1,764,900
     500,000 State Street Institutional Capital Corp. (144A)
              7.940%, 12/30/26...................................      519,351
   1,600,000 Suntrust Banks, Inc. 6.375%, 04/01/11...............    1,624,627
   1,550,000 Verizon Global Funding Corp. 7.750%, 12/01/30.......    1,719,167
                                                                  ------------
                                                                    35,946,139
                                                                  ------------

   FACE                                                               VALUE
  AMOUNT                                                            (NOTE 1A)

           FINANCIAL SERVICES--3.4%
$1,325,000 ERAC USA Finance Co. (144A) 6.625%, 02/15/05........... $ 1,310,106
 1,475,000 Goldman Sachs Group, Inc. 7.625%, 08/17/05.............   1,596,156
 2,875,000 Household Finance Corp. 6.375%, 10/15/11...............   2,784,265
 1,675,000 Nationslink Funding Corp. 6.476%, 08/20/30.............   1,733,767
 3,100,000 PSE&G Transition Funding, L.L.C. 6.450%, 03/15/13......   3,209,711
 1,525,000 Reed Elsevier Capital, Inc. 6.125%, 08/01/06...........   1,552,123
                                                                   -----------
                                                                    12,186,128
                                                                   -----------

           FOOD & BEVERAGES--1.6%
 1,725,000 Conagra, Inc. 7.500%, 09/15/05.........................   1,833,537
 1,700,000 Kellogg Co. 6.000%, 04/01/06...........................   1,746,920
   350,000 Smithfield Foods, Inc. (144A) 8.000%,10/15/09..........     360,500
 1,700,000 Tyson Foods, Inc. (144A) 6.625%, 10/01/04..............   1,738,182
                                                                   -----------
                                                                     5,679,139
                                                                   -----------

           FOREIGN GOVERNMENT--3.2%
 1,725,000 Bundes Republic of Deutschland 5.250%, 01/04/11, (EUR).   1,570,979
 2,825,000 Government of Canada 6.000%, 06/01/11, (CAD)...........   1,857,549
 7,125,000 Government of New Zealand 8.000%, 11/15/06, (NZD)......   3,167,835
 4,600,000 Republic of Greece 8.800%, 06/19/07, (EUR).............   4,891,108
                                                                   -----------
                                                                    11,487,471
                                                                   -----------

           INVESTMENT BROKERAGE--0.5%
 1,725,000 Merrill Lynch & Co., Inc. 5.350%, 06/15/04.............   1,773,110
                                                                   -----------

           LEISURE--1.0%
   875,000 Aztar Corp. (144A) 9.000%, 08/15/11....................     901,250
   900,000 MGM Grand, Inc. 9.750%, 06/01/07.......................     942,750
 1,725,000 The Walt Disney Co. 3.900%, 09/15/03...................   1,723,254
                                                                   -----------
                                                                     3,567,254
                                                                   -----------

           PAPER & FOREST--1.0%
 1,650,000 International Paper Co. 8.000%, 07/08/03...............   1,739,039
   900,000 Potlatch Corp. (144A) 10.000%, 07/15/11................     936,000
 1,000,000 Tembec Industries, Inc. 8.500%, 02/01/11...............   1,035,000
                                                                   -----------
                                                                     3,710,039
                                                                   -----------

                See accompanying notes to financial statements.

                                    NEZF-29

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                              VALUE
  AMOUNT                                           (NOTE 1A)

           POLLUTION CONTROL--0.5%
$1,500,000 Allied Waste North America, Inc.
            7.625%, 01/01/06..................... $ 1,481,250
   100,000 Allied Waste North America, Inc.
            8.875%, 04/01/08.....................     102,750
   125,000 Allied Waste North America, Inc.
            7.875%, 01/01/09.....................     121,562
                                                  -----------
                                                    1,705,562
                                                  -----------

           RAILROADS & EQUIPMENT--0.6%
 2,220,000 CSX Corp. 6.750%, 03/15/11............   2,259,159
                                                  -----------

           RETAIL--1.8%
 1,625,000 Norfolk Southern Corp.
            7.350%, 05/15/07.....................   1,746,014
   270,000 The Kroger Co. 7.800%, 08/15/07.......     295,665
 1,425,000 The Kroger Co. 8.000%, 09/15/29.......   1,580,633
 2,375,000 Wal-Mart Stores, Inc. 7.550%, 02/15/30   2,725,992
                                                  -----------
                                                    6,348,304
                                                  -----------

           STEEL--0.5%
 1,700,000 Alaska Steel Corp. 7.875%, 02/15/09...   1,666,000
                                                  -----------

           TELEPHONE--3.2%
 1,025,000 AT&T Corp. 6.500%, 03/15/29...........     895,368
   835,000 AT&T Wireless Services, Inc.
            8.750%, 03/01/1931...................     949,554
 1,500,000 British Telecommunications, Plc.
            8.125%,12/15/10 (b)..................   1,663,547
 1,650,000 France Telecom S.A. (144A)
            7.200%, 03/01/06 (b).................   1,732,912
 1,650,000 Telecomunicacione de Puerto Rico, Inc.
            6.650%, 05/15/06.....................   1,669,503
 1,525,000 Telus Corp. 8.000%, 06/01/11..........   1,618,287
   825,000 Worldcom, Inc. 7.550%, 04/01/04.......     867,209
   750,000 Worldcom, Inc. 6.500%, 05/15/04.......     770,621
 1,350,000 Worldcom, Inc. 7.500%, 05/15/11.......   1,388,711
                                                  -----------
                                                   11,555,712
                                                  -----------

           U.S. TREASURY--5.2%
 6,900,000 United States Treasury Bonds
            10.625%, 08/15/15....................  10,235,736
 1,715,000 United States Treasury Bonds
            8.125%, 08/15/21.....................   2,190,381
 1,325,000 United States Treasury Bonds
            6.125%, 08/15/29.....................   1,402,433
 2,385,000 United States Treasury Bonds
            6.250%, 05/15/30.....................   2,584,278

   FACE                                                   VALUE
  AMOUNT                                                (NOTE 1A)

           U.S. TREASURY--(CONTINUED)
$  625,000 United States Treasury Notes
            7.000%, 07/15/06.......................... $    691,013
 1,425,000 United States Treasury Notes
            5.000%, 02/15/11..........................    1,419,656
                                                       ------------
                                                         18,523,497
                                                       ------------

           UTILITIES--0.2%
   890,000 American Electric Power, Inc.
            6.125%, 05/15/06..........................      881,859
                                                       ------------

           YANKEE--6.4%
 1,800,000 British Sky Broadcasting Group, Plc.
            8.200%, 07/15/09..........................    1,855,597
 1,550,000 Deutsche Telekom International Finance B.V.
            7.750%, 06/15/05..........................    1,678,397
 2,585,961 Federal Republic of Brazil
            8.000%, 04/15/14..........................    1,960,417
   725,000 Flextronics International, Ltd.
            9.875%, 07/01/10..........................      761,250
 2,103,750 National Republic of Bulgaria
            4.563%, 07/28/11 (b)......................    1,840,781
   950,000 Norske Skog Canada, Ltd. (144A)
            8.625%, 06/15/11..........................      983,250
   850,000 Province of Quebec 5.500%, 04/11/06........      865,776
 1,075,000 Province of Quebec 7.500%, 09/15/29........    1,201,785
 1,468,514 Republic of Panama
            4.750%, 07/17/14 (b)......................    1,301,193
 1,225,000 Republic of Peru 4.500%, 03/07/17 (b)......      940,188
 1,925,000 Republic of Philippines
            9.875%, 03/16/10..........................    1,980,825
 1,757,250 Republic of Poland
            6.000%, 10/27/14 (b)......................    1,744,071
 1,575,000 Russian Federation 8.250%, 03/31/10........    1,379,149
 1,575,000 Tyco International Group S.A.
            6.250%, 06/15/03 (b)......................    1,638,378
   475,000 United Mexican States
            9.750%, 04/06/05..........................      533,187
 1,550,000 United Mexican States
            9.875%, 02/01/10..........................    1,736,000
   275,000 United Mexican States
            11.500%, 05/15/26.........................      349,938
                                                       ------------
                                                         22,750,182
                                                       ------------
           Total Bonds & Notes
            (Identified Cost $347,655,783)............  351,019,088
                                                       ------------

                See accompanying notes to financial statements.

                                    NEZF-30

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 SHORT TERM INVESTMENTS--13.7%


   FACE                                                              VALUE
  AMOUNT                                                           (NOTE 1A)

           COMMERCIAL PAPER--13.7%
$6,915,000 American Express Credit Corp. 1.840%, 01/03/02........ $  6,914,293
 3,944,000 Caterpillar Financial Services N.V. 1.870%, 01/14/02..    3,941,337
 1,693,000 General Electric Capital Corp. 2.040%, 01/14/02.......    1,691,753
 8,167,000 General Electric Capital Corp. 2.050%, 01/15/02.......    8,160,489
 2,527,000 Goldman Sachs Group, L.P. 1.750%, 01/02/02............    2,526,877
 8,556,000 Goldman Sachs Group, L.P. 1.750%, 01/14/02............    8,550,593
 4,315,000 Household Finance Corp. 1.860%, 01/11/02..............    4,312,771
 9,361,000 J.P. Morgan Chase & Co. 1.730%, 02/13/02..............    9,341,656
 3,295,000 Verizon Network Fund 1.750%, 01/07/02.................    3,294,039
                                                                  ------------
           Total Short Term Investments (Identified Cost
            $48,733,808).........................................   48,733,808
                                                                  ------------
           Total Investments--111.9% (Identified Cost
            $396,389,591) (a)....................................  399,752,896
           Other assets less liabilities.........................  (42,404,543)
                                                                  ------------
           TOTAL NET ASSETS--100%................................ $357,348,353
                                                                  ============

                See accompanying notes to financial statements.

                                    NEZF-29

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES


 FORWARD CONTRACTS OUTSTANDING AT DECEMBER 31, 2001


                                                                    LOCAL    AGGREGATE               UNREALIZED
                                                          DELIVERY CURRENCY    FACE       TOTAL    APPRECIATION/
FORWARD CURRENCY CONTRACT                                   DATE    AMOUNT     VALUE      VALUE    (DEPRECIATION)
-------------------------                                 -------- --------- ---------- ---------- --------------
Canadian Dollar (sold)................................... 1/09/02  2,940,000 $1,843,168 $1,846,266    $ (3,098)
Euro Currency (sold)..................................... 1/09/02  7,285,000  6,520,658  6,482,352      38,306
New Zealand Dollar (sold)................................ 1/09/02  7,550,000  3,108,146  3,137,381     (29,235)
                                                                                                      --------
Net Unrealized Appreciation on Forward Currency Contracts                                             $  5,973
                                                                                                      ========

 FUTURES CONTRACTS OUTSTANDING AT DECEMBER 31, 2001

                                                                                                     UNREALIZED
                                                EXPIRATION NUMBER OF   CONTRACT    VALUATION AS OF  APPRECIATION
FUTURES CONTRACT LONG                              DATE    CONTRACTS    AMOUNT        12/31/01     (DEPRECIATION)
---------------------                           ---------- --------- ------------  --------------- --------------
US Treasury Bonds Future.......................  3/31/02      105    $ 10,820,566   $ 10,660,781     $(159,785)
US Treasury Notes 5 Year Future................  3/31/02       87       9,164,669      9,207,047        42,378
US Treasury Notes 2 Year Future................  3/31/02       61      12,725,208     12,748,047        22,839

FUTURES CONTRACT SHORT
----------------------
US Treasury Notes 10 Year Future...............  3/31/02     (178)    (18,920,316)   (18,715,030)      205,286
                                                                                                     ---------
Net Unrealized Appreciation on Future Contracts                                                      $ 110,718
                                                                                                     =========

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $396,646,702 for federal income tax purposes was as follows:

Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost........................... $ 4,955,721
Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value...........................  (1,849,527)
                                                                      -----------
Net unrealized appreciation.......................................... $ 3,106,194
                                                                      ===========

(b)Variable or floating rate security. Rate disclosed is as of December 31, 2001.

Key to Abbreviations:
144A--Securities exempt from registration under Rule 144A of the securities act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $18,936,325 or 5.3% of net assets.
CAD--Canadian Dollar
EUR--Euro Currency
NZD--New Zealand Dollar

                See accompanying notes to financial statements.

                                    NEZF-32

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

         ASSETS
           Investments at value..............             $399,752,896
           Cash..............................                      650
           Receivable for:
            Fund shares sold.................                1,060,603
            Open forward currency
             contracts--net..................                    5,973
            Accrued interest.................                4,292,762
            Futures variation margin.........                   60,413
                                                          ------------
             Total Assets....................              405,173,297
         LIABILITIES
           Payable for:
            Fund shares redeemed............. $   970,617
            Securities purchased.............  46,652,842
           Accrued expenses:
            Management fees..................     120,330
            Service and distribution fees....       1,362
            Deferred trustees fees...........      58,420
            Other expenses...................      21,373
                                              -----------
             Total Liabilities...............               47,824,944
                                                          ------------
         NET ASSETS..........................             $357,348,353
                                                          ============
           Net assets consist of:
            Capital paid in..................             $350,213,337
            Undistributed net investment
             income..........................               10,958,857
            Accumulated net realized gains
             (losses)........................               (7,303,900)
            Unrealized appreciation
             (depreciation) on investments
             and foreign currency............                3,480,059
                                                          ------------
         NET ASSETS..........................             $357,348,353
                                                          ============
         Computation of offering price:
         CLASS A
         Net asset value and redemption price
          per share ($349,416,941 divided by
          3,196,016 shares of beneficial
          interest)..........................             $     109.33
                                                          ============
         CLASS B
         Net asset value and redemption price
          per share ($7,931,412 divided by
          72,967 shares of beneficial
          interest)..........................             $     108.70
                                                          ============
         Identified cost of investments......             $396,389,591
                                                          ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

       INVESTMENT INCOME
         Interest...............................              $20,891,054
                                                              -----------
       EXPENSES
         Management fees........................ $ 1,289,312
         Service and distribution fees--Class B.       3,023
         Trustees fees and expenses.............      26,238
         Custodian..............................     119,469
         Audit and tax services.................      20,429
         Legal..................................      14,487
         Printing...............................     105,973
         Insurance..............................       6,028
         Miscellaneous..........................       5,425
                                                 -----------
         Total expenses.........................                1,590,384
                                                              -----------
       NET INVESTMENT INCOME....................               19,300,670
                                                              -----------
       REALIZED AND UNREALIZED GAIN (LOSS)
       Realized gain (loss) on:
         Investments--net.......................   2,190,431
         Foreign currency transactions--net.....  (2,001,382)
         Futures transactions--net..............      59,440      248,489
                                                 -----------
       Unrealized appreciation (depreciation)
        on:
         Investments--net.......................   6,676,461
         Foreign currency transactions--net.....        (910)
         Futures transactions--net..............     110,720    6,786,271
                                                 -----------  -----------
       Net gain (loss)..........................                7,034,760
                                                              -----------
       NET INCREASE (DECREASE) IN NET
        ASSETS FROM OPERATIONS..................              $26,335,430
                                                              ===========


                See accompanying notes to financial statements.

                                    NEZF-33

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $ 19,300,670  $ 20,195,483
  Net realized gain (loss)..........................................      248,489    (7,456,919)
  Unrealized appreciation (depreciation)............................    6,786,271     8,725,145
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................   26,335,430    21,463,709
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................  (25,861,184)            0
   Class B..........................................................            0             0
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................  (25,861,184)            0
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   73,734,008   (22,179,402)
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   74,208,254      (715,693)

NET ASSETS
  Beginning of the year.............................................  283,140,099   283,855,792
                                                                     ------------  ------------
  End of the year................................................... $357,348,353  $283,140,099
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $ 10,958,857  $ 19,667,799
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class B. Transactions in capital shares were as follows:

                                                                      YEAR ENDED              YEAR ENDED
                                                                  DECEMBER 31, 2001        DECEMBER 31, 2000
                                                               -----------------------  ----------------------
                                                                SHARES         $         SHARES        $
                                                               ---------  ------------  --------  ------------
CLASS A
  Sales....................................................... 1,174,766  $127,965,239   690,689  $ 71,907,148
  Reinvestments...............................................   249,939    25,861,184         0             0
  Redemptions.................................................  (810,703)  (88,006,640) (908,012)  (94,086,550)
                                                               ---------  ------------  --------  ------------
  Net increase (decrease).....................................   614,002  $ 65,819,783  (217,323) $(22,179,402)
                                                               =========  ============  ========  ============
CLASS B
  Sales.......................................................    75,992  $  8,241,183         0  $          0
  Reinvestments...............................................         0             0         0             0
  Redemptions.................................................    (3,025)     (326,958)        0             0
                                                               ---------  ------------  --------  ------------
  Net increase (decrease).....................................    72,967     7,914,225         0  $          0
                                                               =========  ============  ========  ============
  Increase (decrease) derived from capital share transactions.   686,969  $ 73,734,008  (217,323) $(22,179,402)
                                                               =========  ============  ========  ============

                See accompanying notes to financial statements.

                                    NEZF-34

NEW ENGLAND ZENITH FUND
STATE STREET RESEARCH BOND INCOME SERIES

 FINANCIAL HIGHLIGHTS



                                     CLASS A                         CLASS B
                 -----------------------------------------------  --------------
                                                                  MAY 1, 2001(A)
                             YEAR ENDED DECEMBER 31,                 THROUGH
                 -----------------------------------------------   DECEMBER 31,
                   2001      2000     1999      1998      1997         2001
                 --------  -------- --------  --------  --------  --------------
NET ASSET
 VALUE,
 BEGINNING OF
 PERIOD......... $ 109.66  $ 101.40 $ 109.89  $ 108.52  $ 105.63     $103.37
                 --------  -------- --------  --------  --------     -------
INCOME FROM
 INVESTMENT
 OPERATIONS
 Net
   investment
   income.......     5.92      7.82     7.67      6.76      7.43        0.84
 Net realized
   and
   unrealized
   gain (loss)
   on
   investments..     3.20      0.44    (8.18)     3.00      4.05        4.49
                 --------  -------- --------  --------  --------     -------
 Total from
   investment
   operations...     9.12      8.26    (0.51)     9.76     11.48        5.33
                 --------  -------- --------  --------  --------     -------
LESS
 DISTRIBUTIONS
 Distributions
   from net
   investment
   income.......    (9.45)     0.00    (7.72)    (6.64)    (7.51)       0.00
 Distributions
   from net
   realized
   capital
   gains........     0.00      0.00    (0.16)    (1.75)    (1.08)       0.00
 Distributions
   in excess
   of net
   realized
   capital
   gains........     0.00      0.00    (0.10)     0.00      0.00        0.00
                 --------  -------- --------  --------  --------     -------
 Total
   distributions    (9.45)     0.00    (7.98)    (8.39)    (8.59)       0.00
                 --------  -------- --------  --------  --------     -------
NET ASSET
 VALUE, END OF
 PERIOD......... $ 109.33  $ 109.66 $ 101.40  $ 109.89  $ 108.52     $108.70
                 ========  ======== ========  ========  ========     =======
TOTAL RETURN
 (%)............      8.8       8.1     (0.5)      9.0      10.9         5.2 (b)
Ratio of
 operating
 expenses to
 average net
 assets (%).....     0.49      0.47     0.48      0.48      0.52        0.74 (c)
Ratio of net
 investment
 income to
 average net
 assets (%).....     5.99      7.37     7.12      6.66      6.97        5.07 (c)
Portfolio
 turnover rate
 (%)............      271        81       77        82        40         271
Net assets,
 end of period
 (000).......... $349,417  $283,140 $283,856  $267,791  $202,888     $ 7,931

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.

                See accompanying notes to financial statements.

                                    NEZF-35

NEW ENGLAND ZENITH FUND

 BALANCED SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM TOTAL RETURN FROM A COMBINATION OF CAPITAL APPRECIATION AND CURRENT INCOME.

 INCEPTION DATE  10/31/94

 ASSET CLASS
 STOCKS & BONDS

 NET ASSETS
 $145 MILLION

 PORTFOLIO MANAGER
 MAYA BITTAR
 CFA
 THOMAS PAPPAS
 CFA

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Balanced Series Class A shares returned -4.5%, under performing its benchmark, a blend of the Standard & Poor's 500 Index(R)/10/ (60%) and the Lehman Brothers Aggregate Bond Index/1 (40%), which returned -3.7% for the same time period. The average return of the Portfolio's peer group, the Lipper Variable Products Balanced Funds category5/ was -2.9% for the year. The Series' performance can be attributed to weak stock selection early in the year and a modest allocation to high yield bonds.

PORTFOLIO ACTIVITY
2001 was not a good year for equity investors. The economy slipped into recession earlier in the year, the terrorist attacks on September 11th shook consumer confidence, causing numerous businesses to retrench through the fourth quarter. The Balanced Series began the year defensively postured, became more aggressive in the second quarter in response to continuing Federal Reserve interest rate cuts, then backed away from hopes of a swift economic recovery in the third quarter, and finally turned more aggressive again as the fourth quarter progressed. Equity holdings that contributed notably to performance as a result of this strategy included Microsoft Corp., Accenture Ltd., and Wal-Mart Stores. Some stocks that detracted from performance were Cisco Systems, Merck & Co., and Safeway. In terms of sectors, the portfolio is now positioned to benefit from an economic recovery we predict will begin in the Spring. We have reduced health care and consumer staples weights and increased consumer discretionary and technology allocations, while remaining broadly diversified across all sectors of the market. The Balanced Series' allocation to bonds underperformed the Lehman Aggregate Bond Index primarily due to the series modest allocation to lower-rated securities. At the end of the period, the Series asset mix consisted of 63% stocks and 35% bonds.

PORTFOLIO OUTLOOK/11/
We are encouraged by the outlook for 2002, and foresee that the combined stimulative effects of interest rate cuts, lower taxes, rising fiscal spending, and lower energy prices will ignite a moderate recovery. Although the economic recovery may not become visible for another quarter or more, we believe the cyclical bottom is near and that the current recession will be mild and short-lived by historical standards. In this environment, the equity strategy will be to tilt the portfolio toward cyclical areas that are still within reasonable valuation parameters, while focusing on specific stocks that we believe are well-positioned to sustain earnings growth through and beyond the anticipated economic upturn. In fixed income, we anticipate that steady-to-lower inflation will cause the Federal Reserve to raise interest rates slowly and cautiously by the end of 2002. In this environment, the Series is underweighted in treasuries and will likely remain overweighted in mortgage securities while we seek compelling opportunities for the Series in the corporate sector. As usual, we will continue to seek attractively priced bonds that will add incremental value to the portfolio while helping to provide a buffer against expected future equity market volatility.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                       % OF TOTAL
              SECURITY                                 NET ASSETS
              ---------------------------------------------------
              FEDERAL NATIONAL MORTGAGE ASSOCIATION...    6.8%
              GOVERNMENT NATIONAL MORTGAGE ASSOCIATION    5.6%
              MICROSOFT CORP..........................    2.6%
              GENERAL ELECTRIC CO.....................    2.4%
              UNITED STATES TREASURY BONDS............    2.1%
              CITIGROUP, INC..........................    2.1%
              EXXONMOBIL CORP.........................    1.9%
              WAL-MART STORES.........................    1.9%
              INTERNATIONAL BUSINESS MACHINES CORP....    1.8%
              PFIZER INC..............................    1.6%

A $10,000 INVESTMENT COMPARED TO 60% S&P 500 INDEX/
                    40% LEHMAN BROTHERS AGGREGATE BOND INDEX

                                    [CHART]

               Balanced Series    Lehman Brothers Aggregate      S&P 500 Index
                                      Bond Index
10/94             $10,000              $10,000                      $10,000
12/94               9,990               10,048                       9,779
12/95              12,466               11,981                      13,449
12/96              14,575               12,329                      16,535
12/97              16,934               13,532                      22,050
12/98              18,475               14,814                      28,351
12/99              17,535               14,496                      34,316
12/00              17,198               16,214                      31,195
12/01              16,435               17,593                      27,490


-------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
-------------------------------------------------------------------------------

                                  LEHMAN           LIPPER VARIABLE
                                 AGGREGATE         BALANCED FUNDS
                        BALANCED   BOND    S&P 500     AVERAGE
              1 Year      -4.5%     8.4%    -11.9%      -2.9%
              3 Years     -3.8      6.3      -1.0        2.6
              5 Years      2.4      7.4      10.7        8.2
              Since
              Inception    7.2      8.3      15.2         --

-------------------------------------------------------------------------------

 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -2.3%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-36

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--63.2% OF TOTAL NET ASSETS



                                                         VALUE
  SHARES                                               (NOTE 1A)

               AEROSPACE & DEFENSE--1.6%
     16,000    Lockheed Martin Corp................. $     746,720
     18,000    The Boeing Co........................       698,040
     12,900    United Technologies Corp.............       833,727
                                                     -------------
                                                         2,278,487
                                                     -------------

               ALUMINUM--0.6%
     24,400    Alcoa, Inc...........................       867,420
                                                     -------------

               APPAREL & TEXTILES--0.7%
     18,300    NIKE, Inc. (Class B).................     1,029,192
                                                     -------------

               BANKS--4.5%
     30,400    Bank One Corp........................     1,187,120
     59,233    Citigroup, Inc.......................     2,990,082
     32,200    FleetBoston Financial Corp...........     1,175,300
     55,900    US Bancorp...........................     1,169,987
                                                     -------------
                                                         6,522,489
                                                     -------------

               BUSINESS SERVICES--1.1%
     27,900    Automatic Data Processing, Inc.......     1,643,310
                                                     -------------

               CHEMICALS--0.6%
     24,600    Dow Chemical Co......................       830,988
                                                     -------------

               COMMUNICATION SERVICES--4.1%
     67,300    AOL Time Warner, Inc.................     2,160,330
     88,200    Liberty Media Corp...................     1,234,800
     25,396    SBC Communications, Inc..............       994,761
     35,200    Viacom, Inc. (Class B) (b)...........     1,554,080
                                                     -------------
                                                         5,943,971
                                                     -------------

               COMMUNICATIONS--1.5%
     94,400    Cisco Systems, Inc. (b)..............     1,709,584
     38,400    EMC Corp. (b)........................       516,096
                                                     -------------
                                                         2,225,680
                                                     -------------

               COMPUTERS & BUSINESS EQUIPMENT--3.3%
     85,500    Compaq Computer Corp.................       834,480
     21,200    International Business Machines Corp.     2,564,352
     16,600    Micron Technology, Inc...............       514,600
     29,700    Texas Instruments, Inc...............       831,600
                                                     -------------
                                                         4,745,032
                                                     -------------

               CONGLOMERATES--3.7%
     86,800    General Electric Co..................     3,478,944
     32,000    Tyco International, Ltd..............     1,884,800
                                                     -------------
                                                         5,363,744
                                                     -------------

                                                           VALUE
  SHARES                                                 (NOTE 1A)

               COSMETICS & TOILETRIES--0.9%
     11,100    Gillette Co............................ $     370,740
     28,100    The Estee Lauder Companies, Inc........       900,886
                                                       -------------
                                                           1,271,626
                                                       -------------

               DOMESTIC OIL--4.0%
     10,500    Anadarko Petroleum Corp................       596,925
     13,600    ChevronTexaco Corp.....................     1,218,696
     71,000    ExxonMobil Corp........................     2,790,300
     22,000    Schlumberger, Ltd......................     1,208,900
                                                       -------------
                                                           5,814,821
                                                       -------------

               DRUGS & HEALTH CARE--6.7%
     16,000    Amgen, Inc. (b)........................       903,040
     11,300    Eli Lilly & Co.........................       887,502
     20,200    HCA Healthcare Co......................       778,508
     26,600    McKesson Corp..........................       994,840
     25,800    Merck & Co., Inc.......................     1,517,040
     57,300    Pfizer, Inc............................     2,283,405
     26,900    Pharmacia Corp.........................     1,147,285
     33,400    Schering-Plough Corp...................     1,196,054
                                                       -------------
                                                           9,707,674
                                                       -------------

               ELECTRIC UTILITIES--0.6%
     16,600    Exelon Corp............................       794,808
                                                       -------------

               ELECTRONICS--2.1%
     71,200    Intel Corp.............................     2,239,240
     71,000    Solectron Corp.........................       800,880
                                                       -------------
                                                           3,040,120
                                                       -------------

               FINANCE & BANKING--1.3%
     36,500    State Street Corp......................     1,907,125
                                                       -------------

               FINANCIAL SERVICES--2.8%
     26,700    American Express Co....................       952,923
      6,100    Goldman Sachs Group, Inc...............       565,775
     20,500    Hartford Financial Services Group, Inc.     1,288,015
     32,500    J.P. Morgan Chase & Co.................     1,181,375
                                                       -------------
                                                           3,988,088
                                                       -------------

               FOOD & BEVERAGES--1.3%
     21,600    Coca Cola Co...........................     1,018,440
     19,100    PepsiCo, Inc...........................       929,979
                                                       -------------
                                                           1,948,419
                                                       -------------

               GAS & PIPELINE UTILITIES--0.8%
     25,400    El Paso Corp...........................     1,133,094
                                                       -------------

                See accompanying notes to financial statements.

                                    NEZF-37

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)

                                                            VALUE
  SHARES                                                  (NOTE 1A)

               HEALTH CARE--PRODUCTS--1.3%
     15,800    American Home Products Corp............. $     969,488
     16,200    Johnson & Johnson.......................       957,420
                                                        -------------
                                                            1,926,908
                                                        -------------

               INSURANCE--2.8%
     27,700    American International Group, Inc.......     2,199,380
     17,600    Marsh & McLennan Cos., Inc..............     1,891,120
                                                        -------------
                                                            4,090,500
                                                        -------------

               INVESTMENT BROKERAGE--1.0%
     26,900    Merrill Lynch & Co., Inc................     1,402,028
                                                        -------------

               MEDICAL LABORATORIES--0.7%
     17,800    Abbott Laboratories.....................       992,350
                                                        -------------

               PAPER & FOREST--1.3%
     22,600    International Paper Co..................       911,910
     15,100    Kimberly-Clark Corp.....................       902,980
                                                        -------------
                                                            1,814,890
                                                        -------------

               PUBLISHING--0.7%
     15,700    Gannett, Inc............................     1,055,511
                                                        -------------

               RETAIL--5.9%
     31,900    CVS Corp................................       944,240
     22,500    Costco Wholesale Corp. (b)..............       998,550
     41,300    Home Depot, Inc.........................     2,106,713
     39,500    Safeway, Inc. (b).......................     1,649,125
     48,300    Wal-Mart Stores, Inc....................     2,779,665
                                                        -------------
                                                            8,478,293
                                                        -------------

               SOFTWARE--5.2%
     63,000    Accenture, Ltd..........................     1,695,960
     13,700    Adobe Systems, Inc......................       425,385
     12,200    Intuit, Inc. (b)........................       521,916
     56,900    Microsoft Corp. (b).....................     3,769,625
     82,600    Oracle Corp. (b)........................     1,140,706
                                                        -------------
                                                            7,553,592
                                                        -------------

               TELEPHONE--1.2%
     35,300    Qwest Communications International, Inc.       498,789
     88,650    Worldcom, Inc...........................     1,248,192
                                                        -------------
                                                            1,746,981
                                                        -------------

               TRUCKING & FREIGHT FORWARDING--0.9%
     24,400    FedEx Corp..............................     1,265,872
                                                        -------------
               Total Common Stocks
                (Identified Cost $99,510,635)..........    91,383,013
                                                        =============

BONDS & NOTES--34.7%

   FACE                                                  VALUE
  AMOUNT                                               (NOTE 1A)

              AEROSPACE & DEFENSE--0.2%
$  214,627    US Airways Pass Through Trust
               7.076%, 09/20/22..................... $     215,097
                                                     -------------

              AIR TRAVEL--0.1%
    25,000    American Airlines 10.180%, 01/02/13...        23,536
    75,000    Atlas Air, Inc. 10.750%, 08/01/05.....        66,750
    35,000    Delta Air Lines, Inc. 7.900%, 12/15/09        31,067
                                                     -------------
                                                           121,353
                                                     -------------

              ALUMINUM--0.0%
    20,000    Century Aluminum Co.
               11.750%, 04/15/08....................        20,700
                                                     -------------

              APPAREL & TEXTILES--0.0%
    20,000    Levi Strauss & Co. 11.625%, 01/15/08..        17,700
    50,000    Westpoint Stevens, Inc.
               7.875%, 06/15/05.....................        16,125
    20,000    Westpoint Stevens, Inc.
               7.875%, 06/15/08.....................         5,900
                                                     -------------
                                                            39,725
                                                     -------------

              AUTO PARTS--0.1%
    65,000    Accuride Corp. 9.250%, 02/01/08.......        34,450
    20,000    CSK Auto, Inc. 12.000%, 06/15/06......        20,150
    55,000    Dana Corp. (144A) 9.000%, 08/15/11....        51,138
    30,000    Hayes Lemmerz International, Inc.
               11.875%, 06/15/06....................        14,250
    35,000    Hayes Lemmerz International, Inc.
               11.000%, 07/15/06 (e)................         1,575
    20,000    Hayes Wheels International, Inc.
               9.125%, 07/15/07 (e).................           900
                                                     -------------
                                                           122,463
                                                     -------------

              AUTOMOBILES--0.1%
    25,000    LDM Technologies, Inc.
               10.750%, 01/15/07....................        12,625
    75,000    Lear Corp. 8.110%, 05/15/09...........        75,874
                                                     -------------
                                                            88,499
                                                     -------------

              BANKS--0.6%
   225,000    Bankers Trust New York Corp.
               7.625%, 08/15/05.....................       244,395
   200,000    People's Bank 9.875%, 11/15/10........       220,284
   400,000    United States Bancorp
                7.500%, 06/01/26....................       436,888
                                                     -------------
                                                           901,567
                                                     -------------

                See accompanying notes to financial statements.

                                    NEZF-38

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)

              BROADCASTING--0.5%
 $  30,000    CSC Holdings, Inc. (Series B)
               8.125%, 08/15/09....................... $      30,914
    85,000    Lin Holdings Corp. 10.000%, 03/01/08 (d)        53,550
   400,000    News America Holdings, Inc.
               9.250%, 02/01/13.......................       459,624
    40,000    STC Broadcasting, Inc. 11.000%, 03/15/07        33,200
   100,000    Viacom, Inc. 7.875%, 07/30/30...........       110,438
    30,000    Young Broadcasting, Inc.
               10.000%, 03/01/11......................        27,900
                                                       -------------
                                                             715,626
                                                       -------------

              BUILDING & CONSTRUCTION--0.5%
   150,000    Centex Corp. 7.875%, 02/01/11...........       152,813
   200,000    Masco Corp. 5.750%, 10/15/08............       188,858
   150,000    Pulte, Inc. 7.625%, 10/15/17............       134,793
   200,000    Regency Centers, L.P. 7.950%, 01/15/11..       206,866
    30,000    Standard Pacific Corp. 8.000%, 02/15/08.        28,275
                                                       -------------
                                                             711,605
                                                       -------------

              BUSINESS SERVICES--0.1%
    50,000    IT Group, Inc. (Series B)
               11.250%, 04/01/09......................         9,000
    50,000    Iron Mountain, Inc. 8.250%, 07/01/11....        51,000
    35,000    Parker Drilling Co. 9.750%, 11/15/06....        34,825
    20,000    Resolution Performance Products
               13.500%, 11/15/10......................        21,800
                                                       -------------
                                                             116,625
                                                       -------------

              CHEMICALS--0.3%
     5,000    Airgas, Inc. 9.125%, 10/01/11...........         5,300
    50,000    Borden Chemicals & Plastics, L.P.
               9.500%, 05/01/05 (e)...................         7,000
    50,000    Georgia Gulf Corp. 10.375%, 11/01/07....        52,500
   165,000    ICI Wilmington, Inc. 6.950%, 09/15/04...       171,161
    50,000    Lyondell Chemical Co. 9.625%, 05/01/07..        50,250
    25,000    Lyondell Chemical Co. 10.875%, 05/01/09.        23,125
    50,000    Olin Corp. 9.125%, 12/15/11.............        49,781
    20,000    Texas Petrochemicals Corp.
               11.125%, 07/01/06......................        16,600
                                                       -------------
                                                             375,717
                                                       -------------

              COLLATERALIZED MORTGAGE OBLIGATIONS--0.8%
   515,000    First Union Lehman Brothers Commercial
               Mortgage Trust 7.380%, 04/18/29........       552,965
   630,000    First Union Lehman Brothers Commercial
               Mortgage Trust II 6.600%, 11/18/29.....       659,727
                                                       -------------
                                                           1,212,692
                                                       -------------

   FACE                                                  VALUE
  AMOUNT                                               (NOTE 1A)

               COMMUNICATION SERVICES--0.2%
$   15,000     EchoStar DBS Corp. (144A)
                9.125%, 01/15/09..................... $     15,037
    25,000     FrontierVision Holdings, L.P.
                11.875%, 09/15/07 (d)................       26,219
    80,000     Liberty Media Corp. 7.750%, 07/15/09..       80,482
    85,000     Lucent Technologies, Inc.
                7.250%, 07/15/06.....................       73,100
    15,000     Mediacom Broadband, L.L.C.
                11.000%, 07/15/13....................       16,462
                                                      ------------
                                                           211,300
                                                      ------------

               COMMUNICATIONS--0.4%
   100,000     Adelphia Communications Corp.
                7.750%, 01/15/09.....................       90,375
    50,000     Charter Communication Holdings, L.L.C.
                8.250%, 04/01/07.....................       47,750
    15,000     Charter Communication Holdings, L.L.C.
                11.125%, 01/15/11....................       15,900
    45,000     Charter Communication Holdings, L.L.C.
                13.500%, 01/15/11 (d)................       29,700
    30,000     Charter Communication Holdings, L.L.C.
                10.000%, 05/15/11....................       30,525
    25,000     Charter Communication Holdings, L.L.C.
                8.625%, 04/01/09.....................       24,062
    45,000     Classic Cable, Inc.
                10.500%, 03/01/10 (e)................       11,250
    20,000     Exodus Communications, Inc.
                11.250%, 07/01/08 (e)................        3,600
    70,000     Exodus Communications, Inc.
                10.750%, 12/15/09 (e)................       12,950
   100,000     Exodus Communications, Inc.
                11.625%,07/15/10 (e).................       18,000
    50,000     Gray Communications Systems, Inc.
                10.625%, 10/01/06....................       51,500
    50,000     Marconi, Plc. 7.750%, 09/15/10........       25,500
   125,000     Nextel Communications, Inc.
                9.750%, 10/31/07 (d).................       88,594
    25,000     Nextel Communications, Inc.
                10.750%, 06/01/09....................        3,125
    35,000     Nextel Communications, Inc.
                9.375%, 11/15/09.....................       27,650
    39,000     RCN Corp. (Series B)
                11.125%, 10/15/07 (d)................       11,700
    30,000     Time Warner Telecom, L.L.C.
                9.750%, 07/15/08.....................       23,850
    50,000     Williams Communications Group
                11.700%, 08/01/08....................       21,375
    25,000     Williams Communications Group
                10.875%, 10/01/09....................       10,250
    70,000     Winstar Communication, Inc.
                12.500%, 04/15/08 (e)................           88

                See accompanying notes to financial statements.

                                    NEZF-39

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                  VALUE
  AMOUNT                                               (NOTE 1A)

               COMMUNICATIONS--(CONTINUED)
 $   45,000    Winstar Communications, Inc.
                12.750%, 04/15/10 (e)................ $         56
                                                      ------------
                                                           547,800
                                                      ------------

               COMPUTERS & BUSINESS EQUIPMENT--0.0%
     25,000    Xerox Capital Europe, Plc.
                5.875%, 05/15/04.....................       22,299
                                                      ------------

               CONGLOMERATES--0.0%
     35,000    IMC Global, Inc. 7.625%, 11/01/05.....       32,697
      5,000    IMC Gobal, Inc. (144A)
                11.250%, 06/01/11....................        5,325
                                                      ------------
                                                            38,022
                                                      ------------

               CONTAINERS & GLASS--0.1%
     90,000    Owens-Illinois, Inc. 7.850%, 05/15/04.       86,625
     50,000    Packaging Corp. 9.625%, 04/01/09......       54,750
     25,000    Silgan Holdings, Inc. 9.000%, 06/01/09       25,500
     25,000    Stone Container Corp. 9.250%, 02/01/08       26,375
                                                      ------------
                                                           193,250
                                                      ------------

               COSMETICS & TOILETRIES--0.0%
     50,000    Revlon Consumer Products Corp. (144A)
                12.000%, 12/01/05....................       49,125
                                                      ------------

               DOMESTIC OIL--0.4%
     15,000    Clark Refining & Marketing, Inc.
                8.375%, 11/15/07.....................       12,900
     50,000    Clark Refining & Marketing, Inc.
                8.625%, 08/15/08.....................       43,000
      5,000    Forest Oil Corp. 8.000%, 06/15/08.....        5,025
     50,000    Pioneer Natural Resources Co.
                9.625%, 04/01/10.....................       55,375
     25,000    Tesoro Petroleum Corp. (144A)
                9.625%, 11/01/08.....................       25,938
    330,000    Tosco Corp. 7.625%, 05/15/06..........      360,650
                                                      ------------
                                                           502,888
                                                      ------------

               DRUGS & HEALTH CARE--0.7%
    115,000    Alaris Medical Systems, Inc.
                9.750%, 12/01/06.....................      109,250
    300,000    Allegiance Corp. 7.000%, 10/15/26.....      316,050
      5,000    AmerisourceBergen Corp. (144A)
                8.125%, 09/01/08.....................        5,125
     40,000    Beckman Industrials 7.450%, 03/04/08..       42,014
     35,000    Beverly Enterprises, Inc.
                9.625%, 04/15/09.....................       36,750

   FACE                                                     VALUE
  AMOUNT                                                  (NOTE 1A)

               DRUGS & HEALTH CARE--(CONTINUED)
$   55,000     CONMED Corp. 9.000%, 03/15/08............  $   56,100
    30,000     Columbia/HCA Healthcare Corp.
                7.250%, 05/20/08........................      30,750
    45,000     DJ Orthopedics, L.L.C. 12.625%, 06/15/09.      50,400
   155,000     Health Net, Inc. 8.375%, 04/15/11........     159,804
    20,000     Physician Sales & Service, Inc.
                8.500%, 10/01/07........................      20,000
    30,000     Radiologix, Inc. (144A)
                10.500%, 12/15/08.......................      29,850
    30,000     Tenet Healthcare Corp. 8.125%, 12/01/08..      32,157
    10,000     Triad Hospitals, Inc. 8.750%, 05/01/09...      10,425
    25,000     Triad Hospitals, Inc. 11.000%, 05/15/09..      27,375
    40,000     Universal Hospital Services, Inc.
                10.250%, 03/01/08.......................      39,000
    40,000     Warner Chilcott, Inc. 12.625%, 02/15/08..      43,600
                                                          ----------
                                                           1,008,650
                                                          ----------

               ELECTRIC UTILITIES--2.2%
   100,000     AES Corp. 8.875%, 02/15/11...............      88,500
    25,000     CMS Energy Corp. 6.750%, 01/15/04........      24,572
    50,000     CMS Energy Corp. 7.625%, 11/15/04........      49,590
    25,000     CMS Energy Corp. 9.875%, 10/15/07........      26,519
   700,000     Calenergy, Inc. 7.630%, 10/15/07.........     725,795
   105,000     Calpine Corp. 8.625%, 08/15/10...........      93,975
   500,000     Duke Capital Corp. 7.500%, 10/01/09......     530,694
   200,000     Duke Energy Co. 5.375%, 01/01/09.........     187,612
   150,000     Mirant Americas Generation, Inc. (144A)
                8.500%, 10/01/21........................     125,346
   300,000     NSTAR 8.000%, 02/15/10...................     322,308
   365,000     PSEG Power, L.L.C. 8.625%, 04/15/31......     405,324
   100,000     Progress Energy, Inc. 7.100%, 03/01/11...     103,930
   500,000     Utilicorp United, Inc. 7.950%, 02/01/11..     491,600
                                                          ----------
                                                           3,175,765
                                                          ----------

               ELECTRICAL EQUIPMENT--0.0%
    50,000     Wesco Distribution, Inc. 9.125%, 06/01/08      46,500
                                                          ----------

               ELECTRONICS--0.0%
    65,000     Viasystems Group, Inc. 9.750%, 06/01/07..      19,500
                                                          ----------

               FEDERAL AGENCIES--14.0%
   965,363     Federal Home Loan Mortgage
                6.000%, 12/01/27........................     948,769
   591,554     Federal Home Loan Mortgage
                7.500%, 12/01/29........................     610,963
   620,000     Federal National Mortgage Association
                7.000%, TBA.............................     641,316
   523,410     Federal National Mortgage Association
                6.950%, 10/01/06........................     558,866

                See accompanying notes to financial statements.

                                    NEZF-40

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)
               FEDERAL AGENCIES--(CONTINUED)
$  434,190     Federal National Mortgage Association
                6.590%, 12/01/07....................... $    456,267
   982,922     Federal National Mortgage Association
                6.500%, 05/01/08.......................    1,029,024
   523,305     Federal National Mortgage Association
                6.419%, 06/01/08.......................      545,811
 1,456,550     Federal National Mortgage Association
                5.500%, 01/01/14.......................    1,455,006
 1,959,999     Federal National Mortgage Association
                7.000%, 12/01/15.......................    2,027,365
   800,464     Federal National Mortgage Association
                6.000%, 03/01/28.......................      786,208
 1,644,429     Federal National Mortgage Association
                6.000%, 04/01/28.......................    1,615,142
    28,584     Federal National Mortgage Association
                7.500%, 01/01/30.......................       29,503
   718,721     Federal National Mortgage Association
                7.500%, 06/01/30.......................      742,468
   620,000     Federal National Mortgage Association
                (REMIC) 6.000%, 02/25/24...............      611,186
 1,733,483     Government National Mortgage Association
                7.500%, 12/15/23.......................    1,806,064
    14,402     Government National Mortgage Association
                7.500%, 05/15/24.......................       14,987
   625,204     Government National Mortgage Association
                7.500%, 06/15/24.......................      650,600
    12,209     Government National Mortgage Association
                7.500%, 08/15/24.......................       12,704
   314,451     Government National Mortgage Association
                7.500%, 02/15/27.......................      326,045
   367,974     Government National Mortgage Association
                7.500%, 08/15/27.......................      381,541
 1,215,060     Government National Mortgage Association
                7.500%, 10/15/27.......................    1,259,859
   481,713     Government National Mortgage Association
                7.500%, 11/15/27.......................      500,942
   103,734     Government National Mortgage Association
                7.500%, 04/15/28.......................      107,737
   819,541     Government National Mortgage Association
                7.500%, 11/15/28.......................      851,167
   917,850     Government National Mortgage Association
                6.000%, 12/15/28.......................      901,454
    69,758     Government National Mortgage Association
                8.500%, 05/15/29.......................       73,965
   226,579     Government National Mortgage Association
                8.500%, 10/15/29.......................      240,244
   102,185     Government National Mortgage Association
                8.500%, 03/15/30.......................      108,348
   492,182     Government National Mortgage Association
                8.000%, 08/15/30.......................      515,200

   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)
               FEDERAL AGENCIES--(CONTINUED)
$  261,009     Government National Mortgage Association
                8.000%, 12/15/30....................... $    273,242
    98,000     US Department Housing & Urban
                Development 7.498%, 08/01/11...........      109,099
                                                        ------------
                                                          20,191,092
                                                        ------------
               FINANCE & BANKING--3.5%
   200,000     Abitibi Consolidated, Inc.
                7.875%, 08/01/09.......................      200,364
   300,000     American Financial Group, Inc.
                7.125%, 04/15/09.......................      273,480
   350,000     Asset Securitization Corp.
                7.400%, 04/14/29.......................      371,629
   300,000     Banc One Corp. 8.000%, 04/29/27.........      335,694
     5,000     Conseco, Inc. 9.000%, 10/15/06..........        2,200
   250,000     Credit Suisse First Boston
                6.550%, 11/17/07.......................      259,089
    55,000     Crown Castle International Corp.
                10.625%, 11/15/07 (d)..................       46,200
   260,000     Dean Witter Discover & Co.
                6.750%, 01/01/16.......................      261,006
    25,000     Del Webb Corp. 10.250%, 02/15/10........       27,062
   175,000     EOP Operating, L.P. 6.763%, 06/15/07....      178,325
   500,000     Ford Motor Credit Co. 7.375%, 10/28/09..      493,640
    55,000     GS Escrow Corp 7.125%, 08/01/05.........       55,171
   200,000     International Lease Finance, Corp.
                5.750%, 10/15/06.......................      199,473
   400,000     John Hancock Global Funding (144A)
                7.900%, 07/02/10.......................      441,864
    50,000     Norwest Corp. 7.650%, 03/15/05..........       54,370
   300,000     Popular North America, Inc.
                6.625%, 01/15/04.......................      308,532
   800,000     Provident Cos., Inc. 6.375%, 07/15/05...      808,560
   325,000     Reliastar Financial Corp.
                7.125%, 03/01/03.......................      339,206
   100,000     Secured Finance, Inc.
                9.050%, 12/15/04.......................      111,459
   300,000     United States West Capital Funding, Inc.
                6.250%, 07/15/05.......................      294,774
                                                        ------------
                                                           5,062,098
                                                        ------------
               FINANCIAL SERVICES--1.3%
    45,000     Conseco, Inc. 10.750%, 06/15/08.........       19,980
   250,000     ERAC USA Finance Co. (144A)
                7.950%, 12/15/09.......................      251,009
   500,000     Morgan Stanley Capital I, Inc.
                7.110%, 04/15/33 (d)...................      530,103
   500,000     Nomura Asset Securities Corp.
                6.590%, 03/15/30.......................      520,855
   480,000     Salomon, Inc. 7.000%, 03/15/04..........      510,475
                                                        ------------
                                                           1,832,422
                                                        ------------

                See accompanying notes to financial statements.

                                    NEZF-41

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                      VALUE
  AMOUNT                                                   (NOTE 1A)

               FOOD & BEVERAGES--0.1%
 $   15,000    Aurora Foods, Inc. 9.875%, 02/15/07....... $     14,400
     95,000    Conagra, Inc. 7.875%, 09/15/10............      103,900
     30,000    New World Pasta Co. 9.250%, 02/15/09......       27,300
                                                          ------------
                                                               145,600
                                                          ------------
               GAS EXPLORATION--0.0%
     15,000    Plains Resources, Inc.
                10.250%, 03/15/06........................       15,225
                                                          ------------

               HEALTH CARE--PRODUCTS--0.0%
     25,000    Royster-Clark, Inc. 10.250%, 04/01/09.....       16,000
                                                          ------------

               HOMEBUILDERS--0.0%
     20,000    Standard Pacific Corp.
                9.500%, 09/15/10.........................       20,100
                                                          ------------

               HOTELS & RESTAURANTS--0.0%
     25,000    John Q. Hammon Hotels
                8.875%, 02/15/04.........................       23,750
                                                          ------------
               HOUSEHOLD APPLIANCES & HOME
                FURNISHINGS--0.1%
     15,000    American Standard, Inc.
                7.375%, 02/01/08.........................       15,000
     50,000    Beazer Homes USA, Inc.
                8.875%, 04/01/08.........................       51,750
     75,000    Sealy Mattress Co.
                10.875%, 12/15/07 (d)....................       64,875
                                                          ------------
                                                               131,625
                                                          ------------
               INDUSTRIAL MACHINERY--0.0%
    100,000    Anthony Crane Rental, L.P.
                10.375%, 08/01/08........................       17,000
     25,000    Hexcel Corp. 9.750%, 01/15/09.............       14,000
     50,000    Numatics, Inc. 9.625%, 04/01/08...........       17,500
                                                          ------------
                                                                48,500
                                                          ------------

               INSURANCE--0.8%
    300,000    Everest Reinsurance Holdings, Inc.
                8.750%, 03/15/10.........................      333,441
    300,000    Jackson National Life Insurance Co. (144A)
                8.150%, 03/15/27.........................      322,815
    400,000    Liberty Mutual Insurance Co. (144A)
                7.697%, 10/15/97.........................      307,744
    150,000    Torchmark, Inc. 6.250%, 12/15/06..........      149,760
                                                          ------------
                                                             1,113,760
                                                          ------------
               LEISURE--0.1%
     55,000    MGM Mirage 8.375%, 02/01/11...............       54,312
     50,000    Mandalay Resort Group (144A)
                9.375%, 02/15/10.........................       49,813

   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)

               LEISURE--(CONTINUED)
$   65,000     Station Casinos, Inc. (144A)
                8.875%, 12/01/08....................... $     63,050
    25,000     True Temper Sports, Inc.
                10.875%, 12/01/08......................       25,250
                                                        ------------
                                                             192,425
                                                        ------------

               MEDICAL LABORATORIES--0.0%
    25,000     Bio-Rad Laboratories, Inc.
                11.625%, 02/15/07......................       27,688
                                                        ------------

               OFFICE FURNISHINGS & SUPPLIES--0.1%
   200,000     Boise Cascade Office Products Co.
                7.050%, 05/15/05.......................      201,734
                                                        ------------

               PAPER & FOREST--0.0%
    30,000     Caraustar Industries, Inc.
                9.875%, 04/01/11.......................       31,350
    10,000     Tembec Industries, Inc. 8.500%, 02/01/11       10,350
                                                        ------------
                                                              41,700
                                                        ------------

               PETROLEUM SERVICES--0.0%
    60,000     Energy Corp. of America
                9.500%, 05/15/07.......................       40,500
                                                        ------------

               PLASTICS--0.1%
   100,000     Sealed Air Corp. 8.750%, 07/01/08.......      103,265
                                                        ------------

               POLLUTION CONTROL--0.0%
    25,000     Allied Waste North America, Inc.
                7.625%, 01/01/06.......................       24,688
    25,000     Allied Waste North America, Inc.
                8.875%, 04/01/08.......................       25,750
    15,000     Allied Waste North America, Inc.
                10.000%, 08/01/09......................       15,375
                                                        ------------
                                                              65,813
                                                        ------------

               PUBLISHING--0.3%
   300,000     Scholastic Corp. 7.000%, 12/15/03.......      313,626
    50,000     World Color Press, Inc.
                8.375%, 11/15/08.......................       50,254
                                                        ------------
                                                             363,880
                                                        ------------

               REAL ESTATE INVESTMENT TRUST--0.4%
   200,000     Healthcare Realty Trust
                8.125%, 05/01/11.......................      206,918
   300,000     Liberty Property, L.P. 7.250%, 03/15/11.      298,149
                                                        ------------
                                                             505,067
                                                        ------------

               RETAIL--0.4%
    50,000     Duane Reade, Inc. 9.250%, 02/15/08......       50,500

                See accompanying notes to financial statements.

                                    NEZF-42

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                                                           VALUE
  AMOUNT                                                                                        (NOTE 1A)

               RETAIL--(CONTINUED)
$  200,000     Federated Department Stores, Inc. 7.450%, 07/15/17............................. $    199,174
    15,000     J.C. Penney Co., Inc. 7.600%, 04/01/07.........................................       14,697
    20,000     J.C. Penney Co., Inc. 7.375%, 08/15/08.........................................       19,500
   185,000     Lowe's Cos., Inc. 7.500%, 12/15/05.............................................      199,571
    50,000     Rite Aid Corp. 7.125%, 01/15/07................................................       40,250
    30,000     Rite Aid Corp. 11.250%, 07/01/08...............................................       29,400
                                                                                               ------------
                                                                                                    553,092
                                                                                               ------------

               SEMICONDUCTORS--0.1%
    50,000     Fairchild Semiconductor Corp. 10.125%, 03/15/07................................       51,375
    30,000     Fairchild Semiconductor Corp. 10.500%, 02/01/09................................       31,875
    45,000     SCG Holdings Corp. 12.000%, 08/01/09...........................................       15,750
                                                                                               ------------
                                                                                                     99,000
                                                                                               ------------

               STEEL--0.1%
    20,000     Alaska Steel Corp. 7.875%, 02/15/09............................................       19,700
    75,000     Bayou Steel Corp. 9.500%, 05/15/08.............................................       39,750
    95,000     National Steel Corp. 9.875%, 03/01/09..........................................       34,200
    50,000     United States Steel, L.L.C 10.750%, 08/01/08...................................       47,750
    25,000     Weirton Steel Corp. 11.375%, 07/01/04                                                  2,531
                                                                                               ------------
                                                                                                    143,931
                                                                                               ------------

               TECHNOLOGY--0.1%
    25,000     Amkor Technology, Inc. 9.250%, 05/01/06........................................       23,875
    50,000     Amkor Technology, Inc. 10.500%, 05/01/09.......................................       44,500
    25,000     Insight Communications, Inc. 12.250%, 02/15/11 (d).............................       14,750
    65,000     Seagate Technology (144A) 12.500%, 11/15/07....................................       72,800
                                                                                               ------------
                                                                                                    155,925
                                                                                               ------------

               TELEPHONE--0.7%
    60,000     AT&T Corp. (144A) 8.000%, 11/15/31.............................................       62,767
   100,000     AT&T Wireless Services, Inc. 8.750%, 03/01/31..................................      113,339
    25,000     Alaska Communications Holdings, Inc. 9.375%, 05/15/09..........................       24,750
   100,000     British Telecommunications, Plc. 8.125%, 12/15/10 (d)..........................      110,690
    30,000     Cingular Wireless L.L.C. (144A) 7.125%, 12/15/31...............................       30,540
    90,000     EchoStar Communications Corp. 9.375%, 02/01/09.................................       92,250

   FACE                                                                                           VALUE
  AMOUNT                                                                                        (NOTE 1A)

               TELEPHONE--(CONTINUED)
$   25,000     GCI, Inc. 9.750%, 08/01/07..................................................... $     24,375
    70,000     Global Crossing Holdings, Ltd. 9.125%, 11/15/06................................        7,000
    70,000     Hyperion Telecommunications, Inc. (Series B) 12.250%, 09/01/04.................        8,400
    10,000     ITC Deltacom, Inc. 11.000%, 06/01/07...........................................        4,200
    30,000     ITC Deltacom, Inc. 9.750%, 11/15/08............................................       11,100
    65,000     Insight Midwest, L.P. 9.750%, 10/01/09.........................................       68,575
    30,000     Insight Midwest, L.P. 10.500%, 11/01/10                                               32,550
    50,000     KMC Telecom Holdings, Inc. 12.500%, 02/15/08 (d)...............................        2,000
    50,000     L 3 Communications Corp. 8.500%, 05/15/08......................................       52,063
    35,000     McLeodUSA, Inc. 8.375%, 03/15/08...............................................        7,438
    30,000     McLeodUSA, Inc. 9.500%, 11/01/08...............................................        6,300
    15,000     McLeodUSA, Inc. 11.375%, 01/01/09..............................................        3,375
    75,000     McLeodUSA, Inc. 8.125%, 02/15/09...............................................       15,937
    50,000     NTL Communications Corp. 12.375%, 10/01/08 (d).................................       12,375
    60,000     NTL, Inc. 10.000%, 02/15/07....................................................       20,400
   100,000     Nextlink Communications, Inc. 0/12.125%, 12/01/09 (c) (e)......................        7,875
    45,000     Singapore Telecommunications, Ltd. (144A) 7.375%, 12/01/31.....................       45,835
    40,000     Telecommunications Techniques Co. 9.750%, 05/15/08.............................       12,000
    75,000     Time Warner Telecom, Inc. 10.125%, 02/01/11....................................       60,187
   200,000     Worldcom, Inc. 7.500%, 05/15/11................................................      205,735
                                                                                               ------------
                                                                                                  1,042,056
                                                                                               ------------
               TOYS & AMUSEMENTS--0.0%
    10,000     Hasbro, Inc. 8.500%, 03/15/06..................................................       10,125
                                                                                               ------------
               TRANSPORTATION--0.3%
   460,000     Norfolk Southern Corp. 7.050%, 05/01/37........................................      488,663
                                                                                               ------------
               U.S. TREASURY--3.1%
   490,000     United States Treasury Bonds 8.875%, 02/15/19..................................      657,364
   369,000     United States Treasury Bonds 8.750%, 08/15/20..................................      495,181
   250,000     United States Treasury Bonds 8.125%, 05/15/21..................................      318,760
   650,000     United States Treasury Bonds 8.125%, 08/15/21..................................      829,765
   650,000     United States Treasury Bonds 6.500%, 11/15/26..................................      713,121
 1,379,938     United States Treasury Notes 3.625%, 01/15/08 (TII) (d)........................    1,394,593
                                                                                               ------------
                                                                                                  4,408,784
                                                                                               ------------

                See accompanying notes to financial statements.

                                    NEZF-43

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)


   FACE                                                                                           VALUE
  AMOUNT                                                                                        (NOTE 1A)

               UTILITIES--0.3%
$   300,000    Northern Border Partners, L.P. 7.100%, 03/15/11................................ $    280,289
    150,000    Peco Energy Transition Trust 6.520%, 12/31/10..................................      155,949
                                                                                               ------------
                                                                                                    436,238
                                                                                               ------------

               YANKEE--1.5%
     70,000    Air Canada, Inc. 10.250%, 03/15/11.............................................       45,062
     35,000    Canadian Forest Oil, Ltd. 8.750%, 09/15/07.....................................       35,788
     50,000    Consumers International, Inc. 10.250%, 04/01/05 (e)............................       19,000
     60,000    Flag Telecom Holdings, Ltd. 11.625%, 03/30/10..................................       25,800
     25,000    Flag, Ltd. 8.250%, 01/30/08....................................................       17,000
    100,000    France Telecom S.A. (144A) 7.750%, 03/01/11 (d)................................      107,111
    140,000    GT Group Telecom, Inc. 13.250%, 02/01/10 (d)...................................       18,200
     50,000    Globo Comunicacoes E Participacoes S.A. 10.500%, 12/20/06......................       37,484
    198,000    National Republic of Bulgaria 6.313%, 07/28/11 (d).............................      172,260
      5,000    Norske Skog Canada, Ltd. (144A) 8.625%, 06/15/11...............................        5,175
     25,000    Pacifica Papers, Inc. 10.000%, 03/15/09........................................       26,875
     35,000    Paperboard Industries International, Inc. 8.375%, 09/15/07.....................       33,600
    250,000    Petroleos Mexicanos 9.500%, 09/15/27...........................................      274,250
    260,000    Phillips Electronics N.V. 7.250%, 08/15/13.....................................      257,943
    110,000    Quebecor Media, Inc. 13.750%, 07/15/11 (d).....................................       66,687
     96,936    Republic of Colombia 9.750%, 04/09/11..........................................      101,540
     96,296    Republic of Panama 4.750%, 07/17/14 (d)........................................       85,324
     25,000    Rogers Cantel, Inc. 9.375%, 06/01/08...........................................       25,750
     50,000    Rogers Communications, Inc. 8.875%, 07/15/07...................................       50,875
     45,000    Rogers Wireless, Inc. 9.625%, 05/01/11.........................................       46,350
    200,000    Russian Federation 5.000%, 03/31/30 (d)........................................      114,300
     75,000    Telewest Communication 11.250%, 11/01/08.......................................       54,750
    575,000    TransCanada Pipelines, Ltd. 7.150%, 06/15/06...................................      597,095
     25,000    United Pan Europe Communications N.V. 10.875%, 11/01/07........................        3,500

   FACE                                                                                           VALUE
  AMOUNT                                                                                        (NOTE 1A)

               YANKEE--(CONTINUED)
$   50,000     United Pan Europe Communications N.V. 10.875%, 08/01/09........................ $      6,500
                                                                                               ------------
                                                                                                  2,228,219
                                                                                               ------------
               Total Bonds & Notes (Identified Cost $49,602,665)..............................   50,165,045
                                                                                               ------------
 WARRANTS--0.0%
               TELEPHONE--0.0%
        75     GT Group Telecom, Inc. (144A)..................................................          375
                                                                                               ------------
               Total Warrants (Identified Cost $3,674)........................................          375
                                                                                               ------------
 SHORT TERM INVESTMENTS--2.1%

   FACE
  AMOUNT
               REPURCHASE AGREEMENT--2.1%
$3,084,000     Warburg Dillon Reed Repurchase Agreement dated 12/31/01 at 1.690% to be repurchased at $3,084,290 on 01/02/02, collaterized by $2,276,000 U.S.
                Treasury Bonds 9.250% due 02/15/16 with a value of $3,157,945                     3,084,000
                                                                                               ------------
               Total Short Term Investments (Identified Cost $3,084,000) (a)..................    3,084,000
                                                                                               ------------
               Total Investments--100.0% (Identified Cost $152,200,974) (a)...................  144,632,433
               Other assets less liabilities..................................................        9,567
                                                                                               ------------
               TOTAL NET ASSETS--100%......................................................... $144,642,000
                                                                                               ============

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized depreciation on investments based on cost of $152,530,020 for federal income tax purposes was as follows:

Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost.............................................. $  7,648,577
Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value..............................................  (15,546,164)
                                                                                ------------
Net unrealized depreciation.................................................... $ (7,897,587)
                                                                                ============

(b)Non-income producing security.

                See accompanying notes to financial statements.

                                    NEZF-44

NEW ENGLAND ZENITH FUND
BALANCED SERIES

INVESTMENTS AS OF DECEMBER 31, 2001



(c)Step Bond. Coupon rate is set for an initial period and then increased to a higher coupon rate at a specified date.
(d)Variable or floating rate security. Rate disclosed is as of December 31, 2001.
(e)Non-Income producing; issuer filed under Chapter 11 of the Federal Bankruptcy Code.

Key to Abbreviations:
144A--Securities exempt from registration under Rule 144A of the securities act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $2,067,782 or 1.4% of net assets.
TII--Treasury Inflation Indexed Security. Security has a fixed interest rate and the principal is adjusted for inflation. At maturity, the security will be redeemed at the greater of the inflation adjusted principal or par amount at original issue.

                See accompanying notes to financial statements.

                                    NEZF-45

NEW ENGLAND ZENITH FUND
BALANCED SERIES


 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

        ASSETS
          Investments at value..................          $144,632,433
          Cash..................................                17,180
          Receivable for:
           Securities sold......................                    19
           Fund shares sold.....................               404,015
           Dividends and interest...............               803,139
           Foreign taxes........................                   228
                                                          ------------
            Total Assets........................           145,857,014
        LIABILITIES
          Payable for:
           Fund shares redeemed................. $328,458
           Securities purchased.................  770,880
           Withholding taxes....................      211
          Accrued expenses:
           Management fees......................   85,721
           Service and distribution fees........      149
           Deferred trustees fees...............   10,304
           Other expenses.......................   19,291
                                                 --------
            Total Liabilities...................             1,215,014
                                                          ------------
        NET ASSETS..............................          $144,642,000
                                                          ============
          Net assets consist of:
           Capital paid in......................          $165,604,769
           Undistributed net investment income..             2,977,482
           Accumulated net realized gains
            (losses)............................           (16,371,710)
           Unrealized appreciation
            (depreciation) on investments and
            foreign currency....................            (7,568,541)
                                                          ------------
        NET ASSETS..............................          $144,642,000
                                                          ============
        Computation of offering price:
        CLASS A
        Net asset value and redemption price per
         share ($143,058,938 divided by
         11,496,332 shares of beneficial
         interest)..............................          $      12.44
                                                          ============
        CLASS E
        Net asset value and redemption price per
         share ($1,583,062 divided by 127,328
         shares of beneficial interest).........          $      12.43
                                                          ============
        Identified cost of investments..........          $152,200,974
                                                          ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

    INVESTMENT INCOME
      Dividends...............................              $  1,031,837(a)
      Interest................................                 4,611,889
                                                            ------------
                                                               5,643,726
    EXPENSES
      Management fees......................... $ 1,032,020
      Service and distribution fees--Class E..         360
      Trustees fees and expenses..............      16,954
      Custodian...............................     110,534
      Audit and tax services..................      20,429
      Legal...................................       7,981
      Printing................................      27,324
      Insurance...............................       3,393
      Miscellaneous...........................       3,731
                                               -----------
      Total expenses before reductions........   1,222,726
      Expense reductions......................        (457)    1,222,269
                                               -----------  ------------
    NET INVESTMENT INCOME.....................                 4,421,457
                                                            ------------
    REALIZED AND UNREALIZED GAIN (LOSS)
    Realized gain (loss) on:
      Investments--net........................  (6,938,048)
      Foreign currency transactions--net......      (5,230)   (6,943,278)
                                               -----------
    Unrealized appreciation (depreciation) on:
      Investments--net........................  (4,491,574)
      Foreign currency transactions--net......      (5,755)   (4,497,329)
                                               -----------  ------------
    Net gain (loss)...........................               (11,440,607)
                                                            ------------
    NET INCREASE (DECREASE) IN NET
     ASSETS FROM OPERATIONS...................              $ (7,019,150)
                                                            ============

(a)Net of foreign taxes of $674

                See accompanying notes to financial statements.

                                    NEZF-46

NEW ENGLAND ZENITH FUND
BALANCED SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  4,421,457  $  4,888,135
  Net realized gain (loss)..........................................   (6,943,278)   (6,967,809)
  Unrealized appreciation (depreciation)............................   (4,497,329)   (1,692,431)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................   (7,019,150)   (3,772,105)
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (6,225,352)            0
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                       (6,225,352)            0
                                                                     ------------  ------------
  Net realized gain
   Class A..........................................................            0       (60,869)
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                                0       (60,869)
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................   (6,225,352)      (60,869)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   (2,090,332)  (28,856,517)
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (15,334,834)  (32,689,491)

NET ASSETS
  Beginning of the year.............................................  159,976,834   192,666,325
                                                                     ------------  ------------
  End of the year................................................... $144,642,000  $159,976,834
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  2,977,482  $  4,763,681
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                      YEAR ENDED                YEAR ENDED
                                                                   DECEMBER 31, 2001         DECEMBER 31, 2000
                                                               ------------------------  ------------------------
                                                                 SHARES         $          SHARES         $
                                                               ----------  ------------  ----------  ------------
CLASS A
  Sales.......................................................  2,727,732  $ 34,479,430   3,307,963  $ 45,181,815
  Reinvestments...............................................    497,630     6,225,352       4,395        60,869
  Redemptions................................................. (3,505,568)  (44,355,379) (5,442,687)  (74,099,201)
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................   (280,206) $ (3,650,597) (2,130,329) $(28,856,517)
                                                               ==========  ============  ==========  ============
CLASS E
  Sales.......................................................    135,326  $  1,657,427           0  $          0
  Reinvestments...............................................          0             0           0             0
  Redemptions.................................................     (7,998)      (97,162)          0             0
                                                               ----------  ------------  ----------  ------------
  Net increase (decrease).....................................    127,328  $  1,560,265           0  $          0
                                                               ==========  ============  ==========  ============
  Increase (decrease) derived from capital share transactions.   (152,878) $ (2,090,332) (2,130,329) $(28,856,517)
                                                               ==========  ============  ==========  ============

                See accompanying notes to financial statements.

                                    NEZF-47

NEW ENGLAND ZENITH FUND
BALANCED SERIES

 FINANCIAL HIGHLIGHTS


                                                                                           CLASS A
                                                                      ------------------------------------------------

                                                                                   YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------------
                                                                        2001      2000      1999      1998      1997
                                                                      --------  --------  --------  --------  --------
NET ASSET VALUE, BEGINNING OF PERIOD................................. $  13.58  $  13.85  $  15.51  $  14.86  $  13.55
                                                                      --------  --------  --------  --------  --------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................     0.39      0.42      0.43      0.38      0.28
  Net realized and unrealized gain (loss) on investments.............    (0.99)    (0.68)    (1.21)     0.97      1.90
                                                                      --------  --------  --------  --------  --------
  Total from investment operations...................................    (0.60)    (0.26)    (0.78)     1.35      2.18
                                                                      --------  --------  --------  --------  --------
LESS DISTRIBUTIONS
  Distributions from net investment income...........................    (0.54)     0.00     (0.43)    (0.38)    (0.27)
  Distributions from net realized capital gains......................     0.00     (0.01)    (0.26)    (0.32)    (0.60)
  Distributions in excess of net realized capital gains..............     0.00      0.00     (0.19)     0.00      0.00
                                                                      --------  --------  --------  --------  --------
  Total distributions................................................    (0.54)    (0.01)    (0.88)    (0.70)    (0.87)
                                                                      --------  --------  --------  --------  --------
NET ASSET VALUE, END OF PERIOD....................................... $  12.44  $  13.58  $  13.85  $  15.51  $  14.86
                                                                      ========  ========  ========  ========  ========
TOTAL RETURN (%).....................................................     (4.5)     (1.9)     (5.1)      9.1      16.2
Ratio of operating expenses to average net assets before expense
 reductions (%)......................................................     0.83      0.80      0.77      0.82      0.85
Ratio of operating expenses to average net assets after expense
 reductions (%) (d)..................................................     0.83      0.80        --        --        --
Ratio of net investment income to average net assets (%).............     3.00      2.88      2.83      2.72      2.79
Portfolio turnover rate (%)..........................................       65       126        63        72        60
Net assets, end of period (000)...................................... $143,059  $159,977  $192,666  $190,577  $137,443
The Ratios of operating expenses to average net assets without giving
 effect to the voluntary expense agreement would have been (%).......       --        --        --        --      0.86

                                                                         CLASS E
                                                                      --------------
                                                                      MAY 1, 2001(A)
                                                                         THROUGH
                                                                       DECEMBER 31,
                                                                           2001
                                                                      --------------
NET ASSET VALUE, BEGINNING OF PERIOD.................................     $12.72
                                                                          ------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................       0.05
  Net realized and unrealized gain (loss) on investments.............      (0.34)
                                                                          ------
  Total from investment operations...................................      (0.29)
                                                                          ------
LESS DISTRIBUTIONS
  Distributions from net investment income...........................       0.00
  Distributions from net realized capital gains......................       0.00
  Distributions in excess of net realized capital gains..............       0.00
                                                                          ------
  Total distributions................................................       0.00
                                                                          ------
NET ASSET VALUE, END OF PERIOD.......................................     $12.43
                                                                          ======
TOTAL RETURN (%).....................................................       (2.3)(b)
Ratio of operating expenses to average net assets before expense
 reductions (%)......................................................       0.98 (c)
Ratio of operating expenses to average net assets after expense
 reductions (%) (d)..................................................       0.98 (c)
Ratio of net investment income to average net assets (%).............       2.71 (c)
Portfolio turnover rate (%)..........................................         65
Net assets, end of period (000)......................................     $1,583
The Ratios of operating expenses to average net assets without giving
 effect to the voluntary expense agreement would have been (%).......         --

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.
(d)The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                    NEZF-48

NEW ENGLAND ZENITH FUND

 MFS TOTAL RETURN SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE A FAVORABLE TOTAL RETURN THROUGH INVESTMENT IN A DIVERSIFIED PORTFOLIO. THE SERIES' PORTFOLIO IS EXPECTED TO INCLUDE A MIX OF STOCKS AND FIXED INCOME SECURITIES

 INCEPTION DATE  5/1/87

 ASSET CLASS
 STOCKS AND BONDS

 NET ASSETS
 $158 MILLION

 PORTFOLIO MANAGER
 DAVID M. CALABRO
 KENNETH M. ENRIGHT
 DAVID KENNEDY
 CONSTANINOS MOKAS
 LISA B. NURME


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the MFS Total Return Series provided a total return of -3.8% compared to the returns of -11.9% for the Standard & Poor's 500 Index(R)/10 /and 8.5% for the Lehman Brothers Government/Credit Index/2/. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Flexible Fund/5/ category was -5.3% for the year.

PORTFOLIO ACTIVITY
Massachusetts Financial Services assumed Portfolio management responsibility for this series July 1, 2001. Prior to that date Back Bay Advisors, L.P. served as the Series' subadviser.

A year marked by recession, a California energy crisis, and falling stock prices was overshadowed by the tragic events of September 11. From that point, an economy already mired in recession had to come to grips with additional political and economic uncertainties. The Federal Reserve Board continued to cut interest rates in an effort to buoy growth and to short-circuit the recession. While we remained aware of such big-picture macroeconomic issues, we didn't make any dramatic changes to our stockpicking approach. However, we did take advantage of share-price declines at the end of the third quarter to add investments in technology and other cyclical areas whose fundamental outlooks should improve with any signs of an economic turnaround. These additions included industrial companies in paper and chemicals, which appeared to be bottoming. In our view, these stocks were selling at very attractive valuations and offered appealing dividend yields.

Our MFS Original Research(R) approach focuses on bottom-up stock selection. Our identification of companies offering solid fundamentals selling at attractive valuations led us to discover significant opportunities in energy and insurance, two sectors that have recently suffered due to the slowdown in economic activity. Energy stocks--particularly those companies with any business in natural gas--enjoy a positive secular story due to growing demand coupled with constrained supply. More recently however, a warm fall and the economic downturn reduced demand and lower prices hurt stock prices. However, the long-term story remains positive. In insurance, particularly among property and casualty insurers, the key is pricing. These companies experienced short-term difficulties resulting from the rise in claims after September 11. However, we think many of these companies should be able to raise prices aggressively and grow earnings strongly over the next few years.

Looking to bonds, we continued to pursue a value-oriented strategy. During the past several years, we've moved to a more conservative approach, reducing our stake in lower-rated, high-yield bonds and increasing our higher-grade corporate debt. Our main objective is to create a well-diversified mix of investment-grade corporate bonds, mortgage-backed securities, and U.S. Treasuries. Our bond portfolio boosted performance significantly in 2001, as investors turned away from stocks and toward bonds for more stability and safety.

The same rationale drove the strong performance of most defensive stocks offering strong balance sheets and reliable cash flows. PepsiCo, Abbott Laboratories, and Gillette were among the strong performers. On the down side, our holdings in electric utilities stocks were disappointing. Historically seen as a safe haven, electric utilities suffered from the instability created by deregulation in the industry.

PORTFOLIO OUTLOOK/11/
In our view, the environment remains very difficult for many companies, due to poor sales, earnings, and revenue visibility. Unemployment is on the rise and most companies remain very cautious about spending on capital upgrades. In this environment, we intend to pursue a consistent, cautious, prudent approach to security selection.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                      % OF TOTAL
                SECURITY                              NET ASSETS
                ------------------------------------------------
                FEDERAL NATIONAL MORTGAGE ASSOCIATION    7.6%
                UNITED STATES TREASURY NOTES.........    5.8%
                GOVERNMENT NATIONAL MORTGAGE.........    4.1%
                UNITED STATES TREASURY BONDS.........    2.7%
                VIACOM, INC. (CLASS B)...............    1.8%
                OCCIDENTAL PETROLEUM CORP............    1.6%
                AKZO NOBEL N.V.......................    1.5%
                DEVON ENERGY CORP....................    1.4%
                SEARS ROEBUCK & CO...................    1.3%
                DEERE & CO...........................    1.2%

                       A $10,000 INVESTMENT COMPARED TO
                    A BLEND OF THE 60% S&P INDEX/40% LEHMAN
                         BROTHERS AGGREGATE BOND INDEX

                             [CHART]

                 MFS Total           Lehman Brothers          S&P 500 Index
               Return Series            Aggregate               Bond Index

      12/91       $10,000               $10,000                  $10,000
      12/92        10,671                10,758                   10,769
      12/93        11,808                11,945                   11,845
      12/94        11,678                11,526                   11,997
      12/95        15,331                13,744                   16,494
      12/96        17,635                14,143                   20,300
      12/97        22,319                15,523                   27,046
      12/98        26,707                16,993                   34,822
      12/99        29,366                16,628                   42,127
      12/00        28,373                18,599                   38,346
      12/01        27,294                20,180                   33,788



--------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
--------------------------------------------------------------------------------

                                                   LIPPER VARIABLE
                         MFS     LEHMAN               FLEXIBLE
                        TOTAL  GOVERNMENT/            PORTFOLIO
                        RETURN   CREDIT    S&P 500  FUNDS AVERAGE
              1 Year     -3.8%     8.5%     -11.9%      -5.3%
              3 Years     0.7      5.9       -1.0        2.7
              5 Years     9.1      7.4       10.7        8.1
              10 Years   10.6      7.3       12.9        9.7
              Since
              Inception  10.6      7.7       12.6         --

--------------------------------------------------------------------------------

 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-49

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--58.3% OF TOTAL NET ASSETS


                                          VALUE
SHARES                                  (NOTE 1A)

       AEROSPACE & DEFENSE--0.5%
 4,700 Northrop Grumman Corp.......... $   473,807
 4,500 United Technologies Corp.......     290,835
                                       -----------
                                           764,642
                                       -----------

       ALUMINUM--1.1%
 7,600 Alcan Aluminum, Ltd. (ADR).....     273,068
43,100 Alcoa, Inc.....................   1,532,205
                                       -----------
                                         1,805,273
                                       -----------

       AUTO PARTS--0.7%
51,100 Delphi Automotive Systems Corp.     698,026
22,800 Visteon Corp...................     342,912
                                       -----------
                                         1,040,938
                                       -----------

       BANKS--4.4%
28,000 Bank of America Corp...........   1,762,600
30,500 Citigroup, Inc.................   1,539,640
41,500 FleetBoston Financial Corp.....   1,514,750
31,200 Mellon Financial Corp..........   1,173,744
 6,600 US Bancorp.....................     138,138
12,200 Wachovia Corp..................     382,592
11,700 Wells Fargo & Co...............     508,365
                                       -----------
                                         7,019,829
                                       -----------

       CHEMICALS--2.3%
20,204 Air Products & Chemicals, Inc..     947,770
14,400 Dow Chemical Co................     486,432
21,100 Georgia Gulf Corp..............     390,350
 6,300 PPG Industries, Inc............     325,836
21,000 Praxair, Inc...................   1,160,250
10,100 Rohm & Haas Co.................     349,763
                                       -----------
                                         3,660,401
                                       -----------

       COMMUNICATION SERVICES--4.5%
 3,420 Alltel Corp....................     211,117
10,400 Charter Communications, Inc....     170,872
40,300 Comcast Corp. (b)..............   1,450,800
 8,300 Cox Communications, Inc........     347,853
11,000 SBC Communications, Inc........     430,870
18,800 Telephone & Data Systems, Inc..   1,687,300
64,300 Viacom, Inc. (Class B) (b).....   2,838,845
                                       -----------
                                         7,137,657
                                       -----------

       COMMUNICATIONS--1.4%
17,300 Analog Devices, Inc. (b).......     767,947
17,600 Cooper Cameron Corp. (b).......     710,336
49,800 Motorola, Inc..................     747,996
                                       -----------
                                         2,226,279
                                       -----------

                                                 VALUE
SHARES                                         (NOTE 1A)

        COMPUTERS & BUSINESS EQUIPMENT--1.4%
 21,300 Advanced Fibre Communications (b).... $   376,371
  4,000 Compaq Computer Corp.................      39,040
  5,600 Hewlett Packard Co...................     115,024
  4,700 International Business Machines Corp.     568,512
 56,300 Sun Microsystems, Inc................     692,490
 15,800 Texas Instruments, Inc...............     442,400
                                              -----------
                                                2,233,837
                                              -----------

        CONTAINERS & GLASS--0.7%
  4,400 Jefferson Smurfit Group, Plc.........      99,000
100,900 Owens-Illinois, Inc. (b).............   1,007,991
                                              -----------
                                                1,106,991
                                              -----------

        COSMETICS & TOILETRIES--0.4%
 20,856 Gillette Co..........................     696,590
                                              -----------

        DOMESTIC OIL--7.1%
 26,900 Apache Corp..........................   1,341,772
 11,600 BP Amoco, Plc. (ADR).................     539,516
 56,750 Devon Energy Corp....................   2,193,388
 43,228 ExxonMobil Corp......................   1,698,860
  8,900 Kerr-McGee Corp......................     487,720
 68,400 Occidental Petroleum Corp............   1,814,652
 27,346 Royal Dutch Petroleum Co. (ADR)......   1,340,501
 30,000 Schlumberger, Ltd....................   1,648,500
  3,400 Unocal Corp..........................     122,638
                                              -----------
                                               11,187,547
                                              -----------

        DRUGS & HEALTH CARE--2.8%
  2,100 Baxter International, Inc............     112,623
  9,000 Bristol-Myers Squibb Co..............     459,000
  3,600 Eli Lilly & Co.......................     282,744
  1,818 Guidant Corp. (b)....................      90,536
 13,814 HCA Healthcare Co....................     532,392
 16,900 Merck & Co., Inc.....................     993,720
 10,800 Pfizer, Inc..........................     430,380
  6,900 Pharmacia Corp.......................     294,285
 21,000 Schering-Plough Corp.................     752,010
  5,800 Trigon Healthcare, Inc. (b)..........     402,810
                                              -----------
                                                4,350,500
                                              -----------

        ELECTRIC UTILITIES--1.7%
 32,700 Calpine Corp. (b)....................     549,033
  4,800 Dominion Resources, Inc..............     288,480
  8,300 Exelon Corp..........................     397,404
  5,400 FPL Group, Inc.......................     304,560
 15,500 Pinnacle West Capital Corp...........     648,675
  4,500 Progress Energy, Inc.................     202,635
  4,866 TXU Corp.............................     229,432
                                              -----------
                                                2,620,219
                                              -----------

                See accompanying notes to financial statements.

                                    NEZF-50

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                  VALUE
SHARES                                          (NOTE 1A)

       ELECTRONICS--0.1%
 8,500 Tektronix, Inc......................... $   219,130
                                               -----------

       FEDERAL AGENCIES--1.0%
23,500 Federal Home Loan Mortgage Corp........   1,536,900
                                               -----------

       FINANCIAL SERVICES--2.2%
 2,600 American Express Co....................      92,794
26,700 Hartford Financial Services Group, Inc.   1,677,561
 2,300 J.P. Morgan Chase & Co.................      83,605
17,200 Nationwide Financial Services, Inc.....     713,112
17,400 PNC Financial Services Group, Inc......     977,880
                                               -----------
                                                 3,544,952
                                               -----------

       FOOD & BEVERAGES--1.3%
35,185 Archer Daniels Midland Co..............     504,905
13,000 Diageo, Plc............................     601,510
15,600 Kellogg Co.............................     469,560
 9,650 PepsiCo, Inc...........................     469,858
                                               -----------
                                                 2,045,833
                                               -----------

       FOREIGN CORPORATE--2.1%
52,200 Akzo Nobel NV, (EUR)...................   2,330,262
 1,200 Nestle S.A., (CHF).....................     255,965
18,500 Novartis AG, (CHF).....................     668,836
                                               -----------
                                                 3,255,063
                                               -----------

       GAS & PIPELINE UTILITIES--2.3%
12,200 El Paso Corp...........................     544,242
35,400 National Fuel Gas Co...................     874,380
73,800 NiSource, Inc..........................   1,701,828
 3,500 TXU Corp...............................      91,280
 3,100 The Williams Companies, Inc............      79,112
13,000 WGL Holdings, Inc......................     377,910
                                               -----------
                                                 3,668,752
                                               -----------

       HEALTH CARE--PRODUCTS--1.1%
 9,900 American Home Products Corp............     607,464
 1,200 Johnson & Johnson......................      70,920
13,200 Procter & Gamble Co....................   1,044,516
                                               -----------
                                                 1,722,900
                                               -----------

       HOTELS & RESTAURANTS--1.2%
28,500 Harrah's Entertainment, Inc. (b).......   1,054,785
 8,300 MGM Mirage, Inc........................     239,621
24,100 McDonald's Corp........................     637,927
                                               -----------
                                                 1,932,333
                                               -----------

                                           VALUE
SHARES                                   (NOTE 1A)

       HOUSEHOLD APPLIANCES & HOME
        FURNISHINGS--0.2%
 6,400 Fortune Brands, Inc............. $   253,376
                                        -----------

       INDUSTRIAL MACHINERY--1.3%
42,200 Deere & Co......................   1,842,452
 2,200 Illinois Tool Works,  Inc.......     148,984
                                        -----------
                                          1,991,436
                                        -----------

       INSURANCE--3.8%
47,500 Allstate Corp...................   1,600,750
15,900 CIGNA Corp......................   1,473,135
17,300 Jefferson-Pilot Corp............     800,471
 9,982 The Chubb Corp..................     688,758
31,100 The St. Paul Cos., Inc..........   1,367,467
                                        -----------
                                          5,930,581
                                        -----------

       INVESTMENT BROKERAGE--1.6%
25,200 Merrill Lynch & Co., Inc........   1,313,424
23,200 Morgan Stanley Dean Witter & Co.   1,297,808
                                        -----------
                                          2,611,232
                                        -----------

       LEISURE--0.0%
 2,000 The Walt Disney Co..............      41,440
                                        -----------

       MEDICAL LABORATORIES--0.4%
11,400 Abbott Laboratories.............     635,550
                                        -----------

       NEWSPAPERS--0.3%
 3,600 New York Times Co...............     155,700
 6,900 Tribune Co......................     258,267
                                        -----------
                                            413,967
                                        -----------

       PAPER & FOREST--1.5%
 2,500 Aracruz Celulose S.A. (ADR).....      45,450
10,700 Bowater, Inc....................     510,390
24,800 International Paper Co..........   1,000,680
 6,400 Kimberly-Clark Corp.............     382,720
 7,900 Willamette Industries, Inc......     411,748
                                        -----------
                                          2,350,988
                                        -----------

       PETROLEUM SERVICES--1.3%
16,500 BJ Services Co..................     535,425
47,000 Noble Drilling Corp. (b)........   1,599,880
                                        -----------
                                          2,135,305
                                        -----------

       PUBLISHING--0.6%
13,100 Gannett, Inc....................     880,713
                                        -----------

                See accompanying notes to financial statements.

                                    NEZF-51

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                VALUE
SHARES                                        (NOTE 1A)
       RAILROADS & EQUIPMENT--0.5%
25,900 Burlington Northern Santa Fe Corp.... $   738,927
                                             -----------

       REAL ESTATE INVESTMENT TRUST--0.5%
 6,000 Equity Office Properties Trust.......     180,480
22,100 Equity Residential Properties Trust..     634,491
                                             -----------
                                                 814,971
                                             -----------

       RETAIL--2.4%
12,500 Safeway, Inc. (b)....................     521,875
42,700 Sears Roebuck & Co...................   2,034,228
19,600 The Gap, Inc.........................     273,224
45,400 The Kroger Co. (b)...................     947,498
                                             -----------
                                               3,776,825
                                             -----------

       SOFTWARE--0.1%
 5,000 Oracle Corp. (b).....................      69,050
 2,400 VeriSign, Inc. (b)...................      91,296
                                             -----------
                                                 160,346
                                             -----------

       TELEPHONE--3.3%
52,300 AT&T Corp............................     948,722
31,769 AT&T Wireless Services, Inc..........     456,520
12,700 Centurytel, Inc......................     416,560
62,600 Nortel Networks Corp.................     469,500
75,900 Sprint Corp. (FON Group).............   1,524,072
27,800 Verizon Communications...............   1,319,388
                                             -----------
                                               5,134,762
                                             -----------

       TRUCKING & FREIGHT FORWARDING--0.2%
 6,900 United Parcel Service, Inc. (Class B)     376,050
                                             -----------
       Total Common Stocks
        (Identified Cost $92,395,389).......  92,023,035
                                             -----------
 BONDS & NOTES--39.5%

   FACE
  AMOUNT
           AEROSPACE & DEFENSE--0.5%
$  730,000 Northrop Grumman Corp.
            7.125%, 02/15/11.................... $762,097
                                                 --------

           AUTOMOBILES--0.6%
   650,000 DaimlerChrysler North America Holding
            Corp. 7.750%, 05/27/03..............  678,833
   245,000 Ford Motor Co. 7.450%, 07/16/31......  224,466
                                                 --------
                                                  903,299
                                                 --------

   FACE                                                    VALUE
  AMOUNT                                                 (NOTE 1A)
           BROADCASTING--0.4%
$  410,000 Fox Liberty Networks, L.L.C.
            8.875%, 08/15/07............................ $  424,350
   200,000 News America Holdings, Inc.
            8.500%, 02/15/05............................    214,373
                                                         ----------
                                                            638,723
                                                         ----------

           BUILDING & CONSTRUCTION--0.2%
   350,000 Hanson, Plc. 7.875%, 09/27/10................    377,229
                                                         ----------

           BUSINESS SERVICES--0.2%
   261,000 Cendant Corp. (144A) 6.875%, 08/15/06........    252,109
                                                         ----------

           COLLATERALIZED MORTGAGE OBLIGATIONS--1.0%
   214,774 Independant National Mortgage Corp.
            7.000%, 05/25/26............................    219,733
   308,984 Morgan Stanley Dean Witter
            Capital I, Inc. (144A)
            3.630%, 10/07/13............................    308,280
   496,000 Pemex Project Funding Master Trust
            9.125%, 10/13/10............................    527,000
   500,000 Residential Funding Mortgage Securities, Inc.
            6.000%, 12/15/16............................    502,422
                                                         ----------
                                                          1,557,435
                                                         ----------

           COMMUNICATION SERVICES--0.6%
   320,000 Analog Devices, Inc. 4.750%, 10/01/05........    302,800
   350,000 Citizens Communications Co.
            8.500%, 05/15/06............................    374,273
   245,000 Citizens Communications Co. (144A)
            7.625%, 08/15/08............................    250,544
                                                         ----------
                                                            927,617
                                                         ----------

           COMMUNICATIONS--0.3%
   190,000 Comcast Cable Communications
            6.750%, 01/30/11............................    190,826
   310,000 Cox Communications, Inc.
            6.750%, 03/15/11............................    311,711
                                                         ----------
                                                            502,537
                                                         ----------

           DOMESTIC OIL--0.9%
   628,000 Amerada Hess Corp. 6.650%, 08/15/11..........    625,335
   199,000 Amerada Hess Corp. 7.300%, 08/15/31..........    200,406
   600,000 Occidental Petroleum Corp.
            7.650%, 02/15/06............................    638,131
                                                         ----------
                                                          1,463,872
                                                         ----------

                See accompanying notes to financial statements.

                                    NEZF-52

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)

   FACE                                                   VALUE
  AMOUNT                                                (NOTE 1A)
            DRUGS & HEALTH CARE--0.4%
$   138,000 HealthSouth Corp. (144A)
             7.375%, 10/01/06......................... $   139,725
    488,000 Tenet Healthcare Corp. (144A)
             6.375%, 12/01/11.........................     472,819
                                                       -----------
                                                           612,544
                                                       -----------

            ELECTRIC UTILITIES--2.5%
    384,000 Allegheny Energy Supply Co., L.L.C. (144A)
             7.800%, 03/15/11.........................     370,680
    300,000 Dominion Resources, Inc.
             7.600%, 07/15/03.........................     315,920
    500,000 Dominion Resources, Inc.
             8.125%, 06/15/10.........................     550,920
     97,000 Dynegy Holdings, Inc. 6.875%, 04/01/11....      82,405
    195,000 FirstEnergy Corp. 6.450%, 11/15/11........     190,254
    200,000 Niagara Mohawk Power Corp.
             5.375%, 10/01/04.........................     200,868
    285,000 Niagara Mohawk Power Corp.
             7.750%, 05/15/06.........................     305,196
    225,000 PSEG Power, L.L.C. 7.750%, 04/15/11.......     235,792
    500,000 PSEG Power, L.L.C. 8.625%, 04/15/31.......     555,239
    100,000 Toledo Edison Co. 7.875%, 08/01/04........     106,911
    200,000 USA Waste Services, Inc.
             7.000%, 07/15/28.........................     184,898
    600,000 WMX Technologies, Inc.
             6.375%, 12/01/03.........................     621,720
    163,000 Wisconsin Energy Corp.
             5.875%, 04/01/06.........................     165,329
                                                       -----------
                                                         3,886,132
                                                       -----------

            FEDERAL AGENCIES--12.7%
    309,000 Federal Home Loan Mortgage
             3.250%, 11/15/04.........................     303,462
    750,000 Federal Home Loan Mortgage Corp.
             5.500%, 07/15/06.........................     770,858
  1,000,000 Federal National Mortgage Association
             6.000%, 12/15/05.........................   1,051,831
    735,000 Federal National Mortgage Association
             5.500%, 02/15/06.........................     757,060
  2,876,320 Federal National Mortgage Association
             6.500%, 07/01/16.........................   2,932,034
  3,255,172 Federal National Mortgage Association
             6.500%, 07/01/31.........................   3,255,172
  3,958,953 Federal National Mortgage Association
             6.500%, 09/01/31.........................   3,958,953
  3,351,453 Government National Mortgage Association
             6.500%, 10/15/28.........................   3,362,949
  2,978,771 Government National Mortgage Association
             7.500%, 01/20/30.........................   3,070,904

   FACE                                                   VALUE
  AMOUNT                                                (NOTE 1A)
           FEDERAL AGENCIES--(CONTINUED)
$  500,000 Student Loan Marketing Association
            5.000%, 06/30/04.......................... $   514,220
                                                       -----------
                                                        19,977,443
                                                       -----------

           FINANCE & BANKING--6.5%
   485,000 AIG Sunamerica Global Financing II (144A)
            7.600%, 06/15/05..........................     531,669
   478,000 Bank America Corp. 7.400%, 01/15/11........     512,520
   355,000 Citigroup, Inc. 7.250%, 10/01/10...........     380,448
   300,000 Conoco Funding Co. 6.350%, 10/15/11........     303,867
   725,000 Countrywide Home Loans, Inc.
            5.500%, 08/01/06..........................     723,498
   400,000 Credit Suisse First Boston 6.125%, 11/15/11     390,264
   550,000 Dime Bancorp, Inc. 9.000%, 12/19/02........     578,053
   175,000 EOP Operating, L.P. 8.375%, 03/15/06.......     188,753
   333,000 EOP Operating, L.P. 7.750%, 11/15/07.......     353,811
   750,000 Ford Motor Credit Co.
            6.875%, 02/01/06..........................     751,081
    49,000 Ford Motor Credit Co .
            7.375%, 02/01/11..........................      48,353
   343,000 Ford Motor Credit Co.
            7.250%, 10/25/11..........................     333,782
   500,000 General Motors Acceptance Corp.
            5.360%, 07/27/04..........................     499,695
   201,000 General Motors Acceptance Corp.
            6.875%, 09/15/11..........................     196,891
   121,000 General Motors Acceptance Corp.
            8.000%, 11/01/31..........................     122,415
   750,000 Household Finance Corp.
            7.875%, 03/01/07..........................     805,886
   450,000 Lehman Brothers Holdings, Inc.
            7.750%, 01/15/05..........................     482,541
   100,000 MidAmerican Funding, L.L.C.
            6.927%, 03/01/29..........................      95,391
   425,000 Morgan Stanley Group, Inc.
            6.100%, 04/15/06..........................     437,969
   446,000 NiSource Finance Corp. 7.500%, 11/15/03....     465,450
   500,000 Providian Gateway Master Trust
            2.360%, 03/16/09..........................     487,734
   350,000 Prudential Funding Corp. (144A)
            6.600%, 05/15/08..........................     355,390
   175,000 Simon Debartolo Group, L.P.
            6.625%, 06/15/03..........................     180,783
   408,000 Simon Property Group, Inc.
            6.750%, 02/09/04..........................     423,304
   225,000 Sprint Capital Corp. 7.125%, 01/30/06......     234,532
   211,000 Sprint Capital Corp. 6.000%, 01/15/07......     209,723
   142,000 Sprint Capital Corp. 6.875%, 11/15/28......     130,503
                                                       -----------
                                                        10,224,306
                                                       -----------

                See accompanying notes to financial statements.

                                    NEZF-53

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 BONDS & NOTES--(CONTINUED)

   FACE                                                                                      VALUE
  AMOUNT                                                                                   (NOTE 1A)

           FINANCIAL SERVICES--1.0%
$  700,000 Chase Commercial Mortgage Securities Corp. 6.390%, 11/18/30.................... $  718,541
   390,000 General Motors Acceptance Corp. 7.250%, 03/02/11...............................    392,780
   427,000 Qwest Capital Funding, Inc. 7.250%, 02/15/11...................................    416,543
                                                                                           ----------
                                                                                            1,527,864
                                                                                           ----------

           FOOD & BEVERAGES--0.2%
   290,000 Kellogg Co. 6.000%, 04/01/06...................................................    296,961
   105,000 Tyson Foods, Inc. (144A) 8.250%, 10/01/11......................................    110,456
                                                                                           ----------
                                                                                              407,417
                                                                                           ----------

           GAS & PIPELINE UTILITIES--0.1%
   109,000 Consolidated Natural Gas Co. 6.250%, 11/01/11..................................    106,675
                                                                                           ----------

           HEALTH CARE-PRODUCTS--0.2%
   304,000 American Home Products Corp. 7.900%, 02/15/05..................................    333,368
                                                                                           ----------

           INSURANCE--0.1%
   290,000 Loews Corp. 3.125%, 09/15/07...................................................    247,225
                                                                                           ----------

           PETROLEUM SERVICES--0.3%
   540,000 Kinder Morgan Energy Partners, L.P. 6.750%, 03/15/11...........................    542,090
                                                                                           ----------

           RAILROADS & EQUIPMENT--0.2%
   255,000 Union Pacific Corp. 6.340%, 11/25/03...........................................    266,485
                                                                                           ----------

           RETAIL--0.5%
   500,000 Delhaize America, Inc. 9.000%, 04/15/31........................................    578,350
   127,000 Federated Department Stores, Inc. 8.500%, 06/15/03.............................    134,698
   153,000 K-mart Corp. 9.375%, 02/01/06 (c)..............................................    126,513
                                                                                           ----------
                                                                                              839,561
                                                                                           ----------

           TELEPHONE--1.4%
   183,000 AT&T Wireless Services, Inc. 7.350%, 03/01/06..................................    193,098
   128,000 BellSouth Corp. 6.000%, 10/15/11...............................................    127,560
    85,000 Cingular Wireless, L.L.C. (144A) 6.500%, 12/15/11..............................     85,672
    86,000 Cingular Wireless, L.L.C. (144A) 7.125%, 12/15/31..............................     87,549
    69,000 Singapore Telecommunications, Ltd. (144A) 6.375%, 12/01/11.....................     68,909
   208,000 Telecomunicacione de Puerto Rico, Inc. 6.150%, 05/15/02........................    210,424

   FACE                                                                                       VALUE
  AMOUNT                                                                                    (NOTE 1A)

           TELEPHONE--(CONTINUED)
$  275,000 Verizon Pennsylvania, Inc. 5.650%, 11/15/11.................................... $   264,133
   664,000 Worldcom, Inc. 6.400%, 08/15/05................................................     670,936
   414,000 Worldcom, Inc. 8.250%, 05/15/31................................................     437,621
                                                                                           -----------
                                                                                             2,145,902
                                                                                           -----------

           U.S. TREASURY--8.5%
   308,000 United States Treasury Bonds 11.875%, 11/15/03.................................     357,570
 1,450,000 United States Treasury Bonds 6.250%, 08/15/23..................................   1,534,056
 1,938,000 United States Treasury Bonds 6.250%, 05/15/30..................................   2,097,284
   272,000 United States Treasury Bonds 5.375%, 02/15/31..................................     268,175
 3,186,000 United States Treasury Notes 3.000%, 11/30/03..................................   3,188,485
 2,494,000 United States Treasury Notes 4.625%, 05/15/06..................................   2,527,893
 1,257,000 United States Treasury Notes 3.500%, 11/15/06..................................   1,211,434
 1,563,000 United States Treasury Notes 5.000%, 02/15/11..................................   1,557,139
   615,000 United States Treasury Notes 5.000%, 08/15/11..................................     613,075
                                                                                           -----------
                                                                                            13,355,111
                                                                                           -----------

           YANKEE--0.2%
   350,000 Hydro Quebec 6.300%, 05/11/11..................................................     357,851
                                                                                           -----------
           Total Bonds & Notes (Identified Cost $61,933,878)..............................  62,214,892

                                                                                           -----------
 PREFERRED STOCKS--0.6%

SHARES

       COMPUTERS & BUSINESS EQUIPMENT--0.2%
 7,800 Motorola, Inc........................................................................   364,572
                                                                                             ---------

       ELECTRIC UTILITIES--0.3%
 3,500 Dominion Resources, Inc..............................................................   209,020
11,200 Duke Energy Co.......................................................................   284,256
                                                                                             ---------
                                                                                               493,276
                                                                                             ---------

       GAS & PIPELINE UTILITIES--0.1%
 3,500 NiSource, Inc........................................................................   159,075
                                                                                             ---------
       Total Preferred Stocks (Identified Cost $1,045,158).................................. 1,016,923

                                                                                             ---------

                See accompanying notes to financial statements.

                                    NEZF-54

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 CONVERTIBLE BONDS--0.3%



  FACE                                           VALUE
 AMOUNT                                        (NOTE 1A)

         HOTELS & RESTAURANTS--0.2%
$270,000 Hilton Hotels Corp. 5.000%, 05/15/06 $    238,950
                                              ------------

         NEWSPAPERS--0.1%
   2,000 Tribune Co. 2.000%, 05/15/29........      173,640
                                              ------------
         Total Convertible Bonds
          (Identified Cost $416,573).........      412,590
                                              ------------
         Total Investments--98.7%
          (Identified Cost $155,790,998) (a).  155,667,440
         Other assets less liabilities.......    2,048,381
                                              ------------
         TOTAL NET ASSETS--100%.............. $157,715,821
                                              ============

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized depreciation on investments based on cost of $156,621,546 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost...................................... $ 5,876,415
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value.........................................  (6,830,521)
                                                            -----------
       Net unrealized depreciation......................... $  (954,106)
                                                            ===========

(b)Non-income producing security.
(c)Issuer filed under Chapter 11 of the Federal Bankruptcy Code.

Key to Abbreviations:
144A--Securities exempt from registration under Rule 144A of the securities act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $3,033,802 or 1.9% of net assets.
 ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.
 CHF--Swiss Franc
 EUR--Euro Currency

                See accompanying notes to financial statements.

                                    NEZF-55

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

        ASSETS
          Investments at value..................          $155,667,440
          Cash..................................               688,817
          Receivable for:
           Securities sold......................             1,684,454
           Fund shares sold.....................               245,765
           Dividends and interest...............               903,127
           Foreign taxes........................                 1,387
                                                          ------------
            Total Assets........................           159,190,990
        LIABILITIES
          Payable for:
           Fund shares redeemed................. $325,993
           Securities purchased.................  922,589
           Due to sub-custodian bank............   78,716
           Withholding taxes....................      306
          Accrued expenses:
           Management fees......................   66,411
           Deferred trustees fees...............   62,063
           Other expenses.......................   19,091
                                                 --------
            Total Liabilities...................             1,475,169
                                                          ------------
        NET ASSETS..............................          $157,715,821
                                                          ============
          Net assets consist of:
           Capital paid in......................          $143,896,063
           Undistributed net investment income..             3,153,090
           Accumulated net realized gains
            (losses)............................            10,790,243
           Unrealized appreciation
            (depreciation) on investments and
            foreign currency....................              (123,575)
                                                          ------------
        NET ASSETS..............................          $157,715,821
                                                          ============
        Computation of offering price:
        Net asset value and redemption price
         per share ($157,715,821 divided
         by 1,111,334 shares of beneficial
         interest)..............................          $     141.92
                                                          ============
        Identified cost of investments..........          $155,790,998
                                                          ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

      INVESTMENT INCOME
        Dividends...........................               $  1,643,656(a)
        Interest............................                  4,306,299
                                                           ------------
                                                              5,949,955
      EXPENSES
        Management fees..................... $    830,746
        Trustees fees and expenses..........       15,470
        Custodian...........................      130,545
        Audit and tax services..............       20,429
        Legal...............................        7,673
        Printing............................       26,500
        Insurance...........................        3,829
        Miscellaneous.......................        3,568
                                             ------------
          Total expenses....................                  1,038,760
                                                           ------------
      NET INVESTMENT INCOME.................                  4,911,195
                                                           ------------
      REALIZED AND UNREALIZED GAIN
       (LOSS)
      Realized gain (loss) on:
        Investments--net....................   11,583,448
        Foreign currency transactions--net..   (2,503,400)    9,080,048
                                             ------------
      Unrealized appreciation (depreciation)
       on:
        Investments--net....................  (21,051,404)
        Foreign currency transactions--net..       (6,885)  (21,058,289)
                                             ------------  ------------
      Net gain (loss).......................                (11,978,241)
                                                           ------------
      NET INCREASE (DECREASE) IN NET
       ASSETS FROM OPERATIONS...............               $ (7,067,046)
                                                           ============

(a)Net of foreign taxes of $13,670

                See accompanying notes to financial statements.

                                    NEZF-56

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

 STATEMENT OF CHANGES IN NET ASSETS



                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  4,911,195  $  6,323,527
  Net realized gain (loss)..........................................    9,080,048    28,768,197
  Unrealized appreciation (depreciation)............................  (21,058,289)  (41,826,148)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................   (7,067,046)   (6,734,424)
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net Investment Income.............................................   (6,264,934)            0
  Net realized gain.................................................  (28,824,959)   (4,495,121)
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................  (35,089,893)   (4,495,121)
                                                                     ------------  ------------
FROM CAPITAL SHARE TRANSACTIONS
  Proceeds from sale of shares......................................   29,989,766    27,136,368
  Reinvestment of distributions.....................................   35,089,893     4,495,121
  Cost of shares redeemed...........................................  (46,477,132)  (58,012,456)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   18,602,527   (26,380,967)
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (23,554,412)  (37,610,512)
NET ASSETS
  Beginning of the year.............................................  181,270,233   218,880,745
                                                                     ------------  ------------
  End of the year................................................... $157,715,821  $181,270,233
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  3,153,090  $  6,254,573
                                                                     ============  ============
NUMBER OF SHARES OF THE FUND:
  Issued from the sale of shares....................................      200,751       139,823
  Issued in reinvestment of distributions...........................      246,834        23,231
  Redeemed..........................................................     (311,259)     (300,146)
                                                                     ------------  ------------
  Net Change........................................................      136,326      (137,092)
                                                                     ============  ============

                See accompanying notes to financial statements.

                                    NEZF-57

NEW ENGLAND ZENITH FUND
MFS TOTAL RETURN SERIES

 FINANCIAL HIGHLIGHTS


                                                                               CLASS A
                                                          ------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                          ------------------------------------------------
                                                            2001      2000      1999      1998      1997
                                                          --------  --------  --------  --------  --------
NET ASSET VALUE, BEGINNING OF YEAR....................... $ 185.92  $ 196.82  $ 207.76  $ 189.85  $ 170.37
                                                          --------  --------  --------  --------  --------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income..................................     4.60      6.49      6.98      6.56      6.38
  Net realized and unrealized gain (loss) on investments.   (11.61)   (12.98)    13.48     30.50     38.47
                                                          --------  --------  --------  --------  --------
  Total from investment operations.......................    (7.01)    (6.49)    20.46     37.06     44.85
                                                          --------  --------  --------  --------  --------
LESS DISTRIBUTIONS
  Distributions from net investment income...............    (6.60)     0.00     (6.83)    (6.51)    (6.42)
  Distributions from net realized capital gains..........   (30.39)    (4.41)   (24.57)   (12.64)   (18.95)
                                                          --------  --------  --------  --------  --------
  Total Distributions....................................   (36.99)    (4.41)   (31.40)   (19.15)   (25.37)
                                                          --------  --------  --------  --------  --------
NET ASSET VALUE, END OF YEAR............................. $ 141.92  $ 185.92  $ 196.82  $ 207.76  $ 189.85
                                                          ========  ========  ========  ========  ========
TOTAL RETURN (%).........................................     (3.8)     (3.4)     10.0      19.7      26.6
Ratio of operating expenses to average net assets (%)....     0.63      0.58      0.58      0.58      0.61
Ratio of net investment income to average net assets (%).     2.96      3.14      3.16      3.15      3.20
Portfolio turnover rate (%)..............................      160        48        49        25        65
Net assets, end of year (000)............................ $157,716  $181,270  $218,881  $213,639  $188,783

                See accompanying notes to financial statements.

                                    NEZF-58

NEW ENGLAND ZENITH FUND

 ALGER EQUITY GROWTH SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM CAPITAL APPRECIATION.

 INCEPTION DATE  10/31/94

 ASSET CLASS
 LARGE CAP STOCK

 NET ASSETS
 $793 MILLION

 PORTFOLIO MANAGER
 DAN C. CHUNG, CFA
 DAVE HYUN, CFA

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Alger Equity Growth Series Class A shares returned -12.0%, just about matching the Standard & Poors 500 Index(R)/10/ return of -11.9%. Over the same time period, the Lipper Variable Insurance Product Large-Cap Growth Fund Average/5/ returned -21.9%. The Series' performance can be attributed to an underweighting in poor performing technology stocks and strong security selection in the health care and consumer discretionary sectors.

PORTFOLIO ACTIVITY
2001 was the second consecutive extraordinarily difficult year for equity markets. After the market began the year strongly during January, subsequent months proved to be a disaster for equity prices. After bottoming in early April, the market bounced off this low over the following two weeks, but then continued to drop throughout the middle part of the year. Losses accelerated during July, August and the first part of September, with value stocks holding up better than growth stocks. All throughout, the Fed was continuously slashing interest rates in an attempt to stimulate the slowing economy.

On Tuesday, September the 11th, the horrific terrorist attacks in New York, Washington D.C. and Pennsylvania shook the world, as well as global markets. When markets re-opened on September 17th a widespread sell-off took place despite an emergency 50 basis point rate cut by the Fed. The NASDAQ bottomed on Friday, September 21st at 1,387, as compared to the high of 5,133 set just 181/2 months earlier.

However, the market succeeded in rallying by year-end, as initial panic selling wore off and investors scooped up bargains. Three more rate cuts before year-end helped fuel the market. The NASDAQ closed the year 40.6% above its September 21st low, and equity markets headed towards the New Year with strong momentum.

The Portfolio succeeded in limiting its losses during 2001 through strong security selection and maintaining a less aggressive approach than many of its growth fund counterparts. Throughout most of the year we considered the near-term prospects for technology stocks to be relatively weak, and the resulting under-allocation in the technology sector was an important positive factor for the Portfolio.

PORTFOLIO OUTLOOK/11/
There is an emerging consensus among leading economists that 2002 will see an end to this brief recession and a resumption of steady growth. At Alger, we expect that the threat of terrorism will be turned back, that the Euro will trigger growth in the EU, and that the further integration of China and Russia into the international system will have a dramatic and positive effect on the world economy.

Looking ahead, we will continue to seek out and invest in companies that we believe will grow their earnings rapidly and consistently. The Portfolio is currently well diversified, with a moderate technology sector weighting. The Portfolio is weighted most heavily in health care stocks, many of which have strong growth prospects and are trading at reasonable valuation levels. Should market conditions remain favorable, we expect that the Portfolio should recoup most of the losses experienced over the past two years.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                    % OF TOTAL
                 SECURITY                           NET ASSETS
                 ---------------------------------------------
                 TYCO INTERNATIONAL, LTD...........    4.5%
                 WAL-MART STORES, INC..............    4.0%
                 MICROSOFT CORP....................    3.8%
                 EBAY, INC.........................    3.8%
                 CITIGROUP, INC....................    3.6%
                 FIRST DATA CORP...................    3.5%
                 AMERICAN INTERNATIONAL GROUP, INC.    3.5%
                 NOKIA CORP........................    3.1%
                 BAXTER INTERNATIONAL, INC.........    3.0%
                 AMERICAN HOME PRODUCTS CORP.......    2.7%

                       A $10,0000 INVESTMENT COMPARED TO
                               THE S&P 500 INDEX

                                     [CHART]

              Alger Equity Growth Series    S&P 500 Index

      10/94             $10,000               $10,000
      12/94               9,581                 9,779
      12/95              14,247                13,449
      12/96              16,124                16,535
      12/97              20,257                22,050
      12/98              29,935                28,351
      12/99              40,147                34,316
      12/00              34,655                31,195
      12/01              30,492                27,490



-------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
-------------------------------------------------------------------------------

                                ALGER          LIPPER VARIABLE
                                EQUITY         LARGE CAP GROWTH
                                GROWTH S&P 500  FUNDS AVERAGE
                1 Year          -12.0%  -11.9%      -21.9%
                3 Years           0.6    -1.0        -2.6
                5 Years          13.6    10.7         9.0
                Since Inception  16.8    15.2          --

-------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -12.2%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-59

NEW ENGLAND ZENITH FUND
ALGER EQUITY GROWTH SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--96.8% OF TOTAL NET ASSETS


                                                VALUE
 SHARES                                       (NOTE 1A)
          AEROSPACE & DEFENSE--0.5%
   51,000 General Dynamics Corp............. $  4,061,640
                                             ------------

          BANKS--3.6%
  567,450 Citigroup, Inc....................   28,644,876
                                             ------------

          BIOTECHNOLOGY--1.8%
   94,150 Forest Laboratories, Inc. (b).....    7,715,593
  103,400 Genzyme Corp. (b).................    6,189,524
                                             ------------
                                               13,905,117
                                             ------------

          BUSINESS SERVICES--4.6%
  427,550 Cendant Corp. (b).................    8,384,257
  358,500 First Data Corp...................   28,124,325
                                             ------------
                                               36,508,582
                                             ------------

          COMMUNICATION SERVICES--2.2%
  296,625 AOL Time Warner, Inc..............    9,521,662
  170,450 Viacom, Inc. (Class B) (b)........    7,525,368
                                             ------------
                                               17,047,030
                                             ------------

          COMMUNICATIONS--6.6%
  175,600 Analog Devices, Inc. (b)..........    7,794,884
  585,800 Dell Computer Corp. (b)...........   15,922,044
1,006,150 Nokia Corp. (ADR).................   24,680,859
   81,700 Qualcomm, Inc. (b)................    4,125,850
                                             ------------
                                               52,523,637
                                             ------------

          COMPUTERS & BUSINESS EQUIPMENT--6.3%
   98,600 Linear Technology Corp............    3,849,344
  205,550 Micron Technology, Inc............    6,372,050
1,512,900 Sun Microsystems, Inc.............   18,608,670
  978,850 Taiwan Semiconductor Manufacturing
           Company, Ltd.....................   16,806,854
  141,500 Texas Instruments, Inc............    3,962,000
                                             ------------
                                               49,598,918
                                             ------------

          CONGLOMERATES--7.0%
  500,000 General Electric Co...............   20,040,000
  608,900 Tyco International, Ltd...........   35,864,210
                                             ------------
                                               55,904,210
                                             ------------

          DOMESTIC OIL--1.1%
  101,101 ChevronTexaco Corp................    9,059,661
                                             ------------

          DRUGS & HEALTH CARE--18.0%
  245,700 Amgen, Inc. (b)...................   13,867,308
  440,100 Baxter International, Inc.........   23,602,563
  243,850 Cardinal Health, Inc..............   15,767,341

                                               VALUE
SHARES                                       (NOTE 1A)

        DRUGS & HEALTH CARE--(CONTINUED)
367,500 Immunex Corp. (b).................. $ 10,183,425
118,700 King Pharmaceuticals, Inc. (b).....    5,000,831
101,000 Medimmune, Inc.....................    4,681,350
271,400 Medtronic, Inc.....................   13,898,394
331,850 Merck & Co., Inc...................   19,512,780
364,950 Pfizer, Inc........................   14,543,257
363,750 Tenet Healthcare Corp. (b).........   21,359,400
                                            ------------
                                             142,416,649
                                            ------------

        ELECTRONICS--2.1%
174,050 Flextronics International, Ltd. (b)    4,175,460
296,250 Intel Corp.........................    9,317,062
203,200 JDS Uniphase Corp..................    1,763,776
 81,100 Sanmina Corp.......................    1,613,890
                                            ------------
                                              16,870,188
                                            ------------

        FEDERAL AGENCIES--1.0%
125,700 Federal Home Loan Mortgage Corp....    8,220,780
                                            ------------

        FINANCIAL SERVICES--2.5%
 78,000 Capital One Financial Corp.........    4,208,100
430,400 J.P. Morgan Chase & Co.............   15,645,040
                                            ------------
                                              19,853,140
                                            ------------

        FOOD & BEVERAGES--2.8%
174,100 Anheuser Busch Cos., Inc...........    7,871,061
299,150 PepsiCo, Inc.......................   14,565,614
                                            ------------
                                              22,436,675
                                            ------------

        HEALTH CARE--PRODUCTS--5.2%
355,406 American Home Products Corp........   21,807,712
333,650 Johnson & Johnson..................   19,718,715
                                            ------------
                                              41,526,427
                                            ------------

        INSURANCE--5.0%
349,600 American International Group, Inc..   27,758,240
 36,600 Marsh & McLennan Cos., Inc.........    3,932,670
119,700 The Chubb Corp.....................    8,259,300
                                            ------------
                                              39,950,210
                                            ------------

        INVESTMENT BROKERAGE--2.7%
407,850 Merrill Lynch & Co., Inc...........   21,257,142
                                            ------------

        MEDICAL LABORATORIES--1.8%
249,500 Abbott Laboratories................   13,909,625
                                            ------------

                See accompanying notes to financial statements.

                                    NEZF-60

NEW ENGLAND ZENITH FUND
ALGER EQUITY GROWTH SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                              VALUE
SHARES                                                      (NOTE 1A)

        PETROLEUM SERVICES--2.0%
242,600 BJ Services Co.................................... $  7,872,370
109,000 Nabors Industries, Inc............................    3,741,970
127,600 Transocean Sedco Forex, Inc.......................    4,315,432
                                                           ------------
                                                             15,929,772
                                                           ------------

        RETAIL--11.8%
105,500 Best Buy Co., Inc. (b)............................    7,857,640
312,600 Home Depot, Inc...................................   15,945,726
172,000 Lowe's Cos., Inc..................................    7,982,520
544,750 Wal-Mart Stores, Inc..............................   31,350,362
449,800 eBay, Inc. (b)....................................   30,091,620
                                                           ------------
                                                             93,227,868
                                                           ------------

        SOFTWARE--6.7%
240,200 Intuit, Inc. (b)..................................   10,275,756
460,100 Microsoft Corp. (b)...............................   30,481,625
508,100 Oracle Corp. (b)..................................    7,016,861
150,000 VeriSign, Inc. (b)................................    5,706,000
                                                           ------------
                                                             53,480,242
                                                           ------------

        TOBACCO--1.5%
253,900 Philip Morris Cos., Inc...........................   11,641,315
                                                           ------------
        Total Common Stocks (Identified Cost $734,031,288)  767,973,704
                                                           ------------

SHORT-TERM INVESTMENTS--1.8%

   FACE                                                         VALUE
  AMOUNT                                                      (NOTE 1A)
           DISCOUNT NOTES--1.4%
$3,000,000 Federal Farm Credit Bank 1.700%, 01/29/02........ $  2,996,033
 5,000,000 Federal Home Loan Bank 1.760%, 01/07/02..........    4,998,534
 3,000,000 Federal Home Loan Mortgage 1.930%, 07/02/02......    2,988,562
                                                             ------------
                                                               10,983,129
                                                             ------------

           MONEY MARKET FUNDS--0.4%
 3,148,725 State Street Global Advisor's Money Market Fund..    3,148,725
                                                             ------------
           Total Short Term Investments (Identified Cost
            $14,131,854)....................................   14,131,854
                                                             ------------
           Total Investments--98.6% (Identified Cost
            $748,163,142) (a)...............................  782,105,558
           Other assets less liabilities....................   10,985,713
                                                             ------------
           TOTAL NET ASSETS--100%........................... $793,091,271
                                                             ============

(a)Federal Tax Information:
   At December, 2001 the net unrealized appreciation on investments based on cost of $767,706,856 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost...................................... $ 48,414,505
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value.........................................  (34,015,803)
                                                            ------------
       Net unrealized appreciation......................... $ 14,398,702
                                                            ============

(b)Non-income producing security.

Key to Abbreviations:
ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.

                See accompanying notes to financial statements.

                                    NEZF-61

NEW ENGLAND ZENITH FUND
ALGER EQUITY GROWTH SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

       ASSETS
         Investments at value..................            $ 782,105,558
         Receivable for:
          Securities sold......................               17,284,554
          Fund shares sold.....................                1,513,629
          Dividends and interest...............                  795,409
                                                           -------------
           Total Assets........................              801,699,150
       LIABILITIES
         Payable for:
          Fund shares redeemed................. $1,364,163
          Securities purchased.................  6,691,805
         Accrued expenses:
          Management fees......................    503,990
          Service and distribution fees........        507
          Deferred trustees fees...............     20,807
          Other expenses.......................     26,607
                                                ----------
           Total Liabilities...................                8,607,879
                                                           -------------
       NET ASSETS..............................            $ 793,091,271
                                                           =============
         Net assets consist of:
          Capital paid in......................            $ 917,871,491
          Undistributed net investment
           loss................................                  (15,153)
          Accumulated net realized gains
           (losses)............................             (158,707,483)
          Unrealized appreciation
           (depreciation) on investments.......               33,942,416
                                                           -------------
       NET ASSETS..............................            $ 793,091,271
                                                           =============
       Computation of offering price:
       CLASS A
       Net asset value and redemption price
        per share ($788,097,106 divided by
        38,007,401 shares of beneficial
        interest)..............................            $       20.74
                                                           =============
       CLASS E
       Net asset value and redemption price per
        share ($4,994,165 divided by
        241,934 shares of beneficial
        interest)..............................            $       20.64
                                                           =============
       Identified cost of investments..........            $ 748,163,142
                                                           =============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

     INVESTMENT INCOME
       Dividends...............................            $  5,945,312 (a)
       Interest................................                1,239,365
                                                           -------------
                                                               7,184,677
     EXPENSES
       Management fees......................... $6,474,180
       Service and distribution fees--Class E..      1,238
       Trustees fees and expenses..............     33,931
       Custodian...............................    120,509
       Audit and tax services..................     20,429
       Legal...................................     40,955
       Printing................................    488,796
       Insurance...............................     16,275
       Miscellaneous...........................     14,002
                                                ----------
       Total expenses..........................                7,210,315
                                                           -------------
     NET INVESTMENT LOSS.......................                  (25,638)
                                                           -------------
     REALIZED AND UNREALIZED GAIN (LOSS)
     Realized gain (loss) on:
       Investments--net........................             (150,921,258)
     Unrealized appreciation (depreciation) on:
       Investments--net........................               33,507,308
                                                           -------------
     Net gain (loss)...........................             (117,413,950)
                                                           -------------
     NET INCREASE (DECREASE) IN NET
      ASSETS FROM OPERATIONS...................            $(117,439,588)
                                                           =============

(a)Net of foreign taxes of $33,407

                See accompanying notes to financial statements.

                                    NEZF-62

NEW ENGLAND ZENITH FUND
ALGER EQUITY GROWTH SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED     YEAR ENDED
                                                                     DECEMBER 31,   DECEMBER 31,
                                                                         2001           2000
                                                                     -------------  -------------
FROM OPERATIONS
  Net investment income (loss)...................................... $     (25,638) $   2,328,476
  Net realized gain (loss)..........................................  (150,921,258)    46,776,041
  Unrealized appreciation (depreciation)............................    33,507,308   (206,925,079)
                                                                     -------------  -------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (117,439,588)  (157,820,562)
                                                                     -------------  -------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................    (2,596,172)    (3,216,137)
   Class E..........................................................             0              0
                                                                     -------------  -------------
                                                                        (2,596,172)    (3,216,137)
                                                                     -------------  -------------
  Net realized gain
   Class A..........................................................   (51,388,931)    (8,040,343)
   Class E..........................................................             0              0
                                                                     -------------  -------------
                                                                       (51,388,931)    (8,040,343)
                                                                     -------------  -------------
  TOTAL DISTRIBUTIONS...............................................   (53,985,103)   (11,256,480)
                                                                     -------------  -------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.    (3,841,088)   296,381,166
                                                                     -------------  -------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (175,265,779)   127,304,124

NET ASSETS
  Beginning of the year.............................................   968,357,050    841,052,926
                                                                     -------------  -------------
  End of the year................................................... $ 793,091,271  $ 968,357,050
                                                                     =============  =============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $     (15,153) $   2,230,427
                                                                     =============  =============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                       YEAR ENDED                  YEAR ENDED
                                                                    DECEMBER 31, 2001          DECEMBER 31, 2000
                                                               --------------------------  -------------------------
                                                                 SHARES           $          SHARES          $
                                                               -----------  -------------  ----------  -------------
CLASS A
  Sales.......................................................  10,786,475  $ 240,333,214  18,201,866  $ 536,445,621
  Reinvestments...............................................   2,406,826     53,985,103     378,623     11,256,480
  Redemptions................................................. (13,832,127)  (303,009,038) (8,598,554)  (251,320,935)
                                                               -----------  -------------  ----------  -------------
  Net increase (decrease).....................................    (638,826) $  (8,690,721)  9,981,935  $ 296,381,166
                                                               ===========  =============  ==========  =============
CLASS E
  Sales.......................................................     243,049  $   4,871,491           0  $           0
  Reinvestments...............................................           0              0           0              0
  Redemptions.................................................      (1,115)       (21,858)          0              0
                                                               -----------  -------------  ----------  -------------
  Net increase (decrease).....................................     241,934  $   4,849,633           0  $           0
                                                               ===========  =============  ==========  =============
  Increase (decrease) derived from capital share transactions.    (396,892) $  (3,841,088)  9,981,935  $ 296,381,166
                                                               ===========  =============  ==========  =============


                See accompanying notes to financial statements.

                                    NEZF-63

NEW ENGLAND ZENITH FUND
ALGER EQUITY GROWTH SERIES

 FINANCIAL HIGHLIGHTS


                                                                               CLASS A                         CLASS E
                                                          ------------------------------------------------  --------------
                                                                                                            MAY 1, 2001(A)
                                                                       YEAR ENDED DECEMBER 31,                 THROUGH
                                                          ------------------------------------------------   DECEMBER 31,
                                                            2001      2000      1999      1998      1997         2001
                                                          --------  --------  --------  --------  --------  --------------
NET ASSET VALUE, BEGINNING OF PERIOD..................... $  25.06  $  29.34  $  25.11  $  17.62  $  15.58      $23.50
                                                          --------  --------  --------  --------  --------      ------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)...........................     0.00      0.03     (0.01)     0.04      0.02        0.00
  Net realized and unrealized gain (loss) on investments.    (2.91)    (3.99)     8.34      8.37      3.92       (2.86)
                                                          --------  --------  --------  --------  --------      ------
  Total from investment operations.......................    (2.91)    (3.96)     8.33      8.41      3.94       (2.86)
                                                          --------  --------  --------  --------  --------      ------
LESS DISTRIBUTIONS
  Distributions from net investment income...............    (0.07)    (0.09)     0.00     (0.04)    (0.02)       0.00
  Distributions from net realized capital gains..........    (1.34)     0.00     (0.01)     0.00      0.00        0.00
  Distributions in excess of net realized capital gains..     0.00     (0.23)    (4.09)    (0.88)    (1.88)       0.00
                                                          --------  --------  --------  --------  --------      ------
  Total distributions....................................    (1.41)    (0.32)    (4.10)    (0.92)    (1.90)       0.00
                                                          --------  --------  --------  --------  --------      ------
NET ASSET VALUE, END OF PERIOD........................... $  20.74  $  25.06  $  29.34  $  25.11  $  17.62      $20.64
                                                          ========  ========  ========  ========  ========      ======
TOTAL RETURN (%).........................................    (12.0)    (13.7)     34.1      47.8      25.6       (12.2)(b)
Ratio of operating expenses to average net assets (%)....     0.84      0.79      0.80      0.83      0.87        0.99 (c)
Ratio of net investment income to average net assets (%).     0.00      0.23     (0.03)     0.19      0.12        0.00 (c)
Portfolio turnover rate (%)..............................       88        88       128       119       137          88
Net assets, end of period (000).......................... $788,097  $968,357  $841,053  $410,726  $205,318      $4,994

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.


                See accompanying notes to financial statements.

                                    NEZF-64

NEW ENGLAND ZENITH FUND

 CAPITAL GROWTH SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM GROWTH OF CAPITAL THROUGH INVESTMENT PRIMARILY IN EQUITY SECURITIES OF COMPANIES WHOSE EARNINGS ARE EXPECTED TO GROW AT A FASTER RATE THAN THE UNITED STATES ECONOMY.

 INCEPTION DATE  8/26/83

 ASSET CLASS
 LARGE CAP STOCKS

 NET ASSETS
 $1.3 BILLION

 PORTFOLIO MANAGER
 G. KENNETH HEEBNER
 CAPITAL GROWTH MANAGEMENT, L.P.

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Capital Growth Series returned -16.4%, under performing its benchmark, the Standard & Poor's 500 Index(R),/10/ which returned -11.9% for the same time period. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Multi-Cap Value category,/5/ was -0.2% for the year. The Series' performance can be attributed to holding economically sensitive stocks purchased in anticipation of a business recovery, which has yet to materialize.

PORTFOLIO ACTIVITY
Economic growth declined throughout 2001, as the Federal Reserve Board cut short-term interest rates 11 times during the year to mitigate the impact of a deepening recession. The recession started with severe overcapacity in the technology and telecommunications industries, and later worsened as the terrorist attacks of September 11 severely impaired consumer confidence and had a significant negative impact on the airline, travel, and tourism industries.

The portfolio began the year invested in a number of defensive industries. Over the course of the year, we positioned the Series more aggressively in anticipation of an economic recovery during the second half of 2001. The events of September 11 hurt the economy substantially, but we continued to increase exposure to economically sensitive sectors due to our belief that we would experience a recovery at some point in early 2002.

The largest industry concentrations at the beginning of the year were in real estate investment trusts (REITs), food and beverage, health care and energy. During the first half of the year, we eliminated the REITs, food and beverage, and energy positions, and increased exposure to technology, retail, and selected finance stocks. After September 11, we increased the Series' retail holdings and initiated significant positions in the home building industry, which was by far the largest industry concentration at year-end.

While home building is generally not considered a growth industry, we became enamored of some national companies, including D.R. Horton and Centex that were growing significant market share and enjoying strong profitability. These companies have benefited from professional management and access to lower-cost capital that gave them advantages of scale and diversification while competing for increasingly scarce parcels of developable land in major metropolitan areas. We believe that investors have not recognized the significant growth prospects of these major national homebuilders over the next several years, nor are these factors reflected in the stocks' valuations.

PORTFOLIO OUTLOOK/11/
Looking at 2002, we believe that the economy will respond solidly to what we feel is the strongest package of monetary and fiscal stimulus in the post-World War II period. Also, we think that the events of September 11 and the aftermath will be seen as the nadir of consumer confidence. We see a consumer-led recovery, feeling that the significant anti-terrorism measures implemented by the federal government will provide the security needed to help us regain the confidence we had prior to September 11.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                  % OF TOTAL
                    SECURITY                      NET ASSETS
                    ----------------------------------------
                    CENTEX CORP..................    6.5%
                    LOWE'S COS., INC.............    6.3%
                    TENET HEALTHCARE CORP........    5.8%
                    KB HOME......................    5.7%
                    LENNAR CORP..................    5.6%
                    BEST BUY CO., INC............    5.5%
                    WASHINGTON MUTUAL, INC.......    5.5%
                    J.C. PENNEY CO., INC.........    5.2%
                    GOLDEN WEST FINANCIAL CORP...    5.2%
                    HOUSEHOLD INTERNATIONAL, INC.    5.0%

                       A $10,000 INVESTMENT COMPARED TO
                               THE S&P 500 INDEX


                                    [CHART]

               Capital Growth   S&P 500
                   Series        Index

      Dec-91       10,000       10,000
      Dec-92        9,396       10,769
      Dec-93       10,803       11,845
      Dec-94       10,040       11,997
      Dec-95       13,859       16,494
      Dec-96       16,778       20,300
      Dec-97       20,717       27,046
      Dec-98       27,776       34,822
      Dec-99       32,135       42,127
      Dec-00       30,637       38,346
      Dec-01       25,603       33,788


-------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
-------------------------------------------------------------------------------

                                                   LIPPER VARIABLE
                                CAPITAL            MULTI CAP VALUE
                             GROWTH SERIES S&P 500  FUNDS AVERAGE
             1 Year              -16.4%     -11.9%      -0.2%
             3 Years              -2.7       -1.0        5.7
             5 Years               8.8       10.7       10.0
             10 Years              9.9       12.9       11.3
             Since Inception      19.0       14.4         --

-------------------------------------------------------------------------------
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-65

NEW ENGLAND ZENITH FUND
CAPITAL GROWTH SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--99.6% OF TOTAL NET ASSETS


                                                     VALUE
  SHARES                                           (NOTE 1A)
           AIR TRAVEL--0.9%
   660,000 Southwest Airlines Co................ $   12,196,800
                                                 --------------

           BANKS--5.2%
 1,155,000 Golden West Financial Corp...........     67,971,750
                                                 --------------

           BUSINESS SERVICES--2.7%
 1,800,000 Cendant Corp. (b)....................     35,298,000
                                                 --------------

           COMPUTERS & BUSINESS EQUIPMENT--3.7%
 1,560,000 Micron Technology, Inc...............     48,360,000
                                                 --------------

           DRUGS & HEALTH CARE--12.0%
 1,680,000 HCA Healthcare Co....................     64,747,200
   120,000 Laboratory Corp. America Holdings (b)      9,702,000
    95,000 Quest Diagnostics, Inc. (b)..........      6,812,450
 1,300,000 Tenet Healthcare Corp. (b)...........     76,336,000
                                                 --------------
                                                    157,597,650
                                                 --------------

           ELECTRONICS--9.9%
 1,590,000 Celestica, Inc. (ADR)................     64,220,100
 2,700,000 Flextronics International, Ltd. (b)..     64,773,000
                                                 --------------
                                                    128,993,100
                                                 --------------

           FINANCIAL SERVICES--10.4%
 1,125,000 Household International, Inc.........     65,182,500
 2,190,000 Washington Mutual, Inc...............     71,613,000
                                                 --------------
                                                    136,795,500
                                                 --------------

           FOOD & BEVERAGES--0.7%
   125,000 Hershey Foods Corp...................      8,462,500
                                                 --------------

           HOTELS & RESTAURANTS--3.8%
   730,000 International Game Technology (b)....     49,859,000
                                                 --------------

           INSURANCE--0.8%
   125,000 American International Group, Inc....      9,925,000
                                                 --------------

           OPERATIVE BUILDERS--12.1%
 1,490,000 Centex Corp..........................     85,064,100
 1,580,000 Lennar Corp..........................     73,975,600
                                                 --------------
                                                    159,039,700
                                                 --------------

                                                  VALUE
  SHARES                                        (NOTE 1A)
            RESIDENTIAL CONSTRUCTION--15.1%
  1,875,000 D.R. Horton, Inc................. $   60,862,500
  1,873,000 KB Home..........................     75,107,300
  1,385,000 Pulte Homes, Inc.................     61,867,950
                                              --------------
                                                 197,837,750
                                              --------------
            RETAIL--22.3%
    360,000 Autozone, Inc....................     25,848,000
    968,100 Best Buy Co., Inc. (b)...........     72,104,088
  2,990,000 Dollar General Corp..............     44,551,000
  2,530,000 J.C. Penney Co., Inc.............     68,057,000
  1,766,000 Lowe's Cos., Inc.................     81,960,060
                                              --------------
                                                 292,520,148
                                              --------------
            Total Common Stocks
             (Identified Cost $1,213,610,223)  1,304,856,898
                                              --------------
 SHORT TERM INVESTMENTS--0.7%

   FACE
  AMOUNT
            COMMERCIAL PAPER--0.7%
$10,040,000 American Express Credit Corp.
             1.770%, 01/02/02....................     10,040,000
                                                  --------------
            Total Short Term Investments
             (Identified Cost $10,040,000).......     10,040,000
                                                  --------------
            Total Investments--100.3%
             (Identified Cost $1,223,650,223) (a)  1,314,896,898
            Other assets less liabilities........     (4,539,060)
                                                  --------------
            TOTAL NET ASSETS--100%............... $1,310,357,838
                                                  ==============

(a)Federal Tax Information
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $1,229,056,834 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost...................................... $134,443,996
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value.........................................  (48,603,932)
                                                            ------------
       Net unrealized appreciation......................... $ 85,840,064
                                                            ============

(b)Non-income producing security.

Key to Abbreviations:
ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.

                See accompanying notes to financial statements.

                                    NEZF-66

NEW ENGLAND ZENITH FUND
CAPITAL GROWTH SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

        ASSETS
          Investments at value..............             $1,314,896,898
          Cash..............................                      1,772
          Receivable for:
           Securities sold..................                 20,050,823
           Fund shares sold.................                    989,637
           Dividends and interest...........                    369,474
                                                         --------------
            Total Assets....................              1,336,308,604
        LIABILITIES
          Payable for:
           Fund shares redeemed............. $ 1,272,931
           Securities purchased.............  23,841,081
          Accrued expenses:
           Management fees..................     684,827
           Deferred trustees fees...........     108,985
           Other expenses...................      42,942
                                             -----------
            Total Liabilities...............                 25,950,766
                                                         --------------
        NET ASSETS..........................             $1,310,357,838
                                                         ==============
          Net assets consist of:
           Capital paid in..................             $1,402,885,022
           Undistributed net investment
            income..........................                  3,921,701
           Accumulated net realized gains
            (losses)........................               (187,695,560)
           Unrealized appreciation
            (depreciation) on investments...                 91,246,675
                                                         --------------
        NET ASSETS..........................             $1,310,357,838
                                                         ==============
        Computation of offering price:
        Net asset value and redemption price
         per share ($1,310,357,838 divided
         by 3,867,366 shares of beneficial
         interest)..........................             $       338.82
                                                         ==============
        Identified cost of investments......             $1,223,650,223
                                                         ==============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

    INVESTMENT INCOME
      Dividends...............................             $  13,292,710(a)
      Interest................................                   738,376
                                                           -------------
                                                              14,031,086
    EXPENSES
      Management fees......................... $8,687,074
      Trustees fees and expenses..............     40,105
      Custodian...............................    201,477
      Audit and tax services..................     20,429
      Legal...................................     66,965
      Printing................................    572,884
      Insurance...............................     34,786
      Miscellaneous...........................     10,376
                                               ----------
      Total expenses before reductions........  9,634,096
      Expense reductions......................   (206,857)     9,427,239
                                               ----------  -------------
    NET INVESTMENT INCOME.....................                 4,603,847
                                                           -------------
    REALIZED AND UNREALIZED GAIN (LOSS)
    Realized gain (loss) on:
      Investments--net........................              (161,530,436)
    Unrealized appreciation (depreciation) on:
      Investments--net........................              (130,362,048)
                                                           -------------
    Net gain (loss)...........................              (291,892,484)
                                                           -------------
    NET INCREASE (DECREASE) IN NET
     ASSETS FROM OPERATIONS...................             $(287,288,637)
                                                           =============

(a)Net of foreign taxes of $721,944

                See accompanying notes to financial statements.

                                    NEZF-67

NEW ENGLAND ZENITH FUND
CAPITAL GROWTH SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                       YEAR ENDED      YEAR ENDED
                                                                      DECEMBER 31,    DECEMBER 31,
                                                                          2001            2000
                                                                     --------------  --------------
FROM OPERATIONS
  Net investment income............................................. $    4,603,847  $   24,792,919
  Net realized gain (loss)..........................................   (161,530,436)    (15,459,554)
  Unrealized appreciation (depreciation)............................   (130,362,048)   (104,387,610)
                                                                     --------------  --------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................   (287,288,637)    (95,054,245)
                                                                     --------------  --------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net Investment Income.............................................    (22,989,363)       (555,547)
  Net realized gain.................................................              0     (10,488,726)
                                                                     --------------  --------------
  TOTAL DISTRIBUTIONS...............................................    (22,989,363)    (11,044,273)
                                                                     --------------  --------------
FROM CAPITAL SHARE TRANSACTIONS
  Proceeds from sale of shares......................................    208,157,118     266,943,265
  Reinvestment of distributions.....................................     22,989,363      11,044,273
  Cost of shares redeemed...........................................   (354,794,022)   (491,621,656)
                                                                     --------------  --------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   (123,647,541)   (213,634,118)
                                                                     --------------  --------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   (433,925,541)   (319,732,636)

NET ASSETS
  Beginning of the year.............................................  1,744,283,379   2,064,016,015
                                                                     --------------  --------------
  End of the year................................................... $1,310,357,838  $1,744,283,379
                                                                     ==============  ==============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $    3,921,701  $   23,559,220
                                                                     ==============  ==============
NUMBER OF SHARES OF THE FUND:
  Issued from the sale of shares....................................        611,222         644,114
  Issued in reinvestment of distributions...........................         64,934          28,030
  Redeemed..........................................................     (1,043,665)     (1,184,966)
                                                                     --------------  --------------
  Net Change........................................................       (367,509)       (512,822)
                                                                     ==============  ==============


                See accompanying notes to financial statements.

                                    NEZF-68

NEW ENGLAND ZENITH FUND
CAPITAL GROWTH SERIES

 FINANCIAL HIGHLIGHTS


                                                                                           CLASS A
                                                                 ----------------------------------------------------------
                                                                                   YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------------------
                                                                    2001        2000        1999        1998        1997
                                                                 ----------  ----------  ----------  ----------  ----------
NET ASSET VALUE, BEGINNING OF YEAR.............................. $   411.89  $   434.74  $   468.03  $   399.60  $   427.08
                                                                 ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.........................................       1.37        5.85        3.35        5.29        2.52
  Net realized and unrealized gain (loss) on investments........     (68.85)     (26.21)      68.25      130.40       95.67
                                                                 ----------  ----------  ----------  ----------  ----------
  Total from investment operations..............................     (67.48)     (20.36)      71.60      135.69       98.19
                                                                 ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS
  Distributions from net investment income......................      (5.59)      (0.13)      (3.33)      (5.31)      (2.52)
  Distributions from net realized capital gains.................       0.00       (2.36)    (101.18)     (61.73)    (123.15)
  Distributions in excess of net realized capital gains.........       0.00        0.00       (0.38)      (0.22)       0.00
                                                                 ----------  ----------  ----------  ----------  ----------
  Total distributions...........................................      (5.59)      (2.49)    (104.89)     (67.26)    (125.67)
                                                                 ----------  ----------  ----------  ----------  ----------
NET ASSET VALUE, END OF YEAR.................................... $   338.82  $   411.89  $   434.74  $   468.03  $   399.60
                                                                 ==========  ==========  ==========  ==========  ==========
TOTAL RETURN (%)................................................      (16.4)       (4.7)       15.7        34.1        23.5
Ratio of operating expenses to average net assets before expense
 reductions (%).................................................       0.69        0.66        0.66        0.66        0.67
Ratio of operating expenses to average net assets after expense
 reductions (%) (a).............................................       0.68        0.65          --          --          --
Ratio of net investment income to average net assets (%)........       0.33        1.34        0.67        1.18        0.52
Portfolio turnover rate (%).....................................        245         272         206         204         214
Net assets, end of year (000)................................... $1,310,358  $1,744,283  $2,064,016  $1,895,748  $1,425,719

(a)The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                    NEZF-69

NEW ENGLAND ZENITH FUND

 DAVIS VENTURE VALUE SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE GROWTH OF CAPITAL.

 INCEPTION DATE  10/31/94

 ASSET CLASS
 LARGE CAP STOCKS

 NET ASSETS
 $921 MILLION

 PORTFOLIO MANAGER
 CHRISTOPHER C. DAVIS,
 KENNETH C. FEINBERG


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Davis Venture Value Series Class A shares returned -11.1%. Its benchmark, the Standard & Poor's 500 Index(R),/10/ returned -11.9% for the same time period. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Large Cap Value Funds category/5/ was -6.0% for the year. Our performance relative to the S&P 500 can be attributed to positive sector selection in capital goods and financial companies, particularly insurance companies. While our underperformance relative to the Lipper peer group can be attributed to our discipline of avoiding highly cyclical and capital intensive businesses; these types of securities have performed well this past year as investors seek short-term "safe havens", but we find them to be less attractive investments over a full market cycle.

PORTFOLIO ACTIVITY
2001 was a challenging year for equity investors. Throughout the year, stock market prices were volatile as a result of uncertainty surrounding the near-term direction and health of the U.S. economy, as well as fear provoked by the tragic events of September 11th. However, in the fourth quarter, the U.S. stock market recovered some of its losses in spite of U.S. military action overseas and the notable financial failure of Enron, one of America's largest energy companies.

The Davis Venture Value Series has maintained long-term strategic investments in financial, capital goods, consumer cyclical, and select pharmaceutical companies. Our allocation to technology, by contrast, fell sharply in 2001 as a result of active paring and declines in technology shares. Over the course of the year, we added to and trimmed positions in the healthcare sector tactically as valuation and fundamentals dictated.

Despite overall performance that was negative, some positions performed well in 2001. These positions tended to be in shares of companies whose earnings are either well- insulated against economic downturns or companies whose shares were poised to recover from declines in the previous year. These companies included Progressive, Tyco International, Sealed Air, Costco, and Transatlantic Holdings. The many positive contributors could not, however, offset the dramatic declines in other positions at various times throughout the year, primarily in the pharmaceuticals and the telecommunications area, including Bristol Myers, Merck, Tellabs and Lucent.

PORTFOLIO OUTLOOK/11/
We maintain a realistic long-term view for the U.S. stock market. At the current time, inflation remains muted, consumer confidence is relatively strong, and both the Federal government and Federal Reserve are striving to invigorate the U.S. economy. However, these positive factors are balanced by the fact that many stocks remain at high valuations, and quality of earnings for many public companies is poor. Our Senior Research Advisor, Shelby M.C. Davis, concludes that the U.S. stock market may remain in a narrow trading range for a protracted period. In his opinion, investors that employ a disciplined approach to buying and selling high quality companies using a sound price discipline will have opportunity to achieve competitive long-term returns in such a market environment.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                     % OF TOTAL
                SECURITY                             NET ASSETS
                -----------------------------------------------
                TYCO INTERNATIONAL, LTD.............    7.4%
                AMERICAN EXPRESS CO.................    5.9%
                HOUSEHOLD INTERNATIONAL, INC........    4.5%
                PHILIP MORRIS COS...................    4.1%
                CITIGROUP, INC......................    3.9%
                MERCK & CO., INC....................    3.5%
                COSTCO WHOLESALE CORP...............    3.2%
                WELLS FARGO & CO....................    3.1%
                BERKSHIRE HATHAWAY, INC., CLASS A...    2.9%
                UNITED PARCEL SERVICES, INC. CLASS B    2.7%

              A $10,000 INVESTMENT COMPARED TO THE S&P 500 INDEX

                                    [CHART]

        Davis Venture Value Series   S&P 500 Index

10/94           10,000                 10,000
12/94            9,650                  9,779
12/95           13,441                 13,449
12/96           16,914                 16,535
12/97           22,580                 22,050
12/98           25,839                 28,351
12/99           30,366                 34,316
12/00           33,248                 31,195
12/01           29,547                 27,490

-------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
-------------------------------------------------------------------------------

                                                       LIPPER
                                                      VARIABLE
                                                      LARGE CAP
                                   DAVIS             VALUE FUNDS
                               VENTURE VALUE S&P 500   AVERAGE
               1 Year              -11.1%     -11.9%    -6.0%
               3 Years               4.6       -1.0      2.8
               5 Years              11.8       10.7      8.9
               Since Inception      16.3       15.2       --

-------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their February 20, 2001 inception date through December 31, 2001 was -7.7%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns, would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-70

NEW ENGLAND ZENITH FUND
DAVIS VENTURE VALUE SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--91.4% OF TOTAL NET ASSETS



                                                  VALUE
  SHARES                                        (NOTE 1A)

            BANKS--11.5%
    321,300 Bank One Corp..................... $ 12,546,765
    717,973 Citigroup, Inc....................   36,243,277
    307,300 Golden West Financial Corp........   18,084,605
    240,000 Lloyds TSB Group, Plc.............   10,797,600
    655,200 Wells Fargo & Co..................   28,468,440
                                               ------------
                                                106,140,687
                                               ------------

            BUILDING & CONSTRUCTION--2.5%
    928,700 Masco Corp........................   22,753,150
                                               ------------

            BUSINESS SERVICES--1.4%
    207,500 Dun & Bradstreet Corp. (b)........    7,324,750
     20,200 First Data Corp...................    1,584,690
     72,700 WPP Group, Plc. (ADR).............    3,918,530
                                               ------------
                                                 12,827,970
                                               ------------

            CHEMICALS--0.9%
    181,900 Vulcan Materials Co...............    8,720,286
                                               ------------

            COMPUTERS & BUSINESS EQUIPMENT--5.1%
    491,300 Hewlett Packard Co................   10,091,302
    334,800 Lexmark International, Inc. (b)...   19,753,200
    145,200 Loral Space & Communications, Ltd.      434,148
    343,100 Lucent Technologies, Inc..........    2,158,099
    970,300 Tellabs, Inc. (b).................   14,515,688
                                               ------------
                                                 46,952,437
                                               ------------

            CONGLOMERATES--7.4%
  1,152,590 Tyco International, Ltd...........   67,887,525
                                               ------------

            CONSTRUCTION MATERIALS--0.7%
    145,700 Martin Marietta Materials, Inc....    6,789,620
                                               ------------

            CONTAINERS & GLASS--2.0%
    441,500 Sealed Air Corp...................   18,022,030
                                               ------------

            DOMESTIC OIL--4.4%
     65,700 Conoco, Inc.......................    1,859,310
    303,158 Devon Energy Corp.................   11,717,057
    228,000 EOG Resources, Inc................    8,917,080
    304,900 Phillips Petroleum Co.............   18,373,274
                                               ------------
                                                 40,866,721
                                               ------------

            DRUGS & HEALTH CARE--6.7%
    161,000 Bristol-Myers Squibb Co...........    8,211,000
    218,100 Eli Lilly & Co....................   17,129,574

                                                      VALUE
  SHARES                                            (NOTE 1A)

            DRUGS & HEALTH CARE--(CONTINUED)
    548,400 Merck & Co., Inc...................... $ 32,245,920
     95,000 Pharmacia Corp........................    4,051,750
                                                   ------------
                                                     61,638,244
                                                   ------------

            ELECTRONICS--1.5%
  1,698,700 Agere Systems, Inc....................    9,665,603
    156,346 Agilent Technologies, Inc. (b)........    4,457,424
                                                   ------------
                                                     14,123,027
                                                   ------------

            FINANCE & BANKING--0.4%
     66,800 State Street Corp.....................    3,490,300
                                                   ------------

            FINANCIAL SERVICES--12.1%
  1,520,000 American Express Co...................   54,248,800
    713,400 Household International, Inc..........   41,334,396
    224,300 Moody's Corp..........................    8,940,598
    298,000 Providian Financial Corp..............    1,057,900
    218,600 Stilwell Financial, Inc...............    5,950,292
                                                   ------------
                                                    111,531,986
                                                   ------------

            FOOD & BEVERAGES--0.7%
      9,100 Hershey Foods Corp....................      616,070
    182,600 Kraft Foods, Inc......................    6,213,878
                                                   ------------
                                                      6,829,948
                                                   ------------

            GAS & PIPELINE UTILITIES--1.3%
    209,400 Kinder Morgan, Inc....................   11,661,486
                                                   ------------

            HEALTH CARE--PRODUCTS--0.5%
     74,100 American Home Products Corp...........    4,546,776
                                                   ------------

            HOTELS & RESTAURANTS--2.2%
    167,600 Marriott International, Inc...........    6,812,940
    509,500 McDonald's Corp.......................   13,486,465
                                                   ------------
                                                     20,299,405
                                                   ------------

            INDUSTRIAL MACHINERY--1.0%
    243,500 Dover Corp............................    9,026,545
                                                   ------------

            INSURANCE--12.0%
    217,107 American International Group, Inc.....   17,238,296
    321,100 Aon Corp..............................   11,405,472
        359 Berkshire Hathaway, Inc...............   27,140,400
         27 Berkshire Hathaway, Inc. (Class B) (b)       68,175
     22,900 Everest Reinsurance Group, Ltd........    1,619,030
    196,800 Loews Corp............................   10,898,784
      3,600 Markel Corp. (b)......................      646,740
     90,400 Progressive Corp......................   13,496,720

                See accompanying notes to financial statements.

                                    NEZF-71

NEW ENGLAND ZENITH FUND
DAVIS VENTURE VALUE SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)

                                                           VALUE
  SHARES                                                 (NOTE 1A)
            INSURANCE--(CONTINUED)
     63,200 Sun Life Financial Services of Canada, Inc.
             (ADR) (b)................................. $  1,365,120
     66,500 The Chubb Corp.............................    4,588,500
     22,000 The Principal Financial Group, Inc.........      528,000
    205,125 Transatlantic Holdings, Inc................   18,666,375
    116,731 UnumProvident Corp.........................    3,094,539
                                                        ------------
                                                         110,756,151
                                                        ------------

            INVESTMENT BROKERAGE--1.5%
    254,610 Morgan Stanley Dean Witter & Co............   14,242,883
                                                        ------------

            MINING--1.6%
    126,000 Minnesota Mining & Manufacturing Co........   14,894,460
                                                        ------------

            PHOTOGRAPHY--0.5%
    140,000 Eastman Kodak Co...........................    4,120,200
                                                        ------------

            PUBLISHING--0.5%
     68,200 Gannett, Inc...............................    4,585,086
                                                        ------------

            REAL ESTATE INVESTMENT TRUST--0.5%
     15,700 Centerpoint Properties Corp................      781,860
     97,100 General Growth Properties, Inc.............    3,767,480
                                                        ------------
                                                           4,549,340
                                                        ------------

            RETAIL--5.2%
    673,100 Costco Wholesale Corp. (b).................   29,872,178
     76,000 J.C. Penney Co., Inc.......................    2,044,400
    223,800 RadioShack Corp............................    6,736,380
    219,000 Safeway, Inc. (b)..........................    9,143,250
                                                        ------------
                                                          47,796,208
                                                        ------------

            SOFTWARE--0.5%
    232,600 BMC Software, Inc. (b).....................    3,807,662
    132,800 Novell, Inc. (b)...........................      609,552
                                                        ------------
                                                           4,417,214
                                                        ------------

            TOBACCO--4.1%
    823,900 Philip Morris Cos., Inc....................   37,775,815
                                                        ------------
            TRUCKING & FREIGHT FORWARDING--2.7%
    452,700 United Parcel Service, Inc. (Class B)......   24,672,150
                                                        ------------
            Total Common Stocks
             (Identified Cost $775,868,048)............  841,917,650
                                                        ------------

PREFERRED STOCKS--0.3%

                                                       VALUE
  SHARES                                             (NOTE 1A)
            REAL ESTATE INVESTMENT TRUST--0.3%
     85,000 General Growth Properties, Inc......... $  2,244,000
                                                    ------------
            Total Preferred Stocks
             (Identified Cost $2,105,060)..........    2,244,000
                                                    ------------
 SHORT TERM INVESTMENTS--8.4%
   FACE
  AMOUNT
            REPURCHASE AGREEMENT--8.4%
$77,065,000 State Street Corp. Repurchase Agreement
             dated 12/31/01 at 1.750% to be
             repurchased at $77,072,492 on
             01/02/02, collateralized by
             $5,218,500 Federal Home Loan
             Mortgage Corp. 6.000% due
             09/01/08, and $74,175,000 Federal
             Home Loan Mortgage Corp. 6.500%
             due 5/1/31 with a combined total
             market value of $77,805,630...........   77,065,000
                                                    ------------
            Total Short Term Investments
             (Identified Cost $77,065,000).........   77,065,000
                                                    ------------
            Total Investments--100.1%
             (Identified Cost $855,038,108) (a)....  921,226,650
            Other assets less liabilities..........     (464,817)
                                                    ------------
            TOTAL NET ASSETS--100%................. $920,761,833
                                                    ============

(a)Federal Tax Information:
   At December, 2001 the net unrealized appreciation on investments based on cost of $855,105,152 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost........................................ $154,164,964
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value...........................................  (88,043,466)
                                                              ------------
       Net unrealized appreciation........................... $ 66,121,498
                                                              ============

(b)Non-income producing security.

Key to Abbreviations:
ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.

                See accompanying notes to financial statements.

                                    NEZF-72

NEW ENGLAND ZENITH FUND
DAVIS VENTURE VALUE SERIES

 STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 2001

       ASSETS
         Investments at value..................            $921,226,650
         Receivable for:
          Fund shares sold.....................               2,170,562
          Dividends and interest...............               1,115,293
                                                           ------------
           Total Assets........................             924,512,505
       LIABILITIES
         Payable for:
          Fund shares redeemed................. $1,764,087
          Securities purchased.................  1,358,391
          Due to custodian bank................      2,365
         Accrued expenses:
          Management fees......................    572,603
          Service and distribution fees........      4,459
          Deferred trustees fees...............     21,112
          Other expenses.......................     27,655
                                                ----------
           Total Liabilities...................               3,750,672
                                                           ------------
       NET ASSETS..............................            $920,761,833
                                                           ============
         Net assets consist of:
          Capital paid in......................            $879,988,799
          Undistributed net investment income..               4,840,153
          Accumulated net realized gains
           (losses)............................             (30,255,661)
          Unrealized appreciation
           (depreciation) on investments.......              66,188,542
                                                           ------------
       NET ASSETS..............................            $920,761,833
                                                           ============
       Computation of offering price:
       CLASS A
       Net asset value and redemption price per
        share ($878,629,779 divided by
        37,560,520 shares of beneficial
        interest)..............................            $      23.39
                                                           ============
       CLASS E
       Net asset value and redemption price per
        share ($42,132,054 divided by
        1,804,407 shares of beneficial
        interest)..............................            $      23.35
                                                           ============
       Identified cost of investments..........            $855,038,108
                                                           ============

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

   INVESTMENT INCOME
     Dividends...............................               $   9,730,645 (a)
     Interest................................                   2,397,147
                                                            -------------
                                                               12,127,792
   EXPENSES
     Management fees......................... $  6,636,172
     Service and distribution fees--Class E..       12,800
     Trustees fees and expenses..............       34,620
     Custodian...............................      118,609
     Audit and tax services..................       20,429
     Legal...................................       41,767
     Printing................................      496,368
     Insurance...............................       15,609
     Miscellaneous...........................        8,661
                                              ------------
     Total expenses before reductions........    7,385,035
     Expense reductions......................      (75,897)     7,309,138
                                              ------------  -------------
   NET INVESTMENT INCOME.....................                   4,818,654
                                                            -------------
   REALIZED AND UNREALIZED GAIN
    (LOSS)
   Realized gain (loss) on:
     Investments--net........................                 (30,043,068)
   Unrealized appreciation (depreciation) on:
     Investments--net........................  (81,342,703)
     Foreign currency transactions--net......         (126)   (81,342,829)
                                              ------------  -------------
   Net gain (loss)...........................                (111,385,897)
                                                            -------------
   NET INCREASE (DECREASE) IN NET
    ASSETS FROM OPERATIONS...................               $(106,567,243)
                                                            =============

(a)Net of foreign taxes of $12,812

                See accompanying notes to financial statements.

                                    NEZF-73

NEW ENGLAND ZENITH FUND
DAVIS VENTURE VALUE SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED     YEAR ENDED
                                                                     DECEMBER 31,   DECEMBER 31,
                                                                         2001           2000
                                                                     -------------  ------------
FROM OPERATIONS
  Net investment income............................................. $   4,818,654  $  4,953,565
  Net realized gain (loss)..........................................   (30,043,068)   89,490,056
  Unrealized appreciation (depreciation)............................   (81,342,829)  (25,825,143)
                                                                     -------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (106,567,243)   68,618,478
                                                                     -------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................    (4,925,170)            0
   Class E..........................................................             0             0
                                                                     -------------  ------------
                                                                        (4,925,170)            0
                                                                     -------------  ------------
  Net realized gain
   Class A..........................................................   (87,810,603)            0
   Class E..........................................................             0             0
                                                                     -------------  ------------
                                                                       (87,810,603)            0
                                                                     -------------  ------------
  TOTAL DISTRIBUTIONS...............................................   (92,735,773)            0
                                                                     -------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   194,799,733   201,047,323
                                                                     -------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................    (4,503,283)  269,665,801

NET ASSETS
  Beginning of the year.............................................   925,265,116   655,599,315
                                                                     -------------  ------------
  End of the year................................................... $ 920,761,833  $925,265,116
                                                                     =============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $   4,840,153  $  4,989,606
                                                                     =============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                       YEAR ENDED                 YEAR ENDED
                                                                   DECEMBER 31, 2001          DECEMBER 31, 2000
                                                               -------------------------  -------------------------
                                                                 SHARES          $          SHARES          $
                                                               ----------  -------------  ----------  -------------
CLASS A
  Sales....................................................... 12,089,184  $ 294,392,390  13,935,345  $ 394,147,257
  Reinvestments...............................................  3,540,882     92,735,773           0              0
  Redemptions................................................. (9,753,132)  (233,266,050) (6,837,154)  (193,099,934)
                                                               ----------  -------------  ----------  -------------
  Net increase (decrease).....................................  5,876,934  $ 153,862,113   7,098,191  $ 201,047,323
                                                               ==========  =============  ==========  =============
CLASS E
  Sales.......................................................  1,823,740  $  41,380,191           0  $           0
  Reinvestments...............................................          0              0           0              0
  Redemptions.................................................    (19,333)      (442,571)          0              0
                                                               ----------  -------------  ----------  -------------
  Net increase (decrease).....................................  1,804,407  $  40,937,620           0  $           0
                                                               ==========  =============  ==========  =============
  Increase (decrease) derived from capital share transactions.  7,681,341  $ 194,799,733   7,098,191  $ 201,047,323
                                                               ==========  =============  ==========  =============

                See accompanying notes to financial statements.

                                    NEZF-74

NEW ENGLAND ZENITH FUND
DAVIS VENTURE VALUE SERIES

 FINANCIAL HIGHLIGHTS



                                                                                   CLASS A
                                                               -----------------------------------------------

                                                                           YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------
                                                                 2001      2000     1999      1998      1997
                                                               --------  -------- --------  --------  --------
NET ASSET VALUE, BEGINNING OF PERIOD.......................... $  29.20  $  26.67 $  23.15  $  20.80  $  16.09
                                                               --------  -------- --------  --------  --------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.......................................     0.12      0.16     0.12      0.16      0.18
  Net realized and unrealized gain (loss) on investments......    (3.07)     2.37     3.93      2.84      5.20
                                                               --------  -------- --------  --------  --------
  Total from investment operations............................    (2.95)     2.53     4.05      3.00      5.38
                                                               --------  -------- --------  --------  --------
LESS DISTRIBUTIONS
  Distributions from net investment income....................    (0.15)     0.00    (0.12)    (0.16)    (0.14)
  Distributions from net realized capital gains...............    (2.71)     0.00    (0.32)    (0.49)    (0.53)
  Distributions in excess of net realized capital gains.......     0.00      0.00    (0.09)     0.00      0.00
                                                               --------  -------- --------  --------  --------
  Total distributions.........................................    (2.86)     0.00    (0.53)    (0.65)    (0.67)
                                                               --------  -------- --------  --------  --------
NET ASSET VALUE, END OF PERIOD................................ $  23.39  $  29.20 $  26.67  $  23.15  $  20.80
                                                               ========  ======== ========  ========  ========
TOTAL RETURN (%)..............................................    (11.1)      9.5     17.5      14.4      33.5
Ratio of operating expenses to average net assets before
 expense reductions (%).......................................     0.83      0.79     0.81      0.83      0.90
Ratio of operating expenses to average net assets after
 expense reductions (%) (d)...................................     0.82      0.79       --        --        --
Ratio of net investment income to average net assets (%)......     0.55      0.62     0.55      0.82      0.94
Portfolio turnover rate (%)...................................       21        25       22        25        17
Net assets, end of period (000)............................... $878,630  $925,265 $655,599  $440,351  $280,448
The Ratios of operating expenses to average net assets without giving effect to the voluntary expense agreement would
 have been (%)................................................       --        --       --        --      0.90

                                                                     CLASS E
                                                               --------------------
                                                               FEBRUARY 20, 2001(A)
                                                                     THROUGH
                                                                   DECEMBER 31,
                                                                       2001
                                                               --------------------
NET ASSET VALUE, BEGINNING OF PERIOD..........................       $ 25.29
                                                                     -------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.......................................          0.02
  Net realized and unrealized gain (loss) on investments......         (1.96)
                                                                     -------
  Total from investment operations............................         (1.94)
                                                                     -------
LESS DISTRIBUTIONS
  Distributions from net investment income....................          0.00
  Distributions from net realized capital gains...............          0.00
  Distributions in excess of net realized capital gains.......          0.00
                                                                     -------
  Total distributions.........................................          0.00
                                                                     -------
NET ASSET VALUE, END OF PERIOD................................       $ 23.35
                                                                     =======
TOTAL RETURN (%)..............................................          (7.7)(b)
Ratio of operating expenses to average net assets before
 expense reductions (%).......................................          0.98 (c)
Ratio of operating expenses to average net assets after
 expense reductions (%) (d)...................................          0.97 (c)
Ratio of net investment income to average net assets (%)......          0.47 (c)
Portfolio turnover rate (%)...................................            21
Net assets, end of period (000)...............................       $42,132
The Ratios of operating expenses to average net assets without giving effect to the voluntary expense agreement would
 have been (%)................................................            --

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.
(d)The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                    NEZF-75

NEW ENGLAND ZENITH FUND

 HARRIS OAKMARK MID CAP VALUE SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS



 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM CAPITAL APPRECIATION.

 INCEPTION DATE  4/30/93

 ASSET CLASS
 MID CAP STOCKS

 NET ASSETS
 $405 MILLION

 PORTFOLIO MANAGER
 WILLIAM C. NYGREN
 HENRY BERGHOEF
 FLOYD BELLMAN

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Harris Oakmark Mid Cap Value Series Class A shares returned 27.8%. Its benchmark, the Russell Mid Cap Index/6/ returned -5.6%. The average return of the portfolio's peer group, the Lipper Variable Insurance Products Multi-Cap Value Fund category,/5/ was -0.2% for the 2001 year. This good performance can be attributed to gains in several stocks, including Office Depot, Liz Claiborne, Tricon Global Restaurants, Brunswick, and Electronic Data Systems. The majority of the stocks performed well during the period, reflecting the general market rebound in the aftermath of September 11th and the improving fundamental positions of the companies owned.

PORTFOLIO ACTIVITY
Currently, the portfolio holds 22 stocks across a variety of industries. During the year, we initiated positions in Brunswick Corp., Burlington Resources Inc., Knight Ridder Inc., Liz Claiborne, Novell Inc., Ominicare, Inc., J.C. Penney Inc., Sprint Corp. Fon Group, and SunGard Data Systems. Holdings eliminated from the portfolio include Ceridian Corporation, Enegizer Holdings, First Data Corporation, MBIA Inc., Moody's Corporation, Thermo Electron Corporation, USG Corporation, and US Industries. USG, in our opinion, represented a value investor's nightmare. USG's people were good and they ran a quality company. However, they produced a joint compound that contained a small amount of asbestos, and litigation drove the company into bankruptcy. In the case of U.S. Industries, we felt the quality of the business was overvalued. Other holdings were eliminated because more undervalued alternatives were identified.

Strong performance by J.C. Penney, Inc., Office Depot, Inc., H&R Block, and Xerox Corp. contributed significantly to the performance during the period. These positions include less cyclical companies, companies with improving fundamentals, and opportunistic purchases in the aftermath of September 11th.

Positive performance was partially offset by weaknesses in Chiron Corporation, Washington Mutual, and AT&T Corp. While a strong performance for the year 2001, Washington Mutual was a disappointing performer in the fourth quarter, whose stock price declined with other lenders because of the slumping economy. In our opinion, the company was unfairly penalized; in fact, the company's loans are of high quality. In the case of AT&T and Chiron, while they had weak performances during the fourth quarter, the underlying fundamental business is intact.

PORTFOLIO OUTLOOK/11/
Lower interest rates and fiscal stimulus will eventually translate into a more buoyant economy and better corporate earnings. We think a recovery will begin some time in 2002, but the rebound is unlikely to occur as abruptly as the recession. One reason is there is a global slowdown underway that will probably affect overseas sales for many U.S. companies. Additionally, the market is likely to remain volatile. That volatility breeds opportunity for value investors like us, as price declines place attractive companies within our valuation parameters.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                  % OF TOTAL
                    SECURITY                      NET ASSETS
                    ----------------------------------------
                    WASHINGTON MUTUAL, INC.......   12.0%
                    XEROX CORP...................    5.6%
                    H&R BLOCK, INC...............    4.8%
                    OFFICE DEPOT, INC............    4.6%
                    OMNICARE, INC................    4.6%
                    KNIGHT RIDDER, INC...........    4.5%
                    BURLINGTON RESOURCES, INC....    4.4%
                    NOVELL, INC..................    4.3%
                    VALASSIS COMMUNICATIONS, INC.    4.2%
                    J. C. PENNEY, INC............    4.2%

       A $10,000 INVESTMENT COMPARED TO THE RUSSELL MID CAP VALUE INDEX

                                    [CHART]

         Harris Oakmark     Russell
             Mid Cap        Mid Cap        S&P 500
          Value Series    Value Index       Index

Apr-93       10,000         10,000         10,000
Dec-93       11,474         10,812         11,136
Dec-94       11,437         10,951         10,903
Dec-95       14,909         15,056         14,659
Dec-96       17,534         18,531         17,444
Dec-97       20,571         24,689         22,505
Dec-98       19,447         31,787         24,777
Dec-99       19,515         38,455         29,294
Dec-00       23,499         35,003         31,710
Dec-01       30,022         30,843         29,927


-------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
-------------------------------------------------------------------------------

                            HARRIS
                            OAKMARK                 LIPPER VARIABLE
                            MIDCAP  RUSSELL          MID CAP VALUE
                             VALUE  MIDCAP  S&P 500  FUNDS AVERAGE
            1 Year           27.8%   -5.6%   -11.9%      -0.2%
            3 Years          15.6     6.5     -1.0        5.7
            5 Years          11.4    11.4     10.7       10.0
            Since Inception  13.5    13.5     13.9         --

-------------------------------------------------------------------------------
 The total non-annualized return of the Class B shares from their February 20, 2001 inception date through December 31, 2001 was 15.7%.
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was 12.7%.
 Performance numbers are net of all Series expenses but do not include an insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-76

NEW ENGLAND ZENITH FUND
HARRIS OAKMARK MID CAP VALUE SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--92.8% OF TOTAL NET ASSETS


                                                   VALUE
  SHARES                                         (NOTE 1A)

            AEROSPACE & DEFENSE--2.4%
    490,000 Rockwell Collins, Inc.............. $  9,555,000
                                                ------------

            APPAREL & TEXTILES--3.7%
    300,700 Liz Claiborne, Inc.................   14,959,825
                                                ------------

            BUSINESS SERVICES--18.8%
    346,200 Dun & Bradstreet Corp. (b).........   12,220,860
    175,700 Electronic Data Systems Corp.......   12,044,235
    437,000 H&R Block, Inc.....................   19,533,900
    626,100 Reynolds & Reynolds Co.............   15,182,925
    478,100 Valassis Communications, Inc. (b)..   17,029,922
                                                ------------
                                                  76,011,842
                                                ------------

            COMPUTERS & BUSINESS EQUIPMENT--5.6%
  2,191,800 Xerox Corp.........................   22,838,556
                                                ------------

            DOMESTIC OIL--4.4%
    479,200 Burlington Resources, Inc..........   17,989,168
                                                ------------

            DRUGS & HEALTH CARE--8.5%
    362,300 Chiron Corp........................   15,883,232
    750,700 Omnicare, Inc......................   18,677,416
                                                ------------
                                                  34,560,648
                                                ------------

            FINANCIAL SERVICES--12.0%
  1,483,600 Washington Mutual, Inc.............   48,513,720
                                                ------------

            LEISURE--5.8%
    535,100 Brunswick Corp.....................   11,643,776
    699,500 Mattel, Inc........................   12,031,400
                                                ------------
                                                  23,675,176
                                                ------------

            PUBLISHING--4.5%
    282,800 Knight Ridder, Inc.................   18,362,204
                                                ------------

            RETAIL--16.3%
    628,600 J.C. Penney Co., Inc...............   16,909,340
  1,016,600 Office Depot, Inc. (b).............   18,847,764
    730,400 Toys "R" Us, Inc. (b)..............   15,148,496
    310,900 Tricon Global Restaurants, Inc. (b)   15,296,280
                                                ------------
                                                  66,201,880
                                                ------------

                                               VALUE
  SHARES                                     (NOTE 1A)

            SOFTWARE--6.8%
  3,768,700 Novell, Inc. (b)............... $ 17,298,333
    350,000 Sungard Data Systems, Inc. (b).   10,125,500
                                            ------------
                                              27,423,833
                                            ------------

            TELEPHONE--4.0%
    898,600 AT&T Corp......................   16,300,604
                                            ------------
            Total Common Stocks
             (Identified Cost $310,723,116)  376,392,456
                                            ------------

 SHORT TERM INVESTMENTS--7.9%

   FACE
  AMOUNT
            REPURCHASE AGREEMENT--7.9%
$32,030,000 State Street Corp. Repurchase Agreement
             dated 12/31/01 at 1.570% to be
             repurchased at $32,032,794 on
             01/02/02, collateralized by
             $31,160,000 U.S. Treasury Bonds
             6.125% due 11/15/27 with a value of
             $32,673,254...........................   32,030,000
                                                    ------------
            Total Short Term Investments
             (Identified Cost $32,030,000).........   32,030,000
                                                    ------------
            Total Investments--100.7%
             (Identified Cost $342,753,116) (a)....  408,422,456
            Other assets less liabilities..........   (2,964,728)
                                                    ------------
            TOTAL NET ASSETS--100%................. $405,457,728
                                                    ============

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $342,753,116 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost...................................... $70,706,341
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value.........................................  (5,037,001)
                                                            -----------
       Net unrealized appreciation......................... $65,669,340
                                                            ===========

(b)Non-income producing security.

                See accompanying notes to financial statements.

                                    NEZF-77

NEW ENGLAND ZENITH FUND
HARRIS OAKMARK MID CAP VALUE SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

       ASSETS
         Investments at value..................            $408,422,456
         Cash..................................                     642
         Receivable for:
          Fund shares sold.....................               1,596,206
          Dividends and interest...............                 217,528
          Foreign taxes........................                   1,691
                                                           ------------
           Total Assets........................             410,238,523
       LIABILITIES
         Payable for:
          Fund shares redeemed................. $  964,515
          Securities purchased.................  3,537,941
         Accrued expenses:
          Management fees......................    242,456
          Service and distribution fees........      5,306
          Deferred trustees fees...............     15,290
          Other expenses.......................     15,287
                                                ----------
           Total Liabilities...................               4,780,795
                                                           ------------
       NET ASSETS..............................            $405,457,728
                                                           ============
         Net assets consist of:
          Capital paid in......................            $341,437,642
          Undistributed net investment income..               1,018,687
          Accumulated net realized gains
           (losses)............................              (2,667,941)
          Unrealized appreciation
           (depreciation) on investments.......              65,669,340
                                                           ------------
       NET ASSETS..............................            $405,457,728
                                                           ============
       Computation of offering price:
       CLASS A
       Net asset value and redemption price per
        share ($370,958,969 divided by
        1,993,160 shares of beneficial
        interest)..............................            $     186.12
                                                           ============
       CLASS B
       Net asset value and redemption price per
        share ($24,082,261 divided by
        130,703 shares of beneficial
        interest)..............................            $     184.25
                                                           ============
       CLASS E
       Net asset value and redemption price per
        share ($10,416,498 divided by
        56,255 shares of beneficial
        interest)..............................            $     185.17
                                                           ============
       Identified cost of investments..........            $342,753,116
                                                           ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

       INVESTMENT INCOME
         Dividends...............................             $ 2,254,418
         Interest................................                 825,622
                                                              -----------
                                                                3,080,040
       EXPENSES
         Management fees......................... $1,828,530
         Deferred expense reimbursement..........     70,400
         Service and distribution fees--Class B..     12,238
         Service and distribution fees--Class E..      2,233
         Trustees fees and expenses..............     21,867
         Custodian...............................     67,241
         Audit and tax services..................     20,429
         Legal...................................      9,513
         Printing................................     88,484
         Insurance...............................      3,162
         Miscellaneous...........................      3,522
                                                  ----------
         Total expenses before reductions........  2,127,619
         Expense reductions......................    (71,320)   2,056,299
                                                  ----------  -----------
       NET INVESTMENT INCOME.....................               1,023,741
                                                              -----------
       REALIZED AND UNREALIZED GAIN (LOSS)
       Realized gain (loss) on:
         Investments--net........................               2,344,134
       Unrealized appreciation (depreciation) on:
         Investments--net........................              53,437,216
                                                              -----------
       Net gain (loss)...........................              55,781,350
                                                              -----------
       NET INCREASE (DECREASE) IN NET
        ASSETS FROM OPERATIONS...................             $56,805,091
                                                              ===========

                See accompanying notes to financial statements.

                                    NEZF-78

NEW ENGLAND ZENITH FUND
HARRIS OAKMARK MID CAP VALUE SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  1,023,741  $  1,096,326
  Net realized gain (loss)..........................................    2,344,134     3,073,110
  Unrealized appreciation (depreciation)............................   53,437,216    17,875,485
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................   56,805,091    22,044,921
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (1,093,592)            0
   Class B..........................................................            0             0
   Class E..........................................................            0             0
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................   (1,093,592)            0
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.  210,227,981     8,193,419
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  265,939,480    30,238,340

NET ASSETS
  Beginning of the year.............................................  139,518,248   109,279,908
                                                                     ------------  ------------
  End of the year................................................... $405,457,728  $139,518,248
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  1,018,687  $  1,089,074
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into three classes, Class A, Class B and Class E. Transactions in capital shares were as follows:

                                                                            YEAR ENDED              YEAR ENDED
                                                                        DECEMBER 31, 2001        DECEMBER 31, 2000
                                                                     -----------------------  ----------------------
                                                                      SHARES         $         SHARES        $
                                                                     ---------  ------------  --------  ------------
CLASS A
  Sales............................................................. 1,412,758  $240,321,069   379,011  $ 48,811,331
  Reinvestments.....................................................     6,778     1,093,592         0             0
  Redemptions.......................................................  (377,621)  (63,518,025) (325,645)  (40,617,912)
                                                                     ---------  ------------  --------  ------------
  Net increase (decrease)........................................... 1,041,915  $177,896,636    53,366  $  8,193,419
                                                                     =========  ============  ========  ============
CLASS B
  Sales.............................................................   131,182  $ 22,593,953         0  $          0
  Reinvestments.....................................................         0             0         0             0
  Redemptions.......................................................      (479)      (79,454)        0             0
                                                                     ---------  ------------  --------  ------------
  Net increase (decrease)...........................................   130,703  $ 22,514,499         0  $          0
                                                                     =========  ============  ========  ============
CLASS E
  Sales.............................................................    56,452  $  9,850,943         0  $          0
  Reinvestments.....................................................         0             0         0             0
  Redemptions.......................................................      (197)      (34,097)        0             0
                                                                     ---------  ------------  --------  ------------
  Net increase (decrease)...........................................    56,255  $  9,816,846         0  $          0
                                                                     =========  ============  ========  ============
  Increase (decrease) in net assets from capital share transactions. 1,228,873  $210,227,981    53,366  $  8,193,419
                                                                     =========  ============  ========  ============

                See accompanying notes to financial statements.

                                    NEZF-79

NEW ENGLAND ZENITH FUND
HARRIS OAKMARK MID CAP VALUE SERIES

 FINANCIAL HIGHLIGHTS


                                                                       CLASS A                        CLASS B       CLASS E
                                                   -----------------------------------------------  ------------  ------------
                                                               YEAR ENDED DECEMBER 31,              FEBRUARY 20,     MAY 1,
                                                   -----------------------------------------------    2001(A)       2001(A)
                                                                                                      THROUGH       THROUGH
                                                                                                    DECEMBER 31,  DECEMBER 31,
                                                     2001      2000     1999      1998      1997        2001          2001
                                                   --------  -------- --------  --------  --------  ------------  ------------
NET ASSET VALUE, BEGINNING OF PERIOD.............. $ 146.67  $ 121.71 $ 122.85  $ 170.59  $ 157.88    $159.20       $164.26
                                                   --------  -------- --------  --------  --------    -------       -------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income...........................     0.42      1.15     1.36      1.09      0.00       0.01          0.02
  Net realized and unrealized gain (loss) on
   investments....................................    40.09     23.81    (0.97)   (11.41)    27.12      25.04         20.89
                                                   --------  -------- --------  --------  --------    -------       -------
  Total from investment operations................    40.51     24.96     0.39    (10.32)    27.12      25.05         20.91
                                                   --------  -------- --------  --------  --------    -------       -------
LESS DISTRIBUTIONS
  Distributions from net investment income........    (1.06)     0.00    (1.36)    (1.09)     0.00       0.00          0.00
  Distributions in excess of net investment
   income.........................................     0.00      0.00    (0.17)     0.00      0.00       0.00          0.00
  Distributions from net realized capital
   gains..........................................     0.00      0.00     0.00    (36.08)   (14.41)      0.00          0.00
  Distributions in excess of net realized capital
   gains..........................................     0.00      0.00     0.00     (0.25)     0.00       0.00          0.00
                                                   --------  -------- --------  --------  --------    -------       -------
  Total distributions.............................    (1.06)     0.00    (1.53)   (37.42)   (14.41)      0.00          0.00
                                                   --------  -------- --------  --------  --------    -------       -------
NET ASSET VALUE, END OF PERIOD.................... $ 186.12  $ 146.67 $ 121.71  $ 122.85  $ 170.59    $184.25       $185.17
                                                   ========  ======== ========  ========  ========    =======       =======
TOTAL RETURN (%)..................................     27.8      20.5      0.3      (5.5)     17.4       15.7 (b)      12.7 (b)
Ratio of operating expenses to average net
 assets before expense reductions (%).............     0.87      0.90     0.88      0.88      0.85       1.12 (c)      1.02 (c)
Ratio of operating expenses to average net
 assets after expense reductions (%) (d)..........     0.84        --       --        --        --       1.09 (c)      0.99 (c)
Ratio of net investment income to average net
 assets (%).......................................     0.43      0.98     1.08      0.66     (0.16)      0.02 (c)      0.09 (c)
Portfolio turnover rate (%).......................       28       143      119       171        49         28            28
Net assets, end of period (000)................... $370,959  $139,518 $109,280  $112,997  $114,617    $24,082       $10,416
The Ratios of operating expenses to average net
 assets without giving effect to the voluntary
 expense agreement would have been (%)............       --      0.96       --      0.90      0.86         --            --

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.
(d)The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                    NEZF-80

NEW ENGLAND ZENITH FUND

 LOOMIS SAYLES SMALL CAP SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM CAPITAL GROWTH FROM INVESTMENTS IN COMMON STOCKS OR OTHER EQUITY SECURITIES.

 INCEPTION DATE  5/2/94

 ASSET CLASS
 SMALL CAP STOCKS

 NET ASSETS
 $409 MILLION

 LEAD PORTFOLIO MANAGERS
 CHRIS R. ELY
 JOSEPH R. GATZ


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Loomis Sayles Small Cap Series Class A shares returned -8.8%, trailing its benchmark, the Russell 2000 Index,/8/ which returned +2.5% for the same time period. The average return of the Portfolio's peer group, the Lipper Variable Products Small Cap Core Fund category/5/ was +2.9%, for the year. While the portfolio includes a blend of value and growth stocks, the Series' underperformance can be attributed to the very difficult environment for growth stocks, including those represented within the portfolio.

PORTFOLIO ACTIVITY
2001 was another challenging year for equity investors, as nearly all of the market's broad-based indexes posted a second consecutive year of losses for the first time since the mid 1970's. For the third consecutive year, small cap stocks outperformed large cap stocks. The positive return of the Russell 2000 index was primarily driven by strong returns in value stocks. 2001 proved to be one of the worst years for growth investors in a generation. While the overall economy experienced only a relatively minor slowdown, many companies in traditionally high growth sectors of the economy experienced severe contractions in their business. Sales and earnings deteriorated rapidly throughout the year. When coupled with declining price/earnings ratios, shares of these companies fell sharply. In particular, the growth segment of the Portfolio maintained significant exposure to technology stocks that were hurt by the collapse of the "dot.coms" and a significant slowdown in business capital spending. While small cap value stocks were not immune to the slowing economy, they were early beneficiaries of low interest rates and attracted investors' attention with their low relative and absolute valuations.

PORTFOLIO OUTLOOK/11/
2001 was a year that many of us want to forget. However, because of September 11, none of us will. We are optimistic about 2002. In retrospect, it appears that the economic consequenses of September 11 marked the low for this market cycle. The pre-conditions for a sustained advance seem to now be in place: interest rates have fallen sharply, energy prices are down, and consumer confidence is rising. Importantly, corporate profits have started to show signs of stabilization and we expect the economy to improve as the year progresses. Evidence of a firming economy is likely to benefit small cap stocks, as small companies are generally more economically sensitive than large. History has shown that small cap stocks typically lead the market in a cyclical expansion. As a result, the portfolio has been positioned in sectors expected to participate in the forecasted rebound. We have increased positions in the producer durable sector, and have maintained investments in technology along with exposure to consumer discretionary companies, health care, and business services. We believe the portfolio is well positioned to take advantage of the better economy we expect in 2002. We anticipate improved investment opportunities in the months ahead. Improving corporate cash flows will likely fuel a rebound in capital spending, helping technology companies in particular. We have maintained investments in technology along with exposure to consumer discretionary companies, healthcare, business services, and financial services.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                        % OF
                                                      TOTAL NET
                 SECURITY                              ASSETS
                 ----------------------------------------------
                 ADVO, INC...........................    1.2%
                 ZALE CORP...........................    1.1%
                 R. H. DONNELLEY CORP................    1.0%
                 BECKMAN COULTER, INC................    1.0%
                 FURNITURE BRANDS INTERNATIONAL, INC.    0.9%
                 TULARIK, INC........................    0.9%
                 PIER 1 IMPORTS, INC.................    0.9%
                 MEDICIS PHARMACEUTICAL CORP.........    0.9%
                 VECTREN CORP........................    0.9%
                 NEW YORK COMMUNITY BANCORP, INC.....    0.8%

                       A $10,000 INVESTMENT COMPARED TO
                            THE RUSSELL 2000 INDEX

                                    [CHART]

                Loomis Sayles
               Small Cap Series         Russell 2000 Index

5/94              10,000                   10,000
12/94              9,676                   10,027
12/95             12,467                   12,879
12/96             16,292                   15,004
12/97             20,342                   18,359
12/98             19,995                   17,892
12/99             26,347                   21,695
12/00             27,731                   21,039
12/01             25,287                   21,562

-------------------------------------------------------------------------------
                             AVERAGE ANNUAL RETURN
-------------------------------------------------------------------------------

                                       LIPPER VARIABLE
                                          SMALL-CAP
                                         CORE FUNDS
                SMALL CAP RUSSELL 2000     AVERAGE
1 Year            -8.8%        2.5%          2.9%
3 Years            8.1         6.4           9.7
5 Years            9.2         7.5          10.1
Since Inception   12.9        10.5            --

-------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -1.3%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns, would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-81

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--98.0% OF TOTAL NET ASSETS


                                                      VALUE
  SHARES                                            (NOTE 1A)
           AEROSPACE & DEFENSE--1.6%
    81,900 Ametek Aerospace Products, Inc......... $  2,611,791
    98,500 Ladish, Inc. (b).......................    1,075,620
   135,400 United Defense Industries, Inc.........    2,850,170
                                                   ------------
                                                      6,537,581
                                                   ------------

           APPAREL & TEXTILES--1.1%
    77,100 Fossil, Inc. (b).......................    1,619,100
    34,000 Liz Claiborne, Inc.....................    1,691,500
    74,800 Russell Corp...........................    1,122,748
                                                   ------------
                                                      4,433,348
                                                   ------------

           AUTO PARTS--1.1%
    51,500 Gentex Corp. (b).......................    1,376,595
    53,900 Lear Corp. (b).........................    2,055,746
   104,700 Tower Automotive, Inc. (b).............      945,441
                                                   ------------
                                                      4,377,782
                                                   ------------

           BANKS--6.9%
    47,400 Astoria Financial Corp.................    1,254,204
    40,200 Boston Private Financial Holdings, Inc.      887,214
    58,700 CVB Financial Corp. (b)................    1,373,580
    26,600 City National Corp.....................    1,246,210
   147,400 Colonial Bancgroup, Inc. (b)...........    2,076,866
    73,712 Commercial Federal Corp................    1,732,232
    51,900 Downey Financial Corp..................    2,140,875
   106,900 East West Bancorp, Inc. (b)............    2,752,675
    67,375 First Midwest Bancorp, Inc.............    1,966,676
    58,200 Greater Bay Bancorp....................    1,663,356
    53,600 Mississippi Valley Bankshares, Inc.....    2,101,120
   151,550 New York Community Bancorp, Inc........    3,465,948
    59,400 Port Financial Corp....................    1,548,558
   171,270 Republic Bancorp, Inc. (b).............    2,372,090
    26,600 Wilmington Trust Corp..................    1,684,046
                                                   ------------
                                                     28,265,650
                                                   ------------

           BROADCASTING--2.3%
   194,500 Crown Media Holdings, Inc. (b).........    2,195,905
    46,300 Entercom Communications Corp. (b)......    2,315,000
    99,700 Radio One, Inc. (Class D) (b)..........    1,795,597
   105,700 Westwood One, Inc. (b).................    3,176,285
                                                   ------------
                                                      9,482,787
                                                   ------------

           BUILDING & CONSTRUCTION--0.5%
    86,100 Insituform Technologies, Inc. (b)......    2,202,438
                                                   ------------

           BUSINESS SERVICES--5.3%
    33,700 Administaff, Inc. (b)..................      923,717
    30,800 Arbitron, Inc. (b).....................    1,051,820

                                                 VALUE
  SHARES                                       (NOTE 1A)
           BUSINESS SERVICES--(CONTINUED)
    60,000 Armor Holdings, Inc. (b).......... $  1,619,400
    40,200 Career Education Corp. (b)........    1,378,056
    44,075 ChoicePoint, Inc. (b).............    2,234,162
    68,200 Corporate Executive Board Co. (b).    2,502,940
    60,200 Global Payments, Inc..............    2,070,880
    84,100 NCO Group, Inc. (b)...............    1,925,890
   146,000 Pegasus Systems, Inc. (b).........    2,073,200
   147,200 R. H. Donnelley Corp..............    4,276,160
    72,200 Viad Corp.........................    1,709,696
                                              ------------
                                                21,765,921
                                              ------------

           CHEMICALS--3.9%
    27,700 Applied Films Corp................      865,625
    27,600 Cabot Microelectronics Corp. (b)..    2,187,300
    45,600 Cambrex Corp. (b).................    1,988,160
    87,300 Ferro Corp........................    2,252,340
   275,500 Omnova Solutions, Inc.............    1,873,400
    90,900 Spartech Corp.....................    1,867,995
    51,800 The Scotts Co. (b)................    2,465,680
    64,500 Valspar Corp......................    2,554,200
                                              ------------
                                                16,054,700
                                              ------------

           COMMUNICATION SERVICES--4.1%
   119,600 A.H. Belo Corp....................    2,242,500
   111,100 ADVO, Inc. (b)....................    4,777,300
    16,300 Alamosa Holdings, Inc. (b)........      194,459
    48,000 Commonwealth Telephone
            Enterprises, Inc. (b)............    2,184,000
    53,200 Harte Hanks, Inc..................    1,498,644
   176,300 ITXC Corp. (b)....................    1,267,597
   105,900 John Wiley & Son..................    2,438,877
    58,900 Saga Communications (b)...........    1,219,230
    72,500 US Unwired, Inc. (b)..............      738,050
                                              ------------
                                                16,560,657
                                              ------------

           COMMUNICATIONS--0.8%
    50,900 Atwood Oceanics, Inc. (b).........    1,773,865
    76,600 Hydril Co. (b)....................    1,350,458
                                              ------------
                                                 3,124,323
                                              ------------

           COMPUTERS & BUSINESS EQUIPMENT--8.6%
    50,400 Adtran, Inc. (b)..................    1,286,208
    66,700 Advanced Digital Information Corp.    1,069,868
   112,800 Advanced Fibre Communications (b).    1,993,176
    59,300 Brooks Automation, Inc. (b).......    2,411,731
    59,200 C-COR.net Corp. (b)...............      862,544
    69,400 Concurrent Computer Corp. (b).....    1,030,590
    49,000 DSP Group, Inc. (b)...............    1,139,740

                See accompanying notes to financial statements.

                                    NEZF-82

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                         VALUE
  SHARES                                               (NOTE 1A)
           COMPUTERS & BUSINESS EQUIPMENT--(CONTINUED)
    55,800 Emulex Corp. (b).........................  $  2,204,658
    85,100 FEI Co. (b)..............................     2,681,501
   108,600 Globespan Virata, Inc....................     1,406,370
    90,800 Integrated Circuit Systems, Inc. (b).....     2,051,172
   447,500 Maxtor Corp. (b).........................     2,837,150
    95,700 Microsemi Corp. (b)......................     2,842,290
    46,500 NETIQ Corp. (b)..........................     1,639,590
    83,600 Oak Technology, Inc. (b).................     1,149,500
    82,800 Oni Systems Corp.........................       519,156
    54,600 Perot Systems Corp. (b)..................     1,114,932
    71,500 Photronics, Inc. (b).....................     2,241,525
    50,500 Polycom, Inc. (b)........................     1,720,535
   114,000 Silicon Storage Technology, Inc. (b).....     1,098,960
    90,900 SonicWall, Inc. (b)......................     1,767,096
                                                     -------------
                                                        35,068,292
                                                     -------------

           CONGLOMERATES--0.9%
   125,800 MCG Capital Corp.........................     2,239,240
    43,700 Marvell Technology Group, Ltd............     1,565,334
                                                     -------------
                                                         3,804,574
                                                     -------------

           CONSTRUCTION MATERIALS--0.3%
    48,200 Hanover Compressor Co. (b)...............     1,217,532
                                                     -------------

           DOMESTIC OIL--1.0%
    24,900 Evergreen Resources (b)..................       961,389
    94,800 Remington Oil Gas Corp. (b)..............     1,640,040
    32,800 Spinnaker Exploration Co. (b)............     1,350,048
                                                     -------------
                                                         3,951,477
                                                     -------------

           DRUGS & HEALTH CARE--12.1%
    39,600 Abgenix, Inc.............................     1,332,144
    32,800 Accredo Health, Inc. (b).................     1,302,160
    39,300 Alkermes, Inc............................     1,035,948
   100,000 Alpharma, Inc............................     2,645,000
    33,800 American Healthways, Inc. (b)............     1,079,572
    16,400 Angiotech Pharmaceuticals, Inc...........       913,808
    95,600 Beckman Coulter, Inc.....................     4,235,080
    23,700 Charles River Laboratories International,
            Inc.....................................       793,476
    52,600 Cooper Cos., Inc.........................     2,628,948
    61,900 DVI, Inc. (b)............................     1,064,680
    60,050 Exelixis, Inc. (b).......................       998,031
   204,100 Hooper Holmes, Inc.......................     1,826,695
    32,000 Integra LifeSciences Holdings Corp. (b)..       842,880
    32,100 KOS Pharmaceuticals, Inc. (b)............     1,110,660
   119,200 Manor Care, Inc. (b).....................     2,826,232
    53,000 Maximus, Inc. (b)........................     2,229,180
    55,900 Medicis Pharmaceutical Corp. (b).........     3,610,581

                                                       VALUE
  SHARES                                             (NOTE 1A)
           DRUGS & HEALTH CARE--(CONTINUED)
    24,200 Myriad Genetics, Inc. (b)............... $  1,273,888
    12,700 NPS Pharmaceuticals, Inc. (b)...........      486,410
    19,700 OSI Pharmaceuticals, Inc................      901,078
   132,300 Omnicare, Inc...........................    3,291,624
    42,600 Pharmaceutical Product Development,
            Inc. (b)...............................    1,376,406
    84,100 Steris Corp. (b)........................    1,536,507
   130,900 Sybron Dental Specialties (b)...........    2,824,822
    24,200 Trimeris, Inc. (b)......................    1,088,274
   156,000 Tularik, Inc. (b).......................    3,747,120
    60,700 Ventana Medical Systems, Inc. (b).......    1,373,034
    32,800 Wilson Greatbatch Technologies, Inc. (b)    1,184,080
                                                    ------------
                                                      49,558,318
                                                    ------------

           ELECTRIC UTILITIES--2.0%
   119,600 ALLETE, Inc.............................    3,013,920
    84,400 Alliant Corp............................    2,562,384
   138,100 Energy East Corp........................    2,622,519
                                                    ------------
                                                       8,198,823
                                                    ------------

           ELECTRICAL EQUIPMENT--1.9%
    43,100 Acuity Brands, Inc......................      521,510
   175,200 Artesyn Technologies, Inc. (b)..........    1,631,112
    49,600 Plexus Corp. (b)........................    1,317,376
    72,000 Power Integrations, Inc. (b)............    1,644,480
    90,500 Technitrol, Inc. (b)....................    2,499,610
                                                    ------------
                                                       7,614,088
                                                    ------------

           ELECTRONICS--1.4%
    55,100 Cree, Inc. (b)..........................    1,623,246
    26,800 Harman International Industries, Inc....    1,208,680
    33,000 Itron, Inc. (b).........................      999,900
    92,200 Kopin Corp. (b).........................    1,290,800
    34,200 Microtune, Inc. (b).....................      802,332
                                                    ------------
                                                       5,924,958
                                                    ------------

           FINANCIAL SERVICES--3.4%
    32,600 Affiliated Managers Group, Inc. (b).....    2,297,648
    70,500 American Capital Strategies, Ltd........    1,998,675
   101,200 Federated Investors, Inc. (Class B).....    3,226,256
    45,200 Financial Federal Corp. (b).............    1,412,500
    24,400 Investors Financial Services Corp.......    1,615,524
    25,200 Jeffries Group, Inc.....................    1,066,212
    88,600 Metris Cos., Inc........................    2,277,906
                                                    ------------
                                                      13,894,721
                                                    ------------

           FOOD & BEVERAGES--1.6%
    60,300 Corn Products International, Inc........    2,125,575

                See accompanying notes to financial statements.

                                    NEZF-83

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                       VALUE
  SHARES                                             (NOTE 1A)
           FOOD & BEVERAGES--(CONTINUED)
    58,100 Flowers Foods, Inc...................... $  2,319,352
    85,400 Ralcorp Holdings, Inc. (b)..............    1,938,580
                                                    ------------
                                                       6,383,507
                                                    ------------

           GAS & PIPELINE UTILITIES--3.5%
    66,300 AGL Resources, Inc......................    1,526,226
    54,800 American State Water Co.................    1,915,260
    78,700 MDU Resources Group, Inc................    2,215,405
    47,900 New Jersey Resources Corp...............    2,241,720
    74,300 Patterson-UTI Energy, Inc...............    1,731,933
    78,900 Sierra Pacific Resources (b)............    1,187,445
   145,600 Vectren Corp............................    3,491,488
                                                    ------------
                                                      14,309,477
                                                    ------------

           HEALTH CARE--2.1%
    29,300 Affymetrix, Inc.........................    1,106,075
    49,200 Priority Healthcare Corp. (Class B) (b).    1,731,348
   117,500 Quintiles Transnational Corp. (b).......    1,885,875
    21,900 Varian Medical Systems, Inc. (b)........    1,560,594
   121,300 Wright Medical Group, Inc...............    2,171,270
                                                    ------------
                                                       8,455,162
                                                    ------------

           HOTELS & RESTAURANTS--2.2%
    57,300 AFC Enterprises, Inc. (b)...............    1,626,747
    60,100 CEC Entertainment, Inc. (b).............    2,607,739
    83,500 Dover Downs Entertainment, Inc..........    1,277,550
    27,500 Fairmont Hotels Resorts, Inc............      657,250
    21,600 IHOP Corp. (b)..........................      632,880
    59,825 The Cheesecake Factory (b)..............    2,080,115
                                                    ------------
                                                       8,882,281
                                                    ------------

           HOUSEHOLD APPLIANCES & HOME
           FURNISHINGS--1.9%
    55,209 D.R. Horton, Inc........................    1,792,084
   118,100 Furniture Brands International, Inc. (b)    3,781,562
    42,100 Mohawk Industries, Inc. (b).............    2,310,448
                                                    ------------
                                                       7,884,094
                                                    ------------

           INDUSTRIAL MACHINERY--2.6%
    48,900 AptarGroup, Inc.........................    1,712,967
    60,200 Flowserve Corp. (b).....................    1,601,922
    51,400 Global Power Equipment Group, Inc.......      773,570
    70,800 Joy Global, Inc.........................    1,189,440
    81,600 Mueller Industries, Inc. (b)............    2,713,200
    61,000 Reliance Steel & Aluminum Co............    1,601,250
    22,800 Roper Industries, Inc...................    1,128,600
                                                    ------------
                                                      10,720,949
                                                    ------------

                                                     VALUE
  SHARES                                           (NOTE 1A)
           INSURANCE--3.1%
    92,300 American Financial Group, Inc......... $  2,265,965
    79,100 Amerus Group Co.......................    2,834,944
    88,800 Annuity & Life RE Holdings, Ltd.......    2,229,768
    26,000 Arthur J. Gallagher & Co..............      896,740
    40,800 Brown & Brown, Inc. (b)...............    1,113,840
    66,000 HCC Insurance Holdings, Inc...........    1,818,300
    50,600 Protective Life Corp..................    1,463,858
                                                  ------------
                                                    12,623,415
                                                  ------------

           INTERNET--0.6%
    46,400 Internet Security Systems, Inc........    1,487,584
    54,000 RSA Security, Inc.....................      942,840
                                                  ------------
                                                     2,430,424
                                                  ------------

           MINING--0.8%
    50,100 Penn Virginia Corp....................    1,708,410
    51,100 Quanex Corp...........................    1,446,130
                                                  ------------
                                                     3,154,540
                                                  ------------

           PAPER & FOREST--0.6%
    75,300 Boise Cascade Corp....................    2,560,953
                                                  ------------

           RAILROADS & EQUIPMENT--1.5%
    82,900 GATX Corp.............................    2,695,908
    53,500 US Freightways Corp...................    1,679,900
    66,500 Yellow Corp. (b)......................    1,669,150
                                                  ------------
                                                     6,044,958
                                                  ------------

           REAL ESTATE INVESTMENT TRUST--3.5%
    80,700 Bedford Property Investments, Inc. (b)    1,815,750
    91,600 CarrAmerica Realty Corp...............    2,757,160
   103,000 Corporate Office Properties Trust V...    1,222,610
    70,300 Glimcher Realty Trust.................    1,323,749
    97,400 Liberty Property Trust................    2,907,390
    80,300 Prentiss Properties Trust.............    2,204,235
   110,000 RFS Hotel Investors, Inc. (b).........    1,251,800
    64,100 Senior Housing Property Trust.........      891,631
                                                  ------------
                                                    14,374,325
                                                  ------------

           RETAIL--6.8%
    26,900 99 Cents Only Stores (b)..............    1,024,890
    41,400 Ann Taylor Stores Corp. (b)...........    1,449,000
   125,200 Casey's General Stores, Inc...........    1,865,480
    44,800 Charlotte Russe Holding, Inc..........      833,728
    96,700 Cole National Corp. (b)...............    1,600,385
    47,300 Hot Topic, Inc. (b)...................    1,484,747
    56,600 Hughes Supply, Inc....................    1,747,242

                See accompanying notes to financial statements.

                                    NEZF-84

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                VALUE
  SHARES                                      (NOTE 1A)
           RETAIL--(CONTINUED)
    73,200 Linens' n Things, Inc. (b)....... $  1,866,600
    89,500 Michaels Stores, Inc. (b)........    2,949,025
    30,800 O'Reilly Automotive, Inc. (b)....    1,123,276
   212,300 Pier 1 Imports, Inc..............    3,681,282
    29,400 Ross Stores, Inc.................      943,152
    44,100 Ruddick Corp.....................      705,159
   107,200 The Men's Wearhouse, Inc.........    2,213,680
   103,600 Zale Corp. (b)...................    4,338,768
                                             ------------
                                               27,826,414
                                             ------------

           SOFTWARE--8.0%
   264,700 Actuate Corp. (b)................    1,394,969
    67,300 Acxiom Corp. (b).................    1,175,731
    22,800 Advent Software, Inc. (b)........    1,138,860
    33,100 Black Box Corp. (b)..............    1,750,328
    26,400 Caci, Inc. (b)...................    1,042,404
   101,800 Electronics For Imaging, Inc. (b)    2,271,158
    50,600 MRO Software, Inc. (b)...........    1,183,028
    58,650 Manhattan Associates, Inc. (b)...    1,709,648
    49,300 Mcafee.com, Inc. (b).............    1,671,763
    89,400 Micromuse, Inc. (b)..............    1,341,000
    71,400 Moldflow Corp....................    1,022,448
    52,200 National Instruments Corp. (b)...    1,955,412
    63,900 Netegrity, Inc. (b)..............    1,237,104
    40,300 Overture Services, Inc...........    1,427,829
    49,300 Precise Software Solutions, Ltd..    1,018,538
    32,500 ProQuest Co. (b).................    1,102,075
    84,400 Progress Software Corp. (b)......    1,458,432
    82,400 Quest Software, Inc..............    1,821,864
    56,050 Stellent, Inc....................    1,656,838
    34,100 THQ, Inc. (b)....................    1,652,827
    40,800 Verity, Inc. (b).................      826,200
    51,900 WebEx Communications, Inc. (b)...    1,289,715
    27,400 Websense, Inc. (b)...............      878,718
    53,300 Witness Systems, Inc. (b)........      709,956
                                             ------------
                                               32,736,845
                                             ------------
           Total Common Stocks
            (Identified Cost $350,278,842)..  400,425,314

                                             ------------

SHORT TERM INVESTMENTS---2.3%

   FACE                                           VALUE
  AMOUNT                                        (NOTE 1A)
           COMMERCIAL PAPER--2.3%
$9,452,000 Tyco Capital Corp.
            1.620%, 01/02/02.................. $  9,451,575
                                               ------------
           Total Short Term Investments
            (Identified Cost $9,451,575) (a)..    9,451,575
                                               ------------
           Total Investments--100.3%
            (Identified Cost $359,730,417) (a)  409,876,889
           Other assets less liabilities......   (1,209,590)
                                               ------------
           TOTAL NET ASSETS--100%............. $408,667,299
                                               ============

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $361,810,261 for federal income tax purposes was as follows:

       Aggregate gross unrealized appreciation for all
        investments in which there is an excess of value
        over tax cost...................................... $57,168,135
       Aggregate gross unrealized depreciation for all
        investments in which there is an excess of tax cost
        over value.........................................  (9,101,507)
                                                            -----------
       Net unrealized appreciation......................... $48,066,628
                                                            ===========

(b)Non-income producing security.

                See accompanying notes to financial statements.

                                    NEZF-85

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

       ASSETS
         Investments at value..................            $409,876,889
         Cash..................................                   1,366
         Receivable for:
          Securities sold......................               4,525,496
          Fund shares sold.....................                 637,864
          Dividends............................                 363,408
                                                           ------------
           Total Assets........................             415,405,023
       LIABILITIES
         Payable for:
          Fund shares redeemed................. $  861,467
          Securities purchased.................  5,543,721
          Withholding taxes....................         83
         Accrued expenses:
          Management fees......................    305,702
          Service and distribution fees........        197
          Deferred trustees fees...............     15,126
          Other expenses.......................     11,428
                                                ----------
           Total Liabilities...................               6,737,724
                                                           ------------
       NET ASSETS..............................            $408,667,299
                                                           ============
         Net assets consist of:
          Capital paid in......................            $392,713,420
          Undistributed net investment income..                 409,305
          Accumulated net realized gains
           (losses)............................             (34,601,898)
          Unrealized appreciation
           (depreciation) on investments.......              50,146,472
                                                           ------------
       NET ASSETS..............................            $408,667,299
                                                           ============
       Computation of offering price:
       CLASS A
       Net asset value and redemption price
        per share ($406,524,800 divided
        by 2,293,472 shares of beneficial
        interest)..............................            $     177.25
                                                           ============
       CLASS E
       Net asset value and redemption price per
        share ($2,142,499 divided by 12,103
        shares of beneficial interest).........            $     177.03
                                                           ============
       Identified cost of investments..........            $359,730,417
                                                           ============

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

     INVESTMENT INCOME
       Dividends...............................            $  4,110,811(a)
       Interest................................                 834,758
                                                           ------------
                                                              4,945,569
     EXPENSES
       Management fees......................... $3,746,012
       Service and distribution fees--Class E..        432
       Trustees fees and expenses..............     23,559
       Custodian...............................    124,199
       Audit and tax services..................     20,429
       Legal...................................     20,377
       Printing................................    225,400
       Insurance...............................      7,695
       Miscellaneous...........................      7,967
                                                ----------
       Total expenses..........................               4,176,070
                                                           ------------
     NET INVESTMENT INCOME.....................                 769,499
                                                           ------------
     REALIZED AND UNREALIZED GAIN (LOSS)
     Realized gain (loss) on:
       Investments--net........................             (32,346,108)
     Unrealized appreciation (depreciation) on:
       Investments--net........................             (12,283,178)
                                                           ------------
     Net gain (loss)...........................             (44,629,286)
                                                           ------------
     NET INCREASE (DECREASE) IN NET ASSETS
      FROM OPERATIONS..........................            $(43,859,787)
                                                           ============

(a)Net of foreign taxes of $83

                See accompanying notes to financial statements.

                                    NEZF-86

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $    769,499  $    981,341
  Net realized gain (loss)..........................................  (32,346,108)   31,599,531
  Unrealized appreciation (depreciation)............................  (12,283,178)  (20,893,853)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (43,859,787)   11,687,019
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (1,209,242)      (10,584)
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                       (1,209,242)      (10,584)
                                                                     ------------  ------------
  Net realized gain
   Class A..........................................................  (31,241,788)   (3,937,402)
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                      (31,241,788)   (3,937,402)
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................  (32,451,030)   (3,947,986)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.   (1,460,421)  156,381,576
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (77,771,238)  164,120,609

NET ASSETS
  Beginning of the year.............................................  486,438,537   322,317,928
                                                                     ------------  ------------
  End of the year................................................... $408,667,299  $486,438,537
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $    409,305  $    930,510
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                                      YEAR ENDED               YEAR ENDED
                                                                  DECEMBER 31, 2001         DECEMBER 31, 2000
                                                               -----------------------  ------------------------
                                                                SHARES         $         SHARES          $
                                                               --------  -------------  ---------  -------------
CLASS A
  Sales.......................................................  622,013  $ 111,483,186  1,274,361  $ 276,982,420
  Reinvestments...............................................  188,013     32,451,030     18,953      3,947,986
  Redemptions................................................. (828,374)  (147,420,571)  (579,287)  (124,548,830)
                                                               --------  -------------  ---------  -------------
  Net increase (decrease).....................................  (18,348) $  (3,486,355)   714,027  $ 156,381,576
                                                               ========  =============  =========  =============
CLASS E
  Sales.......................................................   12,577  $   2,102,272          0  $           0
  Reinvestments...............................................        0              0          0              0
  Redemptions.................................................     (474)       (76,338)         0              0
                                                               --------  -------------  ---------  -------------
  Net increase (decrease).....................................   12,103  $   2,025,934          0  $           0
                                                               ========  =============  =========  =============
  Increase (decrease) derived from capital share transactions.   (6,245) $  (1,460,421)   714,027  $ 156,381,576
                                                               ========  =============  =========  =============

                See accompanying notes to financial statements.

                                    NEZF-87

NEW ENGLAND ZENITH FUND
LOOMIS SAYLES SMALL CAP SERIES

 FINANCIAL HIGHLIGHTS


                                                             CLASS A                         CLASS E
                                        ------------------------------------------------  --------------
                                                                                          MAY 1, 2001(A)
                                                     YEAR ENDED DECEMBER 31,                 THROUGH
                                        ------------------------------------------------   DECEMBER 31,
                                          2001      2000      1999      1998      1997         2001
                                        --------  --------  --------  --------  --------  --------------
NET ASSET VALUE, BEGINNING OF PERIOD... $ 210.41  $ 201.73  $ 153.52  $ 158.92  $ 144.29     $179.40
                                        --------  --------  --------  --------  --------     -------
INCOME FROM INVESTMENT OPERATIONS
 Net investment income.................     0.34      0.42      0.51      1.24      1.22        0.07
 Net realized and unrealized gain
   (loss) on investments...............   (19.28)    10.13     48.23     (4.01)    34.11       (2.44)
                                        --------  --------  --------  --------  --------     -------
 Total from investment operations......   (18.94)    10.55     48.74     (2.77)    35.33       (2.37)
                                        --------  --------  --------  --------  --------     -------
LESS DISTRIBUTIONS
 Distributions from net investment
   income..............................    (0.53)    (0.01)    (0.53)    (1.24)    (1.21)       0.00
 Distributions from net realized
   capital gains.......................   (12.67)    (1.86)     0.00     (1.32)   (19.49)       0.00
 Distributions in excess of net
   realized capital gains..............    (1.02)     0.00      0.00     (0.07)     0.00        0.00
                                        --------  --------  --------  --------  --------     -------
 Total Distributions...................   (14.22)    (1.87)    (0.53)    (2.63)   (20.70)       0.00
                                        --------  --------  --------  --------  --------     -------
NET ASSET VALUE, END OF PERIOD......... $ 177.25  $ 210.41  $ 201.73  $ 153.52  $ 158.92     $177.03
                                        ========  ========  ========  ========  ========     =======
TOTAL RETURN (%).......................     (8.8)      5.2      31.8      (1.7)     24.9        (1.3)(b)
Ratio of operating expenses to average
 net assets before expense reductions
 (%)...................................     1.00      0.96      1.00      1.00      1.00        1.15 (c)
Ratio of operating expenses to average
 net assets after expense reductions
 (%) (d)...............................     1.00      0.95        --        --        --        1.15 (c)
Ratio of net investment income to
 average net assets (%)................     0.18      0.22      0.34      0.88      0.97        0.27 (c)
Portfolio turnover rate (%)............      111       148       146       111        87         111
Net assets, end of period (000)........ $406,525  $486,439  $322,318  $238,589  $200,105     $ 2,142
The Ratios of operating expenses to
 average net assets without giving
 effect to the voluntary expense
 agreement would have been (%).........     1.00      0.95      1.10      1.10      1.14        1.15

(a)Commencement of operations.
(b)Periods less than one year are not computed on an annualized basis.
(c)Computed on an annualized basis.
(d)The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                    NEZF-88

NEW ENGLAND ZENITH FUND

 MFS INVESTORS TRUST SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM GROWTH OF CAPITAL WITH A SECONDARY OBJECTIVE TO SEEK REASONABLE CURRENT INCOME.

 INCEPTION DATE  4/30/99

 ASSET CLASS
 LARGE CAP STOCKS

NET ASSETS
$25 MILLION

PORTFOLIO MANAGER
JOHN LAUPHEIMER
MITCHELL DYNAN


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the MFS Investors Trust Series Class A shares returned -15.9% compared to a -11.9% return of the Standard & Poor's 500 Index(R)/10/. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Large Cap Core Fund average category,/5 /was -13.0%.

PORTFOLIO ACTIVITY
With most of the broader market averages posting double-digit losses for the second straight year, it's been one of the most difficult periods for equity investors in over 30 years. Some of the factors influencing stock prices over the past year were the terrorist attacks, the reduction in consumer and corporate spending, and the first recession in a decade. While all these factors are important to note, we think the primary reason stocks are down so dramatically this year is because earnings and earnings prospects for many companies are poor.

Despite this difficult environment, our primary objective remains to look for high-quality companies with superior growth characteristics whose stocks are selling at reasonable prices based on our in-house research. We remain committed to this approach, which is designed to try to outperform the broad U.S. equity market over time, but with less volatility. While we are always looking for stocks that we believe are trading at attractive valuations, we would describe ourselves, first and foremost, as growth investors. As a result, it was a difficult time to be a "growth at the right price" manager and many of the traditional growth stocks that we believed were trading at reasonable valuations performed poorly during the year. For example, Safeway, which was one of the larger positions in the portfolio, lost value despite posting healthy earnings growth and possessing what we believed were strong business fundamentals.

The other area that hurt us early in the year was healthcare. As we looked at the economy, we felt that economic activity would be relatively weak throughout this year. Given this environment, and based on our fundamental research, healthcare offered some of the best "growth at the right price" opportunities in the market. However, two things happened. First, the market didn't agree with us, as many investors weren't focused on this industry. Second, the industry was hurt by a slowdown in approvals for new drugs by the FDA. We saw this as an opportunity, so we maintained our large weighting in healthcare, and we actually added to it throughout the year. In recent months, our healthcare holdings were some of the better contributors to the Series performance.

The portfolio's second largest sector allocation is in financial services companies. In our view, these companies are attractively valued with strong balance sheets, and they offer a diversified way to take part in a future rebound in the capital markets.

PORTFOLIO OUTLOOK/11/
Our outlook remains cautious for 2002. Typically, the stock market recovers roughly six months before a recession ends, and we think the market may be in for a longer period of weak earnings before we see a recovery. However, we believe the Series is well positioned. We maintained our long term and valuation-sensitive orientation with a heavier concentration of diversified, high quality financial services companies and defensive health care stocks. At the same time, we have sizeable exposure to cyclical areas of the market such as technology, retailing, and media because we think these areas could lead the market once an economic recovery takes hold.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                            % OF TOTAL
          SECURITY                                          NET ASSETS
          ------------------------------------------------------------
          PFIZER, INC......................................    3.0%
          MICROSOFT CORP...................................    2.9%
          INTERNATIONAL BUSINESS MACHINES CORP.............    2.6%
          FEDERAL HOME LOAN MORTGAGE CORP..................    2.5%
          CITIGROUP, INC...................................    2.5%
          AMERICAN INTERNATIONAL GROUP, INC................    2.4%
          EXXONMOBIL CORP..................................    2.3%
          GENERAL ELECTRIC CO..............................    2.2%
          AMERICAN HOME PRODUCTS CORP......................    2.2%
          WAL-MART STORES, INC.............................    1.8%


                       A $10,000 INVESTMENT COMPARED TO
                               THE S&P 500 INDEX

                                    [CHART]

             MFS Investors
              Trust Series      S&P 500

      4/99       $10,000        $10,000
      12/99       10,284         11,100
      12/00       10,258         10,090
      12/01        8,625          8,892



--------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS
--------------------------------------------------------------------------------

                                                                  MFS           LIPPER VARIABLE
                                                               INVESTORS  S&P   LARGE CAP CORE
                                                                SERIES    500       AVERAGE
1 Year                                                           -15.9%  -11.9%      -13.0%
Since Inception                                                   -5.4    -4.3          --

--------------------------------------------------------------------------------

 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -10.4%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-89

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--93.3% OF TOTAL NET ASSETS



                                                                     VALUE
SHARES                                                             (NOTE 1A)
       AEROSPACE & DEFENSE--0.6%
   700 General Dynamics Corp...................................... $   55,748
   700 Northrop Grumman Corp......................................     70,567
   431 The Boeing Co..............................................     16,714
                                                                   ----------
                                                                      143,029
                                                                   ----------

       ALUMINUM--0.8%
 5,764 Alcoa, Inc.................................................    204,910
                                                                   ----------

       APPAREL & TEXTILES--0.2%
   848 NIKE, Inc. (Class B).......................................     47,692
                                                                   ----------

       AUTOMOBILES--0.1%
 1,860 Ford Motor Co..............................................     29,239
                                                                   ----------
       BANKS--6.4%
 5,682 Bank of America Corp.......................................    357,682
12,292 Citigroup, Inc.............................................    620,500
 2,358 Comerica, Inc..............................................    135,113
 4,092 FleetBoston Financial Corp.................................    149,358
 1,949 Mellon Financial Corp......................................     73,321
 1,310 SouthTrust Corp............................................     32,318
 1,350 US Bancorp.................................................     28,258
 4,763 Wells Fargo & Co...........................................    206,952
                                                                   ----------
                                                                    1,603,502
                                                                   ----------

       BIOTECHNOLOGY--0.2%
   676 Genzyme Corp. (b)..........................................     40,465
                                                                   ----------

       BUSINESS SERVICES--2.5%
 2,442 Automatic Data Processing, Inc.............................    143,834
   590 Avery Dennison Corp........................................     33,353
   841 Cendant Corp. (b)..........................................     16,492
 1,397 Concord EFS, Inc. (b)......................................     45,794
 3,919 First Data Corp............................................    307,445
 2,000 IMS Health, Inc............................................     39,020
 1,717 Waste Management, Inc......................................     54,789
                                                                   ----------
                                                                      640,727
                                                                   ----------

       CHEMICALS--1.2%
 1,749 Air Products & Chemicals, Inc..............................     82,046
   890 Dow Chemical Co............................................     30,064
   630 E. I. du Pont de Nemours...................................     26,781
 2,452 Praxair, Inc...............................................    135,473
   880 Rohm & Haas Co.............................................     30,475
                                                                   ----------
                                                                      304,839
                                                                   ----------

       COMMUNICATION SERVICES--5.3%
 9,023 AOL Time Warner, Inc.......................................    289,638
   670 Alltel Corp................................................     41,359
 1,290 BCE, Inc...................................................     29,412

                                                                     VALUE
SHARES                                                             (NOTE 1A)
       COMMUNICATION SERVICES--(CONTINUED)
 4,352 Clear Channel Communications (b)........................... $  221,561
   554 Comcast Corp. (b)..........................................     19,944
 1,200 Liberty Media Corp.........................................     16,800
   707 Reuters Group, Plc. (ADR)..................................     42,413
 6,360 SBC Communications, Inc....................................    249,121
 9,771 Viacom, Inc. (Class B) (b).................................    431,390
                                                                   ----------
                                                                    1,341,638
                                                                   ----------

       COMMUNICATIONS--4.0%
 5,390 Analog Devices, Inc. (b)...................................    239,262
   730 Ciena Corp. (b)............................................     10,446
12,370 Cisco Systems, Inc. (b)....................................    224,021
 4,004 Dell Computer Corp. (b)....................................    108,829
 1,290 EMC Corp. (b)..............................................     17,338
   558 Echostar Communications, Inc. (b)..........................     15,328
 2,190 GlobalSantaFe Corp.........................................     62,459
 7,070 Motorola, Inc..............................................    106,191
 5,394 Nokia Corp. (ADR)..........................................    132,315
 1,830 Qualcomm, Inc. (b).........................................     92,415
                                                                   ----------
                                                                    1,008,604
                                                                   ----------

       COMPUTERS & BUSINESS EQUIPMENT--4.7%
 2,820 Compaq Computer Corp.......................................     27,523
 5,326 International Business Machines Corp.......................    644,233
   507 LSI Logic Corp.............................................      8,000
   634 Lam Research Corp. (b).....................................     14,721
   650 Lexmark International, Inc. (b)............................     38,350
 1,540 Linear Technology Corp.....................................     60,122
   591 Micron Technology, Inc.....................................     18,321
 2,119 Novellus Systems, Inc......................................     83,595
 1,760 STMicroelectronics N.V. (ADR)..............................     55,739
 6,065 Sun Microsystems, Inc......................................     74,600
 5,832 Texas Instruments, Inc.....................................    163,296
                                                                   ----------
                                                                    1,188,500
                                                                   ----------

       CONGLOMERATES--4.0%
14,044 General Electric Co........................................    562,883
 7,454 Tyco International, Ltd....................................    439,041
                                                                   ----------
                                                                    1,001,924
                                                                   ----------

       COSMETICS & TOILETRIES--0.8%
 5,376 Gillette Co................................................    179,558
   913 The Estee Lauder Companies, Inc............................     29,271
                                                                   ----------
                                                                      208,829
                                                                   ----------

       DOMESTIC OIL--4.5%
 1,489 Anadarko Petroleum Corp....................................     84,650
   796 Apache Corp................................................     39,724
 3,931 BP Amoco, Plc. (ADR).......................................    182,831

                See accompanying notes to financial statements.

                                    NEZF-90

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                                     VALUE
SHARES                                                             (NOTE 1A)

       DOMESTIC OIL--(CONTINUED)
   650 ChevronTexaco Corp......................................... $   58,246
 1,230 Conoco, Inc................................................     34,809
   230 Devon Energy Corp..........................................      8,890
14,480 ExxonMobil Corp............................................    569,064
   890 Occidental Petroleum Corp..................................     23,612
 1,850 Schlumberger, Ltd..........................................    101,657
 1,071 Unocal Corp................................................     38,631
                                                                   ----------
                                                                    1,142,114
                                                                   ----------

       DRUGS & HEALTH CARE--10.0%
 1,381 Allergan, Inc..............................................    103,644
 2,820 Applera Corp. (b)..........................................    110,741
 5,330 Bristol-Myers Squibb Co....................................    271,830
 2,466 Cardinal Health, Inc.......................................    159,451
 5,302 Eli Lilly & Co.............................................    416,419
   655 Genentech, Inc.............................................     35,534
 2,700 Guidant Corp. (b)..........................................    134,460
 3,340 HCA Healthcare Co..........................................    128,724
   800 HealthSouth Corp...........................................     11,856
   627 McKesson Corp..............................................     23,450
 1,730 Merck & Co., Inc...........................................    101,724
19,056 Pfizer, Inc................................................    759,381
 1,840 Pharmacia Corp.............................................     78,476
 3,770 Schering-Plough Corp.......................................    135,004
   908 UnitedHealth Group, Inc....................................     64,259
                                                                   ----------
                                                                    2,534,954
                                                                   ----------

       ELECTRIC UTILITIES--1.4%
 1,430 Calpine Corp. (b)..........................................     24,010
 1,270 Dominion Resources, Inc....................................     76,327
 1,304 Duke Energy Co.............................................     51,195
   980 Dynegy, Inc................................................     24,990
 2,835 Exelon Corp................................................    135,740
   791 FirstEnergy Corp...........................................     27,669
   276 TXU Corp...................................................      6,900
                                                                   ----------
                                                                      346,831
                                                                   ----------

       ELECTRONICS--0.7%
   542 Agilent Technologies, Inc. (b).............................     15,452
 1,030 Flextronics International, Ltd. (b)........................     24,710
 3,309 Intel Corp.................................................    104,068
 1,360 JDS Uniphase Corp..........................................     11,805
   590 Maxim Integrated Products, Inc. (b)........................     30,981
                                                                   ----------
                                                                      187,016
                                                                   ----------

       FEDERAL AGENCIES--3.3%
 9,548 Federal Home Loan Mortgage Corp............................    624,439
 2,561 Federal National Mortgage Association......................    203,600
                                                                   ----------
                                                                      828,039
                                                                   ----------

                                                                     VALUE
SHARES                                                             (NOTE 1A)

       FINANCE & BANKING--0.5%
 2,459 State Street Corp.......................................... $  128,483
                                                                   ----------

       FINANCIAL SERVICES--3.3%
   928 American Express Co........................................     33,120
 2,490 Capital One Financial Corp.................................    134,336
 1,260 Goldman Sachs Group, Inc...................................    116,865
 2,426 Hartford Financial Services Group, Inc.....................    152,426
 3,428 Merrill Lynch & Co., Inc...................................    178,667
 2,813 Morgan Stanley Dean Witter & Co............................    157,359
 1,173 PNC Financial Services Group, Inc..........................     65,923
                                                                   ----------
                                                                      838,696
                                                                   ----------

       FOOD & BEVERAGES--2.2%
 4,805 Anheuser Busch Cos., Inc...................................    217,234
   680 Coca Cola Co...............................................     32,062
   330 Kellogg Co.................................................      9,933
   780 Kraft Foods, Inc...........................................     26,543
 5,279 PepsiCo, Inc...............................................    257,035
                                                                   ----------
                                                                      542,807
                                                                   ----------

       FOREIGN CORPORATE--2.7%
 1,302 Akzo Nobel NV, (EUR).......................................     58,123
11,458 Diageo, Plc., (GBP)........................................    130,762
   200 Fast Retailing Co., Ltd., (JPY)............................     17,800
 4,431 Jefferson Smurfit Group, Plc., (GBP).......................      9,619
    64 Muenchener Ruckverssicherungs AG, (EUR)....................     17,373
   397 Nestle S.A., (CHF).........................................     84,682
 1,694 Novartis AG, (CHF).........................................     61,244
 1,659 Sanofi-Synthelabo S.A., (EUR)..............................    123,753
 1,652 Syngenta AG, (CHF).........................................     85,606
   610 Total Fina S.A., (EUR).....................................     87,096
                                                                   ----------
                                                                      676,057
                                                                   ----------

       GAS & PIPELINE UTILITIES--1.1%
 2,705 El Paso Corp...............................................    120,670
   920 KeySpan Corp...............................................     31,878
 3,353 NiSource, Inc..............................................     77,320
 2,048 The Williams Companies, Inc................................     52,265
                                                                   ----------
                                                                      282,133
                                                                   ----------

       HEALTH CARE-PRODUCTS--4.3%
 8,845 American Home Products Corp................................    542,729
 4,931 Johnson & Johnson..........................................    291,422
 3,193 Procter & Gamble Co........................................    252,662
                                                                   ----------
                                                                    1,086,813
                                                                   ----------

                See accompanying notes to financial statements.

                                    NEZF-91

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                                     VALUE
SHARES                                                             (NOTE 1A)

       INDUSTRIAL MACHINERY--1.1%
  910  Caterpillar, Inc........................................... $   47,547
1,041  Danaher Corp...............................................     62,783
2,939  Deere & Co.................................................    128,317
1,020  Ingersoll-Rand Co..........................................     42,646
                                                                   ----------
                                                                      281,293
                                                                   ----------

       INSURANCE--5.0%
1,257  AFLAC, Inc.................................................     30,872
  910  Allstate Corp..............................................     30,667
7,731  American International Group, Inc..........................    613,841
1,070  CIGNA Corp.................................................     99,135
  770  Lincoln National Corp......................................     37,399
  460  Marsh & McLennan Cos., Inc.................................     49,427
  380  The Chubb Corp.............................................     26,220
5,976  The St. Paul Cos., Inc.....................................    262,765
1,578  UnumProvident Corp.........................................     41,833
  900  Xl Capital, Ltd............................................     82,224
                                                                   ----------
                                                                    1,274,383
                                                                   ----------

       INTERNET--0.1%
  660  Check Point Software Technologies, Ltd. (ADR)..............     26,327
                                                                   ----------

       LEISURE--0.2%
2,100  The Walt Disney Co.........................................     43,512
                                                                   ----------

       MEDICAL LABORATORIES--0.7%
3,347  Abbott Laboratories........................................    186,595
                                                                   ----------

       MINING--0.8%
1,749  Minnesota Mining & Manufacturing Co........................    206,749
                                                                   ----------

       NEWSPAPERS--0.7%
3,969  New York Times Co..........................................    171,659
                                                                   ----------

       PAPER & FOREST--0.9%
4,066  International Paper Co.....................................    164,063
1,199  Kimberly-Clark Corp........................................     71,700
                                                                   ----------
                                                                      235,763
                                                                   ----------

       PETROLEUM SERVICES--0.4%
2,841  Baker Hughes, Inc..........................................    103,611
                                                                   ----------

       PUBLISHING--1.1%
3,072  Gannett, Inc...............................................    206,531
  985  McGraw-Hill Cos, Inc.......................................     60,065
                                                                   ----------
                                                                      266,596
                                                                   ----------

                                                                      VALUE
SHARES                                                              (NOTE 1A)

       RAILROADS & EQUIPMENT--0.1%
   600 Burlington Northern Santa Fe Corp.......................... $    17,118
                                                                   -----------
       RETAIL--6.0%
 2,132 Costco Wholesale Corp. (b).................................      94,618
   589 Family Dollar Stores, Inc. (b).............................      17,658
   490 Home Depot, Inc............................................      24,995
 1,986 Lowe's Cos., Inc...........................................      92,170
 5,492 Safeway, Inc. (b)..........................................     229,291
 3,168 Sears Roebuck & Co.........................................     150,923
 1,418 Sysco Corp.................................................      37,180
 4,414 Target Corp................................................     181,195
 2,300 The Gap, Inc...............................................      32,062
 7,671 The Kroger Co. (b).........................................     160,094
 7,886 Wal-Mart Stores, Inc.......................................     453,839
 1,360 Walgreen Co................................................      45,778
                                                                   -----------
                                                                     1,519,803
                                                                   -----------

       SOFTWARE--4.8%
 2,231 Adobe Systems, Inc.........................................      69,273
 1,519 BMC Software, Inc. (b).....................................      24,866
11,066 Microsoft Corp. (b)........................................     733,122
16,194 Oracle Corp. (b)...........................................     223,639
   680 VeriSign, Inc. (b).........................................      25,867
 3,050 Veritas Software Corp. (b).................................     136,732
                                                                   -----------
                                                                     1,213,499
                                                                   -----------

       TELEPHONE--3.9%
 5,750 AT&T Corp..................................................     104,305
 6,483 AT&T Wireless Services, Inc................................      93,161
 6,800 BellSouth Corp.............................................     259,420
 3,269 Nortel Networks Corp.......................................      24,518
 4,778 Sprint Corp. (FON Group)...................................      95,942
 2,990 Sprint Corp. (PCS Group) (b)...............................      72,986
 6,875 Verizon Communications.....................................     326,287
                                                                   -----------
                                                                       976,619
                                                                   -----------

       TOBACCO--1.5%
 8,145 Philip Morris Cos., Inc....................................     373,448
                                                                   -----------

       TRANSPORTATION--0.5%
 2,706 Canadian National Railway Co. (ADR)........................     130,646
                                                                   -----------

       TRUCKING & FREIGHT FORWARDING--0.7%
 1,580 FedEx Corp.................................................      81,971
 1,684 United Parcel Service, Inc. (Class B)......................      91,778
                                                                   -----------
                                                                       173,749
                                                                   -----------
       Total Common Stocks (Identified Cost $23,257,097)..........  23,559,211
                                                                   -----------

                See accompanying notes to financial statements.

                                    NEZF-92

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 SHORT TERM INVESTMENTS--5.7%



   FACE                                                              VALUE
  AMOUNT                                                           (NOTE 1A)

           DISCOUNT NOTES--5.7%
$1,432,000 Federal Home Loan Mortgage 1.490%, 01/02/02........... $ 1,431,941
                                                                  -----------
           Total Short Term Investments (Identified Cost
            $1,431,941)..........................................   1,431,941
                                                                  -----------
           Total Investments--99.0% (Identified Cost $24,689,038)
            (a)..................................................  24,991,152
           Other assets less liabilities.........................     245,469
                                                                  -----------
           TOTAL NET ASSETS--100%................................ $25,236,621
                                                                  ===========

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized depreciation on investments based on cost of $25,309,582 for federal income tax purposes was as follows:

   Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost................. $ 578,765
   Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value.................  (897,195)
                                                                     ---------
   Net unrealized depreciation...................................... $(318,430)
                                                                     =========

(b) Non-income producing security.

Key to Abbreviations:
ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.
CHF--Swiss Franc
EUR--Euro Currency
GBP--Pound Sterling
JPY--Japanese Yen

                See accompanying notes to financial statements.

                                    NEZF-93

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

ASSETS
 Investments at value......................................          $24,991,152
 Cash......................................................              326,303
 Receivable for:
   Securities sold.........................................              509,824
   Fund shares sold........................................              124,693
   Dividends...............................................               19,632
   Foreign taxes...........................................                1,235
   Due from Investment Adviser.............................                8,202
                                                                     -----------
    Total Assets...........................................           25,981,041
LIABILITIES
 Payable for:
   Fund shares redeemed.................................... $ 55,059
   Securities purchased....................................  576,036
   Due to sub-custodian bank...............................   89,356
 Accrued expenses:
   Management fees.........................................    8,319
   Service and distribution fees...........................       75
   Deferred trustees fees..................................    3,505
   Other expenses..........................................   12,070
                                                            --------
    Total Liabilities......................................              744,420
                                                                     -----------
NET ASSETS.................................................          $25,236,621
                                                                     ===========
 Net assets consist of:
   Capital paid in.........................................          $28,481,022
   Undistributed net investment income.....................               69,858
   Accumulated net realized gains (losses).................           (3,615,809)
   Unrealized appreciation (depreciation) on investments
    and foreign currency...................................              301,550
                                                                     -----------
NET ASSETS.................................................          $25,236,621
                                                                     ===========
Computation of offering price:
CLASS A
Net asset value and redemption price per share
 ($24,506,473 divided by 2,860,799 shares of beneficial
 interest).................................................          $      8.57
                                                                     ===========
CLASS E
Net asset value and redemption price per share ($730,148
 divided by 85,199 shares of beneficial interest)..........          $      8.57
                                                                     ===========
Identified cost of investments.............................          $24,689,038
                                                                     ===========

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

INVESTMENT INCOME
 Dividends............................................              $   246,756 (a)
 Interest.............................................                   56,624
                                                                    -----------
                                                                        303,380
EXPENSES
 Management fees...................................... $   153,673
 Service and distribution fees--Class E...............         150
 Trustees fees and expenses...........................      13,567
 Custodian............................................      77,725
 Audit and tax services...............................      20,429
 Legal................................................         940
 Printing.............................................      10,993
 Insurance............................................         277
 Miscellaneous........................................       3,569
                                                       -----------
 Total expenses before reductions.....................     281,323
 Less expenses assumed by the investment adviser......     (96,274)     185,049
                                                       -----------  -----------
NET INVESTMENT INCOME.................................                  118,331
                                                                    -----------
REALIZED AND UNREALIZED GAIN (LOSS)
Realized gain (loss) on:
 Investments--net.....................................  (3,209,451)
 Foreign currency transactions--net...................      (5,565)  (3,215,016)
                                                       -----------
Unrealized appreciation (depreciation) on:............
 Investments--net.....................................    (286,811)
 Foreign currency transactions--net...................      (1,713)    (288,524)
                                                       -----------  -----------
Net gain (loss).......................................               (3,503,540)
                                                                    -----------
 NET INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS              $(3,385,209)
                                                                    ===========
(a) Net of foreign taxes of $3,687

                See accompanying notes to financial statements.

                                    NEZF-94

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

 STATEMENT OF CHANGES IN NET ASSETS



                                                                      YEAR ENDED   YEAR ENDED
                                                                     DECEMBER 31, DECEMBER 31,
                                                                         2001         2000
                                                                     ------------ ------------
FROM OPERATIONS
  Net investment income............................................. $   118,331  $    67,027
  Net realized gain (loss)..........................................  (3,215,016)    (178,651)
  Unrealized appreciation (depreciation)............................    (288,524)     155,118
                                                                     -----------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (3,385,209)      43,494
                                                                     -----------  -----------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................     (84,659)      (6,760)
   Class E..........................................................           0            0
                                                                     -----------  -----------
  TOTAL DISTRIBUTIONS...............................................     (84,659)      (6,760)
                                                                     -----------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.  10,284,095   11,544,429
                                                                     -----------  -----------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................   6,814,227   11,581,163

NET ASSETS
  Beginning of the year.............................................  18,422,394    6,841,231
                                                                     -----------  -----------
  End of the year................................................... $25,236,621  $18,422,394
                                                                     ===========  ===========
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $    69,858  $    42,256
                                                                     ===========  ===========

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                      YEAR ENDED              YEAR ENDED
                                                   DECEMBER 31, 2001       DECEMBER 31, 2000
                                                ----------------------  ----------------------
                                                 SHARES         $        SHARES         $
                                                ---------  -----------  ---------  -----------
CLASS A
 Sales......................................... 1,826,015  $16,392,270  1,577,722  $16,097,354
 Reinvestments.................................     9,103       84,659        659        6,760
 Redemptions...................................  (774,309)  (6,903,819)  (445,398)  (4,559,685)
                                                ---------  -----------  ---------  -----------
 Net increase (decrease)....................... 1,060,809  $ 9,573,110  1,132,983  $11,544,429
                                                =========  ===========  =========  ===========
CLASS E
 Sales.........................................    86,421  $   721,332          0  $         0
 Reinvestments.................................         0            0          0            0
 Redemptions...................................    (1,222)     (10,347)         0            0
                                                ---------  -----------  ---------  -----------
 Net increase (decrease).......................    85,199  $   710,985          0  $         0
                                                =========  ===========  =========  ===========
 Increase (decrease) derived from capital share
   transactions................................ 1,146,008  $10,284,095  1,132,983  $11,544,429
                                                =========  ===========  =========  ===========

                See accompanying notes to financial statements.

                                    NEZF-95

NEW ENGLAND ZENITH FUND
MFS INVESTORS TRUST SERIES

 FINANCIAL HIGHLIGHTS



                                                                                    CLASS A                  CLASS E
                                                                      -------------------------------     --------------
                                                                         YEAR ENDED     APRIL 30, 1999(A) MAY 1, 2001(A)
                                                                        DECEMBER 31,         THROUGH         THROUGH
                                                                      ----------------    DECEMBER 31,     DECEMBER 31,
                                                                       2001     2000          1999             2001
                                                                      -------  -------  ----------------- --------------
NET ASSET VALUE, BEGINNING OF PERIOD................................. $ 10.23  $ 10.26       $10.00           $ 9.56
                                                                      -------  -------       ------           ------
INCOME FROM INVESTMENT OPERATIONS
 Net investment income...............................................    0.05     0.04         0.02             0.01
 Net realized and unrealized gain (loss) on investments..............   (1.67)   (0.06)        0.26            (1.00)
                                                                      -------  -------       ------           ------
 Total from investment operations....................................   (1.62)   (0.02)        0.28            (0.99)
                                                                      -------  -------       ------           ------
LESS DISTRIBUTIONS
 Distributions from net investment income............................   (0.04)   (0.01)       (0.02)            0.00
                                                                      -------  -------       ------           ------
 Total distributions.................................................   (0.04)   (0.01)       (0.02)            0.00
                                                                      -------  -------       ------           ------
NET ASSET VALUE, END OF PERIOD....................................... $  8.57  $ 10.23       $10.26           $ 8.57
                                                                      =======  =======       ======           ======
TOTAL RETURN (%).....................................................   (15.9)    (0.2)         2.9 (b)        (10.4)(b)
Ratio of operating expenses to average net assets (%)................    0.90     0.90         0.90 (c)         1.05 (c)
Ratio of net investment income to average net assets (%).............    0.58     0.51         0.45 (c)         0.26 (c)
Portfolio turnover rate (%)..........................................      86       68           60 (c)           86
Net assets, end of period (000)...................................... $24,506  $18,422       $6,841           $  730
The Ratios of operating expenses to average net assets without giving
 effect to the voluntary expense agreement would have been (%).......    1.37     1.57         2.03 (c)         1.52 (c)

(a) Commencement of operations.
(b) Periods less than one year are not computed on an annualized basis.
(c) Computed on an annualized basis.

                See accompanying notes to financial statements.

                                    NEZF-96

NEW ENGLAND ZENITH FUND

 MFS RESEARCH MANAGERS SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS


 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM GROWTH OF CAPITAL.

 INCEPTION DATE 4/30/99

 ASSET CLASS
 LARGE CAP STOCKS

 NET ASSETS
 $43 Million

PORTFOLIO MANAGER
COMMITTEE OF MFS EQUITY RESEARCH ANALYSTS

PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the MFS Research Managers Series Class A shares returned -21.0%, underperforming its benchmark, the Standard & Poor's 500 Stock Index,(R)/10/ which returned -11.9% for the same time period. The average return of the Portfolio's peer group, the Lipper Variable Insurance Products Large Core Fund/5/ category, was -13.0% for the year.

PORTFOLIO ACTIVITY
Throughout 2001, U.S. equity markets continued to be plagued by weakness and volatility. The slowing economy, accompanied by a flood of disappointing company earnings announcements and then crippled by the terrorist attacks kept all of the major stock indexes highly volatile. Following the attacks, the U.S. equity markets were closed for the longest stretch since the Great Depression and posted significant declines after reopening. Despite the Federal Reserve Board's effort to provide emergency liquidity to the markets by cutting interest rates an unprecedented 11 times in 2001, the market remained volatile.

Amid this difficult environment, the largest detractors to performance included several underperforming holdings in technology and utilities & communications. After years of expansion, a combination of rising interest rates, high valuations, and rising energy prices stalled business and consumer demand. Recent conditions affected technology and telecommunications companies more than the rest of the market because many of them had been priced in expectation of uninterrupted business expansion. In anticipation of a slowdown in the global economy, we worked hard to identify stocks that we believed would continue to deliver attractive performance in a downturn, stocks such as EMC, Cisco, Comverse Technology and Qwest. Unfortunately, this did not translate to positive performance because these companies were punished along with the rest of the growth sector. We still believe technology and telecommunications stocks offer strong sources of earnings growth and should fare better when the economy improves. Other individual securities that hurt performance were CVS and Safeway.

On a more positive note, a significant contributor to performance was strong stock selection in the financial services sector. In particular, holdings in Bank of America, the Federal Home Loan Mortgage Corporation, and the Federal National Mortgage Association drove performance. Bank of America performed well as the company announced it was selling its unprofitable businesses and benefited from lower interest rates, spurring a surge in mortgage applications and re-financings. Other individual securities that helped performance included Microsoft, Sprint, General Dynamics, and IBM.

PORTFOLIO OUTLOOK/11/
We have seen a recent improvement in performance that we hope will carry over into 2002. We are relatively cautious about the economy. As a result, some of our biggest positions were in healthcare, particularly pharmaceutical stocks. We also still have big positions in oil companies and the financial services area. While we have been very conservative in our positioning, we will be looking to gradually transition the portfolio to be more aggressive in anticipation of a recovery in 2002. We will be looking at more cyclical names that are trading at low valuations. If we begin to see an improvement in business fundamentals and the earnings outlook for some of the beaten down technology and telecommunications stocks, we may gradually move into these sectors in an effort to capitalize on their aggressive growth potential.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                              % OF TOTAL
       SECURITY                                               NET ASSETS
       -----------------------------------------------------------------
       AMERICAN HOME PRODUCTS CORP...........................    2.8%
       EXXONMOBIL CORP.......................................    2.7%
       VIACOM, INC. (CLASS B)................................    2.6%
       PFIZER, INC...........................................    2.5%
       BANK OF AMERICA CORP..................................    2.3%
       ELI LILLY & CO........................................    2.3%
       FEDERAL HOME LOAN MORTGAGE CORP.......................    2.2%
       JOHNSON & JOHNSON.....................................    2.2%
       CITIGROUP, INC........................................    2.2%
       FEDERAL NATIONAL MORTGAGE ASSOCIATION.................    2.1%

              A $10,000 INVESTMENT COMPARED TO THE S&P 500 INDEX

                       [CHART]

                   MFS Research Managers    S&P 500 Index
                        Series

   4/99                 10,000                 10,000
   12/99                11,981                 11,100
   12/00                11,544                 10,090
   12/01                 9,125                  8,892




                            AVERAGE ANNUAL RETURNS
--------------------------------------------------------------------------------

                                                              LIPPER VARIABLE
                                                              LARGE CAP CORE
                                MFS RESEARCH MANAGERS S&P 500     AVERAGE
  1 Year                                -21.0%         -11.9%      -13.0%
  SinceInception                         -3.4           -4.3          --

--------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -14.4%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                    NEZF-97

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--95.1% OF TOTAL NET ASSETS


                                                                        VALUE
  SHARES                                                              (NOTE 1A)
           AEROSPACE & DEFENSE--0.9%
     4,000 Northrop Grumman Corp.................................... $   403,240
                                                                     -----------

           ALUMINUM--0.7%
     8,010 Alcoa, Inc...............................................     284,756
                                                                     -----------

           APPAREL & TEXTILES--0.8%
     6,100 NIKE, Inc. (Class B).....................................     343,064
                                                                     -----------

           AUTOMOBILES--1.2%
     9,060 Harley Davidson, Inc.....................................     492,048
                                                                     -----------

           BANKS--6.8%
    15,420 Bank of America Corp.....................................     970,689
    18,428 Citigroup, Inc...........................................     930,245
     2,400 Comerica, Inc............................................     137,520
    19,190 FleetBoston Financial Corp...............................     700,435
     6,480 SouthTrust Corp..........................................     159,862
                                                                     -----------
                                                                       2,898,751
                                                                     -----------

           BIOTECHNOLOGY--1.0%
     7,300 Genzyme Corp. (b)........................................     436,978
                                                                     -----------

           BROADCASTING--0.1%
     1,000 USA Networks, Inc. (b)...................................      27,310
                                                                     -----------

           BUSINESS SERVICES--0.8%
     5,600 Automatic Data Processing, Inc...........................     329,840
                                                                     -----------

           CHEMICALS--0.9%
     3,200 Air Products & Chemicals, Inc............................     150,112
     4,020 Praxair, Inc.............................................     222,105
                                                                     -----------
                                                                         372,217
                                                                     -----------

           COMMUNICATION SERVICES--6.2%
    10,680 AOL Time Warner, Inc.....................................     342,828
     7,500 Charter Communications, Inc..............................     123,225
    13,100 Clear Channel Communications (b).........................     666,921
    10,510 Comcast Corp. (b)........................................     378,360
    25,234 Viacom, Inc. (Class B) (b)...............................   1,114,081
                                                                     -----------
                                                                       2,625,415
                                                                     -----------

           COMMUNICATIONS--5.6%
    14,250 Analog Devices, Inc. (b).................................     632,557
    16,320 Ciena Corp. (b)..........................................     233,539
     9,700 Dell Computer Corp. (b)..................................     263,646
    13,200 Echostar Communications, Inc. (b)........................     362,604

                                                                    VALUE
SHARES                                                            (NOTE 1A)
       COMMUNICATIONS--(CONTINUED)
 7,721 GlobalSantaFe Corp....................................... $   220,203
20,200 Motorola, Inc............................................     303,404
 4,810 Qualcomm, Inc. (b).......................................     242,905
 9,330 SBA Communcations Corp. (b)..............................     121,477
                                                                 -----------
                                                                   2,380,335
                                                                 -----------

       COMPUTERS & BUSINESS EQUIPMENT--3.4%
46,170 Atmel Corp. (b)..........................................     340,273
13,760 Enterasys Networks, Inc..................................     121,776
 4,480 International Business Machines Corp.....................     541,901
 8,500 Linear Technology Corp...................................     331,840
 2,743 QLogic Corp..............................................     122,091
                                                                 -----------
                                                                   1,457,881
                                                                 -----------
       CONGLOMERATES--2.0%
14,400 Tyco International, Ltd..................................     848,160
                                                                 -----------

       COSMETICS & TOILETRIES--0.5%
 6,500 Gillette Co..............................................     217,100
                                                                 -----------

       DOMESTIC OIL--4.8%
 4,300 Anadarko Petroleum Corp..................................     244,455
 2,409 Apache Corp..............................................     120,161
 5,200 Devon Energy Corp........................................     200,980
 5,980 EOG Resources, Inc.......................................     233,878
 2,660 Equitable Resources, Inc.................................      90,626
29,608 ExxonMobil Corp..........................................   1,163,594
                                                                 -----------
                                                                   2,053,694
                                                                 -----------

       DRUGS & HEALTH CARE--7.5%
 1,200 Allergan, Inc............................................      90,060
11,220 Applera Corp. (b)........................................     440,609
 4,895 Cardinal Health, Inc.....................................     316,511
12,300 Eli Lilly & Co...........................................     966,042
 5,750 Guidant Corp. (b)........................................     286,350
26,915 Pfizer, Inc..............................................   1,072,563
                                                                 -----------
                                                                   3,172,135
                                                                 -----------

       ELECTRIC UTILITIES--1.3%
 9,800 Calpine Corp. (b)........................................     164,542
15,210 Dynegy, Inc..............................................     387,855
                                                                 -----------
                                                                     552,397
                                                                 -----------

       ELECTRICAL EQUIPMENT--1.1%
 3,300 SPX Corp. (b)............................................     451,770
                                                                 -----------

                See accompanying notes to financial statements.

                                    NEZF-98

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                                       VALUE
  SHARES                                                             (NOTE 1A)
           ELECTRONICS--1.4%
    17,178 Flextronics International, Ltd. (b)..................... $   412,100
     6,260 Intel Corp..............................................     196,877
                                                                    -----------
                                                                        608,977
                                                                    -----------

           FEDERAL AGENCIES--4.4%
    14,490 Federal Home Loan Mortgage Corp.........................     947,646
    11,410 Federal National Mortgage Association...................     907,095
                                                                    -----------
                                                                      1,854,741
                                                                    -----------

           FINANCIAL SERVICES--2.7%
     9,410 Capital One Financial Corp..............................     507,670
     1,500 Goldman Sachs Group, Inc................................     139,125
     3,400 Hartford Financial Services Group, Inc..................     213,622
     5,040 PNC Financial Services Group, Inc.......................     283,248
                                                                    -----------
                                                                      1,143,665
                                                                    -----------

           FOOD & BEVERAGES--1.1%
     7,930 Anheuser Busch Cos., Inc................................     358,515
     2,613 PepsiCo, Inc............................................     127,227
                                                                    -----------
                                                                        485,742
                                                                    -----------

           FOREIGN CORPORATE--5.0%
    28,909 BP Amoco, Plc., (GBP)...................................     224,429
    17,523 Diageo, Plc., (GBP).....................................     199,978
     2,700 Honda Motor Co., (JPY)..................................     107,786
    43,000 Jefferson Smurfit Group, Plc., (GBP)....................      93,345
     2,400 Novartis AG, (CHF)......................................      86,768
     4,010 Sanofi-Synthelabo S.A., (EUR)...........................     299,124
     5,555 Syngenta AG, (CHF)......................................     287,859
       500 Technip-Coflexip S.A., (EUR)............................      66,761
     2,910 Total Fina S.A., (EUR)..................................     415,490
     2,900 Unilever MV, (EUR)......................................     169,988
    62,418 Vodafone AirTouch, Plc., (GBP)..........................     163,111
                                                                    -----------
                                                                      2,114,639
                                                                    -----------

           GAS & PIPELINE UTILITIES--1.1%
    10,548 El Paso Corp............................................     470,546
                                                                    -----------

           HEALTH CARE--PRODUCTS--6.0%
    19,230 American Home Products Corp.............................   1,179,952
    15,900 Johnson & Johnson.......................................     939,690
     5,600 Procter & Gamble Co.....................................     443,128
                                                                    -----------
                                                                      2,562,770
                                                                    -----------

           HOTELS & RESTAURANTS--0.3%
     4,600 Starwood Hotels & Resorts Worldwide, Inc. (Class B).....     137,310
                                                                    -----------

                                                                       VALUE
  SHARES                                                             (NOTE 1A)
           INDUSTRIAL MACHINERY--2.1%
     4,100 Danaher Corp............................................. $  247,271
    10,420 Deere & Co...............................................    454,937
     2,600 Illinois Tool Works, Inc.................................    176,072
                                                                     ----------
                                                                        878,280
                                                                     ----------

           INSURANCE--7.5%
    10,900 ACE, Ltd.................................................    437,635
     9,430 AFLAC, Inc...............................................    231,601
     6,400 Allstate Corp............................................    215,680
    11,328 American International Group, Inc........................    899,443
     4,570 CIGNA Corp...............................................    423,410
     2,400 The Chubb Corp...........................................    165,600
     8,950 The St. Paul Cos., Inc...................................    393,532
     4,700 Xl Capital, Ltd..........................................    429,392
                                                                     ----------
                                                                      3,196,293
                                                                     ----------

           INVESTMENT BROKERAGE--0.5%
     4,400 Merrill Lynch & Co., Inc.................................    229,328
                                                                     ----------

           MINING--1.3%
     4,790 Minnesota Mining & Manufacturing Co......................    566,226
                                                                     ----------

           PAPER & FOREST--1.2%
     5,200 International Paper Co...................................    209,820
     3,700 Kimberly-Clark Corp......................................    221,260
     1,800 Willamette Industries, Inc...............................     93,816
                                                                     ----------
                                                                        524,896
                                                                     ----------

           RETAIL--7.3%
     5,600 Family Dollar Stores, Inc. (b)...........................    167,888
    13,600 Home Depot, Inc..........................................    693,736
     5,600 Lowe's Cos., Inc.........................................    259,896
    19,650 Safeway, Inc. (b)........................................    820,388
     7,000 Sears Roebuck & Co.......................................    333,480
    10,200 Target Corp..............................................    418,710
     7,000 Wal-Mart Stores, Inc.....................................    402,850
                                                                     ----------
                                                                      3,096,948
                                                                     ----------

           SOFTWARE--3.6%
    12,270 Comverse Technology, Inc.................................    274,480
    30,070 Oracle Corp. (b).........................................    415,267
     8,330 Rational Software Corp. (b)..............................    162,435
     8,800 Sungard Data Systems, Inc. (b)...........................    254,584
     5,930 VeriSign, Inc. (b).......................................    225,577
     4,544 Veritas Software Corp. (b)...............................    203,707
                                                                     ----------
                                                                      1,536,050
                                                                     ----------

                See accompanying notes to financial statements.

                                    NEZF-99

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                                   VALUE
SHARES                                                           (NOTE 1A)
       TELEPHONE--3.3%
22,633 AT&T Wireless Services, Inc............................. $   325,236
16,100 BellSouth Corp..........................................     614,215
23,410 Sprint Corp. (FON Group)................................     470,073
                                                                -----------
                                                                  1,409,524
                                                                -----------

       TRUCKING & FREIGHT FORWARDING--0.7%
 5,800 United Parcel Service, Inc. (Class B)...................     316,100
                                                                -----------
       Total Common Stocks (Identified Cost $42,343,795).......  40,479,126
                                                                -----------

Short Term Investments 4.4%

   FACE                                                                 VALUE
  AMOUNT                                                              (NOTE 1A)

           DISCOUNT NOTES--4.4%
$1,875,000 Federal Home Loan Mortgage 1.490%, 01/02/02.............. $ 1,874,922
                                                                     -----------
           Total Short Term Investments (Identified Cost $1,874,922)   1,874,922
                                                                     -----------
           Total Investments--99.5% (Identified Cost $44,218,717)
            (a).....................................................  42,354,048
           Other assets less liabilities............................     214,198
                                                                     -----------
           TOTAL NET ASSETS--100%................................... $42,568,246
                                                                     ===========

(a)Federal Tax Information:
   At December 31, 2001 the net unrealized depreciation on investments based on cost of $44,589,906 for federal income tax purposes was as follows:

   Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost................... $ 2,138,921
   Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value...................  (4,374,779))
                                                                       -----------
   Net unrealized depreciation........................................ $(2,235,858)
                                                                       ===========

(b) Non-income producing security.

Key to Abbreviations:
CHF--Swiss Franc
EUR--Euro Currency
GBP--Pound Sterling
JPY--Japanese Yen

                See accompanying notes to financial statements.

                                   NEZF-100

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

ASSETS
 Investments at value...................................          $ 42,354,048
 Cash...................................................               106,537
 Foreign cash at value (Identified cost $31,037)........                30,350
 Receivable for:
   Securities sold......................................               222,721
   Fund shares sold.....................................               143,152
   Dividends............................................                29,200
   Foreign taxes........................................                 2,603
   Due from Investment Adviser..........................                18,500
                                                                  ------------
    Total Assets........................................            42,907,111
LIABILITIES
 Payable for:
   Fund shares redeemed................................. $ 74,614
   Securities purchased.................................  234,816
   Withholding taxes....................................       73
 Accrued expenses:
   Management fees......................................   22,913
   Service and distribution fees........................       40
   Deferred trustees fees...............................    3,506
   Other expenses.......................................    2,903
                                                         --------
    Total Liabilities...................................               338,865
                                                                  ------------
NET ASSETS                                                        $ 42,568,246
                                                                  ============
 Net assets consist of:
   Capital paid in......................................          $ 58,351,795
   Undistributed net investment income..................                51,612
   Accumulated net realized gains (losses)..............           (13,969,916)
   Unrealized appreciation (depreciation) on
    investments and foreign currency....................            (1,865,245)
                                                                  ------------
NET ASSETS                                                        $ 42,568,246
                                                                  ============
Computation of offering price:
CLASS A
Net asset value and redemption price per share
 ($42,191,372 divided by 4,668,223 shares of
 beneficial interest)...................................          $       9.04
                                                                  ============
CLASS E
Net asset value and redemption price per share
 ($376,874 divided by 41,829 shares of beneficial
 interest)..............................................          $       9.01
                                                                  ============
Identified cost of investments..........................          $ 44,218,717
                                                                  ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

INVESTMENT INCOME
 Dividends.......................................               $   424,676 (a)
 Interest........................................                     64,451
                                                                ------------
                                                                     489,127
EXPENSES
 Management fees................................. $    352,183
 Service and distribution fees--Class E..........          107
 Trustees fees and expenses......................       14,196
 Custodian.......................................       79,988
 Audit and tax services..........................       20,429
 Legal...........................................        2,272
 Printing........................................       26,501
 Insurance.......................................          721
 Miscellaneous...................................        3,521
                                                  ------------
 Total expenses before reductions................      499,918
 Expense reductions..............................         (977)
 Less expenses assumed by the investment adviser.      (76,976)      421,965
                                                  ------------  ------------
NET INVESTMENT INCOME............................                     67,162
                                                                ------------
REALIZED AND UNREALIZED GAIN (LOSS)
Realized gain (loss) on:
 Investments--net................................  (13,473,948)
 Foreign currency transactions--net..............      (23,438)  (13,497,386)
                                                  ------------
Unrealized appreciation (depreciation) on:
 Investments--net................................    1,491,359
 Foreign currency transactions--net..............          312     1,491,671
                                                  ------------  ------------
Net gain (loss)..................................                (12,005,715)
                                                                ------------
NET INCREASE (DECREASE) IN NET ASSETS FROM
 OPERATIONS......................................               $(11,938,553)
                                                                ============

(a) Net of foreign taxes of $4,338

                See accompanying notes to financial statements.

                                   NEZF-101

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $     67,162  $    26,679
  Net realized gain (loss)..........................................  (13,497,386)     (16,643)
  Unrealized appreciation (depreciation)............................    1,491,671   (4,412,858)
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (11,938,553)  (4,402,822)
                                                                     ------------  -----------

FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................       (4,898)     (13,218)
   Class E..........................................................            0            0
                                                                     ------------  -----------
                                                                           (4,898)     (13,218)
                                                                     ------------  -----------
  Net realized gain
   Class A..........................................................     (450,593)           0
   Class E..........................................................            0            0
                                                                     ------------  -----------
                                                                         (450,593)           0
                                                                     ------------  -----------
  TOTAL DISTRIBUTIONS...............................................     (455,491)     (13,218)
                                                                     ------------  -----------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.    1,051,961   51,454,317
                                                                     ------------  -----------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (11,342,083)  47,038,277

NET ASSETS
  Beginning of the year.............................................   53,910,329    6,872,052
                                                                     ------------  -----------
  End of the year................................................... $ 42,568,246  $53,910,329
                                                                     ============  ===========

UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $     51,612  $    (5,390)
                                                                     ============  ===========

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                       YEAR ENDED                YEAR ENDED
                                                    DECEMBER 31, 2001        DECEMBER 31, 2000
                                                ------------------------  -----------------------
                                                  SHARES         $         SHARES         $
                                                ----------  ------------  ---------  ------------
CLASS A
 Sales.........................................  2,430,761  $ 24,234,645  4,980,772  $ 62,397,122
 Reinvestments.................................     44,525       455,491      1,033        13,218
 Redemptions................................... (2,477,652)  (24,008,171)  (884,946)  (10,956,023)
                                                ----------  ------------  ---------  ------------
 Net increase (decrease).......................     (2,366) $    681,965  4,096,859  $ 51,454,317
                                                ==========  ============  =========  ============
CLASS E
 Sales.........................................     42,533  $    376,060          0  $          0
 Reinvestments.................................          0             0          0             0
 Redemptions...................................       (704)       (6,064)         0             0
                                                ----------  ------------  ---------  ------------
 Net increase (decrease).......................     41,829  $    369,996          0  $          0
                                                ==========  ============  =========  ============
 Increase (decrease) derived from capital share
   transactions................................     39,463  $  1,051,961  4,096,859  $ 51,454,317
                                                ==========  ============  =========  ============

                See accompanying notes to financial statements.

                                   NEZF-102

NEW ENGLAND ZENITH FUND
MFS RESEARCH MANAGERS SERIES

 FINANCIAL HIGHLIGHTS



                                                                          CLASS A                  CLASS E
                                                            -------------------------------     --------------
                                                               YEAR ENDED     APRIL 30, 1999(A) MAY 1, 2001(A)
                                                              DECEMBER 31,         THROUGH         THROUGH
                                                            ----------------    DECEMBER 31,     DECEMBER 31,
                                                             2001     2000          1999             2001
                                                            -------  -------  ----------------- --------------
NET ASSET VALUE, BEGINNING OF PERIOD....................... $ 11.54  $ 11.98       $10.00           $10.52
                                                            -------  -------       ------           ------
INCOME FROM INVESTMENT OPERATIONS
 Net investment income.....................................    0.01     0.02         0.00             0.02
 Net realized and unrealized gain (loss) on investments....   (2.42)   (0.45)        1.98            (1.53)
                                                            -------  -------       ------           ------
 Total from investment operations..........................   (2.41)   (0.43)        1.98            (1.51)
                                                            -------  -------       ------           ------
LESS DISTRIBUTIONS
 Distributions from net investment income..................    0.00    (0.01)        0.00             0.00
 Distributions from net realized capital gains.............   (0.09)    0.00         0.00             0.00
                                                            -------  -------       ------           ------
 Total distributions.......................................   (0.09)   (0.01)        0.00             0.00
                                                            -------  -------       ------           ------
NET ASSET VALUE, END OF PERIOD............................. $  9.04  $ 11.54       $11.98           $ 9.01
                                                            =======  =======       ======           ======
TOTAL RETURN (%)...........................................   (21.0)    (3.6)        19.8 (b)        (14.4)(b)
Ratio of operating expenses to average net assets before
 expense reductions (%)....................................    0.90     0.90         0.90 (c)         1.05 (c)
Ratio of operating expenses to average net assets after
 expense reductions (%)(d).................................    0.90     0.90           --             1.05 (c)
Ratio of net investment income to average net assets (%)...    0.14     0.09        (0.06)(c)         0.08 (c)
Portfolio turnover rate (%)................................      98       83           84 (c)           98
Net assets, end of period (000)............................ $42,191  $53,910       $6,872           $  377
The Ratios of operating expenses to average net assets
 without giving effect to the voluntary expense agreement
 would have been (%).......................................    1.06     1.25         2.03 (c)         1.21 (c)

(a) Commencement of operations.
(b) Periods less than one year are not computed on an annualized basis.
(c) Computed on an annualized basis.
(d) The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                   NEZF-103

NEW ENGLAND ZENITH FUND

 WESTPEAK GROWTH AND INCOME SERIES

MANAGEMENT'S DISCUSSION AND ANALYSIS



 INVESTMENT OBJECTIVE
 TO ACHIEVE LONG-TERM TOTAL RETURN THROUGH INVESTMENT IN EQUITY SECURITIES.

 INCEPTION DATE 4/30/93

 ASSET CLASS
 LARGE CAP STOCKS

NET ASSETS
$301 MILLION

PORTFOLIO MANAGER
GERALD H. SCRIVER


PERFORMANCE AT-A-GLANCE
For the year ended December 31, 2001, the Westpeak Growth and Income Series Class A shares returned -13.9%, underperforming its benchmark, the Standard & Poor's 500 Stock Index(R),/10/ which returned -11.9% for the same time period. The average return of the Series' peer group, the Lipper Variable Insurance Products Multi-Cap Core Fund category,/5/ was -12.9% for the year.

The Series performance versus the benchmark can be attributed mostly to above-market exposure to stocks with high recent relative strength, which underperformed during the year, and below-market exposure to more volatile stocks, which outperformed, especially during the fourth quarter. Benefiting performance late in the year was an above-market weight in the Technology sector, which outperformed the benchmark during the fourth quarter.

PORTFOLIO ACTIVITY
Since the end of the second quarter, we have shifted the portfolio sector weighting. Namely, we reduced the portfolio's exposure in Energy from above-market weight to below, and in Services from above-market weight to neutral. Meanwhile we increased exposure to the Technology sector from neutral to above-market weight. We also reduced the magnitude of our underweight to the Interest Sensitive sector. Also, we shifted the capitalization bias of the portfolio from being smaller than the market average to slightly above.

PORTFOLIO OUTLOOK/11/
Although the U.S. economy has shown signs of bottoming, the extent and duration of the potential recovery remain unclear. Investing in companies with strong market positions and reasonable valuations appears prudent given the potential for volatility as the economy regains its footing. As always, strong risk control will help to maintain a steady course and mitigate the effect of negative surprises. We would expect investors to continue to drift gradually back to industries they had previously abandoned, especially within the Technology sector.

                             PORTFOLIO COMPOSITION

                     TOP HOLDINGS AS OF DECEMBER 31, 2001

                                                              % OF TOTAL
       SECURITY                                               NET ASSETS
       -----------------------------------------------------------------
       MICROSOFT CORP........................................    4.7%
       PFIZER, INC...........................................    4.2%
       INTEL CORP............................................    4.0%
       JOHNSON & JOHNSON.....................................    3.7%
       PROCTER & GAMBLE CO...................................    3.0%
       BANK OF AMERICA CORP..................................    3.0%
       MERCK & CO., INC......................................    3.0%
       VERIZON COMMUNICATIONS................................    2.9%
       CISCO SYSTEMS, INC....................................    2.8%
       PEPSICO, INC..........................................    2.4%

                       A $10,000 INVESTMENT COMPARED TO
                               THE S&P 500 INDEX

                                    [CHART]

             Westpeak Growth and    S&P 500 Index
                Income Series

      4/93       $10,000              $10,000
      12/93       11,424               11,136
      12/94       11,310               10,903
      12/95       15,435               14,659
      12/96       18,229               17,444
      12/97       24,327               22,505
      12/98       30,276               24,777
      12/99       33,102               29,294
      12/00       31,393               31,710
      12/01       27,021               29,927



--------------------------------------------------------------------------------
                            AVERAGE ANNUAL RETURNS

--------------------------------------------------------------------------------

                                                         LIPPER VARIABLE
                                                            MULTI-CAP
                                        GROWTH             VALUE FUNDS
                                      AND INCOME S&P 500     AVERAGE
        1 Year                          -13.9%    -11.9%      -12.9%
        3 Years                          -3.7      -1.0         2.8
        5 Years                           8.2      10.7         9.0
        Since inception                  12.2      13.9

--------------------------------------------------------------------------------
 The total non-annualized return of the Class E shares from their May 1, 2001 inception date through December 31, 2001 was -11.8%.
 Performance numbers are net of all Series expenses but do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.
 This information represents past performance and is not indicative of future results. Investment return and principal value may fluctuate so that shares, upon redemption, may be worth more or less than the original cost.

                See footnotes to Portfolio Manager Commentary.

                                   NEZF-104

NEW ENGLAND ZENITH FUND
WESTPEAK GROWTH AND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--99.0% OF TOTAL NET ASSETS



                                                                     VALUE
SHARES                                                             (NOTE 1A)
        AEROSPACE & DEFENSE--1.5%
 75,200 Honeywell International, Inc............................. $  2,543,264
 29,600 United Technologies Corp.................................    1,913,048
                                                                  ------------
                                                                     4,456,312
                                                                  ------------

        BANKS--7.9%
143,000 Bank of America Corp.....................................    9,001,850
110,166 Citigroup, Inc...........................................    5,561,180
157,600 National City Corp.......................................    4,608,224
180,000 SouthTrust Corp..........................................    4,440,600
                                                                  ------------
                                                                    23,611,854
                                                                  ------------

        BUSINESS SERVICES--5.2%
 56,900 Deluxe Corp..............................................    2,365,902
 69,300 Electronic Data Systems Corp.............................    4,750,515
 44,300 First Data Corp..........................................    3,475,335
 38,600 H&R Block, Inc...........................................    1,725,420
 22,700 Hotel Reservations Network, Inc. (b).....................    1,044,200
 57,600 Pitney Bowes, Inc........................................    2,166,336
                                                                  ------------
                                                                    15,527,708
                                                                  ------------

        COMMUNICATION SERVICES--1.7%
161,900 AOL Time Warner, Inc.....................................    5,196,990
                                                                  ------------

        COMMUNICATIONS--5.6%
467,000 Cisco Systems, Inc. (b)..................................    8,457,370
164,700 Dell Computer Corp. (b)..................................    4,476,546
 79,100 Qualcomm, Inc. (b).......................................    3,994,550
                                                                  ------------
                                                                    16,928,466
                                                                  ------------

        COMPUTERS & BUSINESS EQUIPMENT--4.0%
248,500 Hewlett Packard Co.......................................    5,104,190
 28,500 International Business Machines Corp.....................    3,447,360
 18,400 L-3 Communications Holdings, Inc. (b)....................    1,656,000
 63,500 UTStarcom, Inc...........................................    1,809,750
                                                                  ------------
                                                                    12,017,300
                                                                  ------------

        CONGLOMERATES--3.9%
163,000 General Electric Co......................................    6,533,040
 89,500 Tyco International, Ltd..................................    5,271,550
                                                                  ------------
                                                                    11,804,590
                                                                  ------------

        DOMESTIC OIL--4.0%
 22,000 ChevronTexaco Corp.......................................    1,971,420
 95,900 ExxonMobil Corp..........................................    3,768,870
200,300 Occidental Petroleum Corp................................    5,313,959
 25,100 Valero Energy Corp.......................................      956,812
                                                                  ------------
                                                                    12,011,061
                                                                  ------------

                                                                     VALUE
SHARES                                                             (NOTE 1A)
        DRUGS & HEALTH CARE--12.1%
 32,500 Amgen, Inc. (b).......................................... $  1,834,300
104,700 Bristol-Myers Squibb Co..................................    5,339,700
  8,900 Cardinal Health, Inc.....................................      575,474
 18,600 Eli Lilly & Co...........................................    1,460,844
 41,000 Hillenbrand Industries, Inc..............................    2,266,070
 52,600 Medtronic, Inc...........................................    2,693,646
151,800 Merck & Co., Inc.........................................    8,925,840
318,200 Pfizer, Inc..............................................   12,680,270
 12,200 Tenet Healthcare Corp. (b)...............................      716,384
                                                                  ------------
                                                                    36,492,528
                                                                  ------------

        ELECTRIC UTILITIES--1.8%
 61,500 American Electric Power, Inc.............................    2,677,095
 55,500 TXU Corp.................................................    2,616,825
                                                                  ------------
                                                                     5,293,920
                                                                  ------------

        ELECTRONICS--5.7%
 45,300 Agilent Technologies, Inc. (b)...........................    1,291,503
382,300 Intel Corp...............................................   12,023,335
 45,400 KLA-Tencor Corp. (b).....................................    2,250,024
 34,600 Technologies Data Corp. (b)..............................    1,497,488
                                                                  ------------
                                                                    17,062,350
                                                                  ------------

        FEDERAL AGENCIES--1.9%
 19,700 Federal Home Loan Mortgage Corp..........................    1,288,380
 55,500 Federal National Mortgage Association....................    4,412,250
                                                                  ------------
                                                                     5,700,630
                                                                  ------------

        FINANCIAL SERVICES--3.6%
 45,400 Countrywide Credit Industries, Inc.......................    1,860,038
114,300 John Hancock Financial Services, Inc.....................    4,720,590
123,400 MBNA Corp................................................    4,343,680
                                                                  ------------
                                                                    10,924,308
                                                                  ------------

        FOOD & BEVERAGES--5.0%
 24,700 Hershey Foods Corp.......................................    1,672,190
 30,200 McCormick & Co., Inc.....................................    1,267,494
109,300 Pepsi Bottling Group, Inc................................    2,568,550
148,900 PepsiCo, Inc.............................................    7,249,941
 36,800 Unilever N.V. (ADR)......................................    2,120,048
                                                                  ------------
                                                                    14,878,223
                                                                  ------------

        HEALTH CARE--PRODUCTS--7.0%
 11,900 AmerisourceBergen Corp...................................      756,245
190,600 Johnson & Johnson........................................   11,264,460
114,300 Procter & Gamble Co......................................    9,044,559
                                                                  ------------
                                                                    21,065,264
                                                                  ------------

                See accompanying notes to financial statements.

                                   NEZF-105

NEW ENGLAND ZENITH FUND
WESTPEAK GROWTH AND INCOME SERIES

INVESTMENTS AS OF DECEMBER 31, 2001

 COMMON STOCKS--(CONTINUED)


                                                                       VALUE
SHARES                                                               (NOTE 1A)
        HOTELS & RESTAURANTS--0.3%
 30,700 Wendy's International, Inc................................. $   895,519
                                                                    -----------

        HOUSEHOLD PRODUCTS--0.5%
 25,600 Colgate Palmolive Co.......................................   1,478,400
      1 Energizer Holdings, Inc. (b)...............................          19
                                                                    -----------
                                                                      1,478,419
                                                                    -----------

        INSURANCE--1.5%
 29,800 American International Group, Inc..........................   2,366,120
 13,700 Progressive Corp...........................................   2,045,410
                                                                    -----------
                                                                      4,411,530
                                                                    -----------

        LEISURE--0.3%
 59,000 Mattel, Inc................................................   1,014,800
                                                                    -----------

        MEDICAL LABORATORIES--0.6%
 32,400 Abbott Laboratories........................................   1,806,300
                                                                    -----------

        PAPER & FOREST--0.3%
 33,500 Georgia-Pacific Corp.......................................     924,935
                                                                    -----------

        RAILROADS & EQUIPMENT--0.9%
 79,000 CSX Corp...................................................   2,768,950
                                                                    -----------

        RETAIL--6.1%
 59,400 Albertsons, Inc............................................   1,870,506
117,400 Costco Wholesale Corp. (b).................................   5,210,212
133,500 Home Depot, Inc............................................   6,809,835
 47,700 Kohl's Corp................................................   3,359,988
 17,000 Wal-Mart Stores, Inc.......................................     978,350
                                                                    -----------
                                                                     18,228,891
                                                                    -----------

        SOFTWARE--8.2%
195,700 Computer Associates International, Inc.....................   6,749,693
 27,100 Electronic Arts, Inc. (b)..................................   1,624,645
211,500 Microsoft Corp. (b)........................................  14,011,875
 21,200 Nvidia Corp. (b)...........................................   1,418,280
 24,900 VeriSign, Inc. (b).........................................     947,196
                                                                    -----------
                                                                     24,751,689
                                                                    -----------

        TELEPHONE--7.7%
188,700 AT&T Wireless Services, Inc................................   2,711,619
147,400 BellSouth Corp.............................................   5,623,310
302,100 Sprint Corp. (FON Group)...................................   6,066,168
185,000 Verizon Communications.....................................   8,780,100
                                                                    -----------
                                                                     23,181,197
                                                                    -----------

                                                                      VALUE
SHARES                                                              (NOTE 1A)
       TOBACCO--1.7%
81,300 Philip Morris Cos., Inc.................................... $  3,727,605
43,000 UST, Inc...................................................    1,505,000
                                                                   ------------
                                                                      5,232,605
                                                                   ------------
       Total Common Stocks (Identified Cost $292,940,712).........  297,666,339
                                                                   ------------
 SHORT TERM INVESTMENTS--0.9%

   FACE
  AMOUNT

           REPURCHASE AGREEMENT--0.9%
$2,569,000 State Street Corp. Repurchase Agreement dated 12/31/01 at 0.850% to be repurchased at $2,569,121 on 01/02/02,
            collaterized by $2,380,000 U.S. Treasury Notes 6.625%
            due 05/15/07 with a value of $2,662,417...............    2,569,000
                                                                   ------------
           Total Short Term Investments (Identified Cost
            $2,569,000)...........................................    2,569,000
                                                                   ------------
           Total Investments--99.9% (Identified Cost $295,509,712)
            (a)...................................................  300,235,339
           Other assets less liabilities..........................      273,834
                                                                   ------------
           TOTAL NET ASSETS--100%................................. $300,509,173
                                                                   ============

(a) Federal Tax Information:
   At December 31, 2001 the net unrealized appreciation on investments based on cost of $295,801,184 for federal income tax purposes was as follows:

   Aggregate gross unrealized appreciation for all investments in which there is an excess of value over tax cost............ $ 19,899,127
   Aggregate gross unrealized depreciation for all investments in which there is an excess of tax cost over value............  (15,464,972)
                                                                   ------------
   Net unrealized appreciation.................................... $  4,434,155
                                                                   ============

(b) Non-income producing security.

Key to Abbreviations:
ADR--An American Depositary Receipt (ADR) is a certificate issued by a Custodian Bank representing the right to receive securities of the foreign issuer described. The value of ADRs is significantly influenced by trading on exchanges not located in the United States or Canada.

                See accompanying notes to financial statements.

                                   NEZF-106

NEW ENGLAND ZENITH FUND
WESTPEAK GROWTH AND INCOME SERIES


 STATEMENT OF ASSETS & LIABILITIES
DECEMBER 31, 2001

ASSETS
 Investments at value.....................................          $300,235,339
 Cash.....................................................                   620
 Receivable for:
   Securities sold........................................               717,347
   Dividends..............................................               320,792
                                                                    ------------
    Total Assets..........................................           301,274,098
LIABILITIES
 Payable for:
   Fund shares redeemed................................... $559,223
 Accrued expenses:
   Management fees........................................  175,125
   Service and distribution fees..........................      151
   Deferred trustees fees.................................   14,115
   Other expenses.........................................   16,311
                                                           --------
    Total Liabilities.....................................               764,925
                                                                    ------------
NET ASSETS................................................          $300,509,173
                                                                    ============
 Net assets consist of:
   Capital paid in........................................          $356,766,996
   Undistributed net investment income....................             1,387,595
   Accumulated net realized gains (losses)................           (62,371,045)
   Unrealized appreciation (depreciation) on investments..             4,725,627
                                                                    ------------
NET ASSETS................................................          $300,509,173
                                                                    ============
Computation of offering price:
CLASS A
Net asset value and redemption price per share (
 $298,982,447 divided by 1,910,349 shares of
 beneficial interest).....................................          $     156.51
                                                                    ============
CLASS E
Net asset value and redemption price per share (
 $1,526,726 divided by 9,769 shares of beneficial
 interest)................................................          $     156.28
                                                                    ============
Identified cost of investments............................          $295,509,712
                                                                    ============

 STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

INVESTMENT INCOME
 Dividends...........................................             $  4,415,288(a)
 Interest............................................                   87,942
                                                                  ------------
                                                                     4,503,230
EXPENSES
 Management fees..................................... $2,281,808
 Service and distribution fees--Class E..............        341
 Trustees fees and expenses..........................     20,547
 Custodian...........................................     77,476
 Audit and tax services..............................     20,429
 Legal...............................................     16,034
 Printing............................................    191,318
 Insurance...........................................      7,147
 Miscellaneous.......................................      3,718
                                                      ----------
 Total expenses before reductions....................  2,618,818
 Expense reductions..................................   (144,356)    2,474,462
                                                      ----------  ------------
NET INVESTMENT INCOME................................                2,028,768
                                                                  ------------
REALIZED AND UNREALIZED GAIN (LOSS)
Realized gain (loss) on:
 Investments--net....................................              (49,415,198)
Unrealized appreciation (depreciation) on:
 Investments--net....................................               (5,932,994)
                                                                  ------------
Net gain (loss)......................................              (55,348,192)
                                                                  ------------
NET INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS             $(53,319,424)
                                                                  ============

(a) Net of foreign taxes of $4,708

                See accompanying notes to financial statements.

                                   NEZF-107

NEW ENGLAND ZENITH FUND
WESTPEAK GROWTH AND INCOME SERIES

 STATEMENT OF CHANGES IN NET ASSETS


                                                                      YEAR ENDED    YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2001          2000
                                                                     ------------  ------------
FROM OPERATIONS
  Net investment income............................................. $  2,028,768  $  2,461,936
  Net realized gain (loss)..........................................  (49,415,198)  (11,862,448)
  Unrealized appreciation (depreciation)............................   (5,932,994)  (11,902,308)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS.................  (53,319,424)  (21,302,820)
                                                                     ------------  ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS
  Net investment income
   Class A..........................................................   (3,087,389)            0
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                       (3,087,389)            0
                                                                     ------------  ------------
  Net realized gain
   Class A..........................................................            0   (10,436,502)
   Class E..........................................................            0             0
                                                                     ------------  ------------
                                                                                0   (10,436,502)
                                                                     ------------  ------------
  TOTAL DISTRIBUTIONS...............................................   (3,087,389)  (10,436,502)
                                                                     ------------  ------------
  INCREASE (DECREASE) IN NET ASSETS FROM CAPITAL SHARE TRANSACTIONS.  (31,210,520)    2,326,027
                                                                     ------------  ------------
  TOTAL INCREASE (DECREASE) IN NET ASSETS...........................  (87,617,333)  (29,413,295)

NET ASSETS
  Beginning of the year.............................................  388,126,506   417,539,801
                                                                     ------------  ------------
  End of the year................................................... $300,509,173  $388,126,506
                                                                     ============  ============
UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT INCOME
  End of the year................................................... $  1,387,595  $  2,446,216
                                                                     ============  ============

OTHER INFORMATION:
CAPITAL SHARES

 At December 31, 2001 there was an unlimited number of shares of beneficial interest authorized, divided into two classes, Class A and Class E. Transactions in capital shares were as follows:

                                                      YEAR ENDED               YEAR ENDED
                                                   DECEMBER 31, 2001       DECEMBER 31, 2000
                                                ----------------------  -----------------------
                                                 SHARES        $         SHARES         $
                                                --------  ------------  --------  -------------
CLASS A
 Sales.........................................  369,484  $ 61,284,271   605,352  $ 115,677,933
 Reinvestments.................................   17,877     3,087,389    55,478     10,436,502
 Redemptions................................... (593,373)  (97,080,897) (648,081)  (123,788,408)
                                                --------  ------------  --------  -------------
 Net increase (decrease)....................... (206,012) $(32,709,237)   12,749  $   2,326,027
                                                ========  ============  ========  =============
CLASS E
 Sales.........................................   13,072  $  2,016,302         0  $           0
 Reinvestments.................................        0             0         0              0
 Redemptions...................................   (3,303)     (517,585)        0              0
                                                --------  ------------  --------  -------------
 Net increase (decrease).......................    9,769  $  1,498,717         0  $           0
                                                ========  ============  ========  =============
 Increase (decrease) derived from capital share
   transactions................................ (196,243) $(31,210,520)   12,749  $   2,326,027
                                                ========  ============  ========  =============

                See accompanying notes to financial statements.

                                   NEZF-108

NEW ENGLAND ZENITH FUND
WESTPEAK GROWTH AND INCOME SERIES

 FINANCIAL HIGHLIGHTS



                                                                       CLASS A                           CLASS E
                                                  ------------------------------------------------  -----------------

                                                               YEAR ENDED DECEMBER 31,               MAY 1, 2001(A)
                                                  ------------------------------------------------       THROUGH
                                                    2001      2000      1999      1998      1997    DECEMBER 31, 2001
                                                  --------  --------  --------  --------  --------  -----------------
NET ASSET VALUE, BEGINNING OF PERIOD............. $ 183.39  $ 198.49  $ 208.34  $ 179.98  $ 151.77       $177.17
                                                  --------  --------  --------  --------  --------       -------
INCOME FROM INVESTMENT OPERATIONS
 Net investment income...........................     1.06      1.16      1.78      1.30      1.37          0.14
 Net realized and unrealized gain (loss) on
   investments...................................   (26.45)   (11.28)    17.51     42.44     48.76        (21.03)
                                                  --------  --------  --------  --------  --------       -------
 Total from investment operations................   (25.39)   (10.12)    19.29     43.74     50.13        (20.89)
                                                  --------  --------  --------  --------  --------       -------
LESS DISTRIBUTIONS
 Distributions from net investment income........    (1.49)     0.00     (1.78)    (1.31)    (1.35)         0.00
 Distributions from net realized capital gains...     0.00     (4.98)   (27.36)   (14.07)   (20.57)         0.00
                                                  --------  --------  --------  --------  --------       -------
 Total distributions.............................    (1.49)    (4.98)   (29.14)   (15.38)   (21.92)         0.00
                                                  --------  --------  --------  --------  --------       -------
NET ASSET VALUE, END OF PERIOD................... $ 156.51  $ 183.39  $ 198.49  $ 208.34  $ 179.98       $156.28
                                                  ========  ========  ========  ========  ========       =======
TOTAL RETURN (%).................................    (13.9)     (5.2)      9.4      24.4      33.5         (11.8)(b)
Ratio of operating expenses to average net assets
 before expense reductions (%)...................     0.78      0.73      0.74      0.78      0.82         0.93 (c)
Ratio of operating expenses to average net assets
 after expense reductions (%) (d)................     0.74      0.70        --        --        --         0.89 (c)
Ratio of net investment income to average net
 assets (%)......................................     0.60      0.61      0.94      0.80      0.91         0.61 (c)
Portfolio turnover rate (%)......................      154       138       115       100        93           154
Net assets, end of period (000).................. $298,982  $388,127  $417,540  $281,557  $152,738       $ 1,527

(a)  Commencement of operations.
(b)  Periods less than one year are not computed on an annualized basis.
(c) Computed on an annualized basis.
(d) The Series has entered into arrangements with certain brokers who paid a portion of the Series expenses.

                See accompanying notes to financial statements.

                                   NEZF-109

NEW ENGLAND ZENITH FUND

 NOTES TO FINANCIAL STATEMENTS--DECEMBER 31, 2001



1. New England Zenith Fund (the "Fund") is organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated December 16, 1986 as amended. The Fund is registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), as an open-end management investment company.

Shares in the Fund are not offered directly to the general public and are currently available only to separate accounts established by Metropolitan Life Insurance Company ("MetLife"), New England Life Insurance Company ("NELICO"), General American Life Insurance Company, The MetLife Investors Group of Insurance Companies and other affiliated insurance companies ("the Insurance Companies"), as an investment vehicle for variable life insurance or variable annuity products, although not all Series are available to all such separate accounts. Each Series' shares may be divided into different classes. Currently the classes being offered by some or all portfolios are named Class A, Class B, and Class E. The classes of a given Series' shares are identical, except that certain additional charges (Rule 12b-1 fees) are made against Class B and Class E shares.

The Fund's Agreement and Declaration of Trust permits the issuance of an unlimited number of shares of beneficial interest, no par value, in separate series (each a "Series"), with shares of each Series representing interests in a separate portfolio of assets. Each Series of the Fund other than Harris Oakmark Mid Cap Value is diversified. Mid Cap Value is non-diversified.

The following is a summary of significant accounting policies followed by the Fund in the preparation of the Financial Statements of each Series. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

A. SECURITY VALUATION

   As permitted under Rule 2a-7 of the 1940 Act, and subject to certain conditions therein, the State Street Research Money Market Series employs the amortized cost method of security valuation which, the Fund's Board of Trustees (the "Board") has determined, approximates the fair market net asset value per share of the Series. The Board monitors the deviations between the Series' net asset value per share, as determined by using available market quotations, and its amortized cost price per share. If the deviation exceeds 1/2 of 1%, the Board will consider what action, if any, should be initiated.

   Debt securities (other than short term obligations with a remaining maturity of sixty days or less) are valued on the basis of valuations furnished by independent pricing services selected by the relevant adviser or subadviser pursuant to authorization of the Board. Short term obligations with a remaining maturity of sixty days or less are stated at amortized cost value which approximates fair market value. Equity securities traded on a national securities exchange or exchanges or the NASDAQ National Market System are valued at their last sale price on the principal trading market. Equity securities traded on a national securities exchange or exchanges or on the NASDAQ National Market System for which there is no reported sale during the day, are valued at the last reported bid price. Equity securities traded over-the-counter are valued at the last reported sales price. Other equity securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are valued at fair value as determined in good faith by the Series' adviser or subadviser acting under the supervision of the Board of Trustees, although the actual calculations may be made by a pricing service selected by the Series' adviser or subadviser and approved by the Board.

   Securities traded primarily on an exchange outside of the United States which closes before the close of the New York Stock Exchange generally will be valued at the last sales price on that non-U.S. exchange, except when an occurrence after closing of that exchange is likely to have materially changed such security's value as determined by a subadviser or adviser. The adviser or subadviser may value the security in good faith, acting under the supervision of the Board, although the actual calculations may be made by a pricing service selected by the relevant adviser or subadviser and approved by the Board.

                                   NEZF-110

NEW ENGLAND ZENITH FUND

B. FOREIGN CURRENCY TRANSLATION--The books and records of the Fund are maintained in U.S. dollars. The values of securities, currencies and other assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars based upon foreign exchange rates prevailing at the end of the period. Purchases and sales of investment securities, income and expenses are translated on the respective dates of such transactions. Since the values of investment securities are presented at the foreign exchange rates prevailing at the end of the period, it is not practical to isolate that portion of the results of operations arising from changes in exchange rates from that portion of the results of operations reflecting fluctuations arising from changes in market prices of the investment securities. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

   Net realized foreign exchange gains or losses arise from sales of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded by each Series and the U.S. dollar equivalent of the amounts actually received or paid by each Series. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, other than investment securities, resulting from changes in the exchange rate.

   FORWARD FOREIGN CURRENCY CONTRACTS--Certain Series may use foreign currency contracts to facilitate transactions in foreign securities and to manage the Series' currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell generally are used to hedge the Series' investments against currency fluctuations. Also, a contract to buy or sell can offset a previous contract. These contracts involve market risk in excess of the unrealized gain or loss reflected in the Series' Statements of Assets and Liabilities. The U.S. dollar value of the currencies the Series has committed to buy or sell is shown in the Schedules of Investments under the caption "Forward Currency Contracts Outstanding." This amount represents the aggregate exposure to each currency the Series has acquired or hedged through currency contracts at period end. Losses may arise from changes in the value of the foreign currency or if the counterparties do not perform under the contract's terms. The U.S. dollar value of forward foreign currency contracts is determined using forward currency exchange rates supplied by a quotation service.

   All contracts are "marked-to-market" daily at the applicable translation rates, and any gains or losses are recorded for financial statement purposes as unrealized until settlement date. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

C. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME--Security transactions are accounted for on the trade date. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. In determining gain or loss on securities sold, the cost of securities has been determined on the identified cost basis.

D. OPTIONS--Certain Series may use options to hedge against changes in values of securities the Series owns or expects to purchase. Writing puts or buying calls tends to increase the Series' exposure to the underlying instrument and writing calls or buying puts tends to decrease the Series' exposure to the underlying instrument, or hedge other Series investments.

   For options purchased to hedge the Series' investments, the potential risk to the Series is that the change in value of options contracts may not correspond to the change in value of the hedged instruments. In addition, losses may arise from changes in the value of the underlying instruments, if there is an illiquid secondary market, or if the counterparty is unable to perform. The maximum loss for purchased options is limited to the premium initially paid for the option. For options written by the Series, the maximum loss is not limited to the premium initially received for the option.

   Exchange traded options are valued at the last sale price, or if no sales are reported, the last bid price for purchased options and the last ask price for written options. Options traded over the counter are valued using prices supplied by dealers.

E. REPURCHASE AGREEMENTS--Each Series, through the custodian or a subcustodian, receives delivery of the underlying securities collateralizing repurchase agreements. It is the Fund's policy that the market value of the collateral be at

                                   NEZF-111

NEW ENGLAND ZENITH FUND
   least equal to 100% of the repurchase price in the case of a repurchase agreement of one day duration and 102% on all other repurchase agreements. Each Series' subadviser is responsible for determining that the value of the collateral is at all times at least equal to the repurchase price. In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines or if the seller enters an insolvency proceeding, realization of the collateral by the Series may be delayed or limited.

F. FEDERAL TAXES--Each Series, which is a separate taxable entity, intends to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute to its shareholders all of its taxable income and any net realized capital gains at least annually. Accordingly, no provision for federal income tax has been made.

G. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS--State Street Research Money Market Series dividends are declared daily to shareholders of record at the time and are paid monthly. Dividends and distributions are recorded by all other Series on the ex-dividend date. Net realized gains from security transactions are distributed at least annually to shareholders. The timing and characterization of certain income and capital gains distributions are determined in accordance with federal tax regulations which may differ from generally accepted accounting principles. Permanent book and tax basis differences relating to shareholder distributions will result in reclassification between under/over distributed net investment income, accumulated net realized gains/losses and paid in capital. These differences primarily relate to tax equalization, investments in mortgage backed securities and investments in foreign securities.

   At December 31, 2001 the following Series had capital loss carryovers expiring as shown below:

                                                                                                EXPIRING
                                                                                   -----------------------------------
SERIES                                                                   TOTAL       12/31/09    12/31/08    12/31/07
------                                                                ------------ ------------ ----------- ----------
State Street Research Bond Income Series............................. $  8,014,372 $          0 $ 7,487,270 $  527,102
Salomon Brothers Strategic Bond Opportunities Series.................    5,463,922            0           0  5,463,922
Salomon Brothers U.S. Government Series..............................      251,601            0           0    251,601
Balanced Series......................................................   16,170,838    7,456,224   8,714,614          0
Alger Equity Growth Series...........................................  139,163,770  139,163,770           0          0
Capital Growth Series................................................  182,288,949  173,812,802   8,476,147          0
Davis Venture Value Series...........................................   30,063,873   30,063,873           0          0
Harris Oakmark Mid Cap Value Series..................................    2,667,941            0      38,479  2,629,462
Loomis Sayles Small Cap Series.......................................   32,343,188   32,343,188           0          0
MFS Investors Series.................................................    2,995,264    2,846,681           0    148,583
MFS Research Managers Series.........................................   13,598,727   13,598,727           0          0
Westpeak Growth and Income Series....................................   62,079,572   49,448,513  12,631,059          0

H. EXPENSE REDUCTIONS--Certain portfolio trades were directed to brokers who paid a portion of the Series' expenses. Amounts paid for each Series are shown as Expense Reductions in the Statement of Operations of the respective Series.

                                   NEZF-112

NEW ENGLAND ZENITH FUND

I. CHANGE IN ACCOUNTING POLICY--The Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for its year beginning January 1, 2001. As required, the Fund began amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change has no impact on the total net assets of the affected Series of the Fund, but, as shown below, resulted in an increase in net unrealized appreciation and a corresponding (decrease) in accumulated undistributed net investment income based on securities held as of December 31, 2000.

                                                     NET UNREALIZED    ACCUMULATED
                                                     APPRECIATION/  UNDISTRIBUTED NET
SERIES                                               (DEPRECIATION) INVESTMENT INCOME
------                                               -------------- -----------------
State Street Research Bond Income Series............    $536,943        $(536,943)
Salomon Brothers Strategic Bond Opportunities Series      99,376          (99,376)
Salomon Brothers U.S. Government Series.............      15,337          (15,337)
MFS Total Return Series.............................      35,721          (35,721)
Balanced Series.....................................      74,961          (74,961)

   The effect of this change for the State Street Research Bond Income Series, the Salomon Brothers Strategic Bond Opportunities Series, the Salomon Brothers U.S. Government Series, the MFS Total Return Series and the Balanced Series for the year ended December 31, 2001, was to make the following reclassifications.

                                                     NET UNREALIZED                        NET
                                                     APPRECIATION/         NET        REALIZED GAIN/
SERIES                                               (DEPRECIATION) INVESTMENT INCOME     (LOSS)
------                                               -------------- ----------------- --------------
State Street Research Bond Income Series............   $(284,628)       $(541,358)       $825,986
Salomon Brothers Strategic Bond Opportunities Series       1,216         (128,112)        126,896
Salomon Brothers U.S. Government Series.............      68,690          (80,071)         11,381
MFS Total Return Series.............................      26,464          (78,623)         52,159
Balanced Series.....................................     (48,260)         (53,213)        101,473

2. For the year ended December 31, 2001, purchases and sales of securities (excluding short-term investments) for each of the Series were as follows:

                                                               PURCHASES                        SALES
                                                     ------------------------------ ------------------------------
SERIES                                               U.S. GOVERNMENT     OTHER      U.S. GOVERNMENT     OTHER
------                                               --------------- -------------- --------------- --------------
State Street Research Bond Income Series............  $518,637,482   $  396,222,839  $416,219,082   $  427,446,520
Salomon Brothers Strategic Bond Opportunities Series   159,607,000       82,257,073   161,645,180       68,923,140
Salomon Brothers U.S. Government Series.............   258,166,994                0   240,209,174                0
MFS Total Return Series.............................    67,939,614      185,297,540    62,120,462      200,797,636
Balanced Series.....................................    17,069,189       77,343,973    27,611,267       71,282,710
Alger Equity Growth Series..........................             0      735,547,001             0      795,560,911
Capital Growth Series...............................             0    3,433,510,670             0    3,561,978,882
Davis Venture Value Series..........................             0      306,566,457             0      177,181,856
Harris Oakmark Mid Cap Value Series.................             0      255,538,732             0       63,504,841
Loomis Sayles Small Cap Series......................             0      448,304,613             0      463,116,322
MFS Investors Trust Series..........................             0       26,103,222             0       16,581,043
MFS Research Managers...............................             0       46,859,910             0       44,736,476
Westpeak Growth and Income Series...................             0      512,578,760             0      543,482,373

                                   NEZF-113

NEW ENGLAND ZENITH FUND

3. MetLife Advisers, LLC ("MLA") acts as adviser to all of the Series. Separate advisory agreements for each Series provide for management fees payable by the Series as set forth below:

                               MANAGEMENT FEES EARNED   ANNUAL
                                     BY MLA FOR       PERCENTAGE               BASED ON
                                   THE YEAR ENDED     RATES PAID    SERIES AVERAGE DAILY NET ASSET
SERIES                           DECEMBER 31, 2001    TO ADVISER             VALUE LEVELS
------                         ---------------------- ---------- -------------------------------------
State Street Research Money
 Market Series................       $  907,448         0.350%   Of the first $1 billion
                                                        0.300%   Of the next $1 billion
                                                        0.250%   Of amounts in excess of $2 billion
State Street Research Bond
 Income Series................        1,289,312         0.400%   Of the first $1 billion
                                                        0.350%   Of the next $1 billion
                                                        0.300%   Of the next $1 billion
                                                        0.250%   Of amounts in excess of $3 billion
Salomon Brothers Strategic
 Bond Opportunities Series....          668,142         0.650%   Of all assets
Salomon Brothers U.S.
 Government Series............          428,527         0.550%   Of all assets
MFS Total Return Series.......          830,746         0.500%   Of all assets
Balanced Series...............        1,032,020         0.700%   Of the first $200 million
                                                        0.675%   Of amounts in excess of $200 million
Alger Equity Growth Series....        6,474,180         0.750%   Of the first $1 billion of all assets
                                                        0.700%   Of amounts in excess of $1 billion
Capital Growth Series (May 1,
 2001--December 31, 2001) (a).        5,554,311         0.700%   Of the first $200 million
                                                        0.650%   Of the next $300 million
                                                        0.600%   Of the next $1.5 billion
                                                        0.550%   Of amounts in excess of $2 billion
Davis Venture Value Series....        6,636,172         0.750%   Of the first $1 billion of all assets
                                                        0.700%   Of amounts in excess of $1 billion
Harris Oakmark Mid Cap Value
 Series.......................        1,828,530         0.750%   Of all assets
Loomis Sayles Small Cap Series        3,746,012         0.900%   Of the first $500 million
                                                        0.850%   Of amounts in excess of $500 million
MFS Investors Trust Series....          153,673         0.750%   Of all assets
MFS Research Managers Series..          352,183         0.750%   Of all assets
Westpeak Growth and Income
 Series.......................        2,281,808         0.700%   Of the first $200 million
                                                        0.650%   Of the next $1.3 billion
                                                        0.600%   Of amounts in excess of $1.5 billion

(a)Prior to May 1, 2001 the management fee payable by the Capital Growth Series had been paid entirely to Capital Growth Management Limited Partnership.

   Prior to May 1, 2001 the Capital Growth Series paid its adviser, Capital Growth Management Limited Partnership ("CGM"), an advisory fee at an annual rate of 0.70% of the first $200 million of average daily net assets, 0.65% of the next $300 million of such assets, 0.60% of the next $1.5 billion of such assets and 0.55% of such assets in excess of $2 billion. For advisory services rendered during the period from January 1, 2001 through April 30, 2001, CGM was paid at an average annual rate of 0.62% of the Capital Growth Series' average net assets, totaling $3,132,763. Effective May 1, 2001 MLA became the adviser and CGM became the subadviser to the Series.

   SUBADVISORY FEES. MLA has subcontracted day-to-day portfolio management responsibilities to each of the following subadvisers: State Street Research & Management Company ("State Street Research") for the State Street Research Bond Income and State Street Research Money Market Series; Salomon Brothers Asset Management Inc. for the Salomon Brothers Strategic Bond Opportunities and Salomon Brothers U.S. Government Series; Loomis, Sayles & Company, L.P. ("Loomis Sayles") for the Loomis Sayles Small Cap; Wellington Management Company, LLP for the Balanced Series; Fred Alger Management, Inc. ("Alger") for the Alger Equity Growth Series; Capital Growth Management Limited Partnership ("CGM") for the Capital Growth Series; Davis Advisors, ("Davis") for the Davis Venture Value Series; Harris Associates, L.P. ("Harris") for the Harris Oakmark Mid Cap Value Series; Massachusetts Financial Services Company ("MFS") for the MFS Investors Trust Series, MFS Total Return Series and MFS Research Managers Series; and Westpeak Investment Advisors, L.P. ("Westpeak")

                                   NEZF-114

NEW ENGLAND ZENITH FUND
for the Westpeak Growth and Income. Prior to July 1, 2001, Back Bay Advisors, L.P. served as subadvisor to Back Bay Advisors Money Market Series, Back Bay Advisors Bond Income Series and Back Bay Advisors Managed Series. Effective July 1, 2001, State Street Research became the subadvisor to two of those series and the names were changed to State Street Research Money Market Series and State Street Research Bond Income Series. Also effective July 1, 2001 MFS became the Subadviser of the Back Bay Advisors Managed Series which was renamed MFS Total Return Series. MLA, which acts as adviser to the Series, is a Delaware limited liability company. New England Life Holdings, Inc. ("NELHI"), a wholly-owned subsidiary of New England Life Insurance Company ("NELICO"), owns all of the voting interests in MLA. NELICO is an indirect wholly-owned subsidiary of MetLife. MetLife is wholly-owned by MetLife, Inc., a public company traded on the New York Stock Exchange. The members of MetLife Advisers, other than NELHI, include each insurance company the separate accounts of which invest in registered investment companies to which MetLife Advisers serves as investment adviser. Other than NELHI, each member's interest in MetLife Advisers entitles the member to share in the profit and loss of MetLife Advisers in proportion to the profit and loss of MetLife Advisers attributable to customers of that insurance company. MLA paid each sub-adviser as shown below for providing sub-advisory services to the Series:

                                                          FEES EARNED BY
                                                           SUBADVISERS
                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
      SERIES                                                   2001
      ------                                            ------------------
      Back Bay Advisors Money Market Series (January 1,
       2001--June 30, 2001)............................     $  145,727
      State Street Research Money Market Series (July
       1, 2001--December 31, 2001).....................        141,563
      Back Bay Advisors Bond Income Series (January 1,
       2001--June 30, 2001)............................        300,409
      State Street Research Bond Income Series (July 1,
       2001--December 31, 2001)........................        320,482
      Salomon Brothers Strategic Bond Opportunities
       Series..........................................        333,373
      Salomon Brothers U.S. Government Series..........        175,306
      Back Bay Advisors Managed Series (January 1,
       2001--June 30, 2001)............................        184,716
      MFS Total Return Series (July 1, 2001--December
       31, 2001).......................................        172,582
      Balanced Series..................................        455,436
      Alger Equity Growth Series.......................      3,321,539
      Capital Growth Series (May 1, 2001--December 31,
       2001)...........................................      3,196,675
      Davis Venture Value Series.......................      3,396,880
      Harris Oakmark Mid Cap Value Series..............      1,025,216
      Loomis Sayles Small Cap Series...................      1,827,394
      MFS Investors Trust Series.......................         81,959
      MFS Research Managers Series.....................        187,831
      Westpeak Growth and Income Series................      1,181,988

   SERVICE AND DISTRIBUTION FEES. The Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 for the Fund's Class B and Class E Shares. Under the Distribution Plan, the Class B and Class E shares of the Fund pay a fee to compensate the Insurance Companies (or their affiliates) and other broker-dealers and financial intermediaries involved in the offer and sale of Fund shares for promoting, selling, and servicing the Class B and Class E shares of the Series. The fee under the Distribution Plan for each applicable class of a Series' Shares is calculated as a percentage of that portfolio's average daily net assets that are attributable to that Class. Currently, the fee is 0.25% per year for the Class B shares and 0.15% per year for the Class E shares. Amounts paid by each Series for the year ended December 31, 2001 are shown as Service and distribution fees in the Statement of Operations of the respective Series.

   VOLUNTARY EXPENSE AGREEMENT. Pursuant to the voluntary expense agreement relating to Loomis Sayles Small Cap, MLA bears all the operating expenses (not including amortization of expenses, brokerage costs, interest, taxes or extraordinary expenses) allocable to each class of shares of the Series in excess of the percentage of the Series' average daily net assets allocable to the classes as follows, Class A 1.00% and Class E 1.15%. MLA may terminate this expense agreement at any time. The Loomis Sayles Small Cap Series expenses did not exceed the limitation for the year ended December 31, 2001.

   EXPENSE DEFERRAL ARRANGEMENT. Pursuant to an Expense Deferral Arrangement, relating to the, Harris Oakmark Mid Cap Value, Salomon Brothers U.S. Government, MFS Investors Trust and MFS Research Managers Series, MLA has agreed to

                                   NEZF-115

NEW ENGLAND ZENITH FUND
pay expenses allocable to each class of shares of the Series' (exclusive of any brokerage costs, interest, taxes or extraordinary expenses) in excess of the annual percentages of each Series' net assets allocable to each class as set forth below, subject to the obligation of each Series to repay MLA such expenses in future years, if any, when the Series' expenses fall below that percentage; however, no class of any Series is obligated to repay any expenses paid by MLA more than two years after the end of the fiscal year in which such expenses were incurred (three years for the MFS Investors Trust and MFS Research Managers Series).

MLA may terminate these expense arrangements at any time. If these expense arrangements were terminated, some of the Series would have higher expense ratios. For the year ended December 31, 2001, the maximum expense ratio for each Series after giving effect to the foregoing arrangements and the amounts of expenses deferred for each Series, are as follows:

                                                                             EXPENSES DEFERRED IN
                                                                   --------------------------------------
                                          MAXIMUM EXPENSE RATIO       1999           2000        2001
                                         UNDER CURRENT VOLUNTARY    -------        --------     -------
                                        EXPENSE DEFERRAL AGREEMENT (SUBJECT TO REPAYMENT UNTIL DECEMBER 31
                                        -------------------------  --------------------------------------
SERIES                                  CLASS A    CLASS B CLASS E    2001           2002        2003
------                                  -------    ------- -------  -------        --------     -------
Harris Oakmark Mid Cap Value Series....  0.90%      1.15%   1.05%      None        $ 70,400        None
MFS Investors Trust Series.............  0.90%       N/A    1.05%   $38,953(a)       87,655(b)  $96,274(c)
MFS Research Managers Series...........  0.90%       N/A    1.05%    39,708(a)      109,531(b)   76,976(c)
Salomon Brothers U.S. Government Series  0.70%       N/A    0.85%     7,595           5,975      19,128

(a) Subject to repayment until December 31, 2002.
(b) Subject to repayment until December 31, 2003.
(c) Subject to repayment until December 31, 2004.

For the year ended December 31, 2001 the amount of deferred expense recovered by MLA from each Series subject to the Expense Deferral Agreement is set forth below:

                                                                                DEFERRED EXPENSES
                                                                                RECOVERED BY MLA
                                                                                -----------------
                                                                                 FROM     FROM
SERIES                                                                           1999     2000
------                                                                          ----     -------
Harris Oakmark Mid Cap Value Series............................................ None    $70,400
MFS Investors Trust Series..................................................... None       None
MFS Research Managers Series................................................... None       None
Salomon Brothers U.S. Government Series........................................ None       None

4. The Fund does not pay any compensation to its officers or to any trustees who are directors, officers or employees of MetLife, NELICO, MLA or their affiliates, other than affiliated registered investment companies. Each other trustee receives a retainer fee at the annual rate of $22,000 and meeting fees of $3,500 for each meeting of the Board of Trustees attended. The chairmen of the Contract Review Committee and the Audit Committee receive an additional annual retainer fee of $6,000 and $4,000, respectively. These fees are allocated to the various Series and the New England Variable Annuity Fund I based upon a formula that takes into account among other factors, the relative net assets of each Series. Each trustee is also a manager of New England Variable Annuity Fund I. A deferred compensation plan is available to the trustees on a voluntary basis. Each participating trustee will receive deferred compensation in an amount equal to the value that such compensation would have had if it had been invested in the Series on the normal payment date. Deferred amounts remain in the Series until distributed in accordance with the plan.

5. SUBSEQUENT EVENTS. On December 19, 2002, the Board of Directors of the Fund approved the acquisition of the State Street Research Income Portfolio ("Income Portfolio") of the Metropolitan Series Fund, Inc. by the State Street Research Bond Income Series ("Bond Income Series") of the Fund and the acquisition of the State Street Research Money Market Portfolio ("Money Market Portfolio") of the Metropolitan Series Fund, Inc. by the State Street Research Money Market Series ("Money Market Series") of the Fund. On April 26, 2002, the shareholders of the Income Portfolio are expected to vote on a proposed Agreement and Plan of Reorganization providing for the acquisition of all the assets of the Income Portfolio by Bond Income Series in exchange for shares of Bond Income Series and the assumption by Bond Income Series of the liabilities of Income Portfolio and the shareholders of the Money Market Portfolio are expected to vote on a proposed Agreement and Plan of Reorganization providing for the acquisition of all the assets of the Money Market Portfolio by Money Market Series in exchange for shares of Money Market Series and the assumption by Money Market Series of the liabilities of Money Market Portfolio.

                                   NEZF-116

NEW ENGLAND ZENITH FUND

 REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of New England Zenith Fund:

We have audited the accompanying statements of assets and liabilities, including the portfolio of investments, of New England Zenith Fund (the "Fund") (comprising, the State Street Research Bond Income Series (formerly known as Back Bay Advisors Bond Income Series), Capital Growth Series, State Street Research Money Market Series (formerly known as Back Bay Advisors Money Market Series), MFS Total Return Series (formerly known as Back Bay Advisors Managed Series), Harris Oakmark Mid Cap Value Series, Westpeak Growth and Income Series, Loomis Sayles Small Cap Series, Balanced Series, Salomon Brothers U.S. Government Series, Salomon Brothers Strategic Bond Opportunities Series, Davis Venture Value Series, Alger Equity Growth Series, MFS Investors Trust Series and MFS Research Managers Series - the "Series") as of December 31, 2001, and the related statements of operations for the year then ended, changes in net assets for each of the two years then ended, and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the over financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Series constituting New England Zenith Fund as of December 31, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended and the financial highlights for the periods presented in conformity with accounting principals generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 15, 2002

                                   NEZF-117

NEW ENGLAND ZENITH FUND

 TRUSTEES AND OFFICERS (UNAUDITED)



Information about the Fund's Board of Trustees appears below. Each Trustee is responsible for overseeing all fourteen Series of the Fund. There is no limit to the term a Trustee may serve. The Fund's Statement of Additional Information has further information about the Trustees and is available without charge by calling (800) 356-5015.

INTERESTED TRUSTEES

Each Trustee below is an "interested person" (as defined by the Investment Company Act of 1940) in that each is an employee of MetLife, which is an affiliate of MLA, the investment adviser to the Fund.

                            CURRENT
                          POSITION(S) POSITION(S) PRINCIPAL OCCUPATIONS
NAME AND ADDRESS      AGE WITH FUND*  HELD SINCE* OVER PAST FIVE YEARS, INCLUDING OTHER DIRECTORSHIPS*
----------------      --- ----------- ----------- --------------------------------------------------------------------
Mary Ann Brown        49    Trustee      1999     Head of Individual Business Product Management, MetLife; President,
Metropolitan Life                                 New England Products and Services, New England Financial
Insurance Company                                 ("NEF"); Director, Chairman, Chief Executive Officer and President,
501 Boylston Street                               New England Pension and Annuity Company; Senior Vice President,
Boston, MA 02116                                  New England Life Holdings, Inc.; formerly, President and Chief
                                                  Executive Officer, Atlantic International Reinsurance Company.
Anne M. Goggin        53    Trustee      1995     Chief Counsel, Individual Business, MetLife enterprise; Director,
MetLife Advisers, LLC                             Chairman of the Board, President and Chief Executive Officer,
501 Boylston Street       Chairman of    1999     Metropolitan Series Fund, Inc. ("Met Series Fund") since 2002;
Boston, MA 02116           the Board              Senior Vice President and General Counsel, NEF; Chair of the Board
                                                  of Managers, President and Chief Executive Officer, MLA; Director,
                                                  New England Securities Corporation ("NES"); formerly, President,
                                                  General Counsel, Secretary and Clerk, NES, 1993-1999.

NON-INTERESTED TRUSTEES

Each Trustee below is not an "interested person" (as defined by the Investment Company Act of 1940).

                            CURRENT
                          POSITION(S) POSITION(S) PRINCIPAL OCCUPATIONS
NAME AND ADDRESS      AGE WITH FUND*  HELD SINCE* OVER PAST FIVE YEARS, INCLUDING OTHER DIRECTORSHIPS*
----------------      --- ----------- ----------- --------------------------------------------------------------------
Nancy Hawthorne       51    Trustee      1995     Chairman of the Board, WorldClinic (a distance medicine company);
60 Hyslop Road                                    Director, Perini Corporation (construction); Director, Avid
Brookline, MA 02146                               Technologies (computer software company); Director, CGU (property and casualty insurance company); Director, Beacon Power
                                                  Corporation (energy); formerly, Chief Executive Officer and
                                                  Managing Partner, Hawthorne, Krauss and Associates (corporate financial advisor); formerly, Chief Financial Officer and Executive
                                                  Vice President, Continental Cablevision, subsequently renamed
                                                  MediaOne (a cable television company).
Dale Rogers Marshall  65    Trustee      1995     President, Wheaton College; formerly, Academic Dean, Wellesley
Wheaton College                                   College.
26 East Main Street
Norton, MA 02766
John J. Arena         64    Trustee      1996     Formerly, Vice Chairman of the Board of Directors of Bay Banks, Inc.
330 Beacon Street                                 and President, Bay Banks Investment Management.
Boston, MA 02116
John W. Flynn         62    Trustee      1996     Formerly, Vice Chairman, Chief Financial Officer, Fleet Financial
791 Main Street                                   Group (banking).
Warren, RI 02885


                                   NEZF-118

NEW ENGLAND ZENITH FUND

                          CURRENT
                        POSITION(S) POSITION(S) PRINCIPAL OCCUPATIONS
NAME AND ADDRESS    AGE WITH FUND*  HELD SINCE* OVER PAST FIVE YEARS INCLUDING OTHER DIRECTORSHIPS*
----------------    --- ----------- ----------- ---------------------------------------------------------------
John T. Ludes       65    Trustee      1996     Formerly, Vice Chairman, President and Chief Operating Officer,
57 Water Street                                 American Brands (global conglomerate); formerly, President and
Marion, MA 02738                                CEO, Acushnet Company (athletic equipment).
Edward A. Benjamin  64    Trustee      1999     Director, Precision Optics Corporation (optics manufacturer);
71 Sierra Rosa Loop                             formerly, Partner, Ropes & Gray (law firm) until 1999.
Santa Fe, NM 87501

OFFICERS

                            CURRENT
                          POSITION(S) POSITION(S)
NAME AND ADDRESS      AGE WITH FUND*  HELD SINCE* PRINCIPAL OCCUPATIONS OVER PAST FIVE YEARS*
----------------      --- ----------- ----------- --------------------------------------------------------------------
John F. Guthrie, Jr.  58  Senior Vice    1995     Manager and Senior Vice President, MLA; Senior Vice President, Met
MetLife Advisers, LLC      President              Series Fund, since 2002; Vice President, NEF.
501 Boylston Street
Boston, MA 02116
Alan C. Leland        49  Senior Vice    1995     Chief Financial Officer and Treasurer, MLA; Senior Vice President,
MetLife Advisers, LLC      President              NEF
501 Boylston Street
Boston, MA 02116
Peter Duffy           46     Vice        2002     Senior Vice President, MLA, since December 1998; Vice President
MetLife Advisers, LLC      President     1998     and Treasurer, Met Series Fund, since 2002; Second Vice President,
501 Boylston Street        Treasurer              NEF; formerly, Senior Vice President, New England Funds, L.P.
Boston, MA 02116
Thomas M. Lenz        43     Vice        2002     Assistant General Counsel, MetLife; General Counsel and Secretary,
MetLife Advisers, LLC      President     1998     MLA, since December 1998; Vice President and Secretary, Met
501 Boylston Street                               Series Fund, since 2002; formerly, Vice President, State Street Bank
Boston, MA 02116           Secretary              and Trust Company.
David W. Allen        45  Senior Vice    2002     Head of Individual Life Product Management, MetLife; Senior Vice
Metropolitan Life          President              President, Met Series Fund, since 2002.
Insurance Company
501 Boylston Street
Boston, MA 02116
Hugh McHaffie         43  Senior Vice    2002     Senior Vice President, MetLife, since 1999; Senior Vice President,
Metropolitan Life          President              Met Series Fund; formerly, Vice President, Manufacturers Life North
Insurance Company                                 America.
501 Boylston Street
Boston, MA 02116
Thomas C. McDevitt    46     Vice        1995     Vice President, MLA; Vice President, Met Series Fund, since 2002.
MetLife Advisers, LLC      President
501 Boylston Street
Boston, MA 02116

* Previous positions during the past five years with the Fund, MetLife, MLA, Metropolitan Series Fund, Inc., New England Financial, New England Funds, L.P., or NES are omitted if not materially different. The Fund's trustees also serve as managers of New England Variable Fund I, for which NES acts as principal underwriter and Capital Growth Management Limited Partnership acts as investment adviser.

                                   NEZF-119

NEW ENGLAND ZENITH FUND

 SHAREHOLDER MEETING (UNAUDITED)



At a Special Meeting of Shareholders of the State Street Research Money Market Series and State Street Research Bond Income Series held on November 21, 2001 such shareholders voted for the following proposals:

                                                               FOR       AGAINST    ABSTAIN      TOTAL
                                                           ------------ ---------- ---------- ------------
1. That with respect to State Street Research Money Market $245,699,608 $3,642,313 $9,688,737 $259,000,658
   Series a new subadvisory agreement between METLIFE
   Advisers, LLC ("MLA") and State Street Research &
   Management Company ("State Street") is hereby
   approved.

1. That with respect to State Street Research Bond Income   317,275,216  6,117,510  9,948,756  333,341,482
   Series a new subadvisory agreement between MLA and
   State Street is hereby approved.

                                   NEZF-120

NEW ENGLAND ZENITH FUND

 FOOTNOTES TO PORTFOLIO MANAGER COMMENTARY




 (1) Lehman Brothers Aggregate Bond Index includes most obligations of the U.S. Treasury, agencies and quasi-federal corporations, most publicly issued investment grade corporate bonds and most bonds backed by mortgage pools of GNMA, FNMA and FHLMC. The index performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

 (2) Lehman Brothers Government/Credit Index is an unmanaged index of the market value of approximately 5,300 bonds with a face value currently in excess of $1.3 trillion. To be included in the Lehman Brothers Government/Corporate Bond Index, an issue must have amounts outstanding in excess of $25 million, have at least one year to maturity and be rated "Baa" or higher ("investment grade") by a nationally recognized rating agency. The index performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

 (3) Lehman Brothers Intermediate Government Bond Index includes most obligations of the U.S. Treasury, agencies and quasi-federal corporations having maturities of 1 to 10 years. The index performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

 (4) Lehman Brothers Intermediate Government/Credit Index is an unmanaged index of investment grade bonds issued by the U.S. Government and U.S. corporations having maturities between one and ten years. The index performance has not been adjusted for ongoing management, distributions and operating expenses and sales charges applicable to mutual fund investments.

 (5) Lipper Variable Products Fund Averages. Each of these is an average of the total return performance (calculated on the basis of net asset value) of funds with investment objectives similar to those of the subject Series as calculated by Lipper Analytical Services, an independent mutual fund ranking service.

 (6) Russell Midcap Index consists of 800 mid-capitalization stocks having an average market capitalization of $4.0 billion as of the latest reconstitution (May 31, 2001). The index performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

 (7) Russell Midcap Value Index measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values.

 (8) Russell 2000 Index(R) consists of 2000 small market capitalization stocks having an average market capitalization of $530 million as of the latest reconstitution (May 31, 2001). The index performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

 (9) Salomon Brothers High Yield Market Index measurers the performance of cash pay and deferred interest bonds.

(10) Standard & Poor's 500 Index(R) (S&P 500(R)) is an unmanaged index representing the performance of 500 major companies, most of which are listed on the New York Stock Exchange. The S&P 500 performance has not been adjusted for ongoing management, distribution and operating expenses and sales charges applicable to mutual fund investments.

(11) The views expressed in the Management's Discussion and Analysis, for each Series, are those of the Portfolio Manager as of December 31, 2001 and are subject to change based on market and other conditions. Information about a portfolio's holdings, asset allocation, industry allocation or country diversification is historical and is no indication of future portfolio composition, which will vary.

                                   NEZF-121

NEW ENGLAND ZENITH FUND

 ECONOMIC AND CAPITAL MARKET REVIEW: 2001



ECONOMY
The year opened with the U.S. economy already slowing and in danger of slipping into a recession for the first time in over ten years. In early January 2001, the Federal Reserve initiated the first of what would be a series of interest rate cuts throughout the year in an effort to lift the slumping economy. While capital spending within the corporate sector sank dramatically during 2000, the consumer sector had remained relatively buoyant and kept the economy afloat even into the first quarter of 2001. However, adverse factors continued to mount during the first half of 2001 to test the resolve of the consumer: the equity market's decline continued to erode the perceived wealth of millions of Americans, rising unemployment and massive layoffs raised concerns about their financial security, and the shrinking federal budget surplus foreshadowed tough decisions regarding tax and budget cuts. With the economy already teetering on the brink, the horrific terrorist attacks of September 11th most likely pushed it over the edge and into a recession. While the travel, insurance, and financial sectors were obviously impacted, all industries sensitive to the fluctuations in the economy were eventually affected as well.

Prior to the release of the preliminary fourth quarter Gross Domestic Product number in late January, economists and other "experts" were predicting that the economy would shrink 1.4% during the fourth quarter. Unexpectedly, due to a jump in government spending and a surprisingly strong consumer sector, the economy actually grew at a modest, but still positive real annualized rate of +0.2%. However, before we claim victory over recession, we should note the economy actually shrank on a "current dollar" basis, but because of a drop in the price deflator, the GDP was slightly positive on a "constant dollar" basis in which it is normally reported. In any case, the economy remains weak. For the entire year, the U.S. economy grew at real rate of only 0.1%. Other key economic statistics that show the extent of the deterioration of the economy over the year include: the 5.8% drop in Industrial Production, a decline of Capacity Utilization from 80% to 74%, the rise of the Unemployment Rate from 4.0% to 5.8%, the loss of nearly 2 million jobs, and the sharp drop in Consumer Confidence Index from 128.6 to 93.7. The virtual non-existence of inflation is also evidence of a very weak economy.

FIXED INCOME MARKET
In an environment of mostly declining interest rates, the broad bond market produced positive returns during 2001 as measured by the +8.4% return of the Lehman Brothers Aggregate Bond Index. The Federal Reserve Board initiated eleven rate cuts throughout the year that moved the Fed Funds Target Rate from 6.50% to a forty year low of 1.75%. These actions pushed short-term interest rates sharply lower as seen by the change in the Three Month Treasury Bill yield from 5.9% to 1.7%. However, at longer maturities, yields actually rose slightly, as seen by the rise in the yield of the Ten Year Treasury from 4.9% to 5.0%.

In a reversal from 2000, the investment grade credit sectors of Industrial and Yankee bonds produced superior total returns compared to the higher credit rated Government sectors of Treasuries and Agencies. However, investors did not embrace higher risk entirely, as the High Yield and Emerging Market sectors trailed all other sectors. Consistent with the uneven shift of the yield curve, bonds with short or intermediate maturities did better than bonds with longer maturities. Despite the weaker economy, the yield spreads between Treasury and investment grade corporate bonds were actually narrower at the end of the year than they were at the beginning. Many analysts believe that the worst is behind us and expect a recovery by the middle of 2002. Even though the spread between the High Yield sector and Treasuries narrowed, it still remains much wider than it was at the end of 1998.

                                    [CHART]

                           1 Years      3 Years        5 Years        10 Years
                         Annualized    Annualized    Annualized      Annualized
                       Total Return   Total Return   Total Return   Total Return
                       ------------   ------------   ------------   ------------

U.S. STOCKS                (11.9%)        (1.0%)        10.7%           12.9%
Standard & Poor's 500
Composite Stock Price
(S&P 500) Index

U.S. MID CAP STOCKS         (0.6%)         10.2%        16.1%           15.0%
Standard & Poor's
Mid Cap 400
(S&P 400) Index

U.S. SMALL CAP STOCKS        2.5%           6.4%         7.5%           11.5%
Russell 2000(R) Index

INTERNATIONAL STOCKS        (21.4%)        (5.1%)        0.9%            4.5%
MSCI EAFE(R) Index

U.S. BONDS                    8.4%          6.3%         7.4%            7.2%
Lehman Brothers
Aggregate Bond Index

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NEW ENGLAND ZENITH FUND

 ECONOMIC AND CAPITAL MARKET REVIEW: 2001 -- (CONTINUED)





DOMESTIC EQUITIES
Common stocks fell again in 2001. This was the first time since 1974 that equities have declined in two calendar years in a row. Declining corporate profits, prospects for a weaker economy, stock valuations perceived by many as still being too high, and of course the September 11th terrorist attacks were seen as the primary factors for the market decline. While the Standard & Poor's 500 Index finished the year with a -11.9% return, it was a seesaw year as stock investors vacillated between pessimism and optimism. The market declined 11.9% in the first quarter, rose 5.9% in the second, declined 14.7% in the third quarter, and finished the year with 10.7% rise in the final quarter of the year.

Small Cap stocks (Russell 2000 Small Cap Index: +2.5%) did much better than Large Cap Stocks (Russell 1000 Index: -12.5%). Stocks of the largest companies (Russell Top 200: Index: -14.6) did even worse. Value style stocks, although still negative, did better than Growth style stocks for the second year in a row. Investors also shifted their focus between growth and value styles throughout the year. Real Estate Investment Trusts and Consumer Cyclicals were the best performing sectors during the year, while Utilities and Technology were the weakest.

INTERNATIONAL EQUITIES
Foreign equities were also down for the year as economic growth and corporate profits stagnated outside the U.S. as well. Developed countries, as measured by the MSCI EAFE index, produced a -21.4% total return for the dollar-based investor for the year. Some of this decline can be attributed to the dollar's strength relative to most other currencies. Japan and Continental Europe were both down more than 20%, while the United Kingdom was down only 14%. As in the U.S., value stocks held up better than growth stocks within the foreign markets. Emerging market countries, led by strong positive growth in Asia, produced a modest positive return of 1.8%.

ECONOMIC OUTLOOK
Equity investors are hoping to build on a strong fourth quarter, but much will depend on the duration of the recession and the strength of any recovery. Weakness in the equity markets in early 2002 indicates that it will not be an easy or certain road. While the -4.9% change in the Lagging Economic Indicators Index over the course of the year confirms the weak economy in 2001, the +2.4% change in the Leading Economic Indicators Index over the same period may bode well for 2002. Most economists are predicting the economy will come out of the recession by the middle of 2002 and settle into a modest rate of growth by the year's end.

Prepared by MetLife Advisers, LLC

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